                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     [X]  Filed by the Registrant
     [ ]  Filed by a Party other than the Registrant

Check the appropriate box:

              [X] Preliminary Proxy Statement
              [ ] Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
              [ ] Definitive Proxy Statement
              [ ] Definitive Additional Materials
              [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                -----------------

                                EARTHCARE COMPANY
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

              [ ] No fee required.


              [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.


                  (1) Title of each class of securities to which transaction applies: Not applicable
                  (2) Aggregate number of securities to which transaction applies: Not Applicable
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                           $40,000,000
                  (4)      Proposed maximum aggregate value of transaction:
                           $40,000,000
                  (5)      Total fee paid: $8,000


              [X] Fee paid previously with preliminary materials:


              [ ] Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                                EARTHCARE COMPANY
                               14901 QUORUM DRIVE
                                    SUITE 200
                               DALLAS, TEXAS 75254


                                January __, 2002



To the Stockholders of EarthCare Company:


         You are cordially invited to attend a special meeting of the stockholders of EarthCare Company to be held on February __, 2002 at our offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254. The meeting will begin promptly at 10:00 a.m., local time.


         At the special meeting, we will ask you to approve: (1) the sale of our EarthLiquids division to USFilter Recovery Services (Mid-Atlantic), Inc., a Delaware corporation and a wholly owned subsidiary of United States Filter Corporation, and (2) an amendment to our Certificate of Incorporation to increase the number of authorized shares of EarthCare common stock.


         USFilter has agreed to purchase our EarthLiquids division for $35 million in cash, subject to adjustment, the assumption of certain liabilities and up to $5 million in contingent payments. USFilter will hold back approximately $3.8 million of the purchase price for 12 months after the closing of the sale to satisfy certain indemnification obligations, including indemnification for expenses related to compliance with environmental laws, should they arise.

         Our senior credit facility, as currently in effect, requires that we sell (1) our EarthLiquids and Solid Waste divisions by December 31, 2001, (2) our portable toilet line of business in New Jersey by April 30, 2002, and (3) the remaining components of our Liquid Waste division, which was formerly named our EarthAmerica division, by April 30, 2002. On January 8, 2002, we completed the sale of our Solid Waste division to General Waste Corporation, a private company wholly owned by the undersigned. We did not complete the sale of our EarthLiquids division by December 31, 2001. Our failure to sell any of these divisions by the stipulated dates will cause us to be in default under our senior credit facility. We have informed our senior lenders that we plan to complete the sale of our EarthLiquids division shortly after the special meeting of stockholders in February 2002. Our senior lenders have orally indicated that they will agree to waive the December 31, 2001 deadline to sell our EarthLiquids division. However, we cannot provide any assurance that our senior lenders will in fact agree to waive this deadline, and they may decide to pursue other courses of action, including accelerating the date for repayment of the amounts we owe under our senior credit facility.

         Because the sale of our EarthLiquids division will benefit certain of our officers and directors, our board of directors has formed a special committee consisting of two independent members of our board of directors to evaluate the fairness of, and approve or disapprove the terms and conditions of, the proposed EarthLiquids sale. Based on its review, the special committee has unanimously determined that the terms of the EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders. In making this determination, the special committee considered, among other things, an opinion received from Wm. H. Murphy & Co., Inc., the special committee's financial advisor, that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to us and our stockholders. Because we have been advised that the sale of our EarthLiquids division is considered under Delaware law a sale of substantially all of our assets, stockholder approval of the transaction is required pursuant to Delaware law.

         OUR BOARD OF DIRECTORS, TAKING INTO ACCOUNT THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS UNANIMOUSLY DETERMINED THAT THE EARTHLIQUIDS ASSET SALE IS FAIR TO AND IN THE BEST INTERESTS OF EARTHCARE AND OUR STOCKHOLDERS AND HAS APPROVED THE EARTHLIQUIDS STOCK AND ASSET PURCHASE AGREEMENT. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO SELL THE EARTHLIQUIDS DIVISION AND FOR THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.


         This proxy statement is dated January __, 2002 and is first being mailed to our stockholders on or about January __, 2002. We strongly encourage you to read this document carefully, including the section describing risk factors beginning on page 9.


         I strongly support the EarthLiquids transaction and the proposed amendment to our certificate of incorporation and join our board of directors in recommending that you vote in favor of these proposals.

                                       Sincerely,


                                       /s/  Donald F. Moorehead, Jr.
                                       -----------------------------
                                       Donald F. Moorehead, Jr.
                                       Chairman and
                                       Chief Executive Officer

                                EARTHCARE COMPANY

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY __, 2002

         A special meeting of the stockholders of EarthCare Company will be held at our offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254 on February __, 2002 at 10:00 a.m., local time, for the following purposes:

         (1) To consider and vote upon the proposed sale of our EarthLiquids division to USFilter Recovery Systems (Mid-Atlantic), Inc., a wholly-owned subsidiary of United States Filter Corporation, pursuant to the terms of a stock and asset purchase agreement, dated as of January __, 2002. The full text of the EarthLiquids stock and asset purchase agreement is included as Annex A to the attached proxy statement.


         (2) To consider and vote upon the proposed amendment to our Certificate of Incorporation to increase the number of shares of common stock that we have authority to issue from 70 million shares to 200 million shares. The amendment is more fully described in the attached proxy statement.

         (3) To consider and act upon any matters incidental to the foregoing and to transact such other business as may properly come before the meeting or any adjournment thereof.

         These proposals are more fully described in the proxy statement that accompanies this notice. You should read this document carefully.


         Only the holders of record of our common stock and preferred stock at the close of business on January 8, 2002 are entitled to notice of and to vote at the special meeting and any adjournment thereof. A list of stockholders as of the close of business on January 8, 2002 will be available at the special meeting for examination by any stockholder, his agent or his attorney.

                                       By Order of the Board of Directors,



                                       /s/ William W. Solomon, Jr.
                                       ---------------------------
                                       William W. Solomon, Jr.
                                       Assistant Secretary and
                                       Chief Financial Officer

Dallas, Texas
January __, 2002


                             YOUR VOTE IS IMPORTANT

ACCOMPANYING THIS NOTICE IS A PROXY CARD. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE SPECIAL MEETING.

                                EARTHCARE COMPANY

                               -------------------

                                 PROXY STATEMENT

                               -------------------


      This proxy statement is being furnished to you in connection with the solicitation of proxies on behalf of the EarthCare Company Board of Directors to be used at a special meeting to be held on February __, 2002 at 10:00 a.m. at our corporate offices located at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254 and any adjournment thereof.

         This proxy statement and the accompanying proxy card are being mailed to holders of our common stock on or about January __, 2002. Only stockholders of record as of the close of business on January 8, 2002 are entitled to notice of, and to vote at, the special meeting or any adjournment thereof. On January 9, 2002, we had outstanding 22,780,125 shares of common stock, par value $.0001, and 300,000 shares of Series A 10% Pay In Kind Dividend Convertible Preferred Stock, par value $.0001, which we sometimes refer to as "Series A preferred stock" in this proxy statement. Each common share is entitled to one vote. Each share of Series A preferred stock votes with our common stock on an "as converted" basis. Based on a conversion price of $0.30 as of December 28, 2001, the holders of the Series A preferred stock would be entitled to 1,000,000 votes. Shares cannot be voted at the special meeting unless the holder thereof is present or represented by proxy.


         ANY STOCKHOLDER EXECUTING THE ACCOMPANYING PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. SUCH REVOCATION MAY BE MADE IN PERSON AT THE SPECIAL MEETING OR BY WRITTEN NOTIFICATION TO THE SECRETARY OF EARTHCARE. EVERY PROPERLY SIGNED PROXY WILL BE VOTED, UNLESS PREVIOUSLY REVOKED, IF THE PROXY IS RETURNED TO EARTHCARE PROPERLY EXECUTED AND IN SUFFICIENT TIME TO PERMIT THE NECESSARY EXAMINATION AND TABULATION BEFORE A VOTE IS TAKEN.


         At the special meeting, stockholders will be asked to vote on a proposal to consider and vote upon the proposed sale of our EarthLiquids division to USFilter Recovery Systems (Mid-Atlantic), Inc., a wholly-owned subsidiary of United States Filter Corporation, and a proposal to amend our Certificate of Incorporation to increase the authorized number of shares of EarthCare common stock from 70 million to 200 million, and to transact such other business as may properly come before the special meeting or any adjournment thereof.

         Our address is 14901 Quorum Drive, Suite 200, Dallas, Texas 75254, our telephone number is (972) 858-6025, our fax number is (972) 858-6023 and our email address is bsolomon@earthcareus.com.

                                TABLE OF CONTENTS



                                                                                                               PAGE
                                                                                                               ----

Summary Term Sheet..............................................................................................1
Questions and answers about the proposals.......................................................................5
Risk factors....................................................................................................9
Special note regarding forward-looking statements..............................................................19
Selected historical financial data.............................................................................20
Unaudited pro forma financial data.............................................................................22
The special meeting............................................................................................26
Proposal one:  the EarthLiquids sale...........................................................................28
     Principal Parties to the EarthLiquids sale................................................................28
     Background of the EarthLiquids sale.......................................................................28
     Use of proceeds...........................................................................................39
     Recommendations of the special committee and the board of directors.......................................39
     Factors considered by the special committee...............................................................39
     Opinion of financial advisor..............................................................................42
     Interests in the EarthLiquids sale proposal that may differ from your interests...........................44
     The EarthLiquids stock and asset purchase agreement.......................................................46
     Certain tax consequences of the EarthLiquids sale.........................................................56
     Regulatory approvals......................................................................................56
     Dissenters' rights........................................................................................56
     Additional background.....................................................................................56
Proposal two:  amendment to EarthCare's Certificate of Incorporation...........................................65
EarthCare Company..............................................................................................69
     Properties................................................................................................69
     Market for EarthCare common stock and related stockholder matters.........................................71
     Capital stock ownership...................................................................................73
     Legal proceedings.........................................................................................74
     Related party transactions................................................................................74
     Changes in our certifying accountant......................................................................79
Who can help answer your questions.............................................................................80
Where you can find more information............................................................................80
Stockholder proposals..........................................................................................80
Other matters..................................................................................................81

Financial statements of EarthCare and the EarthLiquids division (including management's discussion and analysis of financial condition and results of operations)...................................F-1
EarthLiquids stock and asset purchase agreement...............................................................A-1
EarthLiquids fairness opinion.................................................................................B-1

                               SUMMARY TERM SHEET


         THIS SUMMARY TERM SHEET DESCRIBES THE MATERIAL TERMS OF THE SALE OF OUR EARTHLIQUIDS DIVISION TO USFILTER AND THE RELATED PROPOSAL FOR YOU TO CONSIDER AT THE SPECIAL MEETING AND PROVIDES REFERENCES TO OTHER PAGES OF THIS PROXY STATEMENT FOR YOU TO OBTAIN FURTHER INFORMATION. TO UNDERSTAND THE PROPOSED EARTHLIQUIDS TRANSACTION FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE EARTHLIQUIDS TRANSACTION, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY AND THE OTHER AVAILABLE INFORMATION REFERRED TO IN "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 80. THE EARTHLIQUIDS STOCK AND ASSET PURCHASE AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A. WE ENCOURAGE YOU TO READ THE EARTHLIQUIDS STOCK AND ASSET PURCHASE AGREEMENT IN ITS ENTIRETY BECAUSE IT IS THE MAIN LEGAL DOCUMENT THAT GOVERNS THE TERMS OF THE SALE OF THE EARTHLIQUIDS DIVISION. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 9 IN EVALUATING WHETHER TO VOTE IN FAVOR OF THE EARTHLIQUIDS SALE PROPOSAL AND THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION.

PRINCIPAL PARTIES TO THE EARTHLIQUIDS SALE (PAGE 28)

         EARTHCARE

         Through our subsidiaries, we are engaged in two non-hazardous waste businesses. Our Liquid Waste division, which was renamed in October 2001 and consists of our former EarthAmerica division, provides non-hazardous liquid waste collection, processing, treatment, disposal, bulk transportation, pumping, plumbing and maintenance services from our operating locations in New York, New Jersey and Pennsylvania. Our EarthLiquids division provides non-hazardous liquid waste used oil and oily wastewater recovery and treatment services in Florida, Delaware, Louisiana, Maryland, New Jersey and Pennsylvania. EarthLiquids also sells refined oil derived from used oil and oily wastewater. On January 8, 2002, we completed the sale of our Solid Waste division to General Waste Corporation, a private company owned by Donald F. Moorehead, Jr., our chairman, chief executive officer and largest stockholder. We are a publicly traded company whose common stock is currently traded on the OTC Bulletin Board under the symbol "ECCO.OB".

         USFILTER RECOVERY SYSTEMS (MID-ATLANTIC), INC. ("US FILTER")

         USFilter is a subsidiary of United States Filter Corporation, which is a subsidiary of Vivendi Environmental Company. Vivendi Environmental is a global provider of commercial, industrial, municipal and residential water and wastewater treatment systems, products and services, with operations in more than 100 countries and more than 70,000 employees worldwide. USFilter provides customized water management solutions to municipalities, businesses, industries and consumers, including bottled water service for homes, water treatment technologies for manufacturers and the design, construction, operation and financing of entire water and wastewater management systems.

STRUCTURE OF THE EARTHLIQUIDS SALE TRANSACTION

         The EarthLiquids sale transaction is structured primarily as a sale of assets pursuant to which we will sell substantially all the assets related to our EarthLiquids division to USFilter. We will also sell all of the outstanding capital stock of one of our subsidiaries, International Petroleum Corporation of Delaware, which is part of the EarthLiquids division. The EarthLiquids business includes our non-hazardous used oil and oily wastewater collection and processing services from our operating locations in Florida, Delaware, Louisiana, Maryland, New Jersey and Pennsylvania.

         SALE PRICE

         USFilter has agreed to purchase the EarthLiquids division for total cash consideration at closing of $35 million. The cash to be paid at closing is subject to post-closing adjustments based upon the net working capital of the division at closing. As a condition to closing, we will be required to purchase a hedge financial instrument that would allow the EarthLiquids division to sell approximately 19 million gallons of oil at a price of $0.50 per gallon. The cost of the hedge financial instrument is approximately $3.0 million, which will be reflected on the EarthLiquids balance sheet as a current liability. As of November 30, 2001, we estimate that the working capital adjustment will result in an effective reduction in the purchase price of approximately $4.6 million, approximately $3.0 million of which is attributable to the cost of the hedge financial instrument. In addition, EarthCare may receive additional contingent payments of up to $5 million to the extent that the price of used oil sold by EarthLiquids' locations in the first two years exceeds $0.50 per gallon and in the third year exceeds $0.56 per gallon. USFilter will hold back approximately $3.8 million of the purchase price for 12 months after the closing of the sale to satisfy certain indemnification obligations, including indemnification for expenses related to compliance with environmental laws, should they arise. See "The EarthLiquids Stock and Asset Purchase Agreement - Purchase Price, Adjustments."

         COVENANT NOT TO COMPETE

         We and certain of our officers and directors have agreed, for a period of five years beginning on the closing date, not to, directly or indirectly, engage or have an interest, anywhere in the United States or any other geographic area where EarthLiquids or USFilter does business or in which their used oil or oily wastewater products or services are marketed, in any business competitive with or similar to that engaged in by EarthLiquids as of the closing date.

         INDEMNIFICATION

         We have agreed to indemnify USFilter for, among other things, any damages to USFilter arising from any breach by us of any of our representations, warranties, covenants or agreements under the stock and asset purchase agreement for a minimum of eighteen months after the closing date. USFilter will hold back approximately $3.8 million of the purchase price for 12 months after the closing of the sale to satisfy certain indemnification obligations, including indemnification for expenses related to compliance with environmental laws, should they arise. We will not, however, be required to indemnify USFilter until the aggregate adverse consequences of such breach or breaches exceed $110,000. Our potential indemnification liability is also limited by a cap in an amount equal to 70% of the purchase price, as adjusted, plus any contingent payments received under the purchase agreement. However, the $110,000 threshold and the cap will not apply to damages arising out of fraud, intentional or negligent misrepresentation or certain representations and warranties relating to authorization, authority, our SEC filings, taxes, title to assets and real property, intellectual property, employee benefits, and environmental matters. See "The EarthLiquids Stock and Asset Purchase Agreement - Indemnification."

USE OF PROCEEDS (PAGE 39)

         We will use the net proceeds from the sale of our EarthLiquids division, estimated to be approximately $26.6 million, to pay down approximately $22.2 million of our senior credit facility, which has a balance of $42.5 million as of December 14, 2001, and to pay bank fees, deferred interest, investment banking fees, legal fees, accounting fees, printing costs, insurance fees and insurance premiums, which amount to approximately $4.4 million. After one year and subject to the resolution of any claims made by USFilter, we will use the funds received, if any, from the expected $3.8 million holdback to repay a portion of the amount owed, if any, under our senior credit facility.

INTERESTS IN THE EARTHLIQUIDS SALE PROPOSAL THAT MAY DIFFER FROM YOUR INTERESTS (PAGE 44)

         In considering the recommendations of the special committee and the board of directors with respect to the sale of our EarthLiquids division, you should be aware that some of our directors and officers have interests in the EarthLiquids sale that are different from your interests as a stockholder. Donald F. Moorehead, Jr., our chairman, and Raymond Cash, our former vice chairman, are each significant creditors and equity holders of EarthCare as guarantors of all or a portion of our senior credit facility and certain of our performance and bid bonds, as holders, either directly or indirectly, of a portion of our 10% debentures, 8% debentures, 12% notes, and 8% notes, and as holders of our common stock.

         Mr. Moorehead has personally guaranteed our senior credit facility and all of our performance and bid bonds. As of January 9, 2002, these guarantees aggregated approximately $41 million of indebtedness and other financial obligations. In addition, he has provided approximately $15 million of collateral to our senior lenders. Mr. Cash has personally guaranteed $20 million of our senior credit facility and has provided $9.5 million of collateral to our senior lenders.

         Mr. Moorehead and his affiliates hold $4.3 million of our 8% debentures and $3.3 million of our 8% notes. Mr. Cash holds $2.5 million of our 10% debentures, and an affiliate of Mr. Cash holds $7.5 million of our 12% notes.

         As a result of these arrangements, if we default on our obligations under our senior credit facility, our senior lenders may foreclose on collateral pledged by Messrs. Moorehead and Cash to secure their personal guarantees and/or seek to enforce the guarantees directly. These events would also make more likely the enforcement of the guarantees of the performance and bid bonds. In addition, if we were to default on our obligations under our senior credit facility, the value of the subordinated debt and the common stock held by Messrs. Moorehead and Cash would decline or be extinguished.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD (PAGE 39)

         As a result of potential conflicts of interest, our board of directors formed a special committee consisting of two independent directors to evaluate the proposed sale of the EarthLiquids division and other possible strategic transactions. On December 14, 2001, the special committee unanimously determined that, subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders, approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, and recommended that our board of directors approve the EarthLiquids sale and the stock and asset purchase agreement and submit them to our stockholders for approval.

         Based in part upon the factors considered by, and the recommendation of, the special committee and the fairness opinion of Wm. H. Murphy & Co., Inc. that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to our stockholders and us, on December 14, 2001, our board of directors unanimously determined, subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders, approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, voted to submit them to our stockholders for approval and resolved to recommend that you vote FOR the EarthLiquids sale proposal.

         On January 2, 2002, Wm. H. Murphy & Co., Inc. delivered its written opinion that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to us and our stockholders.

FACTORS CONSIDERED BY THE SPECIAL COMMITTEE (PAGE 39)

         The special committee unanimously recommended that our board of directors approve the EarthLiquids sale and our board of directors has approved the transaction based on the following reasons.

         The special committee considered our current financial condition. Our senior credit facility, as then in effect, required that we sell our EarthLiquids division by September 30, 2001. We did not sell our EarthLiquids division by September 30, 2001, and we were in default under our senior credit facility. Since we did not have the financial resources to repay our senior credit facility, we negotiated an amendment to the senior credit facility. The fifth amendment extends the time by which we must complete the sale of our EarthLiquids division to December 31, 2001. Our senior lenders are aware that we will not complete this transaction until shortly after the special stockholders meeting to be held February __, 2002 and have orally indicated that they will agree to waive the December 31, 2001 deadline to sell our EarthLiquids division. However, we cannot provide any assurance that our senior lenders will in fact agree to waive this deadline, and they may decide to pursue other courses of action, including accelerating the date for repayment of the amounts we owe under our senior credit facility.

         The special committee also considered the total amount of debt currently outstanding, our current strategic plans and our ability to repay our debt in the future. In addition, the special committee considered our forecasted future financial performance, including and excluding the EarthLiquids division. Finally, the special committee considered management's previous unsuccessful efforts to sell our EarthLiquids division to other prospective strategic and financial buyers. The special committee concluded that it was in the best interests of us and our stockholders to sell the EarthLiquids division and use the net proceeds from this sale to repay a portion of our senior credit facility in accordance with the terms of such agreement.

OPINION OF FINANCIAL ADVISOR (PAGE 42)

         In deciding whether to approve the EarthLiquids sale, the special committee considered the opinion of its financial advisor, Wm. H. Murphy & Co., Inc., that, as of the date of its opinion, and subject to and based on the factors referred to in its opinion, the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to EarthCare and our stockholders. The full text of this opinion is attached as Annex B to this proxy statement. We urge you to read the opinion of Wm. H. Murphy & Co., Inc. in its entirety. See "The EarthLiquids Sale Proposal - Opinion of Financial Advisor."

REGULATORY APPROVALS (PAGE 56)

         EarthCare is aware of no material governmental or regulatory approvals required before the completion of the EarthLiquids transaction, other than compliance with federal and state securities laws.

CERTAIN TAX CONSEQUENCES OF THE EARTHLIQUIDS SALE (PAGE 56)

         The transaction to sell our EarthLiquids division to USFilter is structured primarily as a sale of assets. We expect to realize a tax loss of approximately $29 million on the sale of EarthLiquids. We expect that the majority of this tax loss will be capital and long-term in nature. As a result, we will be limited in our ability to benefit from any tax losses generated by the sale of our EarthLiquids division. In order to benefit from the tax loss from the EarthLiquids transaction, we will likely have to enter into a transaction that will generate a capital gain. While we expect to generate a capital gain from the sale of our Solid Waste division, this expected capital gain will not fully offset the capital loss from the sale of our EarthLiquids division. At present, we do not expect to and have no plans to enter into such a transaction, other than the sale of our Solid Waste division, and it is likely that we will not be able to benefit from the tax loss from the sale of our EarthLiquids division. We do not plan to recognize any benefit from this tax loss.

DISSENTERS' RIGHTS (PAGE 56)

         Delaware corporate law does not afford dissenters' or appraisal rights in connection with the sale of our EarthLiquids division or the amendment to our Certificate of Incorporation.

PROPOSED AMENDMENT TO EARTHCARE'S CERTIFICATE OF INCORPORATION (PAGE 65)

         You are also being asked to vote on a proposal to approve an amendment to our Certificate of Incorporation to increase the number of shares of authorized EarthCare common stock from 70 million shares to 200 million shares. Approval of the amendment is not a condition to completion of the EarthLiquids sale.


                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS


         The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the sale of our EarthLiquids division and the proposed amendment to our Certificate of Incorporation. These questions and answers may not address all questions that are important to you. Please refer to the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including the stock and asset purchase agreement.


Q.       WHO IS SOLICITING MY PROXY?

A.       Our board of directors.

Q.       WHERE AND WHEN IS THE SPECIAL MEETING OF STOCKHOLDERS?


A. The special meeting of our stockholders will be held at our corporate offices located at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254 at 10:00 a.m., February __, 2002.


Q.       WHAT DOES THE EARTHLIQUIDS SALE INVOLVE?


A: The sale of our EarthLiquids division involves the sale of substantially all of the assets of our EarthLiquids division and the outstanding capital stock of one of our subsidiaries, International Petroleum Corporation of Delaware, to USFilter Recovery Systems (Mid-Atlantic), Inc., a wholly owned subsidiary of United States Filter Corporation. USFilter has agreed to purchase our EarthLiquids division for $35 million in cash at closing, subject to certain adjustments, the assumption of certain liabilities and up to $5 million in contingent payments after the closing. The purchase price will be adjusted if the working capital at the closing date is less than $4,647,068. As a condition to closing, we will be required to purchase a hedge financial instrument that would allow the EarthLiquids division to sell approximately 48 million gallons of oil at a price of $0.43 per gallon. The cost of the hedge financial instrument is approximately $3.0 million, which will be reflected on the EarthLiquids balance sheet as a payable. As of November 30, 2001, we estimate that the working capital adjustment will result in an effective reduction in the purchase price of approximately $4.6 million, approximately $3.0 million of which is attributable to the cost of the hedge financial instrument. USFilter will hold back approximately $3.8 million of the purchase price for 12 months after the closing of the sale to satisfy certain indemnification obligations, including indemnification for expenses related to compliance with environmental laws, should they arise. See "The EarthLiquids Stock and Asset Purchase Agreement - Purchase Price, Adjustments."

Q.       WHY SHOULD WE SELL OUR EARTHLIQUIDS BUSINESS?


A. As described in greater detail in this proxy statement, our senior lenders are requiring that we sell our EarthLiquids division to repay a portion of the amounts we owe to them. Pursuant to the terms of the fifth amendment to our senior credit facility, our senior lenders waived our lack of compliance with certain financial covenants and our failure to sell our EarthLiquids division by September 30, 2001 and our Liquid Waste division by October 31, 2001. The fifth amendment requires that we sell our EarthLiquids division by December 31, 2001. Our senior lenders have been informed that we plan on completing the sale of our EarthLiquids division shortly after the special meeting of stockholders to be held February __, 2002, and they have orally indicated that they will agree to waive the December 31, 2001 deadline to sell our EarthLiquids division. However, we cannot provide any assurance that our senior lenders will in fact agree to waive this deadline, and they may decide to pursue other courses of action, including accelerating the date for repayment of the amounts we owe under our senior credit facility. See "The EarthLiquids Sale Proposal - Factors Considered by the Special Committee."


Q. WILL ANY OF THE MONEY RECEIVED FROM THE SALE OF THE EARTHLIQUIDS DIVISION BE DISTRIBUTED TO OUR STOCKHOLDERS?

A. No. If the proposed EarthLiquids sale is consummated, we will remain a public company. We will be required to use the proceeds from the sale to pay down a portion of the amount owed under our senior credit facility.

Q.       WHAT WILL OUR BUSINESS BE FOLLOWING THE SALE OF THE EARTHLIQUIDS
         DIVISION?


A. Following the sale of the EarthLiquids division, our business will consist of our Liquid Waste division, with its three service centers located in Deer Park, New York, Eagle, Pennsylvania and Vernon, New Jersey, which were all part of our former EarthAmerica division, and our corporate office.

         On January 8, 2002, we completed the sale of our Solid Waste division to General Waste Corporation. As part of this sale, we entered into a plan of reorganization and merger agreement with General Waste Corporation, a newly formed company controlled by Mr. Moorehead, our chairman of the board of directors, to sell our Solid Waste division. In addition, we also sold the property in West Palm Beach, Florida used by our Solid Waste division to Fairgrounds Road Property, LLC, an affiliate of Raymond Cash, our former vice chairman, for $2.5 million in cash in a transaction related to the sale of our Solid Waste division. These transactions resulted in a reduction in the amount owed under our senior credit facility of $5 million and the return to EarthCare of $12,615,000 in aggregate face value of our Series A preferred stock and $5,711,000 in principal amount of our 12% Subordinated Notes Due March 30, 2008. We sometimes refer to the 12% Subordinated Notes Due March 30, 2008 as "12% notes." General Waste Corporation also assumed $18,674,000 in other indebtedness of our Earth Resource Management subsidiaries, which conducted our solid waste business, and issued to EarthCare a warrant to acquire 8% of General Waste Corporation's common stock issued and outstanding as of the closing. These transactions, which were approved by our senior lenders, did not require approval of our stockholders. See "The EarthLiquids Sale Proposal - Additional Background - Sale of Solid Waste Division."

         On October 30, 2001, we sold our EarthAmerica service centers in Dallas and Houston, Texas, Austell, Georgia and Orlando, Florida, to two affiliates of Heritage Propane Partners, L.P. for $4.0 million, of which approximately $1.5 million was held back for up to seven months to cover potential indemnification obligations for general claims and for working capital adjustments. See "The EarthLiquids Sale Proposal - Additional Background - Sale of EarthAmerica Division."

         Pursuant to the terms of the fifth amendment to our senior credit facility, we are required to sell all the components of our Liquid Waste division, consisting of our operations in New York, New Jersey and Pennsylvania, which were part of our former EarthAmerica division, prior to April 30, 2002. Our board of directors has decided to retain the components of our former EarthAmerica division that now comprise our Liquid Waste division. Prior to April 30, 2002, we intend to attempt to refinance our remaining indebtedness under our senior credit facility and retain the Liquid Waste division. We cannot assure you that we will obtain debt or equity financing to replace our senior credit facility on satisfactory terms or at all. If we are unable to refinance our senior credit facility, we will be required to sell all the remaining components of our Liquid Waste division, which would be our only remaining operating division following the sale of our EarthLiquids division, and, accordingly, EarthCare would effectively be liquidated. We do not expect that the proceeds obtainable at this time from the sale of the EarthLiquids and the Liquid Waste divisions would be sufficient to retire all existing indebtedness of EarthCare and its subsidiaries. Accordingly, if we were unable to obtain debt or equity financing to replace our senior credit facility, you would likely lose all of your investment in our common stock. See "The EarthLiquids Sale Proposal - Additional Background - Sale of Solid Waste Division," and "
         - Sale of EarthAmerica Division."



Q.       WHY WAS THE SPECIAL COMMITTEE FORMED?


A. At the time we formed the special committee, Mr. Moorehead and Mr. Cash were each significant creditors and equity holders of EarthCare as guarantors of all or a portion of our senior credit facility, certain of our subordinated debt and certain of our performance and bid bonds, as holders, either directly or indirectly, of a portion of our 10% debentures, 8% debentures, 12% notes, and 8% notes, and as holders of our common and preferred stock. In addition, Mr. Moorehead had indirectly loaned us $3.0 million pursuant to a subordinated loan. As a result of these arrangements, if we default on the obligations under our senior credit facility, our senior lenders may foreclose on collateral pledged by Messrs. Moorehead and Cash to secure their personal guarantees and/or seek to enforce the guarantees directly. These events would also make more likely the enforcement of the guarantees of the performance and bid bonds. In addition, if we were to default on the repayment of our senior credit facility, the value of the subordinated debt and common stock held by Messrs. Moorehead and Cash would decline or be extinguished. As a result of the potential conflicts of Messrs. Moorehead and Cash in evaluating a proposed transaction, our board of directors decided to form a special committee with the authority to evaluate the fairness of, and approve or disapprove, any transaction that involved an affiliate or a related party. Since the formation of the special committee, we have agreed to sell our Solid Waste division to an entity owned by Mr. Moorehead and the West Palm Beach property to Fairgrounds Road Property, LLC, an affiliate of Mr. Cash. As a result, the special committee reviewed and approved these transactions as well. See "The EarthLiquids Sale Proposal - Interests in the EarthLiquids Sale Proposals That May Differ From Your Interests."


Q.       ARE WE ASKING YOU TO APPROVE THE SALE OF OUR SOLID WASTE DIVISION?

A.       No.  Stockholder approval was not required under Delaware law.


Q.       WILL STOCKHOLDERS HAVE APPRAISAL RIGHTS?

A. No. Stockholders will not have appraisal rights as a result of the sale of our EarthLiquids division or the amendment to our Certificate of Incorporation.

Q.       IS EARTHCARE RECEIVING FAIR VALUE FOR THE SALE OF ITS EARTHLIQUIDS
         DIVISION?


A. Based on a variety of factors including, but not limited to, the current financial condition and future prospects for our EarthLiquids division, a survey of possible alternatives to the transaction, and a fairness opinion delivered to a special committee of our board of directors and our full board by Wm. H. Murphy & Co., Inc., financial advisor to the special committee, the special committee and the board of directors believe that the US Filter offer to acquire our EarthLiquids division is fair to EarthCare and our stockholders. See "The EarthLiquids Sale Proposal - Factors Considered by the Special Committee," "Opinion of Financial Advisor" and "Interests in the EarthLiquids Sale Proposal That May Differ From Your Interests."


Q.       WHEN DO YOU EXPECT THE SALE OF THE EARTHLIQUIDS DIVISION TO BE
         COMPLETED?


A. We expect the closing of the sale of our EarthLiquids division to occur in February __, 2002 following the satisfaction or waiver of all of the conditions to each party's obligations under the stock and asset purchase agreement, including:


         -    approval by our stockholders;

         -    approval by our senior lenders;


         - approval by the holders of at least two-thirds of our 10% debentures, including 8% debentures issued in replacement thereof, and at least two-thirds of our 12% notes, including 8% notes issued in replacement thereof;


         -    the receipt of third-party consents; and

         - the absence of a material adverse change related to our EarthLiquids division.

Q.       WHAT IS THE REQUIRED STOCKHOLDER VOTE TO APPROVE THE PROPOSALS?


A. The affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series A preferred stock, voting together, is required to approve the sale of the EarthLiquids division and the amendment to our Certificate of Incorporation. Mr. Moorehead, Mr. Cash and certain of their affiliates, who control a majority of the voting power of our capital stock, have orally indicated they intend to vote in favor of the proposals. Accordingly, we believe that approval of the proposals is assured. These votes represent approximately 55% of the voting power of our capital stock. Messrs. Moorehead and Cash, who can assure approval of the EarthLiquids transaction, have interests in this transaction that are different from our other stockholders. See "Additional Background - Sale of the Solid Waste Division" and "Interests in the EarthLiquids Sale Proposal That May Differ From Your Interests."


Q.       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?


A. Yes. You can change your vote on the EarthLiquids proposal and the change to EarthCare's certificate of incorporation proposal any time before your proxy is voted at the special meeting by (1) revoking your proxy by written notice stating that you would like to revoke your proxy; (2) completing and submitting a new proxy card; or (3) attending the special meeting and voting in person.

Q.       IF MY SHARES ARE HELD IN "STREET NAME," WILL MY BROKER VOTE MY SHARES?

A. Your broker will vote your shares only if you provide him or her with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct him or her to vote your shares. Otherwise, your broker will not be permitted to vote your shares.

Q.       WHOM SHOULD I CONTACT WITH QUESTIONS?


A. If you have any questions about the EarthLiquids transaction, you should contact either Donald F. Moorehead, Jr. or William W. Solomon, Jr., our chief executive officer and chief financial officer, respectively, by mail at EarthCare Company, 14901 Quorum Drive, Suite 200, Dallas, Texas 75254, by phone at (972) 858-6025, by fax at (972)
         858-6023 or by email at bsolomon@earthcareus.com.


Q.       WHAT SHOULD I DO NOW?

A. Carefully read this document and the attached annexes and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the special meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy up until the day of the special meeting and will ensure that your shares are voted if you later find you cannot attend the special meeting. IF YOU DO NOT VOTE, THIS WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.


                                  RISK FACTORS


         You should carefully consider the risks described below regarding the sale of our EarthLiquids division and our business following the sale of our EarthLiquids division, together with all the other information included in this proxy statement, before making a decision about voting on the proposals submitted for your consideration. If any of the following risks actually occur, our business, financial condition or results of operations could be materially harmed. If our business is harmed, the trading price of our common stock could decline and you could lose all or part of your investment.


         WE HAVE BEEN AND MAY CONTINUE TO BE UNABLE TO COMPLETE THE DISPOSITION OF OUR EARTHLIQUIDS DIVISION IN THE TIME REQUIRED UNDER OUR SENIOR CREDIT FACILITY, AND WE HAVE DECIDED TO RETAIN OUR LIQUID WASTE DIVISION, WHICH OUR SENIOR CREDIT FACILITY REQUIRES THAT WE SELL. OUR DEFAULT UNDER OUR SENIOR CREDIT FACILITY COULD RESULT IN THE LIQUIDATION OF EARTHCARE AND, ACCORDINGLY, THE LOSS OF YOUR INVESTMENT IN OUR COMMON STOCK.

         Our senior credit facility, as currently in effect, requires that we sell (1) our EarthLiquids division by December 31, 2001, (2) our portable toilet line of business in New Jersey and New York by April 30, 2002, and (3) the remaining components of our Liquid Waste division, which were part of our former EarthAmerica division, by April 30, 2002. We did not sell our EarthLiquids division by December 31, 2001. We have informed our senior lenders that we will not complete the sale of our EarthLiquids division until shortly after the special meeting of stockholders to be held in February 2002 and they have orally indicated that they will agree to waive the December 31, 2001 deadline to sell our EarthLiquids division. Our failure to sell any of these divisions by the stipulated dates will cause us to be in default under our senior credit facility.

         A default under our senior credit facility gives our senior lenders the right to accelerate the payment of all amounts due under our senior credit agreement. We do not have the financial resources to pay our senior lenders.

         We may not be able to complete the sale of the EarthLiquids division on the terms described in this proxy statement or at all. While we are not aware of any matters that may prevent us from completing the sale of the EarthLiquids division, matters may arise that will prevent us from completing this transaction. These matters may include the findings from the due diligence review by USFilter.

         Prior to April 30, 2002, we intend to attempt to refinance our remaining indebtedness under our senior credit facility and retain the Liquid Waste division. We cannot assure you that we will obtain debt or equity financing to replace our senior credit facility on satisfactory terms or at all. If we are unable to refinance our senior credit facility, we will be required to sell the components of our Liquid Waste division, which would be our only remaining operating division following the sale of our EarthLiquids division, and, accordingly, EarthCare would be liquidated. We do not expect that the proceeds obtainable at this time from the sale of the EarthLiquids division would be sufficient to retire all existing indebtedness of EarthCare and its subsidiaries. Accordingly, if we were unable to obtain debt or equity financing to replace our senior credit facility, you would likely lose all of your investment in our common stock.

         IF WE DO NOT OBTAIN THE CONSENT OF THE HOLDERS OF OUR 10% DEBENTURES, 8% DEBENTURES, 12% NOTES, AND 8% NOTES, WE WOULD BE UNABLE TO COMPLETE THE DISPOSITION OF OUR EARTHLIQUIDS DIVISION, AND WE WOULD BE IN DEFAULT UNDER OUR SENIOR CREDIT FACILITY.

         The sale of our EarthLiquids division requires the consent of the holders of two-thirds of the aggregate principal amount of each of our 10% debentures, including 8% debentures issued in replacement thereof, and our 12% notes, including 8% notes issued in replacement thereof. The 12% notes and 8% replacement notes are held by Mr. Moorehead, Mr. Cash and certain of their affiliates. Mr. Moorehead has provided his written consent and Mr. Cash has orally indicated he intends to consent to the EarthLiquids sale.

         To obtain the consent of the holders of our 10% debentures to the proposed sale of our EarthLiquids division described in this proxy statement, we have offered full-ratchet anti-dilution protection to the holders of these debentures for a period of 18 months commencing on the date of the closing of the sale of the EarthLiquids division. The effect of full ratchet anti-dilution protection is that if we issue any additional common stock at a lower price than the current conversion price of the 10% debentures, or any rights or options to purchase additional common stock at a lower price than the current conversion price of $0.90, then the conversion price of the outstanding 10% debentures will automatically decrease, or "ratchet down," to the lower purchase or conversion price. Under these circumstances, if we issue any additional shares of our common stock at a price less than $0.90 during the applicable 18-month period, the number of shares that the holders of our 10% debentures would receive upon conversion would increase. For example, if we issued shares at $0.11 per share, the closing price of our common stock on January 4, 2002, during the applicable 18-month period, based on the balance of the 10% debentures at December 31, 2001, the holders would receive 128,120,200 shares of our common stock if all the holders converted their 10% debentures. These share calculations do not include the effect of the issuance of additional 10% debentures in lieu of cash interest payments in the future. After the 18-month period, the 10% debentures will have weighted average anti-dilution protection. The effect of weighted average anti-dilution protection is that the conversion price of the 10% debentures will be reduced to a lower number that takes into account how many additional shares are issued in the dilutive transaction.

         There can be no assurance that we will obtain the consents of the number of holders of our 10% debentures, 8% debentures, 12% notes, and 8% notes that may be deemed to be necessary to permit the sale of our EarthLiquids division. If we do not obtain the consent of the holders of our 10% debentures, 8% debentures, 12% notes, and 8% notes, we either will be in default under our senior credit facility if we do not proceed with the sale of our EarthLiquids division or we will be in default under our 10% debentures, 8% debentures, 12% notes, and 8% notes if we do proceed with the sale.


         WE HAVE BEEN UNABLE IN THE PAST, AND MAY BE UNABLE IN THE FUTURE, TO COMPLY WITH FINANCIAL COVENANTS AND OTHER CONDITIONS OF OUR SENIOR CREDIT FACILITY, WHICH WOULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.


         We have not paid our senior lenders $800,000 in fees and approximately $350,000 in deferred interest, which amounts were due on the earlier of September 30, 2001 or when we sold our EarthLiquids division, and which amounts are now due on December 31, 2001. Our senior credit facility also requires us to comply with certain financial and other covenants relating to the delivery of collateral. For each of the last seven quarters in the period ended September 30, 2001, we have not complied with certain of these covenants. In particular, we have not met the minimum monthly or quarterly EBITDA requirements. As a result of all of these matters, during 2000 and 2001, as part of each of the first, second, third, fourth and fifth amendments to our senior credit facility, we have sought and obtained waivers from our senior lenders for our lack of compliance with these covenants. We cannot provide any assurance that we will be able to meet future monthly EBITDA or other requirements. If we are unable to meet these requirements, we will again be in default under our senior credit facility. We have informed our senior lenders that we expect to close the sale of our EarthLiquids division in February 2002, shortly after the special meeting of stockholders, and they have orally indicated that they will waive the deadline for the sale of our EarthLiquids division and the deadline for payment of their fees and all deferred interest. However, we cannot provide any assurance that our senior lenders will in fact agree to waive these deadlines, and they may decide to pursue other courses of action, including accelerating the date for repayment of the amounts we owe under our senior credit facility.

         Our senior credit facility, as currently in effect, requires that we sell (1) our EarthLiquids division by December 31, 2001, (2) our portable toilet lines of business in New Jersey and New York by April 30, 2002, and (3) the remaining components of our former EarthAmerica division, which now comprise our Liquid Waste division, by April 30, 2002. We did not sell our EarthLiquids division by December 31, 2001. Our failure to sell any of these divisions by the stipulated dates will cause us to be in default under our senior credit facility. Our failure to comply with the provisions of our senior credit facility could allow our senior lenders to accelerate the date for repayment of all amounts incurred under our senior credit facility, which would materially and adversely affect our business and your investment in our stock.

         Following the sale of our EarthLiquids division, our operations will consist of the components of our Liquid Waste division, which were part of our former EarthAmerica division, with service centers in Eagle, Pennsylvania, Deer Park, New York and Vernon, New Jersey; and our corporate office. Under these circumstances, we expect to have approximately $20.0 million of debt outstanding under our senior credit facility with annual interest expense, payable monthly, of approximately $2.0 million. Our senior credit facility requires that we sell our Liquid Waste division by April 30, 2002; however, we intend to refinance the remaining balance. There can be no assurance that we will be able to refinance the remaining portion of the senior credit facility on commercially reasonable terms, or at all. We currently pay interest monthly under our senior credit facility at the rate of prime (4.75% at January 9, 2002) plus 1.5%. Additional interest of 1.5% has been deferred until the sale of our EarthLiquids division. In addition, we are obligated to pay the interest on $10.0 million of notional debt at a fixed rate of 7.35% less the LIBOR rate, or at a net rate of 5.27%, under the terms of a fixed rate interest swap contract. The cash flow from the Liquid Waste division is expected to be sufficient in 2002 to cover interest payments on our senior credit facility and to cover our corporate costs.


         WE HAVE A HISTORY OF NET LOSSES AND MAY NOT EVER ACHIEVE PROFITABILITY.


         We have experienced operating losses since our inception, and, as of September 30, 2001, we had an accumulated deficit of approximately $114.9 million. We incurred a net loss of approximately $64.4 million on the completed or planned sales of our discontinued EarthAmerica, EarthLiquids, Solid Waste and Allen Tate divisions, and we incurred a net loss of approximately $865,000 from their operations during the year ended December 31, 2000. During the nine months ended September 30, 2001, we incurred a loss from our discontinued operations of $1.2 million and a loss from our continuing operations of $13.1 million. We cannot provide assurance that we will actually achieve profitability.

         THE SALE OF THE SOLID WASTE DIVISION COULD BE THE SUBJECT OF LEGAL PROCEEDINGS INSTITUTED BY OUR CREDITORS TO RESCIND THE SALE.


         Under the Uniform Fraudulent Transfer Act, which has been adopted (with minor amendments) by the State of Texas and which law, under applicable conflicts of law principles, may apply to this transaction, a transfer is fraudulent as to a creditor (1) if the debtor made the transfer with the actual intent to hinder, delay or defraud any creditor, (2) if the debtor does not receive reasonably equivalent value in exchange for the transfer, and the debtor either (a) was engaged or about to engage in a business or a transaction for which the remaining assets of the debtor were unreasonably small in relation to the business or transaction; or (b) intended to incur, or believed or reasonably should have believed that the debtor would incur debts beyond the debtor's ability to pay as they become due; or (3) if the transfer was made to an insider for an antecedent debt, the debtor was insolvent at that time, and the insider had reasonable cause to believe that the debtor was insolvent. A debtor is insolvent if the sum of the debtor's debts is greater than all of the debtor's assets at a fair valuation. A debtor who is generally not paying its debts as they come due is presumed to be insolvent.


         A creditor who believes itself harmed or potentially harmed by an alleged fraudulent transfer under the Uniform Fraudulent Transfer Act, including a transfer to an insider, may, subject to applicable principles of equity and in accordance with applicable rules of civil procedure, seek an injunction against disposition by the debtor of an asset proposed to be transferred, seek the appointment of a receiver to take charge of the asset transferred or seek other relief as the circumstances may require.

         General Waste Corporation may be an insider (as defined under Uniform Fraudulent Transfer Act) of EarthCare. No assurance can be given that a creditor of EarthCare will not file a lawsuit and ask a court to rescind the sale of the Solid Waste division or ask the judge for other relief or that any such request by a creditor, if made, would not be granted.


         WE HAVE RECENTLY CHANGED OUR OPERATING STRATEGY AND MAY BE UNABLE TO PURSUE OTHER ACQUISITIONS.


         During the third quarter of 2000, our management group and board of directors decided to focus our future management and financial resources principally on the non-hazardous solid waste industry in an effort to build a stronger company with more predictable revenue, earnings and cash flow. To comply with requirements imposed by our senior lenders, we sold our Solid Waste division pursuant to a plan of reorganization and merger agreement to an affiliate of our chairman, Mr. Moorehead, and certain real property in West Palm Beach, Florida used by our Solid Waste division to Fairgrounds Road Property, LLC, an affiliate of Mr. Cash, our former vice chairman. We also sold substantially all the assets of our former EarthAmerica division's service centers in the Southern United States and are in the process of selling our EarthLiquids division as required by the terms of our senior credit facility. Following these sales, we intend to attempt to refinance our remaining indebtedness under our senior credit facility and retain three service centers located in Deer Park, New York, Eagle, Pennsylvania and Vernon, New Jersey, which now comprise our Liquid Waste division and were components of our former EarthAmerica division. If we are unable to refinance our senior credit facility, we will be required to sell our Liquid Waste division, which would be our only remaining operating division following the sale of our EarthLiquids division, and, accordingly, EarthCare would be liquidated.

         While we intend to continue looking for other acquisition opportunities, there can be no assurance that we will be able to identify satisfactory opportunities or finance those opportunities in the future. In addition, the EarthLiquids stock and asset purchase agreement will restrict our ability to compete in the used oil and oily wastewater industry for a period of five years. See "The EarthLiquids Sale Proposal - The EarthLiquids Stock and Asset Purchase Agreement - Covenant not to Compete."


         THE NUMBER OF OUR PRESENTLY AUTHORIZED SHARES OF COMMON STOCK IS NOT SUFFICIENT TO MEET OUR OUTSTANDING OBLIGATIONS TO ISSUE COMMON STOCK AND DOES NOT PERMIT US TO RAISE ADDITIONAL CAPITAL THROUGH THE ISSUANCE OF COMMON STOCK.


         Our articles of incorporation currently authorize the issuance of 70,000,000 shares of common stock. As of January 9, 2002, we had issued and outstanding 22,780,125 shares of common stock and 300,000 shares of Series A preferred stock. In addition, a total of 1,800,000 shares of common stock are reserved for issuance under our stock-based compensation plans. We also have a number of commitments to issue common stock in connection with our 10% debentures, 8% debentures, 12% notes, 8% notes, Series A preferred stock, bridge loans and warrants. Based on the foregoing, as of January 9, 2002, we have outstanding, are presently obligated to issue or will be obligated to issue, if the 8% notes, 8% debentures, 10% debentures and 12% notes are held to maturity, up to an aggregate of 122,679,606 shares of common stock. Although as part of its acquisition of our Solid Waste division General Waste Corporation assumed $2,500,000 of indebtedness in the form of a bridge loan placed by Sanders Morris Harris, and $1,500,000 of indebtedness in the form of a bridge loan payable to Sagemark Capital, we have continuing obligations under those agreements, including obligations to issue common, and, possibly, preferred stock of EarthCare, and we will not be released from these obligations unless and until General Waste Corporation repays in full all indebtedness under such loans. We issued a warrant to purchase 300,000 shares of common stock at an exercise price of $0.0001 to Sanders Morris Harris upon the closing of the Solid Waste sale transaction and we remain obligated to issue 100,000 shares of our common stock to the holders of the Sanders Morris Harris bridge loan for each month that the bridge loan is not repaid in full, and, in the event that we issue debt or equity securities resulting in aggregate gross proceeds to us in excess of $10 million, the lenders under the Sanders Morris Harris bridge note may, in certain circumstances, have the option to convert any amounts owing under the bridge loan into preferred stock of EarthCare. In addition, we issued 500,000 shares of common stock to Sagemark Capital upon the closing of the Solid Waste sale transaction, and we remain obligated to issue 13,636,364 shares of our common stock to Sagemark Capital if Sagemark Capital elects to convert its bridge loan into common stock before it is repaid in full. An increase in our authorized capital requires an amendment to our certificate of incorporation, which must be approved by our stockholders. If the proposed amendment to our certificate of incorporation is not approved, we may be forced to default on some of our obligations to issue common stock, which could accelerate the obligations to reduce debt and result in lawsuits against EarthCare. In addition, if we do not increase the number of shares available for issuance, we will not be able to issue common stock in the future to fund our operations or future obligations.

         AS A RESULT OF OUR CAPITAL STRUCTURE, AS IT EXISTS NOW, AND AS A RESULT OF CONCESSIONS WE PLAN TO OFFER THE HOLDERS OF OUR 10% DEBENTURES TO OBTAIN THEIR CONSENT TO THE SALE OF THE EARTHLIQUIDS DIVISION, YOU MAY SUFFER SUBSTANTIAL DILUTION.

         Our stockholders have experienced, and may continue to experience, substantial dilution. As of January 9, 2002, we have 22,780,125 shares of our common stock outstanding. Our authorized capital consists of 70,000,000 shares of common stock and 30,000,000 shares of preferred stock. The terms of many of our securities include anti-dilution protections that reduce the conversion or exercise price for the security upon each issuance of shares of our common stock or securities convertible into shares of our common stock at a price less than the conversion or exercise price of the protected security. The terms of other securities provide for payment in shares of common stock based on recent market prices for our stock.

         o We have issued warrants to purchase 2,566,435 shares of our common stock, at a current weighted average exercise price per share of $1.35, with either weighted average or full-ratchet anti-dilution protection.

         o As of January 9, 2002, we had outstanding 300,000 shares of our Series A preferred stock, with an original conversion price of $2.438 per share. At the current conversion price of $0.30 per share, we would be obligated to issue 1.0 million shares of our common stock upon conversion. If we issue common stock for less than $0.30 per share or we issue any convertible debt instrument or equity security with a conversion or exercise price of less than $0.30 per share and the value of these transactions is more than $1.0 million, the conversion price for our Series A preferred stock will be reduced as a result of these provisions. If the conversion price were reduced to $0.11 per share, the closing price of our common stock on January 4, 2002, we would be obligated to issue an additional 1.7 million shares of our common stock.

         o As of January 9, 2002, we had outstanding $11,000,000 of our 12% notes, which does not include $3,289,000 of new 8% notes that we issued in connection with the sale of our Solid Waste division. Our 12% notes provide for semi-annual payments of interest at 12% per year, payable in shares of our common stock at the end of March and September of each year. The number of common shares issued is determined by dividing the interest payable by the closing price of our common stock on the day the interest is paid. On September 28, 2001, we issued 3,607,164 shares of our common stock as the second interest payment on our 12% notes at a market value per share of $0.30. If the market price of our common stock is $0.11, the closing price of our common stock on January 4, 2002, at the time of the next scheduled interest payments at the end of March and September 2002, we will be obligated to issue approximately
                  7.6 million additional shares above the approximately 4.4 million shares we would issue if the market price per common share remained at the $0.30 price from the end of September 2001.

         o In connection with the sale of our Solid Waste division, we issued $3,289,000 of new 8% notes due March 30, 2008 in exchange for the same face amount of our 12% notes held by Mr. Moorehead and the Moorehead Charitable Remainder Unit Trust. The terms of the 8% notes are substantially similar to the 12% notes except that the interest rate is fixed at 8% per year and the 8% notes are subject to mandatory conversion at a fixed conversion price of $1.00 per share at maturity if the EarthCare board of directors determines that EarthCare is unable to refinance or repay the notes. We pay interest on the 8% notes in shares of our common stock at the end of March and September of each year. If the market price of our common stock is $0.11, the closing price of our common stock at January 4, 2002, at the time of the next scheduled interest payments at the end of March and September 2002, we will be obligated to issue approximately 877,000 additional shares above the approximately 877,000 shares we would issue if the market price per common share remained at $0.30 per share. If the 8% notes are held to maturity and then converted into common stock at the $1.00 conversion price, we would be required to issue 2,711,000 shares of our common stock.

         o As of January 9, 2002, we had outstanding $14,093,222 of our 10% debentures, which does not include $4,336,881 of new 8% debentures that we issued in connection with the sale of our Solid Waste division. Our 10% debentures provide for quarterly payments of interest at the rate of 10% per year. From the closing through October 2001, interest was paid in kind by issuing additional 10% debentures. From October 2001 to October 2003, interest may be paid in cash only if permitted by our senior lenders, which would not be allowed under the terms of our current senior credit facility. For the last three years, interest is payable in cash. The holders of the 10% debentures may convert their debentures into shares of our common stock at a rate of $0.90 per share. Based on the balance of the 10% debentures at January 9, 2002 and the conversion price of $0.90 as of January 9, 2002, we would be required to issue 15,659,136 shares of our common stock if all the holders converted their 10% debentures. To obtain the consent of the holders of our 10% debentures to the proposed sale of our EarthLiquids division described in this proxy statement, we have offered full-ratchet anti-dilution protection to the holders of these debentures for a period of 18 months commencing on the date of the closing of the sale of the EarthLiquids division. Under these circumstances, if we issue any additional shares of our common stock at a price less than $0.90 during the applicable 18-month period, the number of shares that the holders of our 10% debentures would receive upon conversion would increase. For example, if we issued shares at $0.11 per share, the closing price of our common stock on January 4, 2002, during the applicable 18-month period, based on the balance of the 10% debentures at January 9, 2002, the holders would receive 128,120,200 shares of our common stock if all the holders converted their 10% debentures. These share calculations do not include the effect of the issuance of additional 10% debentures in lieu of cash interest payments in the future. After the 18-month period, the 10% debentures will have weighted average anti-dilution protection.

         o In connection with the sale of our Solid Waste division, we issued $4,336,881 of new 8% convertible debentures due October 31, 2006 in exchange for the same face amount of our 10% debentures held by Mr. Moorehead and his wife, Shelley Moorehead. The terms of the 8% debentures are substantially similar to the 10% debentures, except that the interest rate is fixed at 8% per year and the conversion price is fixed at $1.00 per share. In addition, EarthCare's board of directors, at its option, if it determines that it is unable to refinance or repay the 8% replacement debentures, may require conversion of the 8% replacement debentures into shares of EarthCare's common stock at a conversion price of $1.00 per share. If the 8% debentures were converted into shares of common stock on January 9, 2002, we would have been obligated to issue 4,336,881 shares of our common stock. If the 8% debentures are held to maturity and then converted into shares of our common stock, we would be required to issue approximately 5.3 million shares of our common stock. These share calculations include the effect of the issuance of additional 8% debentures in lieu of cash interest payments in the future.

         o As of January 9, 2002, we have issued options to acquire 902,329 shares of common stock at weighted average exercise price of $10.15 per share. We have an additional 897,671 shares reserved for issuance under our stock option plans.

         o In connection with the sale of our Solid Waste division, General Waste Corporation assumed $2,500,000 of our indebtedness in the form of a bridge loan placed by Sanders Morris Harris, and $1,500,000 of indebtedness in the form of a bridge loan payable to Sagemark Capital. However, we have continuing obligations under those agreements, including obligations to issue common, and, possibly, preferred stock of EarthCare, and we will not be released from these obligations unless and until General Waste Corporation repays in full all indebtedness under such loans. We have issued a warrant to purchase 300,000 shares of common stock at an exercise price of $0.0001 to Sanders Morris Harris at the closing of the Solid Waste sale transaction and we remain obligated to issue 100,000 shares of our common stock to the holders of the Sanders Morris Harris bridge loan for each month that the bridge loan is not repaid in full. To date, we have issued 900,000 shares to the holders of the Sanders Morris Harris bridge loan under this obligation. In the event that we issue debt or equity securities resulting in aggregate gross proceeds to us in excess of $10 million, the lenders under the Sanders Morris Harris bridge note may, in certain circumstances, have the option to convert any amounts owing under the bridge loan into preferred stock of EarthCare. In addition, we paid a fee of $25,000 and have issued 500,000 shares of common stock to Sagemark Capital at the closing of the Solid Waste sale transaction, and we remain obligated to issue 13,636,364 shares of our common stock to Sagemark Capital if Sagemark Capital elects to convert its bridge loan into common stock before it is repaid in full. See "The EarthLiquids Sale Proposal - Additional Background - Sale of Solid Waste Division."


         o Our stockholders will also experience dilution if we issue common stock as consideration for acquisitions or if we conduct primary public or private offerings of our common stock.

         WE MAY NOT HAVE ENOUGH CAPITAL OR BE ABLE TO RAISE ENOUGH ADDITIONAL CAPITAL ON SATISFACTORY TERMS TO MEET OUR CAPITAL REQUIREMENTS.

         Our continued operations will require additional capital. We currently have no capacity under our existing credit facilities. As a result, we will seek to refinance remaining indebtedness and to locate additional sources of debt or equity financing. If we seek more debt financing, our interest expense will increase and we may have to agree to financial covenants that limit our operations and financial flexibility. We may not be able to issue equity securities on favorable terms or at all. If we are successful in raising more equity, we will dilute the ownership interests of our then-existing stockholders.

         WE HAVE A LIMITED OPERATING HISTORY AND AN ABSENCE OF COMBINED OPERATING HISTORY.


         We were organized in 1997 and began active operations at that time. As a result, we have very little operating history as an integrated non-hazardous liquid waste company to which investors may look to evaluate our performance. Since we began operations, we have completed twenty acquisitions and six sales of businesses. We have experienced operating losses since our inception and as of September 30, 2001, we have an accumulated deficit of $114.9 million. We cannot assure you that we will be able to effectively manage the combined entity or to effectively implement an acquisition program or internal growth strategy.


         WE DEPEND ON THE SERVICES OF THE MEMBERS OF OUR SENIOR MANAGEMENT TEAM AND THE DEPARTURE OF ANY OF THOSE PERSONS MIGHT MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND FINANCIAL RESULTS.

         We are dependent on the services of management and key personnel and we believe that our success will depend upon the efforts and abilities of management and such key personnel. Furthermore, we may be dependent on the management and key personnel of companies that we may acquire in the future. If any of these individuals do not continue in their position with us or if we are unable to attract and retain other skilled employees, our business, financial condition and operating results may be affected materially. The competition for qualified personnel is intense and we cannot assure you that we will be able to continue to hire and retain sufficiently qualified management and key personnel needed to operate our businesses successfully. We do not currently maintain any "key man" life insurance on any of our senior managers.


         Mr. Moorehead, our chairman, is also the chairman of General Waste Corporation, the company that acquired our Solid Waste division. We anticipate that Mr. Moorehead will spend approximately 20% of his time on matters relating to General Waste Corporation. As part of the sale of our Solid Waste division, Harry Habets resigned as EarthCare's president and chief operating officer and joined General Waste Corporation as its president.


         WE COMPETE FOR ACQUISITION CANDIDATES WITH OTHER PURCHASERS, MOST OF WHICH HAVE GREATER FINANCIAL RESOURCES THAN EARTHCARE.


         Other companies have adopted, or possibly will adopt, our strategy of acquiring and consolidating regional and local non-hazardous liquid businesses. We expect that increased consolidation in the non-hazardous liquid waste industry will increase competitive pressures. Increased competition for acquisition candidates may make fewer acquisition opportunities available to us and may cause us to make acquisitions on less attractive terms, such as higher purchase prices. Acquisition costs may increase to levels beyond our financial capability or to levels that would adversely affect our operating results and financial condition. Our ongoing ability to make acquisitions will depend in part on the relative attractiveness of our common stock as consideration for potential acquisition candidates. This attractiveness may depend largely on the relative market price and capital appreciation prospects of our common stock compared to the common stock of our competitors. If the market price of our common stock were to remain at current levels, we could find it difficult to make acquisitions on attractive terms.


         WE FACE SIGNIFICANT COMPETITION IN THE MARKETS IN WHICH WE OPERATE.


         We compete with a significant number of other non-hazardous liquid waste companies. We compete primarily on the basis of proximity to collection operations, fees charged and quality of service. We also compete with other disposal sites. Future technological changes and innovations may result in a reduction in the amount of non-hazardous liquid waste generated or in alternative methods of treatment and disposal being developed. We also compete with customers who may seek to enhance or develop their own methods of disposal. We may be at a disadvantage competing against other companies that are better capitalized, have greater name recognition, have more background and experience, have greater financial, technical, marketing and other resources and skills, have better facilities or are able to provide services or products at a lower cost than us.


         We also compete with counties, municipalities and other waste districts that maintain their own waste collection and disposal operations. These operators may have financial advantages over us because of their access to user fees and similar charges, tax revenues and tax-exempt financing.


         The highly fragmented non-hazardous liquid waste industry has low barriers to entry and we may not be able to penetrate existing markets. Even if we are successful at penetrating the markets in which we operate and implementing our new programs, we cannot be assured that new competitors will not enter the markets. If we are not able to compete effectively in the markets in which we operate, we could suffer material and adverse effects on our business and financial results.


         EXTENSIVE AND EVOLVING ENVIRONMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

         Environmental laws and regulations have been enforced more and more stringently in recent years because of greater public interest in protecting the environment. These laws and regulations impose substantial costs on us and affect our business in many other ways. In addition, federal, state and local governments may change the rights they grant to and the restrictions they impose on liquid waste services companies, and some changes could have a material adverse effect on us.

         WE MAY ENCOUNTER POTENTIAL ENVIRONMENTAL LIABILITIES THAT OUR INSURANCE MAY NOT COVER.


         During the ordinary course of our operations, we have from time to time received, and expect that we may in the future receive, citations or notices from governmental authorities that our operations are not in compliance with our permits or certain applicable regulations, including various transportation, environmental or land use laws and regulations. We generally seek to work with the authorities to resolve the issues raised by such citations or notices. There can be no assurance, however, that we will always be successful in this regard and the failure to resolve a significant issue could result in adverse consequences to us.


         While we maintain insurance, such insurance is subject to various deductible and coverage limits and certain policies exclude coverage for damages resulting from environmental contamination. There can be no assurance that insurance will continue to be available to us on commercially reasonable terms, that the possible types of liabilities that may be incurred by us will be covered by our insurance, that our insurance carriers will be able to meet their obligations under their policies or that the dollar amount of such liabilities will not exceed our policy limits. An uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, results of operations and financial condition.

         VARIOUS EVENTS, INCLUDING SOME BEYOND OUR CONTROL, MAY NEGATIVELY AFFECT THE VALUE OF OUR STOCK.

         The market price of our common stock could be subject to significant fluctuations in response to various factors and events, including the issuance of shares in acquisitions, the liquidity of the market for the common stock, differences between our actual financial or operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, new statutes or regulations or changes in interpretations of existing statutes and regulations affecting our business, changes in general economic conditions or broad stock market fluctuations.


         WE MAY BE SUBJECT IN THE NORMAL COURSE OF BUSINESS TO JUDICIAL AND ADMINISTRATIVE PROCEEDINGS INVOLVING FEDERAL, STATE OR LOCAL AGENCIES OR CITIZENS' GROUPS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.


         Governmental agencies might impose fines or penalties on us. They might also attempt to revoke or deny renewal of our operating permits, franchises or licenses for violations or alleged violations of environmental laws or regulations, or to require us to remediate potential environmental problems relating to waste that we or our predecessors collected, transported, disposed of or stored. Individuals or community groups might also bring actions against us in connection with our operations. Any adverse outcome in these proceedings could have a material adverse effect on our business and financial results and create adverse publicity about us.


         WE MAY INCUR ADDITIONAL CHARGES RELATED TO ACQUISITION EXPENDITURES.

         In accordance with generally accepted accounting principles, we capitalize some expenditures and advances relating to acquisitions and pending acquisitions. We expense indirect acquisition costs such as executive salaries, general corporate overhead, public affairs and other corporate services as we incur those costs. We charge against earnings any unamortized capitalized expenditures and advances, net of any amount that we estimate we will recover, through sale or otherwise that relate to any pending acquisition that is not consummated. Therefore, we might incur charges against earnings in future periods that could materially and adversely affect our business and financial results.


         OUR STOCKHOLDERS MAY NOT APPROVE THE PROPOSALS.

         We have received oral indications from Mr. Moorehead, our chairman, chief executive officer and majority stockholder, Mr. Cash, our former vice chairman, and certain affiliates of Messrs. Moorehead and Cash, that they intend to vote their shares in favor of the proposals. These stockholders represent approximately 55% of the current voting power. We do not have binding agreement from Mr. Moorehead, Mr. Cash or their affiliates to vote in favor of the proposals and we cannot assure you that they will vote in favor of the proposals. If Mr. Moorehead, Mr. Cash and their affiliates fail to vote in favor of the proposals, we will be unable to complete the EarthLiquids sale in accordance with the requirement imposed by our senior lenders or increase the authorized capital stock of our company.


         PROVISIONS IN OUR CHARTER AND BYLAWS MAY DETER CHANGES IN CONTROL THAT COULD BENEFIT OUR STOCKHOLDERS.


         Certain provisions of Delaware law and certain provisions of our certificate of incorporation and bylaws could delay or impede the removal of incumbent directors and could make it more difficult for a third-party to acquire, or could discourage a third-party from attempting to acquire, control of EarthCare. Such provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Our certificate and bylaws impose various procedural and other requirements, including a staggered board of directors, removal of directors only for cause and the issuance of preferred stock as described below, that could make it more difficult for stockholders to effect certain corporate actions. The certificate gives our board of directors the authority to issue up to 30 million shares of preferred stock and to determine the price, rights, preferences and restrictions, including the voting rights of such shares, without any further vote or action by our stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock issued in the future. We may issue preferred stock in the future as part of our efforts to raise equity capital. The "business combinations" statute under Delaware law may restrict certain business combinations by interested stockholders. We have entered into employment agreements with our executive officers that contain change in control provisions. The change in control provisions may hinder, delay, deter or prevent a tender offer, proxy contest or other attempted takeover because the covered employees can terminate their employment in such event and receive payments for 24 months to 60 months after termination pursuant to their respective agreements.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


         This proxy statement contains forward-looking statements that reflect our current views with respect to future events and that may impact our results of operations and financial condition. In this proxy statement, the words "anticipates," "believes," "expects," "intends," "future," "may," "will," "should," "plans," "estimates," "potential" or "continue," or the negative of these terms, or other similar expressions, identify forward-looking statements. These forward-looking statements are only predictions and are subject to risks and uncertainties and other factors, including those set forth above under the caption "Risks Factors" and elsewhere in this proxy statement, which could cause actual future results to differ materially from historical results, or those described in the forward-looking statements. The forward-looking statements contained in this proxy statement should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we have no intention or obligation to update publicly any forward-looking statements after we distribute this proxy statement, whether as a result of new information, further events or otherwise.

                       SELECTED HISTORICAL FINANCIAL DATA

         The following selected historical financial data is derived from EarthCare Company's financial statements for the years ended December 31, 2000, 1999 and 1998 as included in this proxy statement. The historical data for 1997 from the date of inception to December 31, 1997 and for the predecessor periods in 1997 and 1996 is derived from EarthCare's Annual Report on Form 10-K for the year ended December 31, 1998, except that such historical data has been restated to reflect the effects of EarthCare's discontinued operations. The historical data for the nine-month periods ended September 30, 2001 and 2000 has been derived from EarthCare's quarterly report on Form 10-Q/A for the quarterly reporting period ended September 30, 2001. All the financial data reflects the reclassifications to give effect to the discontinued operations. The financial data should be read in conjunction with our historical financial statements for the three and the nine-month periods ended September 30, 2001 and for each of the years in the three year period ended December 31, 2000, including the notes related thereto, and management's discussion and analysis of our financial condition and results of operations, included elsewhere in this proxy statement.




                                                                   EarthCare Company
                                   --------------------------------------------------------------------------------
                                                                             December 31,                              Predecessor
                                   September 30,    ---------------------------------------------------------------    December 31,
                                        2001            2000              1999             1998            1997            1996
                                   -------------    -------------    -------------    -------------    ------------   -------------
BALANCE SHEET DATA:
  Working capital (deficit)        $ (41,037,277)   $ (36,582,420)   $   2,426,363    $     938,120   $  (1,153,561)  $    (130,188)
  Assets held for sale                12,463,637       20,185,478       19,136,475       14,689,012       2,254,959       1,084,058
  Net assets of discontinued
       operations - current
       and long-term                  38,550,936       39,812,038       19,510,736             --              --              --
  Property, plant and
       equipment, net                 12,845,416       14,216,421        8,676,685        3,276,753            --              --
  Intangible assets, net              23,490,403       23,908,362       17,963,718        8,220,797            --              --
  Total assets                         4,213,114      108,371,026       74,263,306       33,290,279       2,614,143       1,102,047
  Long-term debt,
       including current portion      86,882,537       88,828,316       47,448,606        9,327,940       1,423,955         539,859
  Retained earnings
       (accumulated deficit)        (114,903,971)    (102,424,185)     (18,046,801)      (1,687,442)       (258,352)        270,441
  Total stockholders' equity
       (deficit)                     (49,394,477)     (42,409,571)      19,615,724       19,016,070         812,453         270,941

                                                                       EarthCare Company
                                        -----------------------------------------------------------------------------------------
                                                                                                                    Period from
                                                                                                                     inception
                                        Nine months     Nine months                                                  (March 19,
                                           ended          ended                Year ended December 31,                1997) to
                                        September 30,  September 30,   -----------------------------------------    December 31,
                                           2001            2000           2000          1999           1998             1997
                                        ------------   ------------   ------------   ------------   ------------   ------------

CONTINUING OPERATIONS:

Revenue                                 $ 30,282,540   $ 37,718,761   $ 47,897,856   $ 38,403,882   $ 25,690,672   $    737,858
Operating expenses:
  Cost of operations                      20,335,463     24,809,933     32,680,272     25,409,930     17,907,036        406,638
  Selling, general and administrative     12,150,907     15,152,808     20,361,468     12,633,590      7,509,375        521,372
  Impairment loss on long-lived assets            --             --      3,350,574     11,261,000             --
  Depreciation and amortization            2,866,567      2,620,495      3,596,210      2,327,094      1,348,357        127,338
                                        ------------   ------------   ------------   ------------   ------------   ------------
    Total operating expenses              35,352,937     42,583,236     59,988,524     51,631,614     26,764,768      1,055,348
                                        ------------   ------------   ------------   ------------   ------------   ------------

Operating income (loss)                   (5,070,397)    (4,864,475)   (12,090,668)   (13,227,732)    (1,074,096)      (317,490)

Interest expense                           8,011,591      4,750,927      6,437,627      1,625,590        657,455        104,494
Other (income) expense                            --             --        528,999        199,493          2,101             --
                                        ------------   ------------   ------------   ------------   ------------   ------------

Income (loss) before income
  tax provision (benefit)                (13,081,988)    (9,615,402)   (19,057,294)   (15,052,815)    (1,733,652)      (421,984)

Income tax provision (benefit)                    --             --             --        571,060       (304,562)      (163,632)
                                        ------------   ------------   ------------   ------------   ------------   ------------

Income (loss) from continuing
  operations                             (13,081,988)    (9,615,402)   (19,057,294)   (15,623,875)    (1,429,090)      (258,352)
                                        ------------   ------------   ------------   ------------   ------------   ------------

DISCONTINUED OPERATIONS:

Income (loss) from discontinued
  operations:
    Loss included in accrual for
      loss on sale of EarthAmerica         1,911,773             --             --             --             --             --
    EarthLiquids                             283,510        143,122        503,023       (344,182)            --             --
    Solid Waste                           (1,464,111)       632,264        871,844             --             --             --
    Allen Tate                                    --     (1,580,177)    (2,239,454)      (478,119)            --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------
                                             731,172       (804,791)      (864,587)      (822,301)            --             --

Loss from sale of discontinued
  operations:
    EarthAmerica                                  --             --    (32,043,044)            --             --             --
    EarthLiquids                                  --             --    (28,380,660)            --             --             --
    Allen Tate                                    --             --     (4,021,018)            --             --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------
                                                  --             --    (64,444,722)            --             --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------

Net income (loss) from
    discontinued operations:                 731,172       (804,791)   (65,309,309)      (822,301)            --             --

Extraordinary gain (loss) on
    early retirement of debt                      --             --             --         86,817             --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------

Net income (loss)                        (12,350,816)   (10,420,193)   (84,366,603)   (16,359,359)    (1,429,090)      (258,352)

Dividends and accretion of discount
    on Series A preferred stock           (1,123,124)            --        (62,632)            --             --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------

Net income (loss) available to common
    shareholders                        $(13,473,940)  $(10,420,193)  $(84,429,235)  $(16,359,359)  $ (1,429,090)  $   (258,352)
                                        ============   ============   ============   ============   ============   ============

Net loss per share:
    Continuing operations               $      (0.78)  $      (0.76)  $      (1.46)  $      (1.51)  $      (0.17)  $      (0.13)
    Discontinued operations                     0.04          (0.06)         (4.99)         (0.08)            --             --
    Extraordinary gain                            --             --           0.01             --             --             --
                                        ------------   ------------   ------------   ------------   ------------   ------------
                                        $      (0.74)  $      (0.82)  $      (6.44)  $      (1.59)  $      (0.17)  $      (0.13)
                                        ============   ============   ============   ============   ============   ============

Weighted average number of
    common shares                         18,119,909     12,644,300     13,101,022     10,321,164      8,427,407      1,940,536

                                                  Predecessor
                                         ---------------------------
                                          Period from
                                          January 1,
                                             1997 to     Year ended
                                          December 31,  December 31,
                                              1997          1996
                                         ------------   ------------

CONTINUING OPERATIONS:

Revenue                                  $  1,218,268   $  1,832,043
Operating expenses:
  Cost of operations                          625,892        785,996
  Selling, general and administrative         646,273        757,655
  Impairment loss on long-lived assets
  Depreciation and amortization               121,496        122,296
                                         ------------   ------------
    Total operating expenses                1,393,661      1,665,947
                                         ------------   ------------

Operating income (loss)                      (175,393)       166,096

Interest expense                               22,077         70,868
Other (income) expense                       (204,124)        (2,500)
                                         ------------   ------------

Income (loss) before income
  tax provision (benefit)                       6,654         97,728

Income tax provision (benefit)                  4,334         39,094
                                         ------------   ------------

Income (loss) from continuing
  operations                                    2,320         58,634
                                         ------------   ------------

DISCONTINUED OPERATIONS:

Income (loss) from discontinued
  operations:
    Loss included in accrual for
      loss on sale of EarthAmerica                 --             --
    EarthLiquids                                   --             --
    Solid Waste                                    --             --
    Allen Tate                                     --             --
                                         ------------   ------------
                                                   --             --

Loss from sale of discontinued
  operations:
    EarthAmerica                                   --             --
    EarthLiquids                                   --             --
    Allen Tate                                     --             --
                                         ------------   ------------
                                                   --             --
                                         ------------   ------------

Net income (loss) from
    discontinued operations:                       --             --

Extraordinary gain (loss) on
    early retirement of debt                       --             --
                                         ------------   ------------

Net income (loss)                               2,320         58,634

Dividends and accretion of discount
    on Series A preferred stock                    --             --
                                         ------------   ------------

Net income (loss) available to
    common shareholders                  $      2,320   $     58,634
                                         ============   ============

Net loss per share:
    Continuing operations                         N/A            N/A
    Discontinued operations                       N/A            N/A
    Extraordinary gain                            N/A            N/A
                                                  N/A            N/A

Weighted average number of
    common shares                                 N/A            N/A




                       UNAUDITED PRO FORMA FINANCIAL DATA

         We are presenting the following unaudited pro forma balance sheet financial data in order to reflect the following information:


o Our historical balance sheet as of September 30, 2001, as derived from our financial statements as of September 30, 2001, included elsewhere in this proxy, which have been reclassified to give effect to the discontinued operations,

o The effect of selling the following divisions or lines of business to strategic buyers:

         o        EarthLiquids division to USFilter,

         o Assets and operations of our former EarthAmerica division's service centers in Houston and Dallas, Texas, Atlanta, Georgia and Orlando, Florida to two affiliates of Heritage Propane Partners, L.P.,

         o        Solid Waste division to General Waste Corporation,

         o Portable toilet services line of business in New Jersey and New York, and

         o        Liquid waste treatment facility in Orlando, Florida,

o A pro forma balance sheet as of September 30, 2001, assuming that these transactions have taken place.

         The adjustments that are presented are described more fully after the pro forma financial data. These adjustments are directly related to the transactions described above, based on completed transactions or based on transactions that are expected to be completed.


         The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable. The pro forma financial information is unaudited and not necessarily indicative of the results that would actually have occurred if the transactions had been consummated. The pro forma financial information is also not necessarily indicative of results that may be obtained in the future.


         You should read this financial information in conjunction with our historical financial statements as of September 30, 2001.

                                EARTHCARE COMPANY
                          PRO FORMA BALANCE SHEET DATA
                            AS OF SEPTEMBER 30, 2001



                                                                               Sale of EarthLiquids           Sale of Solid
                                                              Historical              division                Waste division
                                                           ---------------    ----------------------         ---------------

ASSETS

Current assets:
      Cash and cash equivalents                            $       225,313    $                   --         $            --
      Accounts receivable                                        4,955,331                        --                      --
      Prepaid expenses and
            other current assets                                 2,123,521                        --                      --
      Assets held for sale                                      12,463,637
      Net assets of discontinued operations                     38,550,936               (28,088,704) EL-1       (10,462,232) SW-1
                                                           ---------------    ----------------------         ---------------
            Total current assets                                58,318,738               (28,088,704)            (10,462,232)

Property, plant and equipment, net                              12,845,416                        --                      --
Intangible assets, net                                          23,490,403                        --                      --
Other long-term assets                                           4,213,114                        --                      --
                                                           ---------------    ----------------------         ---------------

                  Total assets                             $    98,867,671    $          (28,088,704)        $   (10,462,232)
                                                           ===============    ======================         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
      Accounts payable                                     $     8,544,571    $                   --         $            --
      Accrued liabilities                                       41,905,891                  (955,000) EL-2                --
      Current portion of long-term debt                         48,905,553               (22,200,000) EL-3        (5,000,000) SW-2
                                                           ---------------    ----------------------         ---------------
            Total current liabilities                           99,356,015               (23,155,000)             (5,000,000)

Long-term debt                                                  37,976,984                        --              (5,711,000) SW-3

Commitments and contingencies

Series A preferred stock                                        10,929,149                        --             (10,629,149) SW-4

Stockholders' equity (deficit):
      Preferred stock                                                   --                        --                      --
      Common stock                                                   2,198                        --                      --
      Additional paid-in capital                                65,507,296                        --                      --
      Accumulated deficit                                     (114,903,971)               (4,933,704) EL-4        10,877,917  SW-5
                                                           ---------------    ----------------------         ---------------
            Total stockholders' equity (deficit)               (49,394,477)               (4,933,704)             10,877,917
                                                           ---------------    ----------------------         ---------------

                  Total liabilities and stockholders'
                        equity (deficit)                   $    98,867,671    $          (28,088,704)        $   (10,462,232)
                                                           ===============    ======================         ===============



                                                             Other sales              Pro Forma
                                                           ---------------         ---------------

ASSETS

Current assets:
      Cash and cash equivalents                            $            --         $       225,313
      Accounts receivable                                        1,656,387   OS-1        6,611,718
      Prepaid expenses and
            other current assets                                        --               2,123,521
      Assets held for sale                                     (12,463,637)  OS-2               --
      Net assets of discontinued operations                             --                      --
                                                           ---------------         ---------------
            Total current assets                               (10,807,250)              8,960,552

Property, plant and equipment, net                                      --              12,845,416
Intangible assets, net                                                  --              23,490,403
Other long-term assets                                                  --               4,213,114
                                                           ---------------         ---------------

                  Total assets                             $   (10,807,250)        $    49,509,485
                                                           ===============         ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
      Accounts payable                                     $            --         $     8,544,571
      Accrued liabilities                                       (7,800,250)  OS-3       33,150,641
      Current portion of long-term debt                         (3,007,000)  OS-4       18,698,553
                                                           ---------------         ---------------
            Total current liabilities                          (10,807,250)             60,393,765

Long-term debt                                                          --              32,265,984

Commitments and contingencies                                                                   --

Series A preferred stock                                                --                 300,000

Stockholders' equity (deficit):
      Preferred stock                                                   --                      --
      Common stock                                                      --                   2,198
      Additional paid-in capital                                        --              65,507,296
      Accumulated deficit                                               --            (108,959,758)
                                                           ---------------         ---------------
            Total stockholders' equity (deficit)                        --             (43,450,264)
                                                           ---------------         ---------------

                  Total liabilities and stockholders'
                        equity (deficit)                   $   (10,807,250)        $    49,509,485
                                                           ===============         ===============

                                EARTHCARE COMPANY
                        NOTES TO PRO FORMA FINANCIAL DATA
                                   (UNAUDITED)




      NOTE                                DESCRIPTION                                                  AMOUNT
      ----                                -----------                                                  ------


                                   SALE OF EARTHLIQUIDS DIVISION

       EL-1 This adjustment represents the net assets of the EarthLiquids division as of September 30, 2001, as shown separately elsewhere in this proxy ($28.1 million).

       EL-2 This adjustment represents the amount of deferred interest payable as of September 30, 2001 ($155,000) and the amount of deferred amendment fees that are owed to our senior lenders ($800,000).

       EL-3 This amount represents the net cash proceeds to be used to repay our senior credit facility, that were determined as follows:

                     o        Cash sales price for EarthLiquids division                        $     35,000,000
                     o        Less amount to be held back by USFilter for general and
                              environmental claims                                                    (3,800,000)
                     o        Less expected working capital adjustment, including the
                              expected cost to acquire a hedge instrument                             (4,600,000)
                     o        Less fees for attorneys, accountants and printers and the
                              expected cost of insurance run-off premiums                             (3,445,000)
                     o        Less expected amount deferred interest and amendment fees owed to senior lenders at the closing of the sale of the
                              EarthLiquids division                                                     (955,000)
                                                                                                ----------------
                                                                                                $     22,200,000
                                                                                                ================

       EL-4 This adjustment represents the expected loss on the sale of the EarthLiquids division to be recognized during the fourth quarter of 2001 in excess of the $28.4 million loss recorded during the fourth quarter of 2000. Since this amount relates to matters that originated after September 30, 2001, this loss was not recorded as of September 30, 2001.

                                    SALE OF SOLID WASTE DIVISION

       SW-1        This adjustment represents the net assets of our Solid
                   Waste division as of September 30, 2001, including the debt of our Solid Waste division that was assumed by General Waste Corporation.

       SW-2 This adjustment represents the cash received from the sale of our Solid Waste division to General Waste
                   Corporation ($2.5 million) and from the sale of our West Palm Beach real property ($2.5 million).

       SW-3 This adjustment represents the amount of 12% notes received by EarthCare as part of the consideration for the sale of our Solid Waste division.

                                EARTHCARE COMPANY
                        NOTES TO PRO FORMA FINANCIAL DATA
                                   (UNAUDITED)



      NOTE                                DESCRIPTION                                                  AMOUNT
      ----                                -----------                                                  ------


       SW-4        This adjustment represents the face value of the Series
                   A preferred stock ($12.6 million) received as part of the consideration for the sale of our Solid Waste division, offset by the discount on the Series A preferred stock ($2.0 million).

       SW-5 This amount represents the estimated net gain on the sale of our Solid Waste division.

                                            OTHER SALES

       OS-1        This adjustment represents the amounts held back by Heritage
                   Propane Partners, L.P. as part of the sale of substantially all of the assets of our former EarthAmerica division's service centers in the Southern United States ($1,481,000) and the amount expected to be held back upon the completion of the sale of our liquid waste treatment facility in Orlando, Florida ($175,000). We have not recorded any adjustment for the amount to be held back by USFilter as we have concluded that substantially all of this holdback will be used for environmental claims, which we may not be able to recover under our run insurance policies.

       OS-2        This adjustment represents the assets of our former
                   EarthAmerica division's Southern United States service centers and the assets of our portable toilet lines of business in New York and New Jersey that have been or are expected to be sold. See Note 3 to our financial statements for the nine months ended September 30, 2001 located elsewhere in this proxy for further disclosure of the assets held for sale.

       OS-3 This adjustment represents the losses incurred and the expected losses to be incurred from the sale of our former EarthAmerica division's Southern United States service centers and the portable toilet lines of business. See Note 3 to our financial statements for the nine months ended September 30, 2001 for further disclosure on the losses incurred or expected to be incurred.

       OS-4 This adjustment represents the net cash proceeds used to pay down our senior credit facility that were received from the sale of our Orlando septic services line of business
                   ($25,000), substantially all the assets of our former
                   EarthAmerica division's Southern United States service centers ($2.1 million) and the cash received or expected to be received form the sale of the assets related to our portable toilet lines of business ($414,000) and the sale of our liquid waste treatment facility ($525,000).

                               THE SPECIAL MEETING

PURPOSE

         The special meeting is being held to consider and vote on a proposal to sell our EarthLiquids division and a proposal to amend our Certificate of Incorporation to increase the authorized number of shares of EarthCare common stock. A special committee of our board of directors has determined that the terms of the EarthLiquids transaction are fair to and in the best interests of EarthCare and our stockholders. Our board of directors, taking into account the recommendations of the special committee and the fairness opinion of the special committee's financial advisor, has unanimously determined that the sale of our EarthLiquids division is fair to and in the best interests of EarthCare and our stockholders. Our board of directors has also determined that the amendment to our Certificate of Incorporation is advisable and in your best interests.

DATE, PLACE AND TIME


         The special meeting of our stockholders will be held at our corporate offices located at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254 on February __, 2002, at 10:00 a.m.


RECORD DATE AND VOTING RIGHTS AND REQUIREMENTS

         RECORD DATE


         Our board of directors has fixed January 8, 2002, as the record date for the special meeting. Only holders of record of our common stock and Series A preferred stock at the close of business on January 9, 2002 will be entitled to notice of and to vote at the special meeting or any adjournment thereof. As of the record date, there were 22,780,125 shares of common stock outstanding, of which 12,998,706 shares were held by our officers and directors and there were 300,000 shares of Series A preferred stock outstanding.


         QUORUM REQUIREMENT

         To constitute a quorum at the special meeting, a majority of the total number of shares entitled to vote on the special meeting record date must be present, represented either in person or by proxy.

         VOTING


         At the special meeting, holders of record of our common stock as of the record date will be entitled to one vote for each share held. Holders of record of our Series A preferred stock will be entitled to one vote for each share of common stock into which their shares of Series A preferred stock are convertible. Based on the conversion price of $0.30 per share as of January 9, 2002, the holders of our Series A preferred stock would be entitled to 1,000,000 votes.

         Approval of the EarthLiquids sale proposal and the amendment of our Certificate of Incorporation each require the affirmative vote of the holders of a majority of the outstanding shares of our common stock and Series A preferred stock, voting together as a single class.

         ABSTENTIONS AND BROKER NON-VOTES


         Abstentions and broker non-votes will be counted as shares present for determination of a quorum at the special meeting. For purposes of determining whether the proposals are approved, abstentions and broker non-votes will have the same effect as votes against such proposals.


         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU ARE A HOLDER OF RECORD, YOU MAY ALSO CAST YOUR VOTE IN PERSON AT THE SPECIAL MEETING. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT THEM ON HOW TO VOTE YOUR SHARES.

         VOTING OF AND REVOCATION OF PROXIES

         All shares that are represented by properly executed proxies received before or at the special meeting and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the executed proxies, shares represented by the proxies will be voted FOR approval of the proposals and any other business properly brought before the meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. The revocation may be made in person at the special meeting or by written notification to our assistant secretary.

         SOLICITATION OF PROXIES

         Your proxy is being solicited by and on behalf of our board of directors. We will pay the cost of all proxy solicitation. Our officers and other employees may solicit proxies by personal interview or by telephone or facsimile device, in addition to the use of the mails. None of these individuals will receive special compensation for such services, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. We may reimburse brokerage firms, banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding proxy solicitation materials to beneficial owners.

         EXPENSES OF SOLICITATION

         The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

                  PROPOSAL ONE: THE EARTHLIQUIDS SALE PROPOSAL

PRINCIPAL PARTIES TO THE EARTHLIQUIDS SALE

         EARTHCARE


         Through our subsidiaries, we are engaged in two non-hazardous waste businesses. Our Liquid Waste division, which includes components of our former EarthAmerica division, provides non-hazardous liquid waste collection, processing, treatment, disposal, bulk transportation, pumping, plumbing and maintenance services from our operating locations in New York, New Jersey and Pennsylvania. Our EarthLiquids division provides non-hazardous used oil and oily wastewater recovery and treatment services in Florida, Delaware, Louisiana, Maryland, New Jersey and Pennsylvania. EarthLiquids also sells refined oil derived from used oil and oily wastewater. On January 8, 2002, we completed the sale of our Solid Waste division to General Waste Corporation, a private company owned by Donald F. Moorehead, Jr., our chairman. In a transaction related to the sale of our Solid Waste division, on December 21, 2001, we sold the property in West Palm Beach, Florida used by our Solid Waste division to Fairgrounds Road Property, LLC, an affiliate of Raymond Cash, our former vice chairman. We are a publicly traded company whose common stock is currently traded on the OTC Bulletin Board under the symbol "ECCO.OB".


         USFILTER RECOVERY SYSTEMS (MID-ATLANTIC), INC.

         USFilter is a subsidiary of United States Filter Corporation, which is a subsidiary of Vivendi Water Company. Vivendi Water is a global provider of commercial, industrial, municipal and residential water and wastewater treatment systems, products and services, with operations in more than 100 countries and with more than 70,000 employees worldwide. USFilter provides customized water management solutions to municipalities, businesses, industries, and consumers, including bottled water service for homes, water treatment technologies for manufacturers, and the design, construction, operation and financing of entire water and wastewater management systems.

BACKGROUND OF THE EARTHLIQUIDS SALE

         GENERAL

         EarthCare was created to become a leading national non-hazardous waste company through strategic acquisitions of companies that provide non-hazardous liquid and solid waste services. From our inception in 1997 through 2000, we completed 20 acquisitions of providers of pumping and other non-hazardous liquid waste service, including plumbing, bulk hauling, industrial solid digest waste and portable toilets. As we integrated these operations into our EarthAmerica division, we discovered that their revenues were inconsistent and were subject to factors such as weather, advertising and effective service center management.

         Our management team determined that a significant portion of the newly acquired companies' operating results was generated by non-pumping services. A significant proportion of this non-pumping business was reactionary, meaning that when a customer called for service, EarthAmerica would react and provide the needed service. When customer call volume declined, our operating results were negatively affected. While certain lines of business, such as bulk hauling and industrial digest services, maintained a steady volume of profitable business, other lines of business, such as plumbing, construction and portable toilets, were not profitable. Furthermore, frequent turnover in management, supervisory, sales and customer service personnel negatively affected the operating results of our EarthAmerica division.


         During 1999, our management team believed that the EarthAmerica restaurant and residential services could be expanded nationally by acquiring other non-hazardous liquid waste companies and using their operating platforms to help grow our EarthAmerica division. As a result, we identified used oil recycling and processing as a line of business that might complement our existing lines of business. In 1999 and 2000, we completed the acquisitions of International Petroleum Corporation and Magnum Environmental and integrated these operations into our EarthLiquids division. These acquisitions did not provide any additional growth for our EarthAmerica restaurant and residential service.

         In order to finance our EarthAmerica and EarthLiquids acquisitions and to finance the EarthAmerica sales and marketing efforts and operating losses, we relied on a combination of senior and subordinated debt and sales of our common stock. During 1999, 2000 and 2001, our overall operating results, primarily affected by the negative operating results of EarthAmerica, were not adequate to sustain the level of debt financing required. While we were able to service cash interest expense during this period, we were not able to meet the financial performance criteria demanded by our senior lenders. We were not in compliance with the financial covenants, in particular the monthly and quarterly minimum EBITDA, required by our senior lenders during each of the periods from December 31, 1999 through September 30, 2001.

         During the first half of 2000, EarthAmerica's management devised a plan to change the way in which we provide residential septic and restaurant grease trap services. Rather than wait for a customer to call for service, EarthAmerica service centers would proactively offer these services on a regularly scheduled basis. To enact these plans, EarthAmerica invested significantly in various sales and marketing efforts, many of which were not successful. During the second half of 2000, EarthAmerica's management refined those efforts and settled on two basic approaches. An EarthAmerica sales force, with performance based compensation, was developed to sell services and maintain customer relations with restaurant customers. For the residential septic line of business, sales and marketing efforts were focused on new home construction and real estate agents. In addition, as customers called the EarthAmerica service centers for septic service, we offered annual service plans to handle their septic pumping and maintenance needs. While this approach to restaurant customers appears to be successful and has led to an increase in the number of restaurant and food service customers, the programs targeted for residential customers have not been as successful.


         During the second quarter of 2000, Mr. Moorehead and Mr. Cash agreed to personally guarantee $20 million of our senior credit facility. In addition, each of these individuals was required to provide liquid collateral to our senior lenders because we were not able to raise additional equity or debt capital by the end of the third quarter of 2000 as required by our senior lenders. At that time, Mr. Moorehead agreed to guarantee an additional $40 million of the senior credit facility. During the fourth quarter of 2000, Mr. Moorehead provided approximately $17 million of liquid collateral to the senior lenders, Mr. Cash provided $10 million of liquid collateral and a private investor provided $3 million of liquid collateral. During the third and fourth quarters of 2000, we paid down $8 million on the senior credit facility. This $8 million was financed by selling $5 million of common stock and $3 million of Series A preferred stock to Mr. Moorehead.

         During the third quarter of 2000, our executive management team and board of directors discussed our strategic options and determined that the non-hazardous solid waste business could generate more consistent revenues, cash flows and earnings than the non-hazardous liquid waste business. Our executive management team has extensive experience in the solid waste industry and a proven track record of managing growing profitable operations. In our Form 10-Q for the third quarter of 2000, we disclosed our intent to focus our future management and financial resources on the non-hazardous solid waste industry and to explore strategic and financing alternatives for EarthLiquids, our non-hazardous liquid waste division.


         In July 2000, we acquired a minority interest in Liberty Waste, Inc., a non-toxic solid waste collection, transfer and disposal company operating in Hillsborough County, Florida by issuing 356,000 shares of our common stock to certain minority stockholders of Liberty Waste. In December 2000, we completed the acquisition of Liberty Waste by issuing 520,100 shares of our common stock and by exchanging $5,915,000 of Series A preferred stock for an equal amount of Liberty Waste's subordinated debt. We also assumed the senior debt and equipment and mortgage notes payable of Liberty Waste. Following the acquisition, Liberty Waste changed its name to EarthCare Resource Management of Florida, Inc., and later changed its name again to Earth Resource Management, Inc. We sometimes refer to Earth Resource Management, Inc. as "Earth Resource Management" in this proxy statement. During 2000, we recognized as income approximately $702,000 in management fees paid by Liberty Waste. These fees helped support our ongoing operations. Earth Resource Management was financed as a stand-alone subsidiary of EarthCare and is not a party to our senior credit facility. EarthCare and Earth Resource Management, Inc. agreed not to guarantee each other's senior debt and not to provide permanent financing to each other as long as there are amounts outstanding under our senior credit facility.

         As part of our change of focus to solid waste, we sold our environmental compliance software company, Allen Tate Commercial Software LLP, during the fourth quarter of 2000 to a private company owned by William Addy, a director and one of our former executive officers.

         Our former independent accountants have expressed substantial doubt about our ability to continue as a going concern. We believe that EarthCare is a going concern. Until recently, we believed that we had implemented a plan that would allow us to continue as a going concern focused on the solid waste industry. We currently plan to continue as a going concern in the liquid waste industry. Our plans to improve the cash flow from operations and reduce our debt level had included the steps shown below:

         - reducing the operating expenses including the integration of certain management and administrative functions;


         - managing working capital to improve cash flow from operating activities;


         -        selling our EarthLiquids and Solid Waste divisions;


         -        refinancing certain existing debt; and

         -        raising additional debt and equity capital.

         In order to obtain our senior lenders' waiver of our noncompliance with certain financial covenants in our senior credit facility, we agreed to our senior lenders' requirement that we sell our EarthAmerica and EarthLiquids operating divisions. In light of the potential conflicts of interest presented by certain interests of Messrs. Moorehead, Cash and Addy, on March 8, 2001, our board of directors formed a special committee of independent directors, consisting of Philip Siegel, Eugene Roelke and Brian Rosborough, to evaluate the fairness of, and approve or disapprove, any proposed material divestitures. In addition, the special committee was given the authority to evaluate the fairness of, and approve or disapprove, any transaction that involved an affiliate or a related party. Brian Rosborough was a member of the special committee until his resignation from our board of directors on July 2, 2001.


         On March 8, 2001, the special committee retained Hughes & Luce, L.L.P. as its independent legal counsel. The special committee considered a number of possible financial advisors and interviewed Sanders Morris Harris, Inc. and Wm.
H. Murphy & Co., Inc. The special committee engaged Sanders Morris Harris, Inc. on March 15, 2001 as its independent financial advisor with respect to a sale of our EarthAmerica division. In addition, the special committee engaged Wm. H. Murphy & Co., Inc. on March 15, 2001 as its independent financial advisor with respect to a sale of our

EarthAmerica division and on August 1, 2001 as its independent financial advisor with respect to a sale of our EarthLiquids division. Wm. H. Murphy & Co., Inc. is an independent American investment broker dealer, member NASD and SIPC, whose business includes corporate finance, mergers and acquisitions, equity, fixed income sales and investment banking. As part of its investment banking business, Wm. H. Murphy & Co., Inc. engages in the valuation of businesses and securities.

         Wm. H. Murphy & Co., Inc. has acted as an independent financial advisor to the special committee for three matters within the past year, including the sales of our EarthAmerica and Solid Waste divisions and the contemplated sale of EarthLiquids division. For these services Wm. H. Murphy & Co., Inc. is presently owed approximately $137,500 by EarthCare. There are no other material relationships between Wm. H. Murphy and EarthCare.

         Sanders Morris Harris, Inc. was also engaged by the special committee in March 2001 to render a fairness opinion on the sale of the entire EarthAmerica division, including the components that now comprise the Liquid Waste division. On April 24, 2001, Sanders Morris Harris rendered such an opinion with respect to the sale of our former EarthAmerica division to Heritage Propane Partners, L.P. Since that date, certain components of the former EarthAmerica division have been sold or are expected to be sold and our board of directors decided to retain the Liquid Waste division as part of our continuing operations. Sanders Morris Harris acted as the primary placement agent for the sale of our 10% debentures in the fourth quarter of 1999, for which they received approximately $723,000 in cash fees and warrants to purchase 116,815 shares of common stock. In March 2001, Sanders Morris Harris arranged for the placement of a $2.5 million bridge loan for which they received a cash fee of $75,000. Certain principals in the firm of Sanders Morris Harris are stockholders of EarthCare Company, although none own more than a 5% ownership interest. On June 11, 2001, we retained Sanders Morris Harris as our financial advisors in connection with our planned sale of our EarthLiquids division, as required by our senior credit facility.


         At meetings on March 14 and March 20, 2001, the members of the special committee reviewed with representatives of Hughes & Luce the special committee's duties in connection with its consideration of any acquisition proposal that might be made for the EarthLiquids and/or EarthAmerica divisions.

         On June 5, 2001, our common stock was delisted from the Nasdaq National Market because, among other reasons, our common stock had not traded above the minimum $5 bid price, did not have a current market capitalization in excess of $35 million, and did not have a market value for shares held by non-affiliates in excess of $15 million.


         On August 27, 2001, we executed a fourth amendment to our senior credit facility. As part of the agreed upon terms for the fourth amendment, we were required to comply with certain covenants, including the following:


         - maintaining monthly EBITDA (earnings before interest, taxes, depreciation and amortization) for all of our operations, excluding our Solid Waste division, of $400,000 per month,

         -        selling our EarthLiquids division by September 30, 2001,

         - selling the business units comprising our EarthAmerica division at varying dates from September 30, 2001 to October 31, 2001, and

         - if we were unable to sell our EarthAmerica business units by October 31, 2001, then we would be required to sell our Solid Waste division by October 31, 2001.

         On October 15, 2001, we entered into a non-binding letter of intent with General Waste Corporation, a newly formed company controlled by Mr. Moorehead, our chairman of the board of directors, to sell our Solid Waste division.

         On October 30, 2001, we sold our EarthAmerica South U.S. service centers in Dallas and Houston, Texas, Austell, Georgia and Orlando, Florida, to a strategic buyer for $4.0 million, of which approximately $1.5 million was held back for up to seven months to cover potential indemnification obligations for general claims and for working capital adjustments.

         On November 13, 2001, we executed a fifth amendment to our senior credit facility. As part of the agreed upon terms of the fifth amendment, we are required to comply with certain covenants, including the following:

         - maintaining monthly EBITDA (earnings before interest, taxes, depreciation and amortization) for all of our operations, of $300,000 beginning October 2001, with the minimum monthly EBITDA requirement to be adjusted following the completion of the sales of our EarthLiquids and Solid Waste divisions,

         -        completing the sale of our EarthLiquids division by December
                  31, 2001,

         - completing the sale of our Solid Waste division by December 31, 2001, and

         - completing the sale of our Liquid Waste division and our portable toilet lines of business by April 30, 2002.

         Our senior lenders have been informed that we plan to complete the sale of our EarthLiquids division shortly after the special meeting of stockholders to be held in February 2002, and they have orally indicated that they will agree to waive the December 31, 2001 deadline to sell our EarthLiquids division. However, we cannot provide any assurance that our senior lenders will in fact agree to waive this deadline, and they may decide to pursue other courses of action, including accelerating the date for repayment of the amounts we owe under our senior credit facility.

         Since we are required to use the proceeds from the sale of our divisions and the proceeds from any refinancing of our senior credit facility to repay our senior credit facility and since we expect these events to be completed during the next twelve months, we have classified the outstanding balance under our senior credit facility as a current liability.

         In the fifth amendment, our senior lenders also waived our lack of compliance with certain restrictive covenants in the fourth amendment to our senior credit facility, including the monthly EBITDA requirement, the requirement to sell certain of our divisions by certain dates and the requirement that Donald Moorehead and Raymond Cash provide certain minimum levels of collateral.

         On December 21, 2001, in a transaction related to the sale our Solid Waste division to General Waste Corporation, we completed the sale of certain real property in West Palm Beach, Florida used by our Solid Waste division to Fairgrounds Road Property, LLC, an affiliate of Raymond Cash, for $2.5 million, which was used to pay down our senior credit facility.

         On January 8, 2002, we completed the sale of our Solid Waste division to General Waste Corporation for $2.5 million in cash, which was used to pay down our senior credit facility, and the return to EarthCare of $12,615,000 in aggregate face value of our Series A preferred stock and $5,711,000 in principal amount of our 12% notes. General Waste Corporation also assumed $18,674,000 in other indebtedness of our Earth Resource Management subsidiaries, which conducted our solid waste business, and issued to EarthCare a warrant to acquire 8% of General Waste Corporation's common stock as of the closing.

         Following the sale of our EarthLiquids division, we intend to attempt to refinance our remaining indebtedness under our senior credit facility prior to April 30, 2002 and retain our Liquid Waste division, which includes three Northeast service centers located in Deer Park, New York, Eagle, Pennsylvania and Vernon, New Jersey from our former EarthAmerica division.

         If we are unable to complete the sale of our EarthLiquids division and refinance our senior credit facility, we will be required to sell all remaining components of our Liquid Waste division, which is our only remaining operating division, and thus effectively liquidate EarthCare. We do not expect that the proceeds obtainable at this time from the sales of the EarthLiquids and the Liquid Waste divisions would be sufficient to retire all existing indebtedness of EarthCare and its subsidiaries. Accordingly, if we are unable to complete our pending sales and obtain debt or equity financing to refinance our senior credit facility, we will likely be required to sell our Liquid Waste division and stockholders would likely lose all of their investment in our common stock.

         We have not paid our senior lenders $800,000 in fees and approximately $350,000 in deferred interest, which amounts were due on the earlier of December 31, 2001 or when we sold our EarthLiquids division. As part of the fifth amendment to our senior credit facility, our senior lenders deferred the payment of the fees and deferred interest until December 31, 2001 and orally indicated that they will not require payment of such amounts until the closing of the sale of our EarthLiquids division. Our senior credit facility also requires us to comply with certain financial covenants and other covenants relating to the delivery of collateral. For each of the last seven quarters in the period ended September 30, 2001, we have not complied with certain of these covenants. In particular, we have not met the minimum monthly and quarterly EBITDA requirements. As a result of all of these matters, during 2000 and 2001, as part of each of the first, second, third, fourth and fifth amendments to our senior credit facility, we have sought and obtained waivers from our senior lenders for our lack of compliance with these covenants. We cannot provide any assurance that we will be able to meet future monthly EBITDA or other requirements. If we are unable to meet these requirements, we will again be in default under our senior credit facility.


         Our failure to comply with our senior credit facility could allow our senior lenders to accelerate the date for repayment of all amounts incurred under our senior credit facility, which would materially and adversely affect our business and your investment in our stock.


         Following the sale of our EarthLiquids division, our operations will consist of our Liquid Waste division, with service centers in Eagle, Pennsylvania, Deer Park, New York and Vernon, New Jersey; and our corporate office. Under these circumstances, we expect to have approximately $20 million of debt outstanding under our senior credit facility with annual interest expense, payable monthly, of approximately $2.0 million. We currently pay interest monthly under our senior credit facility at the rate of prime (4.75% at January 9, 2002) plus 1.5%. Additional interest of 1.5% has been deferred until the sale of our EarthLiquids division. In addition, we are obligated to pay the interest on $10.0 million of notional debt at a fixed rate of 7.35% less the LIBOR rate, or at a net rate of 5.27%, under the terms of a fixed interest rate swap contract. The cash flow from the Liquid Waste division is expected to be sufficient during 2002 to cover interest payments on our senior credit facility and to cover our corporate costs.


         SALE OF EARTHLIQUIDS DIVISION

         In September 2000, Michael Wolfe, the President of our EarthLiquids division, informed our executive management team that he wanted to lead a management group that would purchase our

EarthLiquids division. Our executive management team informed Mr. Wolfe that he would be allowed an exclusive period of time until December 31, 2000 to find debt and equity financing to complete the acquisition. During a meeting of our board of directors in November 2000, Mr. Wolfe's interest to purchase our EarthLiquids division was discussed, and our board agreed to allow him to pursue a transaction.


         In late December 2000, Mr. Wolfe, in conjunction with an investment firm, provided a written offer to purchase our EarthLiquids division for the lesser of $45 million in cash or 5.5 times our EarthLiquids division's EBITDA (earnings before interest, taxes, depreciation and amortization) for the year ending December 31, 2000. Following the receipt of the offer from Mr. Wolfe, the offer letter was provided to our board for its information and review.

         In December 2000, the offer letter from Mr. Wolfe and the strategic buyer was signed by Mr. Solomon, following approval of the terms of the letter by our executive committee of the board of directors.

         During the first quarter of 2001, Mr. Wolfe and his financial and legal advisors performed their due diligence review of our EarthLiquids division's operating locations. In addition, various debt lenders visited these operating locations as part of their financing due diligence review. In March 2001, representatives of Mr. Wolfe contacted Mr. Solomon to provide a status report on the results of their due diligence review to date.

         On March 27, 2001, representatives of Mr. Wolfe provided us a letter of intent that described the terms of his offer to purchase EarthLiquids. The buyer offered $32 million in cash and a $6 million future cash payment over five years based on the future EBITDA of the division. In addition, the buyer proposed to adjust the purchase price based on a formula relating to the net tangible asset values of our EarthLiquids division.


         During late March and early April 2001, the members of the special committee reviewed the EarthLiquids' letter of intent with members of our executive management team. On April 10, 2001, the letter of intent was signed by Mr. Solomon following approval by the special committee and our executive management team.


         During April and May 2001, the buyer continued its due diligence procedures. In addition, representatives of the buyer and our executive management team reviewed and negotiated, with the participation of the special committee, several drafts of an acquisition agreement. During May 2001, the strategic buyer provided us with the formula to determine the net tangible asset value of the EarthLiquids division. Based on the formula, the purchase price for the EarthLiquids division would have been reduced by approximately $3 million, resulting in a cash purchase price of approximately $29 million. During May 2001, this condition was reviewed and discussed with the special committee and with the members of our executive management team. The special committee and the members of our executive management team concluded that the adjusted cash price of approximately $29 million was not an adequate price for the EarthLiquids division. Following several discussions between representatives of the buyer, Mr. Moorehead and Mr. Solomon, and with the approval of the special committee at a meeting of the special committee held May 21, 2001, EarthCare and the strategic buyer ended negotiations for the sale of the EarthLiquids division.

         In July 2000, EarthCare and USFilter had entered into a confidentiality agreement so that we could provide certain financial information to USFilter about our EarthLiquids division. Following preliminary discussions, representatives of USFilter and EarthCare agreed at that time not to pursue further discussions. In April 2001, USFilter had contacted Sanders Morris Harris, Inc. about its continued interest in acquiring our EarthLiquids division. Based on preliminary information provided by Sanders Morris Harris to USFilter, USFilter indicated that it would be willing to offer $35 million to $38 million in cash, with 10% of the purchase price held back for one year after the closing of the transaction. At the time of this offer, our executive management team and special committee were negotiating with Mr. Wolfe under an exclusive arrangement so we informed USFilter that we were unable to enter into negotiations.

         During June 2001, following the termination of negotiations with Mr. Wolfe, Mr. Moorehead and Mr. Solomon asked Sanders Morris Harris to contact USFilter to inquire of their continued interest to acquire our EarthLiquids division. On June 11, 2001, EarthCare and Sanders Morris Harris entered into a financial advisory services agreement for the sale of our EarthLiquids division to USFilter. During June 2001, Messrs. Moorehead, Habets and Solomon had various discussions with representatives of USFilter that indicated that USFilter was still interested in acquiring EarthLiquids. During June 2001, Mr. Solomon and Mr. Habets provided financial and operating information to and held several discussions with, members of USFilter's management team. In late June 2001, Messrs. Moorehead, Habets and Solomon met with members of USFilter's management team in Houston, Texas to review various operations and financial matters relating to our EarthLiquids division. During July 2001, Messrs. Moorehead, Habets and Solomon, as well as Sanders Morris Harris, participated in various discussions with USFilter concerning the sale of our EarthLiquids division to USFilter.


         During June and July 2001, the members of the special committee were kept informed by telephone and email by Mr. Solomon of the discussions with USFilter relating to its interest in acquiring our EarthLiquids division.

         On July 27, 2001, we received a non-binding letter of intent from USFilter to buy the EarthLiquids division for $35 million in cash and a $5 million contingent cash payment. The contingent payment was to be based on the future price of used oil sold by our EarthLiquids division over a three-year period after the close of the transaction. In addition, the purchase price would be adjusted if the net assets and working capital of EarthLiquids at closing fell below certain specified levels, $36.8 million for net assets and $4.6 million for working capital. The terms of the letter of intent were reviewed with, and discussed and approved by the members of our executive management team and the members of the special committee. On July 30, 2001, Mr. Solomon signed the non-binding letter of intent with USFilter.

         On August 1, 2001, the special committee engaged Wm. H. Murphy & Co., Inc. to act as its independent financial advisor and to provide a fairness opinion for the benefit of the special committee and our board of directors with respect to the sale of EarthLiquids.

         During the month of August 2001, representatives from USFilter performed due diligence procedures at the EarthLiquids locations.

         In early August 2001, we received a draft of the proposed asset acquisition agreement for the sale of our EarthLiquids division to USFilter. The draft of the asset acquisition agreement was reviewed and commented on by members of our executive management team, our counsel, members of the special committee and the counsel to the special committee.

         On August 6, 2001, we announced an agreement to sell the assets of our EarthLiquids division to USFilter for $35 million in cash at closing and up to $5 million in additional consideration contingent on the future financial performance of the EarthLiquids division.

         On August 15, 2001, Mr. Solomon and our counsel for this transaction, Becker & Poliakoff, met with representatives of USFilter and its counsel to review, discuss and negotiate terms of the acquisition agreement.

         On August 16, 2001, Mr. Solomon and our counsel met with representatives from USFilter and its counsel to review, discuss and negotiate the first draft of the acquisition agreement, which is sometimes referred to in this proxy statement as the "stock and asset purchase agreement."


         On August 22, 2001, we received a revised draft of the proposed asset acquisition agreement, which incorporated many of the comments made concerning the prior draft. This draft was also reviewed and commented on by members of our executive management team, our counsel, the special committee and its legal counsel.


         On August 30, 2001, representatives of Wm. H. Murphy & Co., Inc. and legal counsel to the special committee, along with representatives of EarthCare, met at our headquarters to conduct a business and financial due diligence review of EarthLiquids. Earlier in August, representatives of Wm. H. Murphy & Co., Inc. were provided with operational, financial, legal and other information relating to the EarthLiquids division and us.

         On September 4, 2001, we received revised drafts of the proposed acquisition agreement for EarthLiquids.


         On September 7, 2001 the special committee met to discuss the proposed transaction. Representatives of Wm. H. Murphy & Co., Inc. and legal counsel to the special committee also attended at the invitation of the special committee. During the course of the meeting, the special committee reviewed the status of the proposed EarthLiquids transaction and the results of Wm. H. Murphy & Co., Inc. and legal counsel to the special committee's due diligence review. A representative of Wm. H. Murphy & Co., Inc. presented an analysis of the financial terms of the proposed EarthLiquids transaction and the proposed terms of the EarthLiquids acquisition agreement were reviewed. Wm. H. Murphy & Co., Inc. indicated that it was prepared to render an opinion to the special committee and our board of directors that the USFilter offer to acquire the EarthLiquids division is fair, from a financial point of view, to EarthCare and our stockholders.

         At the conclusion of the meeting, the special committee unanimously determined that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders, approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, and recommended that our board of directors approve the EarthLiquids sale and the stock and asset purchase agreement and submit them to our stockholders for approval. The special committee's findings were subject to the delivery of the Wm. H. Murphy & Co., Inc. fairness opinion, the resolution of certain indemnification matters and the completion of the definitive agreement.


         On September 17, 2001, the special committee met to discuss the status of various transactions. Mr. Solomon informed the special committee that, except for certain environmental matters and compliance matters, the terms of the sale of the EarthLiquids division to USFilter were resolved. The special committee deferred a final decision on the EarthLiquids transaction, subject to the finalization of the environmental matters.

         On September 27, 2001, the special committee met to discuss the status of various transactions. Mr. Solomon informed the special committee of the status of the environmental and compliance matters relating to the sale of our EarthLiquids division to USFilter and informed the special committee that all indemnification matters had been resolved, other than for environmental matters, which were expected to be resolved in early October. At this meeting, Wm. H. Murphy & Co., Inc. rendered its oral opinion that the USFilter offer to acquire the EarthLiquids division was fair, from a financial point of view, to EarthCare and our stockholders. At the conclusion of the meeting, the special committee unanimously determined that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement were fair to and in the best interests of EarthCare and our stockholders, approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, and recommended that our board of directors approve the EarthLiquids sale and the stock and asset purchase agreement and submit them to our stockholders for approval. The special committee's findings were subject to the resolution of the environmental indemnification matters.

         In early October 2001, the special committee and its legal counsel reviewed and commented on the September 28, 2001 draft of the EarthLiquids stock and asset purchase agreement.


         On October 4, 2001, EarthCare and USFilter agreed to the final terms of the acquisition agreement for our EarthLiquids division. Mr. Solomon informed the special committee of the resolution of the environmental matters. See "The EarthLiquids Stock and Asset Purchase Agreement."

         On October 8, 2001, Wm. H. Murphy & Co., Inc. confirmed in writing its opinion to the special committee that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to us and our stockholders.


         On October 11, 2001, the special committee unanimously determined that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement were fair to and in the best interests of EarthCare and our stockholders, approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, and recommended that our board of directors approve the EarthLiquids sale and the stock and asset purchase agreement and submit them to our stockholders for approval.

         On October 11, 2001, the board of directors again considered the EarthLiquids sale. Based in part upon the factors considered by, and the recommendation of, the special committee, and the fairness opinion of Wm. H. Murphy & Co., Inc., that the USFilter offer to acquire our EarthLiquids division was fair, from a financial point of view, to our stockholders and us, the board of directors unanimously determined that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement were fair to and in the best interests of EarthCare and our stockholders, approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, voted to submit them to our stockholders for approval and resolved to recommend that the shareholders vote for the EarthLiquids sale proposal.

         During November and December 2001, USFilter and EarthCare negotiated an adjustment to the purchase price for the EarthLiquids division due to the continued decline in the price of oil. EarthCare agreed to purchase a hedge financial instrument that would allow EarthCare to sell approximately 19 million gallons of oil at a price of $0.50 per gallon. The cost of the hedge financial instrument is approximately $3.0 million, which will be reflected on the EarthLiquids balance sheet as a payable until the closing of the transaction. At closing, the cost of the hedge financial instrument will be included in the working capital adjustment to the purchase price, which will effectively reduce the proceeds from the sale of the EarthLiquids division by $3.0 million. USFilter also agreed to reduce the amount of the required holdback to $3.8 million from $4.9 million. In addition, USFilter agreed to decrease the minimum price of used oil sold by the EarthLiquids division that is required to trigger contingent payments to EarthCare during the first two years after the sale of the EarthLiquids division to $0.50 per gallon from $0.56 per gallon.

         In early December 2001, the special committee and its legal counsel reviewed and commented on the December 10, 2001 and December 28, 2001 drafts of the EarthLiquids stock and asset purchase agreement.

         On December 14, 2001, the special committee met to discuss the revised terms of the stock and asset purchase agreement. Mr. Solomon informed the special committee of the status of the negotiations relating to the sale of the EarthLiquids division to USFilter and informed the special committee that all remaining business issues had been resolved, with the exception of finalizing the terms of the hedge agreement. At the meeting, Wm. H. Murphy & Co., Inc. reviewed its earlier opinion regarding the fairness of the EarthLiquids transaction and rendered its oral opinion, subject to the delivery of its written opinion, that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to EarthCare and our stockholders. At the conclusion of the meeting, the special committee unanimously determined, subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the EarthLiquids sale and the revised EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders. Subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., the special committee also approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement and recommended that our board of directors approve the EarthLiquids sale and the stock and asset purchase agreement and submit them to our stockholders for approval.

         On December 14, 2001, the board of directors again considered the EarthLiquids sale. Based in part upon the factors considered by, and the recommendation of, the special committee, and the fairness opinion of Wm. H. Murphy & Co., Inc., that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to our stockholders and us, the board of directors unanimously determined, subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders, and approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, voted to submit them to our stockholders for approval and resolved to recommend that the stockholders vote for the EarthLiquids sale proposal.

         On December 28, 2001, the special committee met to discuss the revised terms of the stock and asset purchase agreement. Mr. Solomon informed the special committee of the status of the negotiations relating to the sale of the EarthLiquids division to USFilter and informed the special committee that all remaining business issues had been resolved. At the meeting, Wm. H. Murphy & Co., Inc. reviewed its earlier opinion regarding the fairness of the EarthLiquids transaction and rendered its oral opinion, subject to the delivery of its written opinion, that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to EarthCare and our stockholders. At the conclusion of the meeting, the special committee unanimously determined, subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the EarthLiquids sale and the revised EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders. Subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., the special committee also approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement and recommended that our board of directors approve the EarthLiquids sale and the stock and asset purchase agreement and submit them to our stockholders for approval.

         On December 28, 2001, the board of directors again considered the EarthLiquids sale. Based in part upon the factors considered by, and the recommendation of, the special committee, and the fairness opinion of Wm. H. Murphy & Co., Inc., that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to our stockholders and us, the board of directors unanimously determined, subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders, and approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, voted to submit them to our stockholders for approval and resolved to recommend that the stockholders vote for the EarthLiquids sale proposal.

         On January 2, 2002, Wm. H. Murphy & Co., Inc. delivered its written opinion that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to our stockholders and us.

         For additional important background relating to the sale of the Solid Waste division and components of the EarthAmerica division, see "The EarthLiquids Sale Proposal - Additional Background - Sale of the Solid Waste Division; Sale of Earth America Division."


USE OF PROCEEDS


         We will use the net proceeds from the sale of our EarthLiquids division, estimated to be approximately $26.6 million, to pay down approximately $22.2 million of our senior credit facility, which has a balance of $42.2 million as of January 9, 2002, and to pay bank fees, deferred interest, investment banking fees, legal fees, accounting fees, printing costs, insurance fees and insurance premiums, which amount to approximately $4.4 million. After one year and subject to the resolution of any claims made by USFilter, we will use the funds received, if any, from the expected $3.8 million holdback to repay a portion of the amount, if any, owed under our senior credit facility.


RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

         As a result of potential conflicts of interest, our board of directors formed a special committee consisting of two independent directors to evaluate the proposed sale of the EarthLiquids division and other possible strategic transactions. The special committee has unanimously determined that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders, approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, and recommended that our board of directors approve the EarthLiquids sale and the stock and asset purchase agreement and submit them to our stockholders for approval.


         The board of directors unanimously determined that the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement are fair to and in the best interests of EarthCare and our stockholders, approved the EarthLiquids sale and the EarthLiquids stock and asset purchase agreement, voted to submit them to our stockholders for approval and resolved to recommend that the stockholders approve the EarthLiquids sale proposal. In doing so, our board of directors considered the factors considered by, and the conclusions and recommendation of, the special committee and the fairness opinion of Wm. H. Murphy & Co., Inc. that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to us and our stockholders.


FACTORS CONSIDERED BY THE SPECIAL COMMITTEE

         In reaching its determination that the EarthLiquids sale and the stock and asset purchase agreement are fair to, and in the best interests of, EarthCare and its stockholders, and in recommending that the full board of directors approve the sale and recommend to the stockholders that they vote to approve the sale, the special committee consulted with EarthCare's management and its financial and legal advisors, and considered a number of factors. In its decision to recommend and approve the EarthLiquids sale proposal, the most important benefits identified by the special committee were the following:

         POSITIVE FACTORS


         - The sale is required by our senior lenders and will allow us to pay down approximately $22.2 million in senior debt.


         -        The consideration to be paid for the EarthLiquids business.


         - The potential for revenue growth and profitability of our Liquid Waste division, which is comprised of the remaining operations of our former EarthAmerica division located in Eagle, Pennsylvania, Deer Park, New York and Vernon, New Jersey.

         - The respective financial condition, results of operations, capital resources, capital requirements, risk profiles, growth, and prospects of the EarthLiquids business.

         - The respective economic and competitive environments in which the EarthLiquids business operates.


         -        The lack of other likely buyers for the EarthLiquids business.

         - The belief that the terms of the stock and asset purchase agreement and related agreements, and the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable.


         - Detailed financial analysis and pro forma and other information concerning EarthCare and the EarthLiquids business, as well as a financial analysis of the cost of shutting down the EarthLiquids business.

         - Detailed financial analysis and other information concerning EarthCare prepared by EarthCare's management team, as well as the opinion of Wm. H. Murphy & Co., Inc. that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to us and our stockholders. The special committee considered the analysis and opinion of Wm.
                  H. Murphy & Co., Inc. to be an important factor in reaching a determination that the EarthLiquids sale should be approved.


         - The effect of shutting down the EarthLiquids business, including the charges to be incurred, compared to the consideration received under the EarthLiquids sale.


         - The EarthLiquids sale permits management and financial resources to be focused on the business that the Board believes has the greatest potential and can be currently funded - the Liquid Waste division's service centers in the Northeast U.S.


NEGATIVE FACTORS

         The investigation of potential risks and other negative factors identified by the special committee include the following:

         - That the consummation of the sale of our EarthLiquids business is conditioned upon a number of factors including: approval by our stockholders; the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the stock and asset purchase agreement; the receipt of third-party consents including assignment of a substantial majority of the most significant EarthLiquids business customer contracts; and the absence of a material adverse change related to our EarthLiquids business.

         - That the failure of the sale to be consummated for any reason could adversely affect our EarthLiquids business through loss of customers, loss of employees and other factors.


         - That after the consummation of the sale of our EarthLiquids business, the Liquid Waste service centers in the Northeastern United States would represent substantially all of our business; that as a result, our total revenues would be substantially lower than they are currently; and that while the special committee believes the Liquid Waste division has growth and profit potential, to date EarthCare has not generated a profit and has incurred significant operating losses.

         - That we have agreed to indemnify USFilter against certain losses and have agreed that USFilter will hold back approximately $3.8 million of the purchase price for 12 months after the closing of the sale to satisfy certain indemnification obligations, including any amounts required for expenses related to compliance with environmental laws, should they arise.

         - That, as a condition to closing, we will be required to purchase, at a cost of approximately $3.0 million, a hedge financial instrument that would allow the EarthLiquids division to sell approximately 19 million gallons of oil at a price of $0.50 per gallon, which will effectively reduce the net proceeds to EarthCare from the transaction by $3.0 million.



         - That members of our management and board of directors have interests in the sale of the EarthLiquids business that may conflict with the interests of our stockholders.

         - That the stock and asset purchase agreement prevents us from soliciting other transactions to acquire the EarthLiquids division or the assets of our EarthLiquids division.

         - That the loss of the cash flow from the sale of the EarthLiquids division will make it more difficult for EarthCare to service its existing debt.

         - Other risks described above under "Risk Factors" beginning on page 9 of this proxy statement.

         The foregoing discussion of the information and factors considered by the special committee is not intended to be exhaustive but includes the material factors considered by the special committee. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the special committee, it did not find it practical to quantify, rank, or otherwise assign relative or specific weights to the factors considered. In addition, the special committee did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor. Instead, the special committee conducted an overall analysis of the factors described above, including discussions with EarthCare management and legal, financial and accounting advisors. In considering the factors described above, individual members of the special committee may have given different weight to different factors. The special committee considered all these factors as a whole and believed the factors supported its determination to approve the EarthLiquids sale and to recommend approval to the board of directors. After taking into consideration all of the factors set forth above, EarthCare's board of directors concluded that the EarthLiquids sale is fair to, and in the best interest of, EarthCare and its stockholders and that EarthCare should proceed with the EarthLiquids sale.

OPINION OF FINANCIAL ADVISOR

         The special committee retained Wm. H. Murphy & Co., Inc. to act as financial advisor and to render an opinion that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to our stockholders and us.


         At the meeting of the special committee on December 14, 2001, Wm. H. Murphy & Co., Inc. rendered its oral opinion, subject to delivery of its written opinion, that, based upon and subject to the various issues and conclusions set forth in its opinion, the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to us and our stockholders. No limitations were imposed by us on the scope of Wm. H. Murphy & Co., Inc.'s investigations or the procedures to be followed by Wm. H. Murphy & Co., Inc. in rendering its opinion. On January 2, 2002, Wm. H. Murphy & Co., Inc. delivered its written opinion that the USFilter offer to acquire our EarthLiquids division is fair, from a financial point of view, to us and our stockholders.

         The full text of the fairness opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B and is incorporated herein by reference. You are urged to read the fairness opinion in its entirety. The fairness opinion was prepared for the benefit and use of the special committee and our board of directors in their respective consideration of the EarthLiquids sale and does not constitute a recommendation to you as to how you should vote at the special meeting in connection with the EarthLiquids sale proposal. The fairness opinion does not draw any conclusions on the relative merits of the EarthLiquids sale or any other transactions or business strategies discussed by the special committee as alternatives to the stock and asset purchase agreement or the underlying business decision of the board of directors to proceed with or effect the EarthLiquids sale, except with respect to the fairness of the consideration to be provided to EarthCare in connection with the EarthLiquids sale is fair to us and our stockholders, from a financial point of view.


         In connection with its opinion, Wm. H. Murphy & Co., Inc. reviewed, among other things:


         - the drafts of the stock and asset purchase agreement dated July 31, 2001, August 22, 2001, September 28, 2001, October 5, 2001, and December 28, 2001;

         - publicly available regulatory filings, including audited financial statements for the fiscal years ended December 31, 1998 through December 31, 2000 and quarterly unaudited financial statements for the first, second, and third quarters from 1998 to 2001;

         - unaudited financial information relating to EarthLiquids for 1999, 2000 and through September 30, 2001,


         - details of options outstanding to executives, directors, employees and others including a detailed option summary as of August 15, 2001;


         -        corporate income tax returns for the years 1998 through 2000;


         - information relating to debt financing from Bank of America and Fleet Bank;

         - accounts receivable aging, inventory aging summary, and non-saleable inventory as of July 31, 2001;


         - information relating to margins and profitability for the year ended December 31, 2000 and the nine months ended September 30, 2001;


         - EarthLiquids budgets, prepared by management, for the year ended December 31, 2001;

         - three year strategic plan for EarthLiquids prepared by our senior management;

         -        existing valuation analysis of the EarthLiquids division;

         -        discussions with the special committee and senior management;

         - certificate from senior officers at EarthCare attesting to the accuracy and completeness of information provided to Wm. H. Murphy & Co., Inc.; and

         -        such other information, discussions, or analyses as Wm. H.
                  Murphy & Co., Inc. considered appropriate in the circumstances.

         Wm. H. Murphy & Co., Inc. relied upon and assumed the completeness, accuracy and fair representation of all financial and other information, data, advice, opinions and representations obtained by Wm. H. Murphy & Co., Inc. from public sources or information provided to Wm. H. Murphy & Co., Inc. by us or otherwise pursuant to their review. Wm. H. Murphy & Co., Inc. relied as to all legal, accounting, and tax matters with respect to this offer on legal counsel, accountants and other financial advisors of EarthCare. Wm. H. Murphy & Co., Inc. did not attempt to independently verify the accuracy or completeness of any such information, data, advice, opinions and representations.

         Wm. H. Murphy & Co., Inc.'s opinion was rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of the period of the engagement and the conditions and prospects, financial and otherwise, of EarthCare as they were represented to Wm. H. Murphy & Co., Inc. in its discussions with management of EarthCare.


         In connection with its analysis, assumptions were made with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved with the transaction. Wm. H. Murphy & Co., Inc. believed these assumptions to be reasonable at the time made with respect to EarthCare and the industry in which it operates. It should be understood that, although subsequent developments may affect its opinion, Wm. H. Murphy & Co., Inc. does not have any obligation to update, reverse or reaffirm its opinion.


         Wm. H. Murphy & Co., Inc. believes that its opinion must be considered as a whole and that selecting portions, without considering all factors and analyses together, could create a misleading view of the process underlying the opinion rendered, and is not necessarily susceptible to partial analyses or summary descriptions. Any attempt to do so could lead to undue emphasis on any particular factor.

         Wm. H. Murphy & Co., Inc. used a variety of financial and comparative reviews, including those described below. Wm. H. Murphy & Co., Inc. did not attribute any particular weight to any specific review or factor considered, but rather made qualitative judgments based on its experience in rendering such opinions and on the circumstances and information as a whole.

         In connection with preparing to render its opinion, Wm. H. Murphy & Co., Inc.:

         - compared the consideration offered to the historical market prices for the other businesses;

         - compared the consideration offered to the value implied by analyses of comparable companies and comparable transactions;

         - compared the consideration offered to the value implied by discounted cash flow analyses;

         - reviewed with EarthCare management the likelihood of a party, other than USFilter, being interested in acquiring the EarthAmerica division on terms more favorable than those of USFilter; and

         - considered any factors or analyses that Wm. H. Murphy & Co., Inc. judged, based on their experience, to be relevant.

         Wm. H. Murphy & Co., Inc. is an independent American investment broker dealer, member N.A.S.D. and S.I.P.C., whose business includes corporate finance, mergers and acquisitions, equity, and fixed income sales and trading and investment banking. Pursuant to the terms of an engagement letter dated August 1, 2001, the special committee agreed to pay Wm. H. Murphy & Co., Inc. $87,500 for the rendering of its opinion. The special committee also agreed to reimburse Wm. H. Murphy & Co., Inc. for all reasonable out-of-pocket expenses associated with its engagement and to indemnify and hold Wm. H. Murphy & Co., Inc. harmless from any costs or damages, including attorney's fees, arising from or relating to Wm. H. Murphy & Co., Inc.'s efforts, regardless of any cause or any actual or alleged role, concurrent, or contributing, or other fault or negligence on the part of Wm. H. Murphy & Co., Inc. other than gross negligence or willful misconduct.


INTERESTS IN THE EARTHLIQUIDS SALE PROPOSAL THAT MAY DIFFER FROM YOUR INTERESTS


         In considering the recommendations of the special committee and the board of directors with respect to the sale of our EarthLiquids division, you should be aware that some of our directors and officers have interests in the EarthLiquids sale that are different from your interests as a stockholder. Donald F. Moorehead, Jr., our chairman and chief executive officer, and Raymond Cash, our former vice chairman, are each significant creditors and equity holders of EarthCare as guarantors of all or a portion of our senior credit facility, certain of our performance and bid bonds, as holders, either directly or indirectly, of a portion of our 10% debentures, 8% replacement debentures, 12% notes, and 8% replacement notes, and as holders of our common stock. Mr. Moorehead and his affiliates also hold 8% replacement debentures and 8% replacement notes.

         Mr. Moorehead has personally guaranteed our senior credit facility and all of our performance and bid bonds. As of January 9, 2002, these guarantees aggregated $45 million of indebtedness and other financial obligations. In addition, he has provided approximately $15 million of collateral to our senior lenders. Raymond Cash, our former vice chairman, has personally guaranteed $20 million of our senior credit facility and has provided $9.5 million of collateral to our senior lenders.

         On October 11, 1999, we completed a $15 million private placement of our 10% debentures, due October 31, 2006. As of January 9, 2002, our 10% debentures were held by the following related parties:

         -        Raymond Cash - $2,486,206,

         -        George Moorehead, brother of Donald Moorehead - $1,350,537,

         - Certain principals of the investment bank, Sanders Morris Harris, Inc., and their immediate families - $1,433,182, and

         - Founders Equity Group, an investment bank to whom Donald Moorehead provided debt financing, but in which he has no equity ownership interests - $307,771.

         Interest is payable quarterly at the rate of 10% per year on the 10% debentures. From the closing through October 2001, interest is payable in kind by issuing additional 10% debentures. For the two years ending October 2003, interest may be paid in cash if permitted by our senior lenders, otherwise interest is payable in additional debentures. For the last three years, interest is payable in cash. The terms of the 10% debentures provided for an adjustment to the conversion price up to July 8, 2001. The holders of the 10% debentures may convert the 10% debentures into shares of our common stock at a rate of $0.90 per share. Based on the $14,093,222 outstanding balance of the 10% debentures at January 9, 2002, if the holders converted their 10% debentures, they would receive 15,659,136 shares of our common stock.


         On March 31, 2001, June 30, 2001 and September 30, 2001, we issued to Mr. Moorehead and his affiliates and to Mr. Cash additional 10% debentures in lieu of cash interest payments, amounting to $571,235. We may call the 10% debentures at any time, and we are required to redeem the 10% debentures on October 31, 2006.

         On January 9, 2002, we issued $4,336,881 of new 8% replacement convertible debentures due October 31, 2006 in exchange for the same face amount of our 10% debentures held by Mr. Moorehead and his wife, Shelley Moorehead. We also refer to the new 8% replacement convertible debentures as "8% debentures." The terms of the 8% debentures are substantially similar to the 10% debentures, except that the interest rate is fixed at 8% per year and the conversion price is fixed at $1.00 per share. In addition, EarthCare's board of directors, at its option, if it determines that it is unable to refinance or repay the 8% debentures, may require conversion of the 8% replacement debentures into shares of EarthCare's common stock at a conversion price of $1.00 per share. If the 8% debentures were converted into shares of common stock on January 9, 2002, we would have been obligated to issue 4,336,881 shares of our common stock. If the 8% replacement debentures are held to maturity and then converted into shares of our common stock, we would be required to issue approximately 5.3 million shares of our common stock. This share calculation includes the effect of the issuance of additional 8% debentures in lieu of cash interest payments in the future.

         On February 16, 2000, we completed a $20 million private placement of our 12% subordinated notes, due March 30, 2008, including issuance of warrants to purchase 400,000 shares of our common stock. We received $5,711,000 of the 12% notes from General Waste Corporation as part of the consideration for their acquisition of our Solid Waste Division. On January 9, 2002, we exchanged $3,289,000 of our 12% notes held by Donald Moorehead and his affiliate for $3,289,000 of our new 8% notes due March 31, 2008.

         As of January 9, 2002, $11,000,000 of our 12% notes was outstanding and held by the following related parties:


         -        Cash Family Limited Partnership, an affiliate of Raymond Cash
                  - $7,500,000,

         -        Founders Equity Group, - $1,000,000,

         - George Moorehead, brother of Donald Moorehead - $1,500,000, and

         - An individual investor who has provided collateral for our senior credit facility - $1,000,000.


         The 12% notes mature March 30, 2008 and accrue interest at 12% per year from the date of the sale, payable semi-annually on September 30 and March 30 of each year. The first interest payment due September 30, 2000 was deferred to March 31, 2001, and in return for such deferral, we issued additional warrants to purchase 400,000 shares of our common stock. We may pay interest on the 12% notes by issuing our common stock. The number of shares issued is determined by dividing the interest payable by the closing price of our common stock on the day the interest is paid. On March 31, 2001 and September 30, 2001, we determined that 3,090,966 shares and 3,607,164 shares, respectively, of EarthCare's common stock were to be issued at a market value of $1.047 per share and $0.30 per share, respectively, for interest payments on the 12% notes. We issued these shares on April 25, 2001 for the March 2001 interest payment and on September 28, 2001 for the September 2001 interest payment.

         On January 8, 2002, we issued $3,289,000 of new 8% replacement notes due March 30, 2008 in exchange for the same face amount of our 12% notes held by Mr. Moorehead and the Moorehead Charitable Remainder Unit Trust. We sometimes refer to the new 8% replacement notes as "8% notes." The terms of the 8% notes are substantially similar to the 12% notes except that the interest rate is fixed at 8% per year and the 8% notes are subject to mandatory conversion at a fixed conversion price of $1.00 per share at maturity if the EarthCare board of directors determines that EarthCare is unable to refinance or repay the notes.

         If we default on our obligations under the senior credit facility, our senior lenders may foreclose on collateral pledged by Messrs. Moorehead and Cash to secure their personal guarantees and/or seek to enforce the guarantees directly. These events would also make more likely the enforcement of the guarantees of the performance and bid bonds. In addition, if we were to default on our obligations under our senior credit facility, the value of the debentures and notes as well as the common stock held by Messrs. Moorehead and Cash would decline or be extinguished.


         The special committee of the board of directors of EarthCare was aware of these potential conflicts of interest and took these interests into account in approving the proposed EarthLiquids sale. The final terms of the agreement between EarthLiquids and USFilter were negotiated on behalf of EarthLiquids by EarthCare's officers under the direct supervision of our special committee consisting of, initially, three and, later, two outside directors, each of whom has no connection with or relationship to USFilter and has no other interest in the EarthLiquids sale transaction.

THE EARTHLIQUIDS STOCK AND ASSET PURCHASE AGREEMENT

         THIS SECTION OF THE PROXY STATEMENT DESCRIBES THE MATERIAL TERMS OF THE STOCK AND ASSET PURCHASE AGREEMENT. WHILE EARTHCARE BELIEVES THIS DESCRIPTION COVERS THE MATERIAL TERMS OF THE EARTHLIQUIDS SALE, YOU ARE ENCOURAGED TO READ CAREFULLY THE ENTIRE STOCK AND ASSET PURCHASE AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A.


         SALE OF THE EARTHLIQUIDS DIVISION


         Pursuant to the stock and asset purchase agreement, EarthCare and certain of our subsidiaries will sell to USFilter all of the assets other than certain excluded assets, as discussed below, that are owned, controlled, leased or licensed by us or our subsidiaries and used or intended to be used in the operation of the EarthLiquids division.

         PURCHASE PRICE, ADJUSTMENTS


         The purchase price to be paid by USFilter for the EarthLiquids division assets, including a specified amount of net working capital, will be $35 million in cash, plus contingent payments of up to $5 million as discussed below. USFilter will hold back approximately $3.8 million of the purchase price for 12 months after the closing of the sale to satisfy certain indemnification obligations, including indemnification for expenses related to compliance with environmental laws, should they arise. As a condition to closing, we will be required to purchase a hedge financial instrument that would allow the EarthLiquids division to sell approximately 48 million gallons of oil at a price of $0.43 per gallon. The cost of the hedge financial instrument is approximately $3.0 million, which will be reflected on the EarthLiquids balance sheet as a payable.

         If the aggregate working capital amount on the date of closing is less than $4,647,068, we will pay USFilter the difference. If the aggregate working capital amount on the closing date exceeds $4,647,068, USFilter will pay us the difference. The "working capital amount" represents current assets constituting part of the purchased assets, excluding cash and cash equivalents, less current liabilities constituting part of the assumed liabilities as of the same date. As of November 30, 2001, we estimate that the working capital adjustment will result in an effective reduction in the purchase price of approximately $4.6 million, approximately $3.0 million of which is attributable to the cost of the hedge financial instrument.

         HOLDBACK


         USFilter will hold back approximately $3.8 million of the purchase price for 12 months after the closing of the sale to satisfy certain indemnification obligations, including indemnification for expenses related to compliance with environmental laws, should they arise.


         CONTINGENT PAYMENTS


         In addition to the $35 million cash purchase price described above, USFilter may pay to us, in accordance with the terms of the stock and asset purchase agreement, contingent payments of up to a maximum of $1,666,667 promptly after each of the first three anniversaries of the closing, for a total maximum for all contingent payments of up to $5 million.

         Contingent payments will be payable by USFilter promptly after the first, second and third anniversaries of the closing date only if the average price for used oil, including transportation costs, sold from the Plant City, Florida, Ft. Pierce, Florida, Pompano Beach, Florida, Baltimore, Maryland, Wilmington, Delaware and New Orleans, Louisiana facilities of the EarthLiquids division for such 12 month period is greater than $0.50 per gallon for the first two years after the closing and $0.56 for the third year after the closing. The average price for used oil is calculated by dividing (1) the total revenue for processed oil for all of the above described facility locations by (2) the total volume (in gallons) of processed oil for all of such facility locations. If the average price for the relevant twelve month period exceeds the levels described above, then the contingent payment with respect to that 12 month anniversary period will be payable according to a schedule in the stock and asset purchase agreement.

         No contingent payment will be payable in any given year if the average price for that year is less than $0.50 per gallon for the first two years after the closing or $0.56 for the third year after the closing. Likewise, no contingent payment greater than $1,666,667 will be paid in any given year even if the average price for that year is greater than the levels described above. No amounts will be carried forward from one anniversary period to a following anniversary period in the event the average price for that 12-month period failed to exceed the levels described above.


         ACQUIRED ASSETS

         If the EarthLiquids sale transaction is approved, EarthCare and certain of our subsidiaries will sell to USFilter all of the assets other than certain excluded assets, as discussed below, that are owned, controlled, leased or licensed by us or our subsidiaries and used or intended to be used in the operation of the EarthLiquids division, including:

         - All of the machinery and equipment used by the EarthLiquids division;

         - All of the inventory of raw materials, work-in-process, and finished goods utilized by the EarthLiquids division, wherever located and whether or not obsolete or carried on EarthLiquids' financial statements,

         - All of the other tangible assets used by the EarthLiquids division, including office furniture, office equipment and supplies, computer hardware and software, leasehold improvements and vehicles;

         - All of the records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising materials and similar items of the EarthLiquids division;

         - All of the goodwill and rights in and to the EarthLiquids division, including the names "EarthLiquids," "International Petroleum" and "Magnum" and all of our rights in any other trade name, trademark, fictitious name or service mark, or any variant of any of them, and any applications therefore or registrations thereof, and any other forms of intellectual property used by the EarthLiquids division;

         - All of our rights with respect to the EarthLiquids division under leases for real or personal property and under all other leases, contracts, agreements, purchase and sale orders, service maintenance contracts and warranties and guaranties given, made or issued by any contractors, suppliers, manufacturers, installers and the like, and all of our rights with respect to the EarthLiquids division in any governmental authorizations, permits, licenses, certifications and similar intangible assets;

         - All of our trade and other notes and accounts receivable, advance payments, prepaid items and expenses, rights of offset, credits and claims for refund in respect of the EarthLiquids division,

         - All of those lots and pieces of ground, together with the buildings and improvements thereon, and all easements, rights and privileges appurtenant thereto, of all real property owned or used by the EarthLiquids division;

         - All of the claims, causes of action and judgments related to the EarthLiquids division; and


         -        All of the rights to the EarthLiquids division.


         EXCLUDED ASSETS

         We will retain, and the purchased EarthLiquids assets will not include, the following assets:

         -        all of our assets not utilized by the EarthLiquids division;

         - the consideration to be delivered to us pursuant to the stock and asset purchase agreement;

         - all claims, causes of action and judgments not assumed by USFilter or with respect to any retained liability.

         ASSUMED LIABILITIES

         USFilter will assume, pursuant to an assignment and assumption agreement in a form agreed to by the parties, the following liabilities related exclusively to the EarthLiquids division: (1) the liabilities in the amounts accrued on the final closing balance sheet, incurred as a result of operations in the ordinary course of business from the date of the financial statements as trade and other accounts payable; and (2) the liabilities related exclusively to the EarthLiquids division incurred after the closing date and specified pursuant to the express terms of the contracts, other than liabilities resulting from breach or nonperformance that predates the closing. However, USFilter will not assume any obligations to deliver goods, services or other items with respect to which payments were made prior to the closing date unless the amount of such payments has been paid to USFilter.

         COVENANT NOT TO COMPETE

         We, Mr. Moorehead and Mr. Habets have agreed, for a period of five years beginning on the closing date not to engage or have an interest, directly or indirectly, anywhere in the United States or any other geographic area where the EarthLiquids division does business, in any business competitive with that engaged in by the EarthLiquids division as of the closing date.

         We, Mr. Moorehead and Mr. Habets have agreed, for a period of five years beginning on the closing date not to either: (1) solicit, divert, take away or accept, or attempt to solicit, divert, take away or accept, from USFilter the business of any restricted customer for any product or service of the EarthLiquids division sold (or offered for sale) during the twelve-month period prior to the closing date; or (2) attempt or seek to cause any restricted customer to refrain, in any respect, from acquiring from or through USFilter any product or service of the EarthLiquids division sold (or offered for sale) during the twelve-month period prior to the closing date. Restricted customer means any actual customer to whom goods or services were provided by the EarthLiquids division during the 12-month period prior to the closing date and any potential customer whom the EarthLiquids division solicited (or actively considered soliciting) in the operation of the EarthLiquids division during the 12-month period prior to the closing.

         We have agreed, for a period of five years, beginning on the closing date not to directly or indirectly, request, induce or seek to induce any employee of USFilter to terminate his or her employment with USFilter, other than any such employee whose employment is terminated by USFilter.


         REPRESENTATIONS AND WARRANTIES


         The stock and asset purchase agreement contains customary representations and warranties by us as to the condition of the EarthLiquids division. These representations and warranties relate to:

         - our corporate organization and standing and similar corporate matters;


         - the authorization, execution, and enforceability of the stock and asset purchase agreement and each other related agreement;


         - the absence of conflict with, violation or breach of, or default under our certificate of incorporation, charter, bylaws, contracts and permits and applicable laws in connection with the stock and asset purchase agreement and the other transaction agreements;


         -        the accuracy of our filings with the SEC;

         - any required consents, approvals and authorizations relating to the stock and asset purchase agreement and the related agreements;


         - the accuracy of certain of our financial statements as they relate to the EarthLiquids division;

         - the absence of any undisclosed liabilities except (A) those reflected or reserved against on our financial statements in the amounts shown; (B) those not required under GAAP to be reflected or reserved against in the financial statements; (C) those disclosed to USFilter in the disclosure schedules; and
                  (D) those of the same nature as those set forth on our financial statements that have arisen in the ordinary course of business after the date of the financial statements, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, has had or will have an adverse effect on our business, financial condition or prospects or the EarthLiquids division and none of which is a liability for breach of contract or warranty or has arisen out of any tort, infringement of any intellectual property rights or violation of law or is claimed in any pending or threatened legal proceeding;

         - as of the date of the stock and asset purchase agreement, the absence of certain adverse changes or occurrences since June 30, 2001 with respect to the EarthLiquids division;

         -        tax matters;

         -        the condition of the inventory of the EarthLiquids division;

         - the collectibility of the accounts receivables of the EarthLiquids division;


         - title to and condition of the acquired assets owned or leased by us;

         - pending or threatened litigation affecting the EarthLiquids division or the purchased assets;

         - contracts that constitute purchased assets or assumed liabilities that contain certain identified types of provisions;

         - permits required to conduct the operations of the EarthLiquids division;


         -        compliance with applicable laws, including environmental laws;

         - real property currently owned, used or leased by us or in which we have an interest in connection with the operation of the EarthLiquids division;

         -        transactions with related parties;

         - certain labor matters involving or relating to the EarthLiquids division or EarthCare;

         -        liability for express and implied warranties;


         -        our insurance policies;


         - intellectual property that is used, held for use or intended to be used in the operation or conduct of the EarthLiquids division;

         -        employee benefit matters;

         - the sufficiency of the purchased assets to conduct the EarthLiquids division;

         -        certain environmental matters;

         -        relations with customers; and

         - fees payable by us to brokers, investment bankers, financial advisors or other persons in connection with the purchase of the EarthLiquids division.

         The stock and asset purchase agreement also contains customary representations and warranties of USFilter. These representations and warranties relate to:

         - the corporate organization and standing of USFilter and its parent, United States Filter Corporation and similar corporate matters;

         - the authorization, execution, and enforceability of the stock and asset purchase agreement and the other transaction agreements;

         - the absence of conflict with, violation or breach of, or default under any of the certificate of incorporation, charter, bylaws or contracts of USFilter and applicable laws in connection with the stock and asset purchase agreement and the related agreements;


         - any required consents, approvals and authorizations relating to the stock and asset purchase agreement and the related agreements;


         - the absence of any pending or threatened litigation in connection with any of the transactions contemplated by the stock and asset purchase agreement;

         - fees payable by USFilter to brokers, investment bankers, financial advisors or other persons in connection with the purchase of the EarthLiquids division; and

         - the availability of funds to effectuate the transactions contemplated by the stock and asset purchase agreement.


         COVENANTS


         The stock and asset purchase agreement contains covenants of EarthCare customary for transactions of the type contemplated by the EarthLiquids sale, including covenants to:

         - conduct the EarthLiquids business in a manner consistent with past practice between the date of the stock and asset purchase agreement and the closing of the EarthLiquids sale;

         - take certain actions and refrain from certain actions with respect to tax matters;

         - allow USFilter full access to the EarthLiquids business records during normal business hours prior to closing;

         - use commercially reasonable efforts to satisfy each closing condition;

         - assist USFilter to provide an efficient transfer of the purchased assets and to avoid any undue interruption in the activities and operations of the EarthLiquids division; and

         - pay severance and termination benefits with respect to its employees and comply with the Worker Adjustment and Retraining Act and any regulations related to that Act.

         INDEMNIFICATION

         We have agreed to indemnify USFilter for any damages to USFilter arising from:

         -        breach of any of our representations or warranties;

         - a breach or non-fulfillment of any covenant or agreement made by us under the stock and asset purchase agreement;

         - any liabilities retained by us under the stock and asset purchase agreement;

         -        noncompliance with environmental laws; and

         -        any liability arising before or existing on the closing date.


         We are not required to indemnify or hold harmless any person for untrue or incorrect representations or warranties unless the aggregate of all losses for which we would be liable exceeds $110,000, and then we will be liable for the full amount of those damages. Our indemnification obligations for breach of representations and warranties are limited to a maximum amount equal to 70% of the purchase price, as adjusted, plus any contingent payments received under the purchase agreement. However, the $110,000 threshold and the cap will not apply to damages arising out of fraud, intentional or negligent misrepresentation or certain representations and warranties relating to authorization, authority, EarthCare's SEC filings, taxes, title to assets and real property, intellectual property, employee benefits, and environmental matters.


         USFilter has agreed to indemnify us for any damages to us arising from:

         -        any breach by of its representations or warranties;


         - a breach or non-fulfillment of any covenant or agreement made be USFilter under the stock and asset purchase agreement; and


         - any liabilities assumed by USFilter under the stock and asset purchase agreement.

         CONDITIONS TO CLOSING

         The consummation of the EarthLiquids sale is subject to certain conditions. Our obligations are subject to the following conditions:

         - Each of the representations and warranties of USFilter contained in the stock and asset purchase agreement that are qualified as to materiality shall be true and correct, and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects on and as of the closing date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the closing date;

         - USFilter shall have performed all of the covenants and complied in all respects with all of the provisions required by the stock and asset purchase agreement to be performed or complied with by it at or before the closing;

         - No statute, regulation or order of any governmental body shall be in effect that restrains or prohibits the transactions contemplated by the stock and asset purchase agreement;

         - USFilter shall have delivered a certificate, dated the closing date, in such detail as we shall reasonably request, certifying to the fulfillment of certain conditions;

         - We shall have received the other deliveries required under the stock and asset purchase agreement, including:

                  o      an assumption agreement;

                  o a certificate of the appropriate public official to the effect that USFilter is a validly existing corporation in the State of Delaware;


                  o a certificate of the secretary of each of USFilter and United States Filter Corporation, setting forth the resolutions of their respective board of directors, authorizing the execution and delivery of the stock and asset purchase agreement and the performance of the transactions contemplated by the agreement;


                  o        the purchase price;

                  o and other agreements and documents as we may reasonably request.

         The obligation of USFilter to consummate the closing is subject to the satisfaction or waiver of several conditions, including:

         - The EarthLiquids stock and asset purchase agreement and the related transactions must have been approved and adopted by our stockholders and by the requisite vote of the stockholders of each of our selling subsidiaries;


         - Each of our representations and warranties contained in the stock and asset purchase agreement that are qualified as to materiality shall be true and correct and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects on and as of the closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the closing;


         - We shall have performed in all respects all of the covenants and complied with all of the provisions required by the stock and asset purchase agreement to be performed or complied with by it at or before the closing;


         - No statute, regulation or order of any governmental body shall be in effect that restrains or prohibits the transactions contemplated by the agreement or that would limit or adversely affect USFilter's ownership of the purchased assets or assumption of the assumed liabilities, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any governmental body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by the stock and asset purchase agreement or any of the other agreements or seeking monetary or other relief by reason of the consummation of any of such transactions;

         - Between the date of the stock and asset purchase agreement and the closing, there shall have been no material adverse change, regardless of insurance coverage therefor, in the EarthLiquids division or the purchased assets, or the commercial relationships, prospects or financial condition of the EarthLiquids division;


         - USFilter shall have obtained satisfactory assurances from us that all matters relating to compliance with environmental laws by us have been resolved, attended to or otherwise addressed so that we are in compliance with all applicable environmental laws prior to the closing;

         - We shall have delivered a certificate, dated the closing, in such detail as USFilter shall reasonably request, certifying to the fulfillment of the conditions set forth above;

         - USFilter shall have received executed noncompetition agreements from Mr. Moorehead and Mr. Habets, in form and substance reasonably satisfactory to counsel for USFilter,

         - USFilter shall have received the other closing documents referred to in the stock and asset purchase agreement,

         - USFilter shall be satisfied with all matters relating to the EarthLiquids division and the purchased assets, including without limitation, (A) all contracts, agreements, warranties, leases, licenses, properties and permits, (B) all of the books and records of the EarthLiquids division and (C) the environmental condition of the real property;

         - USFilter shall have received an estoppel certificate from the lessor of each leasehold estate included in the real property, in form and substance satisfactory to USFilter;


         - USFilter shall have obtained for each parcel of real property owned by us a final marked commitment to issue to USFilter an owner's policy of title insurance, in a coverage amount equal to the fair market value of such real property, insuring good and marketable fee simple title to such real property, with mechanic's liens coverage and such endorsements as USFilter may have reasonably requested and with exceptions only for applicable standard printed exceptions (other than mechanic's and materialmen's liens and rights of possession) and certain encumbrances permitted under the stock and asset purchase agreement;


         - USFilter shall have received from us, with respect to the real property owned by us, surveys and related documentation;


         - a certificate, duly executed and acknowledged by one of our officers under penalty of perjury stating our name, address and federal tax identification number and stating that we are not a "foreign person";


         - We shall have received the necessary consents, approvals and actions;

         - We shall have obtained from our senior lenders a release of all liens and mortgages relating to the assets of the EarthLiquids division; and


         - USFilter shall have received approval for the transactions contemplated by the agreement from its board of directors and from the board of directors of its parent corporation, United States Filter Corporation.

         TERMINATION

         EarthCare and USFilter each have the right to terminate the stock and asset purchase agreement under certain circumstances customary to transactions similar to the EarthLiquids sale, which include:

         -        mutual consent of USFilter and EarthCare;


         - by USFilter, for any reason, within 5 days after USFilter receives from EarthCare the disclosure schedules required by the stock and asset purchase agreement;

         - by USFilter, if any of the conditions to its obligations under the stock and asset purchase agreement shall not have been fulfilled by January 31, 2002 and shall not have been waived by USFilter; and

         - by us, if any of the conditions to our obligations under the stock and asset purchase agreement shall not have been fulfilled by January 31, 2002 and shall not have been waived by us.


         In the event of termination of the stock and asset purchase agreement by either USFilter or EarthCare pursuant to the second or third bullet points above, USFilter, on the one hand, and EarthCare, on the other hand, will be liable to the other for any breach of the stock and asset purchase agreement, which breach led to the termination by the other party, and the indemnification rights and obligations of the parties set forth in the stock and asset purchase agreement will survive the termination. USFilter and EarthCare will also be entitled to seek any other remedy to which they may be entitled at law or in equity in the event of termination, which remedies shall include injunctive relief and specific performance. In the event that the stock and asset purchase agreement is terminated by a party pursuant to the second or third bullet point above solely as a result of a breach by the other party of a representation or warranty of that other party, and the breach could not have been reasonably anticipated by that other party and was beyond the reasonable control of that other party, then the remedy of the party terminating the stock and asset purchase agreement will be limited solely to recovery of all of that party's costs and expenses.


         EXCLUSIVITY


         Until the stock and asset purchase agreement is terminated, we may not allow any of our directors, officers, employees or agents to, directly or indirectly:

         - solicit, initiate or encourage any inquiries or proposals from,

         -        discuss or negotiate with,

         -        provide any nonpublic information to, or

         -        consider the merits of

any unsolicited inquiries or proposals from any person other than USFilter relating to any transactions involving the sale of the EarthLiquids division, the EarthLiquids assets, other than in the ordinary course of business, or any of our capital stock, or any merger, consolidation, business combination or similar transaction involving us.

         RELATED AGREEMENTS


         Security Deposit Agreement. As a condition to the consummation of the EarthLiquids sale, EarthCare and USFilter will execute a security deposit agreement to provide for the terms upon which the holdback portion of the purchase price shall be held and distributed.


                CERTAIN TAX CONSEQUENCES OF THE EARTHLIQUIDS SALE


         The transaction to sell our EarthLiquids division to USFilter is structured primarily as a sale of assets. We expect to realize a tax loss of approximately $29 million on the sale of EarthLiquids. We expect that the majority of this tax loss will be capital and long-term in nature. As a result, we will be limited in our ability to benefit from any tax losses generated by the sale of our EarthLiquids division. In order to benefit from the tax loss from the EarthLiquids transaction, we will likely have to enter into a transaction that will generate a capital gain. While we expect to generate a capital gain from the sale of our Solid Waste division, this expected capital gain will not fully offset the capital loss from the sale of our EarthLiquids division. At present, we do not expect to and have no plans to enter into such a transaction, other than the sale of our Solid Waste division, and it is likely that we will not be able to benefit from the tax loss from the sale of our EarthLiquids division. We do not plan to recognize any benefit from this tax loss.


                              REGULATORY APPROVALS

         We are aware of no material governmental or regulatory approvals required before the completion of the EarthLiquids transaction, other than compliance with federal and state securities laws.

                               DISSENTERS' RIGHTS

         Delaware corporate law does not afford dissenters' or appraisal rights in connection with the sale of our EarthLiquids division.


                              ADDITIONAL BACKGROUND


SALE OF SOLID WASTE DIVISION

         From November 2000 through July 2001, Messrs. Moorehead, Habets and Solomon met with various investment firms in order to seek equity and debt capital to fund the future growth of our Solid Waste division. During this time period, meetings and discussions were held with approximately 10 firms that had expressed an interest in the solid waste industry. The general results of these meetings were not satisfactory. While the firms were interested in funding a solid waste company, the general reaction was negative due to our past operating results, our debt structure and the significant dilution that would result to our existing stockholders.

         In July 2001, Messrs. Moorehead, Habets and Solomon participated in several discussions with an investment firm. During July 2001, members of the investment firm visited our Solid Waste division's operations in Florida.

         On August 10, 2001, the investment firm offered to buy our Solid Waste division for between $28.0 million and $32.0 million in cash. On August 11, 2001, Mr. Solomon informed the special committee that we had received an offer to acquire our Solid Waste division. During the remainder of August, additional discussions were held between members of the investment firm and Messrs.

Moorehead, Habets and Solomon about the proposed sales price and the terms of the acquisition. The special committee initially approved continued discussions with these prospective buyers. During August, the members of the special committee and the board of directors were informed at various times by telephone and by email about the progress of the negotiations. Towards the end of August, they were also informed that the investment firm would not increase their offer and that the executive management team did not believe that their offer was adequate. At the end of August, following their negotiations with the investment firm, Messrs. Moorehead, Habets and Solomon concluded that the price and terms offered by the investment firm to acquire our Solid Waste division were not adequate.

         At a meeting of the special committee on September 7, 2001, Mr. Solomon informed the special committee members that the negotiations with the financial buyer for the Solid Waste division had been terminated. Our executive management team had concluded that the price range offered for our Solid Waste division was not adequate and the members of the special committee were individually consulted and concurred with this decision.


         During September 2001, Messrs. Moorehead and Habets informed Mr. Solomon about Mr. Moorehead's interest in buying our Solid Waste division with a private company he owns, General Waste Corporation. Following several discussions about their interest, on September 13, 2001, General Waste Corporation provided Mr. Solomon, on behalf of the board of directors of EarthCare, an offer to acquire our Solid Waste division for $42.0 million. The consideration consisted of $1 million to repay a portion of our senior credit facility, $1.5 million to pay EarthAmerica and corporate vendor obligations, the assumption of all senior debt and bridge loans of the Solid Waste division, and the conversion, as further described below, of up to $21 million of our preferred stock, 10% debentures and 12% notes into common equity of the acquiring company.

         On September 14, 2001, the special committee engaged Wm. H. Murphy & Co., Inc. as its financial advisor in connection with EarthCare's planned sale of its Solid Waste division to General Waste Corporation.

         At the September 17, 2001 special committee meeting, Mr. Solomon informed the special committee of the offer from General Waste Corporation to acquire our Solid Waste division for $42 million. Following discussion by the members of the special committee, the special committee directed Mr. Solomon, our counsel and the special committee's counsel to review and investigate various matters and report back to the special committee at its next scheduled meeting on September 27, 2001.


         At the September 27, 2001 special committee meeting, Mr. Solomon, representatives from Baker Botts, and representatives from Hughes & Luce reviewed certain matters with the members of the special committee relating to the offer to acquire our Solid Waste division. Mr. Solomon also informed the special committee that our senior lenders and the placement agent of our 10% debentures and one of its bridge loans had reviewed the terms of the offer to buy our Solid Waste division and, at present, based on those terms, would not approve the transaction. The members of the special committee discussed matters relating to the offer to buy our Solid Waste division and deferred any decision on this transaction until various matters relating to this transaction could be resolved, including obtaining the needed approval from our senior lenders.


         On September 27, 2001, General Waste Corporation and EarthCare were informed that the senior lenders would consent to the sale of our Solid Waste division if the offer were amended to provide for a payment of $5 million to our senior lenders.

         On October 6, 2001, General Waste Corporation presented a revised offer to EarthCare, which subsequently was revised into a letter of intent.

         On October 11, 2001, immediately prior to the meeting discussed below, the members of the special committee negotiated improvements to the letter of intent proposed by General Waste Corporation.

         On October 11, 2001, a special committee of our board of directors reviewed the terms and conditions of the Solid Waste transaction as set forth in the letter of intent. At that meeting, Wm. H. Murphy & Co., Inc., the special committee's financial advisor, indicated that it was prepared to render an opinion to the special committee and our board of directors, that the General Waste Corporation offer to acquire our Solid Waste division, as described in the letter of intent, is fair to EarthCare and our stockholders, from a financial point of view. At the conclusion of the meeting, the special committee determined that the General Waste Corporation offer to acquire the Solid Waste division, as described in the letter of intent, is fair to and in the best interests of EarthCare and our stockholders, and approved the execution of the letter of intent. In so doing, the special committee considered, among other things, the views of Wm. H. Murphy & Co., Inc., its financial advisor. Afterwards, on October 15, 2001, EarthCare and General Waste Corporation executed the letter of intent.

         During November and December 2001, counsel for General Waste Corporation and representatives of EarthCare negotiated a definitive plan of reorganization and merger agreement.

         On December 1, 2001, Raymond Cash and representatives of the Company entered into discussions regarding a potential transaction involving Mr. Cash, or an affiliate of Mr. Cash, acquiring certain real property used by the Solid Waste division in West Palm Beach, Florida for $2.5 million in cash. Mr. Cash agreed to acquire the property through an affiliate in order to facilitate the financing of the Solid Waste transaction and the $5 million cash payment required to induce our senior lenders to consent to the sale of our Solid Waste division. The sale of the West Palm Beach Florida property to Mr. Cash was a condition to the closing of the Solid Waste transaction.

         On December 14, 2001, the special committee discussed the proposed terms of the General Waste Corporation merger agreement and the sale of the West Palm Beach property. At the meeting, Wm. H. Murphy & Co., Inc. rendered its oral opinion, subject to delivery of its written opinion, that the Solid Waste transaction and the sale of the West Palm Beach property were fair, from a financial point of view, to EarthCare and our stockholders. At the conclusion of the meeting, the special committee unanimously determined, subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the Solid Waste transaction, the plan of reorganization and merger agreement and the sale of the West Palm Beach property were fair to and in the best interests of EarthCare and our stockholders. Subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., the special committee also approved the Solid Waste transaction, the plan of reorganization and merger agreement and the sale of the West Palm Beach property, and recommended that our board of directors approve the Solid Waste transaction, the plan of reorganization and merger agreement and the sale of the West Palm Beach property.

         On December 14, 2001, the board of directors considered the Solid Waste transaction and the sale of the West Palm Beach property. Based in part upon the factors considered by, and the recommendations of, the special committee, and the fairness opinion of Wm. H. Murphy & Co., Inc., that the General Waste Corporation offer to acquire our Solid Waste division and Raymond Cash's offer to acquire our West Palm Beach property were fair, from a financial point of view, to our stockholders and us, the board of directors unanimously determined, subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the Solid Waste transaction, the plan of reorganization and merger agreement and the sale of the West Palm Beach property were fair to and in the best interests of EarthCare and our stockholders, approved the Solid Waste transaction, the plan of reorganization and merger agreement and the sale of the West Palm Beach property.

         On December 21, 2001, Sagemark Capital requested additional concessions in order to grant its consent to the sales of the EarthLiquids and Solid Waste divisions and related transactions.

         On December 28, 2001, the special committee discussed the Sagemark Capital proposal, which included requirements that we issue 500,000 shares of EarthCare common stock with registration rights to Sagemark Capital and that we pay a fee of $25,000 to Sagemark Capital, if the Solid Waste transaction closes. Sagemark Capital also requested that General Waste Corporation agree to pay to Sagemark Capital a fee of $50,000 if all amounts due under the Sagemark bridge loan have not been repaid in full within 60 days of the closing of the Solid Waste sale. In addition, the special committee discussed the Sanders proposal, whereby the holders of the Sanders bridge loan are to receive a warrant to purchase 300,000 shares of EarthCare's common stock at $0.0001 per share. In addition, General Waste Corporation also agreed to pay Sanders Morris Harris a fee of $50,000 if all amounts due under the Sanders bridge loan have not been repaid in full within 60 days of the closing of the Solid Waste sale. At the special committee meeting, Wm. H. Murphy & Co., Inc. confirmed its oral opinion, taking into account the new Sagemark Capital terms and subject to delivery of its written opinion, that the Solid Waste transaction was fair, from a financial point of view, to EarthCare and our stockholders. At the conclusion of the meeting, the special committee again unanimously determined, taking into account the new Sagemark Capital terms and subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the Solid Waste transaction and the plan of reorganization and merger agreement were fair to and in the best interests of EarthCare and our stockholders and again recommended that our board of directors approve the Solid Waste transaction and the plan of reorganization and merger agreement.

         On December 28, 2001, the board of directors again considered the Solid Waste transaction. Based in part upon the factors considered by, and the recommendations of, the special committee, and the fairness opinion of Wm. H. Murphy & Co., Inc., that the General Waste Corporation offer to acquire our Solid Waste division was fair, from a financial point of view, to our stockholders and us, the board of directors unanimously determined, taking into account the new Sagemark Capital and Sanders terms and subject to the delivery of the written opinion of Wm. H. Murphy & Co., Inc., that the Solid Waste transaction and the plan of reorganization and merger agreement were fair to and in the best interests of EarthCare and our stockholders, and approved the Solid Waste transaction and the plan of reorganization and merger agreement.

         On January 2, 2002, Wm. H. Murphy & Co., Inc. delivered its written opinion that the General Waste Corporation offer to acquire our Solid Waste division and Raymond Cash's offer to acquire our West Palm Beach property were fair, from a financial point of view, to our stockholders and us.

         On January 8, 2002, we entered into a plan of reorganization and merger agreement with General Waste Corporation pursuant to which a wholly owned subsidiary of General Waste Corporation was to be merged with and into our wholly owned subsidiary, Earth Resource Management, Inc., which conducts our Solid Waste business. In exchange for our stock in Earth Resource Management, Inc., we received merger consideration consisting of $2.5 million in cash, which was used to pay down our senior credit facility, $12,615,000 in face amount of our Series A preferred stock, $5,711,000 in aggregate principal amount of our 12% notes, and a warrant to acquire 8% of General Waste Corporation's common stock as of the closing. Prior to the closing of the Solid Waste sale transaction, Mr. Moorehead and certain of his affiliates contributed to General Waste Corporation in exchange for General Waste Corporation common stock the Series A preferred stock and 12% notes that comprised a portion of the merger consideration.

         On December 21, 2001, Fairgrounds Road Property, LLC, an affiliate of Raymond Cash, completed the acquisition of the real property used by the Solid Waste division in West Palm Beach, Florida for $2.5 million in cash. Mr. Cash's affiliate simultaneously agreed to lease the West Palm Beach property to General Waste Corporation for use in the operation of the assets of the Solid Waste division. General Waste Corporation will lease this property for 3 months at $100 per month with an option to repurchase the property for $2,950,000.

         On January 8, 2002, we completed the sale of our Solid Waste division and shortly thereafter the merger of Earth Resource Management into Florida GWC, Inc., a wholly owned acquisition subsidiary of General Waste Corporation, became effective pursuant to the terms of the plan of reorganization and merger agreement and Florida law.

         In addition to the consideration referred to above, pursuant to the terms of the plan of reorganization and merger agreement, General Waste Corporation assumed the following obligations of EarthCare and our subsidiary:

         -        $7,519,000 of indebtedness of Earth Resource Management, Inc.
                  payable to CIB Marine Bank;

         - $4,155,000 million of indebtedness of Earth Resource Management, Inc. and Earth Resource Management of South Florida, Inc. in the form of existing equipment and mortgage notes payable;

         - $2,500,000 of indebtedness of Earth Resource Management of South Florida, a wholly-owned subsidiary of Earth Resource Management, Inc., in the form of a bridge loan placed by Sanders Morris Harris;

         -        $3,000,000 of indebtedness of Earth Resource Management, Inc.
                  in the form of a bridge loan payable to Solid Waste Resources;

         - $1,500,000 of indebtedness of Earth Resource Management of South Florida, a wholly-owned subsidiary of Earth Resource Management, in the form of a bridge loan payable to Sagemark Capital; and

         - all performance bonds issued by or on behalf of EarthCare for our Solid Waste division, amounting to approximately $7.0 million in contingent obligations.

         Stockholders should be aware that face value of the Series A preferred stock and the principal amount of the 12% notes used in calculating the merger consideration is not the equivalent of market value. The special committee, however, determined that the terms of the proposed sale of the Solid Waste division to General Waste Corporation are fair to, and in the best interests of, EarthCare and our stockholders, based in part upon the fairness opinion of Wm.
H. Murphy & Co., Inc., that the General Waste Corporation offer to acquire our Solid Waste division sale is fair, from a financial point of view, to us and our stockholders.

         Stockholders should also be aware that, although General Waste Corporation has assumed $2,500,000 of indebtedness in the form of a bridge loan placed by Sanders Morris Harris, and $1,500,000 of indebtedness in the form of a bridge loan payable to Sagemark Capital, we have continuing obligations under those agreements, including obligations to issue common, and, possibly, preferred stock of EarthCare, and we have not been and will not be released from these obligations unless and until General Waste Corporation repays in full all indebtedness under such loans. We remain obligated to issue 100,000 shares of our common stock to the holders of the Sanders Morris Harris bridge loan for each month that the bridge loan is not repaid in full.

         Pursuant to an amendment to the Sanders Morris Harris bridge loan agreement dated January 8_, 2002, we issued a warrant to purchase 300,000 shares of common stock at $0.0001 per share to the holders of the Sanders bridge loan. In the event that either General Waste Corporation or EarthCare issues debt or equity securities resulting in aggregate gross proceeds to General Waste Corporation or EarthCare, respectively, in excess of $10 million in which any of the proceeds are not used, in the case of an offering by General Waste Corporation, to repay the lenders the amount due under the Sanders Morris Harris bridge loan, or in the case of an offering by EarthCare, to repay amounts due under its senior credit facility, and to the extent proceeds remain to repay the lenders the amount due under the bridge loan, then the lenders under the bridge loan will have the option to convert any principal and interest then owing under the bridge loan into preferred stock of the entity that issued preferred or common stock. Pursuant to the amendment to the Sanders Morris Harris bridge loan agreement, General Waste Corporation also agreed that it would pay to the lenders a fee of $50,000 if all amounts due under the bridge note have not been repaid in full within 60 days of the closing of the Solid Waste sale.

         To induce Sagemark Capital to consent to the Solid Waste and EarthLiquids transactions and to waive certain provisions of the Sagemark bridge loan agreement, we have agreed that, if the Solid Waste transaction closes, we issued 500,000 shares of EarthCare common stock with registration rights to Sagemark Capital and we paid a fee of $25,000 to Sagemark Capital. General Waste Corporation has also agreed that it will pay to Sagemark Capital a fee of $50,000 if all amounts due under the Sagemark bridge note have not been repaid in full within 60 days of the closing of the Solid Waste sale. In addition, we remain obligated to issue shares of our common stock to Sagemark Capital if Sagemark Capital elects to convert its bridge loan into EarthCare common stock before it is repaid in full. We also agreed to file a registration statement by March 31, 2002 for the shares into which the Sagemark bridge loan may be converted, the 500,000 shares issued to Sagemark Capital on January 8, 2002 and the shares that may be acquired upon the exercise of a warrant for 680,000 shares. These terms are set forth in an amendment to the Sagemark bridge loan agreement dated January 8, 2002.

         Pursuant to the plan of reorganization and merger agreement and the assignment and assumption agreement, we also entered into a loan agreement with General Waste Corporation. Pursuant to this agreement, in the event that we are required to pay any amounts due or satisfy any obligations under the Sanders Morris Harris or Sagemark Capital bridge loans referenced above, other than the issuance of our common shares until the Sanders Morris Harris bridge loan is repaid, General Waste Corporation will agree to repay such amounts in monthly installments over the next five years. Any amounts outstanding under this agreement will accrue interest at the rate of prime plus 3%. General Waste Corporation may prepay any amounts due at any time, and the indebtedness represented by the agreement will be subordinated to General Waste Corporation's senior debt.

         In addition, as part of the Solid Waste transaction, Mr. Moorehead, his wife, Shelley Moorehead, and the Moorehead Charitable Remainder Unit Trust agreed with EarthCare that:

         o the interest rate on any of the 10% debentures or 12% notes held or acquired by them would be lowered to 8%; and

         o if EarthCare is unable to repay these debentures or notes with alternate sources of debt or equity financing on terms favorable to EarthCare at maturity, they may be converted, at the option of EarthCare, into common equity of EarthCare, at a conversion price of $1.00 per share.

         The warrant forming a part of the merger consideration is exercisable in whole or in part from time to time during the period commencing on the third anniversary and ending on the fifth anniversary of the closing of the Solid Waste transaction. The warrant is exercisable for 8% of the outstanding shares of General Waste Corporation as of the closing of the transaction. The exercise price of the warrant is $24.00, or 150% of the initial equity price for General Waste Corporation common shares, derived by dividing the sum of the principal amount of the debentures and the face value of the preferred stock contributed by Mr. Moorehead and his affiliates in exchange for common stock in General Waste Corporation by the number of shares of common stock issued by General Waste Corporation in exchange therefor. The warrant includes a cashless exercise feature, whereby the warrant may be exercised and the shares to be issued may be paid for using common shares of General Waste Corporation instead of cash.

         To reduce the benefits of the Warrant to Mr. Moorehead, Mr. Cash and certain of their affiliates, the plan of reorganization and merger agreement required that such parties enter into a Reimbursement Agreement. Pursuant to the terms of the Reimbursement Agreement Mr. Moorehead, Mr. Cash and certain of their affiliates waived the right to receive distributions by EarthCare of proceeds from the warrant, as such, and, in the event they receive distributions of proceeds from the warrant, as such, to recontribute such distributions to Earthcare. Moreover, the parties to the Reimbursement Agreement agreed to reimburse EarthCare if any of their assignees ever receive such distributions of warrant proceeds.

         As part of the sale of our Solid Waste division, General Waste Corporation entered into a new employment agreement with Harry Habets, EarthCare's President and Chief Operating Officer, and Mr. Habets resigned as President of EarthCare to become president of General Waste Corporation.

         We have also been informed that General Waste Corporation and Mr. Moorehead intend to offer to exchange shares of General Waste Corporation common stock, on a pro rata basis, for up to 28% of the outstanding 10% debentures and 12% notes held by third parties. If the offer were made by General Waste Corporation, upon receipt of our subordinated debentures and notes, General Waste Corporation would then exchange those securities for shares of General Waste Corporation common stock held by Mr. Moorehead.

         THE SALE OF THE SOLID WASTE DIVISION DID NOT REQUIRE, AND WE DID NOT SOLICIT, THE APPROVAL OF OUR STOCKHOLDERS.


SALE OF EARTHAMERICA DIVISION


         During October 2000, Mr. Addy, a director and our former vice president of business development, sales and marketing, was contacted by a strategic buyer about the possible purchase of the EarthAmerica division. During November 2000, Mr. Addy and Mr. Solomon met with representatives of the strategic buyer to discuss their interest in buying our EarthAmerica division. In December 2000, Mr. Addy and Mr. Solomon met with representatives of the strategic buyer for further discussions. The management of the strategic buyer concluded that they were interested in buying only the septic and restaurant lines of business of our EarthAmerica division and that the purchase price would be a combination of cash and a promissory note. The amount of the purchase price was not agreed to. Given that only a portion of the proceeds of the sale would have been cash, Mr. Addy and Mr. Solomon, with the approval of Mr. Moorehead, decided not to pursue further discussions.


         During December 2000, Mr. Addy was contacted by the chief financial officer of another strategic buyer, who expressed interest in acquiring our EarthAmerica division. During January 2001, several meetings were held with members of this strategic buyer's management team and members of our executive management and EarthAmerica's management. On January 23, 2001, the strategic buyer provided us with an offer letter to buy our EarthAmerica division for $25 million in cash and a $3 million contingent payment based on the future earnings of the EarthAmerica division. In addition, the strategic buyer agreed to share the proceeds exceeding $15 million from the sale of EarthAmerica's bulk hauling, industrial digest, portable toilet and plumbing business units. We would also retain approximately $4 million in working capital from the EarthAmerica division.

         This offer letter was discussed and reviewed by our executive management team and with the independent members of the board of directors. Based on the results of those discussions, our executive committee of the board of directors decided to proceed with discussions, negotiations and due diligence with the strategic buyer for the sale of the EarthAmerica division.


         During the months of February, March and April of 2001, representatives of the strategic buyer and their legal and financial advisors performed their due diligence review at our Dallas office and at the service centers in Dallas, Houston, Atlanta, Orlando and Vernon, New Jersey. During this period, several drafts of a proposed acquisition agreement were provided by the strategic buyer. These drafts were reviewed, discussed and negotiated by our executive management team and the special committee. During April and May 2001, representatives of the strategic buyer indicated that they were revising their interest in our EarthAmerica division. In May 2001, the chief executive officer and the chief financial officer of the strategic buyer indicated that they were interested in acquiring only the septic and restaurant grease traps lines of business of the EarthAmerica division.


         On June 8, 2001, the strategic buyer provided a new offer to purchase the septic and restaurant grease trap lines of business of the EarthAmerica division for $10 million in cash and a $3 million contingent payment based on the future financial performance of those lines of business. During June and July 2001, discussions continued between members of the strategic buyer's management and our executive management team.

         On August 27, 2001, the strategic buyer indicated that it was interested in acquiring only the septic and restaurant grease trap lines of business in the Dallas and Houston, Texas, Austell, Georgia and Orlando, Florida markets. Following discussions and negotiations in late August and early September 2001, the strategic buyer orally agreed to acquire these lines of business for $4.6 million in cash.

         At the September 17, 2001 special committee meeting, Mr. Solomon informed the special committee of the status of the sale of the EarthAmerica service centers in Houston and Dallas, Texas, Austell, Georgia and Orlando, Florida. He informed the special committee that the strategic buyer had orally confirmed the offer for these assets would be $4.6 million in cash and that the buyer would like to complete the acquisition in October 2001. The special committee deferred a decision on this sale pending a review of the acquisition agreement and the terms contained therein.


         At the September 27, 2001 special committee meeting, Mr. Solomon informed the special committee of the terms of the proposed acquisition agreement for the sale of the EarthAmerica South U.S. service centers to a strategic buyer for $4.6 million in cash. Such terms had been previously provided to, and commented on by, legal counsel to the special committee. Following discussion among the members of the special committee, the special committee unanimously recommended that this transaction should be approved by EarthCare's board of directors.


         On October 7, 2001, Mr. Solomon informed the special committee that the strategic buyer had reduced its offer for the EarthAmerica South U.S. locations to $4.0 million and indicated that it was not interested in acquiring the liquid waste treatment line of business and the related assets located in Orlando, Florida. Mr. Solomon informed the special committee that this change by the strategic buyer was accepted by EarthCare's executive management team.


         We closed this transaction on October 30, 2001.

         EarthAmerica - Pompano service center

         In February 2001, we sold the assets of the Pompano Beach, Florida service center to RGR Environmental, a private company owned by the former owners, for $950,000 in cash. We used the cash proceeds to pay down our senior credit facility.


         EarthAmerica - Georgia plumbing line of business


         In August 2001, we completed the sale of our plumbing operations in Georgia that were part of the Gainesville and Austell, Georgia service centers to the general manager of our EarthAmerica service center in Gainesville, Georgia for $1,000,000 in cash and a $300,000 note receivable. In addition, we obtained a release from the general manager from our obligations under his employment contract and a contingent consideration agreement.


         Liquid Waste Division - bulk hauling line of business in Eagle, Pennsylvania and Deer Park service center

         During the second quarter of 2001, we were contacted by representatives from two strategic buyers, each interested in acquiring the bulk hauling line of business in EarthAmerica's service centers in Eagle, Pennsylvania and in Deer Park, New York, respectively. Letters of intent to acquire these businesses were signed on April 17 and May 8, 2001 for the Deer Park and Eagle service centers, respectively. On August 27, 2001, the strategic buyer interested in the Deer Park service center indicated that they were no longer interested in buying the Deer Park service center. On October 11, 2001, our board of directors resolved that the service centers in Eagle, Pennsylvania, Deer Park, New York and Vernon, New Jersey, comprising our Liquid Waste division, would be EarthCare's continuing operations and would not be sold.


         EarthAmerica - portable toilet line of business in Vernon, New Jersey


         On January 4, 2002, we sold our portable toilet services line of business based in New York to three private companies for $225,000 in cash, which was used to pay down our senior credit facility.


         EarthAmerica - septic services line of business in Orlando, Florida


         In September 2001, we completed the sale of our septic line of business in Orlando, Florida for $25,000 in cash and $625,000 in a note receivable, payable over five years to a private company owned by the general manager of our former Orlando service center.

                                  PROPOSAL TWO:
               AMENDMENT TO EARTHCARE CERTIFICATE OF INCORPORATION


         Our authorized capital is currently 100,000,000 shares of capital stock, consisting of 70,000,000 shares of common stock and 30,000,000 shares of preferred stock. As more fully described below under "Purpose and Effect of the Proposed Amendment," we need to increase the number of authorized shares of common stock to permit the issuance of common stock for conversions of debt securities, exercises of options and warrants and for other existing obligations to issue common stock in the future. As of January 9, 2002, we had issued and outstanding 22,780,125 shares of common stock and 300,000 shares of Series A preferred stock. In addition, a total of 897,671 shares of common stock are reserved for issuance under our stock-based compensation plans. We may also need additional authorized shares for issuance in future acquisitions and for other corporate purposes, including but not limited to equity financings, convertible security financings, stock dividends and stock splits, and options and other stock-based compensation for employees. If the proposed amendment to our certificate of incorporation is not approved, we may be forced to default on some of our obligations to issue common stock, which could accelerate the obligations to reduce debt and result in lawsuits against EarthCare. Accordingly, our board of directors has approved an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 70,000,000 to 200,000,000.


PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

         To effect the increase in authorized shares of EarthCare common stock, it is proposed that Article IV of our Certificate of Incorporation be amended to read in its entirety as follows:

                  The Corporation shall have authority, acting by the Board of Directors of the Corporation (the "Board of Directors), to issue not more than two hundred thirty million (230,000,000) shares of capital stock divided into classes as follows:

                  (a) Two Hundred million (200,000,000) shares of common stock, $.0001 par value per share (the "Common Stock"), such shares entitled to one (1) vote per share on any matter on which stockholders of the Corporation are entitled to vote and such shares being entitled to participation in dividends and to receive the remaining net assets of the Corporation upon dissolution, subject to the rights of any holders of any shares of Preferred Stock having a liquidation preference over the Common Stock.

                  (b) Thirty million (30,000,000) shares of preferred stock, $.0001 par value per share (the "Preferred Stock"), which may be issued from time to time in one or more series and entitled to such preferences to the Common Stock as to dividends and distribution of assets of the Corporation on dissolution and shall have such distinctive designations as determined by the Board of Directors, with full power and authority to fix the number of shares constituting such series and to fix the relative rights and preferences of the shares of the series so established to the full extent allowable by law, with respect to dividends, redemptions, payment on liquidation, sinking fund provisions, conversion privileges and voting rights. All shares of the Preferred Stock shall be of equal rank and shall be identical, except in respect to the particulars that may be fixed by the Board of Directors as hereinabove provided and which may vary among the series. Different series of the Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes, except when such voting by classes is expressly required by law. Notwithstanding the foregoing with respect to the power of the Board of Directors to determine the relative rights and preferences of the shares of each series of the Preferred Stock with respect to dividends, redemptions, payment on liquidation, sinking fund provisions, conversion privileges and voting rights, the Board of Directors shall not designate any such series of the Preferred Stock as nonvoting, and in the event that any series of the Preferred Stock has a preference over another series of the Preferred Stock or the Common Stock with respect to dividends, the Board of Directors shall also include in its designation of such series of Preferred Stock with such dividend preference, an adequate provision for the election of directors of the Corporation representing such series of Preferred Stock in the event of any default by the Corporation in the payment of such dividends.


                  (c) The number of authorized shares of any class may be increased or decreased (but not below the number of such shares then outstanding) by the affirmative vote of the holders of a majority of all classes of stock of the Corporation entitled to vote.

         Shares of capital stock of the Corporation may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for such consideration shall be fully paid and nonassessable.

         Our board of directors has adopted resolutions setting forth the proposed amendment to Article IV of the Certificate of Incorporation; the advisability of the amendment; and a call for submission of the amendment for approval by our stockholders at the special meeting.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT


         The increase in the number of authorized shares of common stock is needed to cover existing commitments in the form of options, warrants, convertible securities and other agreements and arrangements as described more fully below under "Use of Shares." We currently have issued and outstanding 22,780,125 shares of common stock, and we have outstanding, are currently obligated or may be obligated to issue, up to 122,679,606 shares of common stock pursuant to these arrangements. Many of our convertible securities include anti-dilution protection that increases the number of shares of common stock that may be issued upon conversion by reducing the conversion or exercise price for the security upon each issuance of shares of our common stock or securities convertible into shares of our common stock at a price less than the conversion or exercise price at the time of the new issuance.

         We will require additional funding in the future to pay our current obligations and to fund our operations. We may raise additional funds through the issuance of equity or convertible securities, requiring an increase in the number of authorized shares of common stock. Our board of directors believes that the availability of additional authorized but unissued shares will provide additional flexibility to issue securities for a variety of corporate purposes. Other than as described under the caption "Use of Shares" below, our board of directors has no immediate plans, understandings, agreements or commitments to issue additional common stock for any purposes; however, if the proposed amendment is approved, we may, in certain situations, issue additional shares without further stockholder approval.

         The proposed amendment to the Certificate of Incorporation could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. The proposed increase in the number of shares of common stock authorized for future issuance may discourage or make more difficult a change in control of EarthCare. We could issue additional shares under certain circumstances to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to takeover or gain control of EarthCare, whether or not the change of control is favored by a majority of unaffiliated stockholders. For example, shares of common stock could be privately placed with purchasers who might side with our board of directors in opposing a hostile takeover bid. We have not proposed the increase in the authorized number of shares with the intention of using the additional shares for antitakeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company.

USE OF SHARES


         As described above, our certificate of incorporation authorizes the issuance of 70,000,000 shares of common stock. As of January 9, 2002, there were 22,780,125 shares of our common stock issued and outstanding. We have additional commitments to issue common stock in the form of options, warrants, convertible securities and other agreements, that, if fulfilled, will require us to exceed our authorized number of shares of common stock. The following is a summary of our existing commitments to issue common stock.

         - options and warrants to acquire 3,468,764 shares of common stock. We also have the ability to issue an additional 897,671 options under our current stock option plan.

         - 300,000 shares of our Series A preferred stock. At the current conversion price of $0.30 per share, we would be obligated to issue 1,000,000 shares of our common stock upon conversion. If we issue common stock for less than $0.30 per share or we issue any convertible debt instrument or equity security with a conversion or exercise price of less than $0.30 per share and the value of the common stock or convertible security transaction is more than $1,000,000, the conversion price for our Series A preferred stock will be reduced as a result of these provisions.

         - $11,000,000 of our 12% notes, which does not include $3,289,000 of new 8% replacement notes that we issued in connection with the sale of our Solid Waste division. Our 12% notes provide for semi-annual payments of interest at 12% per year, payable in shares of our common stock at the end of March and September of each year. The number of common shares issued is determined by dividing the interest payable by the closing price of our common stock on the day the interest is paid. On September 28, 2001, we issued 3,607,164 shares of our common stock as the second interest payment on our 12% notes at a market value per share of $0.30. If the market price of our common stock is $0.11, the closing price of our common stock on January 4, 2002, at the time of the next scheduled interest payments at the end of March and September 2002, we will be obligated to issue approximately 7.6 million additional shares above the approximately 4.4 million shares we would issue if the market price per common share remained at the $0.30 price from the end of September 2001.

         - $3,289,000 of our 8% replacement notes held by Donald Moorehead and the Moorehead Charitable Remainder Unit Trust. These notes bear interest at 8% per year payable semi-annually in March and September with shares of EarthCare's common stock. The number of common shares issued is determined by dividing the interest payable by the closing price of our common stock on the day the interest is paid. If the market price of our common stock is $0.11, the closing price of our common stock on January 4, 2002, at the time of the next scheduled interest payments at the end of March and September 2002, we will be obligated to issue approximately 2.4 million shares. EarthCare's board of directors, at its option, if EarthCare is unable to refinance or repay these notes on their March 30, 2008 maturity date, may require conversion of these notes to shares of EarthCare's common stock at $1.00 per share. If this were to occur, we would be obligated to issue 3,289,000 shares of our common stock.

         - $14,093,222 of our 10% debentures, which does not include $4,336,881 of new 8% debentures that we issued in connection with the sale of our Solid Waste division. Our 10% debentures provide for quarterly payments of interest at the rate of 10% per year. From the closing through October 2001, interest was paid in kind by issuing additional 10% debentures. From October 2001 to October 2003, interest may be paid in cash only if permitted by our senior lenders, which would not be allowed under the terms of our current senior credit facility. For the last three years, interest is payable in cash. The holders of the 10% debentures may convert their debentures into shares of our common stock at a rate of $0.90 per share. Based on the balance of the 10% debentures at January 9, 2002 and the conversion price of $0.90 as of January 9, 2002, they would receive 15,659,136 shares of our common stock if all the holders converted their 10% debentures. To obtain the consent of the holders of our 10% debentures to the proposed sale of our EarthLiquids division described in this proxy statement, we have offered full-ratchet anti-dilution protection to the holders of these debentures for a period of 18 months commencing on the date of the closing of the sale of the EarthLiquids division. Under these circumstances, if we issue any additional shares of our common stock at a price less than $0.90 during the applicable 18-month period, the number of shares that the holders of our 10% debentures would receive upon conversion would increase. For example, if we issued shares at $0.11 per share, the closing price of our common stock on January 9, 2002, during the applicable 18-month period, based on the balance of the 10% debentures at December 31, 2001, the holders would receive 128,120,200 shares of our common stock if all the holders converted their 10% debentures. These share calculations do not include the effect of the issuance of additional 10% debentures in lieu of cash interest payments in the future. After the 18-month period, the 10% debentures will have weighted average anti-dilution protection.

         -        $4,336,881 of our 8% replacement debentures held by Donald F.
                  Moorehead, Jr. and his wife, Shelley Moorehead. These debentures bear interest at 8% per year and the conversion price is fixed at $1.00 per share. In addition, EarthCare's board of directors, at its option, if it is unable to refinance or repay the 8% replacement debentures, may require conversion of the debentures into shares of EarthCare's common stock at a conversion price of $1.00 per share. If these debentures were converted into shares of common stock on January 9, 2002, we would be required to issue 4,336,881 shares of our common stock. If these debentures are held to maturity and then converted into shares of our common stock, we would be required to issue approximately 5.3 million shares of our common stock. These share calculations include the effect of the issuance of additional 8% replacement debentures in lieu of cash interest payments in the future.

         - Although as part of its acquisition of our Solid Waste division General Waste Corporation assumed $2,500,000 of indebtedness in the form of a bridge loan placed by Sanders Morris Harris, and $1,500,000 of indebtedness in the form of a bridge loan payable to Sagemark Capital, we have continuing obligations under those agreements, including obligations to issue common, and, possibly, preferred stock of EarthCare, and we will not be released from these obligations unless and until General Waste Corporation repays in full all indebtedness under such loans. We issued a warrant to purchase 300,000 shares of common stock at $0.001 to the holders of the Sanders bridge loan as part of the closing of the Solid Waste sale transaction, and we remain obligated to issue 100,000 shares of our common stock to the holders of the Sanders Morris Harris bridge loan for each month that the bridge loan is not repaid in full, and, in the event that we issue debt or equity securities resulting in aggregate gross proceeds to us in excess of $10 million, the lenders under the Sanders Morris Harris bridge note may, in certain circumstances, have the option to convert any amounts owing under the bridge loan into preferred stock of

                  EarthCare. In addition, we issued 500,000 shares of common stock to Sagemark Capital as part of the closing of the Solid Waste sale transaction, and we remain obligated to issue 13,636,364 shares of our common stock to Sagemark Capital if Sagemark Capital elects to convert its bridge loan into common stock before it is repaid in full.

Based upon the foregoing, we have outstanding, are presently obligated to issue or will be obligated to issue, if the 8% notes, 8% debentures, 10% debentures and 12% notes are held to maturity, up to an aggregate of 122,679,606 shares of common stock.


VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of common stock outstanding is required to approve the proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

         If the proposed amendment to the Certificate of Incorporation is adopted, it will become effective upon filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State. However, if our stockholders approve the proposed amendment to the certificate of incorporation, our board of directors retains discretion under Delaware law to abandon the proposed amendment. If the board of directors exercised such discretion, the number of authorized shares would remain at current levels.


BOARD RECOMMENDATION


         OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION IS ADVISABLE AND IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

                                EARTHCARE COMPANY


         Through our subsidiaries, we are engaged in two non-hazardous waste businesses. Our Liquid Waste division, which includes components of our former EarthAmerica division, provides non-hazardous liquid waste collection, processing, treatment, disposal, bulk transportation, pumping, plumbing and maintenance services from our operating locations in New York, New Jersey and Pennsylvania. Our EarthLiquids division provides non-hazardous liquid waste used oil and oily wastewater recovery and treatment services in Florida, Delaware, Louisiana, Maryland, New Jersey and Pennsylvania. EarthLiquids also sells refined oil derived from used oil and oily wastewater. On January 9, 2002, we completed the sale of our Solid Waste division to General Waste Corporation, a private company owned by Donald Moorehead, our chairman.

         Following the sale of the EarthLiquids division, our business will consist of our Liquid Waste division's three service centers located in Deer Park, New York, Eagle, Pennsylvania and Vernon, New Jersey and our corporate office.


PROPERTIES


         Our principal executive office at 14901 Quorum Drive in Dallas, Texas is subleased for a current rate of $17,089 per month, with the sublease expiring on July 31, 2003.

         EARTHLIQUIDS DIVISION

         Assuming the required approvals are secured, each of the EarthLiquids division properties described below will be sold to USFilter in the EarthLiquids sale transaction. See "Proposal One: The EarthLiquids Sale" and "Additional Background -- Sale of the Solid Waste Division."


         PLANT CITY, FLORIDA

         We own and operate a used oil recovery and processing facility located at 103 Alexander Street, Plant City, Florida on an 8-acre site. We operate from two owned buildings and two owned office trailers with a total of 9,700 square feet. We also operate from a leased office and warehouse with 13,000 usable square feet. In addition, our plant at this site includes 23 above ground storage tanks with a capacity of 1,400,000 gallons, one furnace and the needed piping, heat exchangers, vessels and pumps to operate the plant.

         WILMINGTON, DELAWARE


         We own and operate a used oil recovery and processing facility located at 505 South Market Street in Wilmington, Delaware on a 7.2-acre site. We operate from three buildings with a total of 8,460 square feet. In addition, our plant at this site includes 14 above ground storage tanks with a capacity of 3,220,000 gallons, 2 furnaces and the needed piping, heat exchangers, vessels and pumps to operate the plant.


         NEW ORLEANS, LOUISIANA

         We own and operate a used oil recovery and processing facility located at 14890 Intracoastal Drive, New Orleans, Louisiana on a 15-acre site. We operate from one building with a total of 10,000 usable square feet. In addition, our plant at this site includes 20 above ground storage tanks with a capacity of 2,300,000 gallons and the needed furnaces, piping, heat exchangers, vessels and pumps to operate the plant.

         BALTIMORE, MARYLAND

         We own and operate a collection center at 6305 East Lombard Street in Baltimore, Maryland on a 2-acre site. We operate from one building with 10,500 usable square feet. In addition, our collection center includes 9 above ground storage tanks with a total capacity of 241,000 gallons.

         POMPANO BEACH, FLORIDA

         We own and operate a used oil and oily wastewater collection facility at 1280 NE 48th Street, Pompano Beach, Florida on a 2.5-acre site. We operate from one building with 10,000 usable square feet. In addition, our collection center includes 27 above ground storage tanks with a total capacity of 417,000 gallons.

         FORT PIERCE, FLORIDA

         We own and operate a used oil and used oil filter recovery and treatment facility at 5690 West Midway Road, Ft. Pierce, Florida on a 9.5-acre site. We operate from three buildings with a total of 17,600 usable square feet. In addition, our collection center includes 30 above ground storage tanks with a total capacity of 604,000 gallons.

         SATELLITE COLLECTION CENTERS

         We operate satellite collection centers in Lafayette, Port Allen, Patterson, Houma, Alexandria and Lake Charles, Louisiana to collect used oil. All the facilities are leased except the one located in Lafayette. The Lafayette facility will not be sold as part of the EarthLiquids transaction, but will be retained by EarthCare.


         LIQUID WASTE

         We operate approximately 280 trucks and trailers in our Liquid Waste division to provide our non-hazardous liquid waste services. Our current equipment is in good condition and is adequate to handle our current level of revenue.

         We own or lease and operate the facilities described below, which are in good condition and which are adequate to handle our current non-hazardous liquid waste service volume, in our Liquid Waste division.


         Following the completion of the sales of our EarthLiquids and Solid Waste divisions, our remaining properties will consist of:



LIQUID WASTE DIVISION'S        LAND                                BUILDING
    SERVICE CENTER        OWNED OR LEASED       ACRES          OWNED OR LEASED      USABLE SQUARE FEET
    --------------        ---------------       -----          ---------------      ------------------

Vernon, New Jersey             Owned         11.73 acres            Owned                 14,500

Deer Park, New York           Leased          2.50 acres            Leased                19,750

Eagle, Pennsylvania            Owned         10.48 acres            Owned                 22,198



For a more detailed discussion of the sale of our EarthAmerica properties, see "Additional Background - Sale of the Earth America Division."

                        MARKET FOR EARTHCARE COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS


         Our common stock is listed for trading on the OTC Bulletin Board under the symbol "ECCO.OB". Prior to June 6, 2001, our common stock was listed on the Nasdaq National Market under the trading symbol "ECCO". Prior to July 1999, our common stock was listed for trading on the OTC Bulletin Board under the symbol "ECUS". Our common stock's closing price on January 9, 2002 on the OTC Bulletin Board was $0.11 per common share. The high and low closing prices for the common stock as reported by Nasdaq OTC market quotations reflect inter-dealer prices without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

  YEAR                  FISCAL QUARTER ENDED                         HIGH                   LOW
  ----                  --------------------                         ----                   ---

  2001     December 31, 2001..............................          $0.300                $0.100
           September 30, 2001.............................          $0.800                $0.300
           June 30, 2001..................................          $1.450                $0.625
           March 31, 2001.................................          $3.563                $1.047

  2000     December 31, 2000..............................          $5.375                $2.250
           September 30, 2000.............................          $7.500                $5.063
           June 30, 2000..................................          $7.813                $6.375
           March 31, 2000.................................          $9.750                $5.750

  1999     December 31, 1999..............................         $12.375                $8.000
           September 30, 1999.............................         $16.125                $11.375
           June 30, 1999..................................         $16.188                $14.000
           March 31, 1999.................................         $16.750                $14.000



         As of January 9 2002, we had approximately 1,000 record holders of our common stock.


         We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings to finance our growth and development and, therefore, do not anticipate paying cash dividends in the foreseeable future. Our ability to pay any future dividends will depend on our future earnings and capital requirements and other factors that our board of directors considers appropriate. Additionally, our senior credit facility agreement restricts our ability to pay of cash dividends on any of our capital stock.

                             CAPITAL STOCK OWNERSHIP

COMMON STOCK OWNERSHIP


         The following table sets forth the ownership of our common stock as of December __, 2001 for our directors, our chief executive officer, the Named Executive Officers, each person who holds more than a 5% interest in our outstanding common stock, and our directors and executive officers and the holders of more than a 5% interest in our common stock as a group.



                                                                                         NUMBER OF SHARES
                                                                                          OF COMMON STOCK        PERCENT OF
                                              NUMBER OF VOTING       PERCENTAGE OF         BENEFICIALLY             STOCK
NAME OF BENEFICIAL OWNER                           SHARES            VOTING SHARES          OWNED(1)          BENEFICALLY OWNED
------------------------                      ----------------       -------------       ----------------     -----------------

Donald F. Moorehead (2)                              6,553,919            27.6%            11,650,879            40.3%
Raymond M. Cash (3)                                  6,088,187            25.6%             8,937,721            33.6%
Cash Family Limited Partnership (4)                  2,511,799            10.6%             2,661,799            11.1%
RM Cash Trust (5)                                    1,793,004             7.5%             1,793,004             7.5%
RMC Partners LP (6)                                  1,184,834             5.0%             1,184,834             5.0%
William M. Addy                                        100,000               *                100,000               *
Elroy G. Roelke (7)                                     25,000               *                 52,500               *
Philip S. Siegel (8)                                         -               *                 25,000               *
Harry M. Habets                                        106,500               *                106,500               *
William W. Solomon, Jr                                       -               *                      -               *
Solid Waste Ventures, Inc. (9)                         225,100             0.9%               225,100             0.9%
All executive officers, directors and
              5% shareholders as a group            13,098,706            55.1%            21,097,700            66.3%



*        Less than 1%.

(1) Includes shares of common stock that may be acquired upon the exercise of stock options or warrants exercisable within 60 days. Includes shares that may be issued upon the conversion of 10% debentures and Series A preferred stock. Each person named above has sole voting and dispositive power with respect to all the shares listed opposite such person's name, unless indicated otherwise. Unless otherwise indicated, each stockholder's address is 14901 Quorum Drive, Suite 200, Dallas, Texas 75254-6717.


(2) Voting shares include (i) 898,000 shares held by Moorehead Property Company Ltd., which is controlled by Mr. Moorehead; (ii) 255,000 shares owned by Shelly Moorehead, Mr. Moorehead's wife; and (iii) 562,689 shares of stock that are owned by the Moorehead Charitable Remainder Unit Trust (the "Moorehead CRUT"), for which Mr. Moorehead is trustee. Shares beneficially owned includes, in addition voting shares, (w) 216,676 shares of common stock that may be issued upon the exercise of options; (x) 300,000 shares of common stock that may be issued upon the exercise of warrants held by Mr. Moorehead; (y) 60,000 shares of common stock that may be issued upon the exercise of warrants held by the Moorehead CRUT; and (z) 4,336,881 shares of common stock that may be issued upon the conversion of 10% debentures.

(3) Voting shares include 5,958,187 shares owned by various trusts, partnerships and entities controlled by Mr. Cash or his family members. Shares beneficially owned include, in addition to voting shares, (i) options to purchase 5,000 shares of common stock; (ii) warrants to purchase 300,000 shares of common stock owned by one of the Cash family partnerships; and (iii) 2,762,451 shares of common stock that may be issued upon the conversion of 10% debentures. Mr. Cash disclaims any beneficial ownership for the various trusts, partnerships and entities controlled by his family members.


(4) Shares beneficially owned include, in addition to voting shares, warrants to purchase 300,000 shares of common stock. The general partners of the partnership are children of Mr. Cash. Mr. Cash disclaims any beneficial ownership of the shares controlled by the partnership.

(5) RM Cash trust is controlled by Mr. Cash, who is also the beneficial owner of the shares owned by the trust.

(6) The general and limited partner for this partnership is Mr. Cash, who disclaims beneficial ownership of these shares. The beneficial owner of the shares is a trust established for the benefit of Mr. Cash's grandchildren.

(7) Includes options to purchase 17,500 shares of common stock and warrants to purchase 2,500 shares of common stock.

(8)      Includes warrants to purchase 6,250 shares of common stock.

         Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting power and disposition power.


SERIES A PREFERRED STOCK OWNERSHIP


         We have 300,000 shares outstanding of our Series A preferred stock which is owned by Founders Equity IV, L.L.C. (210,000 shares) and Founders Equity VI, L.L.C. (90,000 shares), two investment funds managed by Founders Equity Group, which is owned by Scott Cook and Thomas Spackman and to which Donald Moorehead has provided debt financing, but in which Donald Moorehead does not have an equity ownership interest.

         The Series A preferred stock may be converted into shares of EarthCare's common stock at a current conversion price of $0.30 per share. If EarthCare issues or sells any debt or equity securities with a conversion price below $0.30 or sells any common stock for less than $0.30 per share, and the aggregate amount of the issuance or sale, if converted into common stock, is greater than $1.0 million, then the conversion price of the Series A preferred will be lowered to the level of the conversion price or the sales price provided for in the new debt or equity securities issued or sold.


LEGAL PROCEEDINGS


         Except as noted below, there have been no significant changes to ongoing litigation matters since the filing of our Annual Report on Form 10-K/A on or about July 17, 2001. Additionally, from time to time, EarthCare is or may become involved in litigation and claims arising out of the ordinary course of business.

         On July 10, 2001, one of our subsidiaries, EarthCare Company of New York, was sued by Americos Costa and Maria Costa in the Supreme Court of Nassau County, New York, alleging damages resulting from an accident in January 2001 involving a truck driven by one of our employees. The Costas have sued for $12.0 million in damages. While we believe that the legal costs and damages, if any are awarded, are covered by our existing insurance policies, we cannot be assured that the insurance companies will pay for such costs and damages. This lawsuit is in its early stages. We have responded to the claim for damages; however discovery and deposition procedures have not yet commenced.


RELATED PARTY TRANSACTIONS


         Donald Moorehead, our chairman, chief executive officer and majority stockholder, has personally guaranteed the majority of our debt, except for our 10% debentures, 8% replacement debentures, 12% notes, and 8% replacement notes. In addition, he has provided collateral with an approximate value of $15 million to our senior lenders. Raymond Cash, our former vice chairman, has personally guaranteed $20 million of our senior credit facility and has provided $9.5 million as collateral to our senior lenders. We have not provided any compensation to either individual for their guarantees or collateral. A private investor has provided $3.0 million of collateral to our senior lenders.

         On December 21, 2001, we sold certain real property in West Palm Beach, Florida used by our Solid Waste division to Fairgrounds Road Property, LLC, an affiliate of Mr. Cash, for $2.5 million in cash. Mr. Cash agreed to acquire the property in order to facilitate the financing of the Solid Waste sale to General Waste Corporation and the $5 million cash payment required to induce our senior lenders to consent to the sale of our Solid Waste division. Mr. Cash's affiliate simultaneously agreed to lease the West Palm Beach property to General Waste Corporation for use in the operation of the assets of our former Solid Waste division. General Waste Corporation will lease this property from Fairgrounds Road Property, LLC, for three months at $100 per month with an option to repurchase the real property for approximately $2.9 million after three months.

         On January 8, 2002, we entered into a plan of reorganization and merger agreement with General Waste Corporation pursuant to which we agreed to sell our Solid Waste division to General Waste Corporation, which is wholly owned by Mr. Moorehead. Pursuant to the terms of the General Waste

Corporation transaction, Mr. Moorehead and certain of his affiliates contributed to General Waste Corporation in exchange for General Waste Corporation common stock $12,615,000million in the aggregate of face amount of our Series A preferred stock and $5,711,000 in the aggregate of principal amount of our 12% notes that comprised a portion of the merger consideration that we will receive in the transaction. The sale of our Solid Waste division closed on January 8, 2002. For a discussion of the sale of our Solid Waste division, see "Additional Background - Sale of Solid Waste Division."

         In connection with the sale of our Solid Waste division, General Waste Corporation assumed our indebtedness under the $1.5 million bridge loan payable to Sagemark Capital, an investment fund in which Mr. Moorehead is a limited partner. We have continuing obligations under the Sagemark Capital agreements, including obligations to issue common stock of EarthCare, and we will not be released from these obligations unless and until General Waste Corporation repays in full all indebtedness under such loans. We issued 500,000 shares of EarthCare common stock with registration rights to Sagemark Capital and we paid a fee of $25,000 to Sagemark Capital. General Waste Corporation, a private company owned by Mr. Moorehead, has also agreed that it will pay to Sagemark Capital a fee of $50,000 if all amounts due under the Sagemark bridge note have not been repaid in full within 60 days of the closing of the Solid Waste sale. In addition, we remain obligated to issue shares of our common stock to Sagemark Capital if Sagemark Capital elects to convert its bridge loan into EarthCare common stock before it is repaid in full. We are also obligated to file a registration statement by March 31, 2002 for the 500,000 shares issued to Sagemark Capital, the shares that may be issued if the bridge loan is converted, and 680,000 shares that may be issued upon the exercise of a warrant previously issued to Sagemark Capital. These terms are set forth in an amendment to the Sagemark bridge loan agreement dated January 9, 2002.

         On January 8, 2002, we issued in connection with the sale of our Solid Waste division $4,336,881 of new 8% replacement convertible debentures due October 31, 2006 in exchange for the same face amount of our 10% debentures held by Mr. Moorehead and his wife, Shelley Moorehead. The terms of the 8% replacement debentures are substantially similar to the 10% debentures, except that the interest rate is fixed at 8% per year and the conversion price is fixed at $1.00 per share. In addition, EarthCare's board of directors, at its option, if it determines that it is unable to refinance or repay the 8% replacement debentures, may require conversion of the 8% replacement debentures into shares of EarthCare's common stock at a conversion price of $1.00 per share.

         On January 8, 2002, we issued in connection with the sale of our Solid Waste division $3,289,000 of new 8% replacement notes due March 31, 2008 in exchange for the same face amount of our 12% notes held by Mr. Moorehead and the Moorehead Charitable Remainder Unit Trust. The terms of the 8% replacement notes are substantially similar to the 12% notes except that the interest rate is fixed at 8% per year and the 8% replacement notes are subject to mandatory conversion at a fixed conversion price of $1.00 per share at maturity if the EarthCare board of directors determines that EarthCare is unable to refinance or repay the Notes.

         On January 3, 2002, one of Don Moorehead's affiliates loaned EarthCare $100,000 and Mr. Solomon, a director and our chief financial officer, loaned EarthCare $112,500, which proceeds were used to fund insurance premiums for EarthCare's insurance policies for 2002. Such loans are due March 3, 2002 and bear interest, due at the maturity date, of 18% per year.

         On April 11, 2001, we borrowed $1.5 million under a convertible bridge loan from Sagemark Capital, an investment fund in which Mr. Moorehead is a limited partner. The loan may be converted into shares of our common stock at a current conversion price of $0.11, and the conversion price is protected against dilution. In connection with this loan, we issued a warrant to purchase up to 680,000 shares of our common stock for $0.001 per share. This warrant is fully vested. Mr. Moorehead does not control Sagemark Capital and does not have any beneficial ownership interest in the shares into which the bridge loan may be converted. This bridge loan was assumed by General Waste Corporation as part of its acquisition of our Solid Waste division.

         On March 5, 2001, we issued 100,000 shares of our common stock to various individuals in a private placement. Sanders Morris Harris, Inc., an investment-banking firm, acted as placement agent in connection with a $2,500,000 bridge loan. We are obligated to issue 100,000 shares of our common stock for each month that any portion of the bridge loan remains outstanding after April 30, 2001. As of January 9, 2002, the entire $2,500,000 balance remained unpaid, and we have issued 900,000 shares of our common stock to the lenders under the bridge note as a result of not repaying the loan by April 30, 2001 pursuant to its terms. This bridge loan was assumed by General Waste Corporation as part of its acquisition of our Solid Waste division. However, we remain obligated to issue 100,000 shares of our common stock to the holders of this bridge loan for each month that the bridge loan is not repaid in full.

         On December 4, 2000, we borrowed from Mr. Moorehead $3 million pursuant to a new subordinated loan. At the same time, Mr. Moorehead borrowed $3 million from Solid Waste Resources, Inc., a private company owned by Glenn Miller. We orally agreed to terms for this subordinated loan identical to the terms of the loan from the private lender to Mr. Moorehead. We used the proceeds from this loan to pay down our senior credit facility. We paid interest at the rate of 10.9% per year under this loan until June 13, 2001. We agreed to pay interest at the rate of 24% per year until this loan has been repaid in full and to pay $150,000 in fees and $218,000 in interest in April 2001, which we have not yet paid. We paid a $150,000 placement fee to a private individual who arranged the loan from Solid Waste Resources to Mr. Moorehead. General Waste Corporation assumed our obligations under this loan as part of its acquisition of our Solid Waste division.


         On March 31, 2000, we entered into a management agreement with Liberty Waste, Inc., a privately owned Florida corporation engaged in the collection, transfer and disposal of non-hazardous solid waste in Hillsborough County, Florida and the adjoining counties. We agreed to provide management services such as accounting services, investment banking advisory services, bid and bond advice, municipal contract assistance and advice with commercial banking services. Under the terms of this agreement, we recognized $702,477 in management fee revenue during the year ended December 31, 2000, after eliminating our share of the earnings of Liberty Waste. Liberty Waste was a majority owned subsidiary of Solid Waste Ventures, a privately owned company that also owns non-hazardous solid waste collection, transfer and disposal operations in Missouri. Mr. Moorehead has provided subordinated debt financing to Solid Waste Ventures and has personally guaranteed the senior debt of Solid Waste Ventures. Mr. Moorehead does not have any ownership interest in Solid Waste Ventures.


         On July 7, 2000, we acquired a 43% minority interest in Liberty Waste by issuing 356,000 shares of our common stock to the minority stockholders of Liberty Waste with an aggregate market value of $2,358,464. From July 7, 2000 until December 30, 2000, we recorded our share in the earnings of Liberty Waste and included such amount in other income and expense in our results from continuing operations.

         On December 30, 2000, we acquired the remaining shares of Liberty Waste from Solid Waste Ventures and a minority stockholder by issuing 520,100 shares of our common stock with an aggregate market value of $1,267,952. Liberty Waste has changed its name and is now known as Earth Resource Management, Inc.

         On December 30, 2000, we advanced $400,000 to Mr. Moorehead, which advance was fully repaid on January 4, 2001. On August 21, 2001, we advanced $400,000 to Mr. Moorhead, which advance was fully repaid on October 30, 2001.

         On December 30, 2000, we issued $5,915,000 of our Series A preferred stock to Solid Waste Ventures in exchange for $5,915,000 of subordinated debt owed by Earth Resource Management, Inc. to Solid Waste Ventures. Solid Waste Ventures is a privately owned company that also owns solid waste collection, transfer and landfill operations in Missouri. Mr. Moorehead has provided subordinated debt financing to Solid Waste Ventures and is a personal guarantor of Solid Waste Ventures' senior debt. All but 300,000 of these shares of preferred stock were cancelled by EarthCare as part of the sale of our Solid Waste division to General Waste Corporation.

         On December 4, 2000, we sold $7,000,000 of our Series A preferred stock in a private placement to Mr. Moorehead for $3,000,000 in cash and 599,807 shares of our common stock, which shares were cancelled. We sold the Series A preferred stock for a discount of $2,125,603 and an effective yield of 17.37%. The Series A preferred stock is presented in our financial statements at its net value. The unamortized discount is being recognized on the effective interest rate method over the redemption period of the Series A preferred stock. These shares of preferred stock were cancelled by EarthCare as part of the sale of our Solid Waste division to General Waste Corporation.

         On October 31, 2000, we sold Allen Tate Commercial Software LLP, our environmental compliance software division, to ISN Software, a private company owned by William Addy, a director and a former executive officer. We sold the division for an unsecured note of $3,000,000, bearing interest to be paid in kind at 10% per year. Payments on the note are to be made based on 10% of the revenue of ISN Software. To date, no payments have been received on the note. We have agreed to amend the note so that no payments will be due under the note unless ISN Software is sold within two years and the proceeds from the sale of ISN Software exceed $1,500,000. Given the uncertainty surrounding future collectibility of the note, we have provided a full reserve on the note.


         On October 31, 2000, we entered into an information outsourcing agreement with ISN Software, whereby we agreed to pay $67,500 per month to cover information services support, office rent and telecommunications charges. In addition, we currently are leasing certain of our employees to ISN Software at our cost for these employees.

         On September 30, 2000, we sold 1,000,000 shares of our common stock for $5,000,000 in cash at $5.00 per share, which represented a 9.3% discount from the closing price on that date, to Mr. Moorehead. We used the proceeds from that sale to repay a portion of our senior credit facility in order to meet our senior lenders' requirement to pay down part of the facility or provide cash collateral.


         Beginning in May 2000 and ending June 30, 2000, we borrowed $1,800,000 from Mr. Moorehead in order to finance our general working capital needs. When the loan was repaid on June 30, 2000, we also repaid interest of $13,820.


         On June 30, 2000, we sold 599,807 shares of our common stock for $4,000,000 at $6.669 per share, which represented an 8.9% discount from the closing price on that date, to Founders Equity Group in a transaction on behalf of Mr. Moorehead. We also paid Founders Equity Group a cash fee of $120,000 for arranging this transaction. We used the proceeds from this sale to repay a loan from Mr. Moorehead in the amount of $1,800,000. The remainder of the cash was used for general working capital.


         On February 16, 2000, we completed a $20,000,000 private placement of our 12% notes, due March 30, 2008. We placed the 12% notes with the following related parties:

         o Donald Moorehead, chairman, chief executive officer and majority stockholder - $7,500,000,

         o        Moorehead Charitable Remainder Unit Trust, for which Mr.
                  Moorehead is the trustee - $1,500,000,


         o Cash Family Limited Partnership, an affiliate of Raymond Cash, our former vice chairman - $7,500,000,


         o        Founders Equity Group, - $1,000,000,

         o        George Moorehead, brother of Mr. Donald Moorehead -
                  $1,500,000, and

         o An individual investor who has provided collateral for our senior credit facility - $1,000,000


         The 12% notes mature March 30, 2008 and accrue interest at 12% per year from the date of issuance, payable semi-annually on September 30 and March 30. We may pay interest on the 12% notes by issuing shares of our common stock. The number of common shares issued is determined by dividing the interest payable by the closing price of our common stock on the day the interest is paid. We used the proceeds from this sale to finance the acquisition of International Petroleum Corporation.

         We also issued 400,000 warrants with an exercise price of $6.63 on February 16, 2000 as part of the sale of the 12% notes. On September 30, 2000, we issued an additional 400,000 warrants in connection with the deferral of the first interest payment due on September 30, 2000. The warrants are exercisable for five years from the date of issue and they contain anti-dilution provisions that may result in a reduction of their exercise price. The current exercise price on these warrants is $0.90 per share for 400,000 shares and $0.11 for 400, 000 shares. We pay the interest on the 12% notes semi-annually on March 30 and September 30 with our common stock valued at the closing price on the day the interest is due. To date we have issued 6,698,130 shares to the holders of the 12% notes for the interest payments due at the end of March and September 2001.


         On October 11, 1999, we completed a $15,000,000 private placement of our 10% convertible subordinated debentures, due October 31, 2006. We placed $7,887,000 of our 10% convertible debentures with the following related parties:


         o Donald Moorehead, chairman, chief executive officer and majority stockholder, and his immediate family - $3,537,000,

         o        Raymond Cash, our former vice chairman - $2,000,000,


         o        George Moorehead, brother of Mr. Donald Moorehead -
                  $1,250,000,

         o Certain principals of the investment bank, Sanders Morris Harris, Inc., and their immediate families - $1,075,000, and

         o        Founders Equity Group, an investment bank to whom Mr.
                  Moorehead provided debt and equity financing - $25,000.


         Interest is payable quarterly at the rate of 10% per year on the 10% subordinated debentures. From the closing through October 2001, interest is payable in kind by issuing additional 10% subordinated debentures. For the two years ending October 2003, interest may be paid in cash if permitted by our senior lenders, otherwise interest is payable in additional debentures. For the last three years, interest is payable in cash. The holders of the 10% subordinated debentures may convert the 10% subordinated debentures into shares of our common stock at a rate of $1.05 per share. Based on the $14,093,222 balance of the 10% subordinated debentures at January 9, 2002, if the holders converted their 10% subordinated debentures, they would receive 15,659,135 shares of our common stock.


         For a discussion of the sale of our Solid Waste division, see "The EarthLiquids Sale Proposal - Additional Background -- Sale of the Solid Waste Division."

                      CHANGES IN OUR CERTIFYING ACCOUNTANT

         On November 9, 2001, PricewaterhouseCoopers LLP resigned as our independent accountants. The reports of PricewaterhouseCoopers LLP for the years ended December 31, 1999 and 2000 contained no adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that in their report dated April 17, 2001, relating to the audited consolidated financial statements for the year ended December 31, 2000, PricewaterhouseCoopers LLP expressed substantial doubt regarding our ability to continue as a going concern.

         During the two most recent fiscal years and through November 9, 2001, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

         We requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter, dated November 14, 2001, was filed as an exhibit to our Current Report on Form 8-K filed on November 15, 2001.

         At our Audit Committee meeting on October 18, 2001, the members of the Audit Committee approved the appointment of BDO Seidman LLP as the new independent accountants, subject to the completion of certain client acceptance procedures by BDO Seidman, LLP. On November 14, 2001, we completed the engagement of BDO Seidman, LLP as our new independent accountants by signing an engagement letter with BDO Seidman, LLP.

         During the two year period ended December 31, 2000 and through the date of this filing, we did not consult with BDO Seidman, LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements. In addition, we did not consult with BDO Seidman, LLP regarding any matter that was the subject of a disagreement or a reportable event within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.


         Due to the timing of the change in our independent accountants, neither PricewaterhouseCoopers LLP, our former independent accountants, nor BDO Seidman LLP, our current independent accountants, performed a review of our financial statements for the nine months ended September 30, 2001. BDO Seidman will perform such review as part of their audit of our annual financial statements for the year ended December 31, 2001. Since we did not engage BDO Seidman as our independent accountants until November 14, 2001 and since PricewaterhouseCoopers resigned as our independent accountants on November 9, 2001 and declined to perform a review of our financial statements for the nine months ended September 30, 2001, we were not able to arrange for a review of those financial statements prior to the filing of our Form 10-Q for the quarterly reporting period ended September 30, 2001. We plan to have BDO Seidman review our Form 10-Q/A, including the financial statements included therein, prior to filing the Form 10-Q/A for the quarterly reporting period ended September 30, 2001. This matter was reviewed by our audit committee during November 2001 and, although our course of action may not have been in compliance with the guidance for quarterly reviews of a company's financial statements, our audit committee and our chief financial officer concluded that we would file our Form 10-Q without a timely review of the September 30, 2001 financial statements.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

         If you have additional questions about the proposals or the solicitation of your proxy, you should contact:


                                EARTHCARE COMPANY
                          14901 Quorum Drive, Suite 200
                               Dallas, Texas 75254
           Attention: William W. Solomon, Jr., Chief Financial Officer
                           Phone Number: 972-858-6025
                            Fax Number: 972-858-6023
                     Email address: bsolomon@earthcareus.com



                       WHERE YOU CAN FIND MORE INFORMATION


         We file quarterly and annual reports, proxy statements and other information with the United States Securities and Exchange Commission. Our common stock is traded on the OTC Bulletin Board under the symbol "ECCO.OB". You may read and copy any document filed by us at the SEC's website at http://www.sec.gov or at the following public reference facilities maintained by the SEC:


         Judiciary Plaza                    Citicorp Center
         Room 1024                          500 West Madison Street
         450 Fifth Street, N.W.             Suite 1400
         Washington, D.C. 20549             Chicago, Illinois 60661


         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements, and other information regarding EarthCare. The address of the SEC website is http://www.sec.gov.



                              STOCKHOLDER PROPOSALS

         Our next annual meeting of stockholders is expected to be held on or about May 31, 2002, and proxy materials in connection with that meeting are expected to be mailed on or about April 30, 2002. In order to be included in the proxy materials for the annual meeting, stockholder proposals prepared in accordance with the proxy rules must have been received by us on or before December 31, 2001.

                                  OTHER MATTERS

         Our board of directors knows of no other matters to be brought before the special meeting. However, should any additional matters come before the special meeting, the enclosed proxy grants discretionary authority to the proxies named therein with respect to any such matters.

                                       By Order of the Board of Directors,



                                       -----------------------------------------
                                       William W. Solomon, Jr.
                                       Assistant Secretary and Chief Financial
                                       Officer

                          INDEX TO FINANCIAL STATEMENTS



FINANCIAL STATEMENTS OF EARTHCARE COMPANY AND SUBSIDIARIES

Condensed consolidated balance sheets at September 30, 2001 (unaudited)
     and December 31, 2000                                                                                      F-2

Condensed consolidated statements of operations for the nine months ended
     September 30, 2001 and 2000 and for the three months ended September 30,
     2001 and 2000 (unaudited)                                                                                  F-3

Condensed consolidated statements of cash flows for the nine months ended September 30, 2001 and
     2000 (unaudited)                                                                                           F-4

Notes to condensed consolidated financial statements (unaudited)                                                F-5

Consolidated balance sheets at December 31, 2000 and 1999                                                       F-23

Consolidated statements of operations for the years ended December 31, 2000, 1999 and 1998                      F-24

Consolidated statements of cash flows for the years ended December 31, 2000, 1999 and 1998                      F-25

Consolidated statement of changes in stockholders' equity (deficit) for the years ended December 31,
     2000, 1999 and 1998                                                                                        F-26

Notes to consolidated financial statements for the three year period ended December 31, 2000                    F-27

Report of independent accountants                                                                               F-61

Management's discussion and analysis of financial condition and results of operations                           F-62

UNAUDITED FINANCIAL STATEMENTS OF THE EARTHLIQUIDS DIVISION

Combined balance sheets at September 30, 2001, December 31, 2000 and December 31, 1999                          F-88

Combined statements of operations and division surplus for the nine months ended September 30, 2001 and 2000, the year ended December 31, 2000 and the period from September 1, 1999 (date of
     inception) to December 31, 1999                                                                            F-89

Combined statement of cash flows for the nine months ended September 30, 2001, the year ended
     December 31, 2000 and the period from September 1, 1999 (date of inception) to December 31, 1999           F-90

Notes to combined financial statements                                                                          F-91

                                EARTHCARE COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS




                                                                     September 30,     December 31,
                                                                         2001              2000
                                                                    --------------    --------------
                                                                      (Unaudited)
                                     ASSETS

Current assets:
   Cash and cash equivalents                                        $      225,313    $    1,170,461
   Accounts receivable, net of allowance for doubtful
       accounts of $527,000 and $722,000, respectively                   4,955,331         4,610,732
   Prepaid expenses and other current assets                             2,123,521           922,455
   Assets held for sale                                                 12,463,637        20,185,478
   Net assets of discontinued operations                                38,550,936        39,812,038
                                                                    --------------    --------------
       Total current assets                                             58,318,738        66,701,164

Property, plant and equipment, net                                      12,845,416        14,216,421
Intangible assets, net                                                  23,490,403        23,908,362
Other long-term assets                                                   4,213,114         3,545,079
                                                                    --------------    --------------

          Total assets                                              $   98,867,671    $  108,371,026
                                                                    ==============    ==============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                                                 $    8,544,571    $    5,356,421
   Accrued liabilities                                                  41,905,891        45,795,612
   Current portion of long-term debt                                    48,905,553        52,131,551
                                                                    --------------    --------------
       Total current liabilities                                        99,356,015       103,283,584

Long-term debt                                                          37,976,984        36,696,765

Commitments and contingencies

Mandatorily redeemable convertible preferred stock                      10,929,149        10,800,248

Stockholders' equity (deficit):
   Preferred stock, $.0001 par value; 30,000,000 shares
       authorized, none issued                                                  --                --
   Common stock, $.0001 par value; 70,000,000 shares
       authorized, 21,980,125 and 14,569,348 shares
       issued, respectively                                                  2,198             1,457
   Additional paid-in capital                                           65,507,296        60,013,157
   Accumulated deficit                                                (114,903,971)     (102,424,185)
                                                                    --------------    --------------
       Total stockholders' equity (deficit)                            (49,394,477)      (42,409,571)
                                                                    --------------    --------------

          Total liabilities and stockholders' equity (deficit)      $   98,867,671    $  108,371,026
                                                                    ==============    ==============



     See accompanying notes to condensed consolidated financial statements.

                                EARTHCARE COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                           Nine months ended September 30,     Three months ended September 30,
                                                                2001              2000              2001              2000
                                                           --------------    --------------    --------------    --------------
                                                                                       (Unaudited)
Revenues                                                   $   30,282,540    $   37,718,761    $    9,094,694    $   12,617,434

Expenses:
   Cost of operations                                          20,335,463        24,809,933         6,249,355         8,701,718
   Selling, general and administrative                         12,150,907        15,152,808         4,192,513         4,426,209
    Depreciation and amortization                                2,866,567         2,620,495         1,880,383           925,469
                                                           --------------    --------------    --------------    --------------
      Operating expenses                                       35,352,937        42,583,236        12,322,251        14,053,396
                                                           --------------    --------------    --------------    --------------

Operating loss                                                 (5,070,397)       (4,864,475)       (3,227,557)       (1,435,962)

Interest expense                                                8,011,591         4,750,927         3,711,838         1,977,623

                                                           --------------    --------------    --------------    --------------

Loss from continuing operations                               (13,081,988)       (9,615,402)       (6,939,395)       (3,413,585)

Discontinued operations:
   Loss included in accrual for
      loss on sale of EarthAmerica division                     1,911,773                --         1,322,657                --
   Income (loss) from discontinued operations:
      EarthLiquids division                                       283,510           143,122                --           171,647
      Solid Waste division                                     (1,464,111)          632,264        (1,148,125)           32,735
      Allen Tate                                                       --        (1,580,177)               --          (785,511)
                                                           --------------    --------------    --------------    --------------
          Income (loss) from
              discontinued operations                             731,172          (804,791)          174,532          (581,129)
                                                           --------------    --------------    --------------    --------------

Net loss                                                      (12,350,816)      (10,420,193)       (6,764,863)       (3,994,714)

Dividends and accretion of
   discount on Series A preferred                              (1,123,124)               --          (391,750)               --
                                                           --------------    --------------    --------------    --------------

Net loss available to common stockholders                  $  (13,473,940)   $  (10,420,193)   $   (7,156,613)   $   (3,994,714)
                                                           ==============    ==============    ==============    ==============

Net income (loss) per share - basic and diluted:
   Continuing operations                                   $        (0.78)   $        (0.76)   $        (0.40)   $        (0.25)
   Discontinued operations                                           0.04             (0.06)             0.01             (0.04)
                                                           --------------    --------------    --------------    --------------
      Net loss                                             $        (0.74)   $        (0.82)   $        (0.39)   $        (0.29)
                                                           ==============    ==============    ==============    ==============

Weighted average number of common shares                       18,119,909        12,644,300        18,237,555        13,545,218




     See accompanying notes to condensed consolidated financial statements.

                                EARTHCARE COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                    Nine months ended September 30,
                                                                    -------------------------------
                                                                        2001              2000
                                                                    -------------    --------------
                                                                             (Unaudited)
Cash flows from operating activities:
   Net loss                                                         $ (12,350,816)   $ (10,420,193)
   Adjustments to reconcile loss to net cash
       provided (used) in operating activities:
       Depreciation and amortization                                    2,866,567        2,620,495
       Non cash interest expense                                        5,512,258        3,271,666
       Provision for bad debt expense                                     286,941        1,487,204
       Changes in assets and liabilities,
           excluding effects of acquired businesses:
           Accounts receivable                                          1,404,018       (1,434,198)
           Other current assets                                            27,874       (2,930,886)
           Other assets                                                  (696,559)      (1,164,675)
           Accounts payable                                             2,390,164          709,679
           Accrued expenses and other, net                             (1,341,612)         837,616
       Net change from discontinued operations                          4,377,338       (1,057,399)
                                                                    -------------    -------------
   Net cash provided (used) in operating activities                     2,476,173       (8,080,691)
                                                                    -------------    -------------

Cash flows from investing activities:
   Capital expenditures                                                (1,221,545)      (5,667,379)
   Business acquisitions                                                       --       (7,800,000)
   Proceeds from asset held for sale                                    1,975,000
   Sales of property, plant and equipment                                      --          268,142
   Issuance of notes receivable                                          (925,000)      (1,383,079)
   Collection of notes receivable                                              --           17,877
   Net change from discontinued operations                             (2,564,162)     (35,315,669)
                                                                    -------------    -------------
   Net cash used in investing activities                               (2,735,707)     (49,880,108)
                                                                    -------------    -------------

Cash flows from financing activities:
   Borrowings under senior credit facility and other debt               9,096,240       45,321,639
   Payments on senior credit facility and other debt                  (12,319,482)     (16,092,029)
   Proceeds from issuance of 10% debentures                                    --        1,037,500
   Proceeds from issuance of 12% notes                                         --       20,000,000
   Payment of debt issue costs and other                                       --       (1,468,375)
   Sale and other issuances of common stock                                    34        8,880,069
   Net change from discontinued operations                              2,537,594               --
                                                                    -------------    -------------
   Net cash provided (used) by financing activities                      (685,614)      57,678,804
                                                                    -------------    -------------

Net decrease in cash and cash equivalents                                (945,148)        (281,995)
Cash and cash equivalents, beginning of period                          1,170,461          281,995
                                                                    -------------    -------------
Cash and cash equivalents, end of period                            $     225,313    $          --
                                                                    =============    =============

Supplemental cash flow information:
   Cash paid for interest                                           $   6,751,723    $   3,900,135
                                                                    =============    =============





     See accompanying notes to condensed consolidated financial statements.

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                                   (Unaudited)

1.       BUSINESS AND BASIS OF PRESENTATION

         EarthCare Company ("EarthCare") is a publicly traded company whose common stock is currently traded on the OTC Bulletin Board under the symbol "ECCO.OB". EarthCare and its subsidiaries are currently engaged in two non-hazardous waste divisions: our continuing Liquid Waste division and our discontinued EarthLiquids division that is expected to be sold in February 2002. Our Liquid Waste division, which was formerly referred to as our EarthAmerica division, provides non-hazardous liquid waste collection, processing, treatment, disposal, bulk transportation, pumping, plumbing and construction services from our operating locations in New York, New Jersey and Pennsylvania. Our EarthLiquids division provides non-hazardous used oil and oily wastewater recovery and treatment services in Florida, Delaware, Louisiana, Maryland, New Jersey and Pennsylvania. EarthLiquids also sells refined oil derived from used oil and oily wastewater.

         We have presented our consolidated financial statements as of December 31, 2000, for the nine-month and three-month periods ended September 30, 2000 and 2001 to reflect the discontinued operations of our EarthLiquids and our former Solid Waste and Allen Tate divisions. Our discontinued operations are discussed further in Note 3.

         CONSOLIDATED FINANCIAL STATEMENTS

         The consolidated financial statements comprise the accounts of EarthCare and its wholly owned subsidiaries. We have eliminated all significant intercompany transactions and balances in consolidation.

         RECLASSIFICATIONS

         We have reclassified certain amounts in the balance sheet at December 31, 2000 and the statements of operations for the nine-month and three-month periods ended September 30, 2000, none of which affect the net loss for those periods, in order to be consistent with the presentation of the September 30, 2001 financial statements.

2.       RECENT DEVELOPMENTS

         On January 8, 2002, we sold our Solid Waste division to General Waste Corporation, a private company wholly owned by Donald F. Moorehead, our chairman, chief executive officer and significant stockholder. Our former Solid Waste division provided collection, transfer and disposal of non-hazardous solid waste in Hillsborough County, Florida, the adjoining counties, and Palm and Broward counties in Florida. As part of this sale, we entered into a plan of reorganization and merger agreement with General Waste Corporation to sell our Solid Waste division. We sold the common stock of our wholly owned subsidiary, Earth Resource Management, Inc., and its two wholly owned subsidiaries, Earth Resource Management of South Florida, Inc. and EarthCare Acquisition Sub, Inc. to General Waste Corporation. In addition, we sold our West Palm Beach, Florida real property to Fairgrounds Road Property, LLC, an affiliate of Raymond Cash, our former vice chairman and a significant stockholder, for $2.5 million in cash, in a transaction related to the sale of our Solid Waste division. These transactions resulted in a reduction in the amounts owed under our senior credit facility of $5 million and the return to EarthCare of $12,615,000 in aggregate face value of our Series A preferred stock and $5,711,000 in principal amount of our 12% Subordinated Notes Due March 30, 2008. We sometimes refer to

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)


the 12% Subordinated Notes Due March 30, 2008 as "12% notes." General Waste Corporation also assumed $18,674,000 in other indebtedness of our Earth Resource Management subsidiaries, which subsidiaries comprised our Solid Waste division, and issued to EarthCare a warrant to acquire 8% of General Waste Corporation's common stock issued and outstanding as of the closing. The warrant is exercisable at $24.00 per share and may be exercised during the two-year period from January 8, 2004 to January 8, 2006. These transactions, which were approved by our senior lenders, did not require approval of our stockholders.

         On January __, 2002, we signed a definitive agreement to sell our EarthLiquids division to US Filter Recovery Systems (Mid-Atlantic), Inc. ("USFilter") for $35.0 million in cash at closing and up to $5.0 million in additional consideration contingent on the future price of oil products sold by the EarthLiquids division. As of November 30, 2001, we estimate that there will be a $4.6 million working capital adjustment that will result in a decrease to the purchase price. In addition, we may receive additional contingent payments of up to $5 million to the extent that the price of oil products sold by the EarthLiquids locations exceeds $0.50 per gallon in the two years after the sale and $0.56 in the third year after the sale. USFilter will hold back approximately $3.8 million of the purchase price for one year after the closing of the sale to satisfy certain indemnification obligations, including indemnification for expenses related to compliance with environmental matters, should they arise. We expect that we will complete this transaction in February 2002, subject to normal terms and conditions, including completion of due diligence, stockholder approval and debenture holder approval. Donald Moorehead, our chairman, chief executive officer and significant stockholder, and Raymond Cash, our former vice chairman and a significant stockholder, and certain significant stockholders have orally indicated that they will vote in favor of this transaction. We have received oral commitments to vote over 56% of our common and preferred stock in favor of this transaction.

         On November 13, 2001, we executed a fifth amendment to our senior credit facility. As part of the agreed upon terms for the fifth amendment, we are required to comply with certain covenants, including the following:

   o Maintaining monthly EBITDA (earnings before interest, taxes, depreciation and amortization) for all of our operations, of $300,000 beginning October 2001, with the minimum monthly EBITDA requirement to be adjusted following the sale of our EarthLiquids and Solid Waste divisions,

   o     Completing the sale of our EarthLiquids division by December 31, 2001,

   o Completing the sale of our Solid Waste division by December 31, 2001, and

   o     Completing the sale of our Liquid Waste division by April 30, 2002.

         Since we are required to use the proceeds from the sale of our divisions and the proceeds from any refinancing of our senior credit facility to repay our senior credit facility and since we expect those events to be completed during the next twelve months, we have classified the outstanding balance under our senior credit facility as a current liability. If we are unable to complete the sale of our divisions by the date required by the fifth amendment, we will have to seek an amendment to our senior credit facility or seek other financing to repay our senior credit facility. Other sources of financing might include refinancing our senior credit facility, seeking new debt or equity financing or seeking other buyers for our divisions. We may not be able to complete the sale of our EarthLiquids division and we may not be able to obtain debt or equity financing to replace our senior credit facility on satisfactory terms or at all. If we are unable to refinance our senior credit facility, we will be required to sell all the components of our Liquid

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)



Waste division, which would be our only remaining operating division following the sale of our EarthLiquids division. We do not expect that the proceeds obtainable at this time from the sales of the EarthLiquids division, together with the sales of the Liquid Waste division, would be sufficient to retire all existing indebtedness of EarthCare and its subsidiaries. Accordingly, if we were unable to obtain debt or equity financing to repay our senior credit facility, we may be unable to maintain our operations.

         In the fifth amendment, our senior lenders also waived our lack of compliance with certain restrictive covenants in the fourth amendment to our senor credit facility, including the monthly EBITDA requirement, the requirement to sell certain of our divisions by certain dates and the requirement that Donald Moorehead and Raymond Cash provide certain minimum levels of collateral.

         We have not paid our senior lenders $800,000 in fees and approximately $350,000 in deferred interest, which amounts were due on the earlier of December 31, 2001 or when we sold our EarthLiquids division. As part of the fifth amendment, our senior lenders agreed to defer the payment of the fees and all deferred interest until December 31, 2001. We have informed our senior lenders that we expect to close the sale of our EarthLiquids division shortly after the special meeting of stockholders in February 2002. Our senior lenders have orally agreed to waive the deadline for selling our EarthLiquids division until that time and to defer the payment of the fees and all deferred interest until the sale of our EarthLiquids division is completed.

         Our failure to comply with our senior credit facility could allow our senior lenders to accelerate the date for repayment of all amounts incurred under our senior credit facility, which would materially and adversely affect our business and your investment in our stock.

         On January 4, 2002, we completed the sale of the assets related to our portable toilet services line of business in New York to a private company for $225,000 in cash, which cash was used to pay down our senior credit facility.

         On October 30, 2001, we completed the sale of the assets of our former EarthAmerica division's service centers in Houston and Dallas, Texas, Atlanta, Georgia and Orlando, Florida to two affiliates of Heritage Propane for $4.0 million in cash. As part of this sale, $1.5 million in cash was held back pending the resolution of certain working capital matters and for general claims.

         On October 11, 2001, our board of directors approved the sale of our Solid Waste division to General Waste Corporation, our EarthLiquids division to USFilter and certain assets of our former EarthAmerica division to two affiliates of Heritage Propane Partners, L.P. in transactions more fully described below. In addition, our board of directors decided that the Liquid Waste division, comprising our service centers in Deer Park, New York, Vernon, New Jersey and Eagle, Pennsylvania which were part of our former EarthAmerica division, and our corporate office will comprise our continuing operations and that the Liquid Waste division would not be sold. In connection with the sale of certain assets of our EarthAmerica division on October 30, 2001, we changed the name of our EarthAmerica division to the Liquid Waste division. We have reclassified our historical financial statements to present our Liquid Waste division and our corporate office as continuing operations and to present our other divisions as discontinued operations.

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)



         Following the sale of our EarthLiquids division, we expect to have approximately $20.0 million of debt outstanding under our senior credit facility with annual interest expense, payable monthly, of approximately $2.0 million. We currently pay interest monthly under our senior credit facility at the prime rate (4.75% at January 9, 2002) plus 1.5%. Interest payments of 1.5% under our senior credit facility have been deferred until the sale of our EarthLiquids division. In addition, we are obligated to pay the interest on $10.0 million of notional debt at a fixed rate of 7.35% less the LIBOR rate, or at a net rate of 5.27% for three months ended March 3, 2002, under the terms of a fixed rate interest swap contract that expires in May 2003. The cash flow from the Liquid Waste division is expected to be sufficient during 2002 to cover interest payments on our senior credit facility and to cover our corporate costs.

         Prior to April 30, 2002, we intend to attempt to refinance our remaining indebtedness under our senior credit facility and retain our Liquid Waste division. We cannot assure you that we will sell our EarthLiquids division or that we will obtain debt or equity financing to replace our senior credit facility on satisfactory terms or at all. If we are unable to refinance our senior credit facility, we will be required to sell all remaining components of our Liquid Waste division, which would be our only remaining operating division following the sale of our EarthLiquids division. We do not expect that the proceeds obtainable at this time from the sales of the EarthLiquids and Liquid Waste divisions would be sufficient to retire all existing indebtedness of EarthCare and its subsidiaries. Accordingly, if we were unable to obtain debt or equity financing to replace our senior credit facility, you would lose all of your investment in our common stock.

         Our articles of incorporation currently authorize the issuance of 70,000,000 shares of common stock. As of January 9, 2002, we had issued and outstanding 22,780,125 shares of common stock and 300,000 shares of Series A preferred stock. In addition, a total of 1,800,000 shares of common stock are reserved for issuance under our stock-based compensation plans. We also have a number of commitments to issue common stock in connection with our 8% debentures, 8% notes, 10% debentures, 12% notes, Series A preferred stock, bridge loans and warrants. Based on the foregoing, as of January 9, 2002, we have outstanding, or are presently obligated to issue, up to an aggregate of 123,179,606 shares of common stock, or more than 52,000,000 shares in excess of the number of shares authorized by our certificate of incorporation. An increase in our authorized capital requires an amendment to our certificate of incorporation, which must be approved by our stockholders. If the proposed amendment to our certificate of incorporation is not approved, we may be forced to default on some of our obligations to issue common stock, which could accelerate the obligations to reduce debt and result in lawsuits against EarthCare. In addition, if we do not increase the number of shares available for issuance, we will not be able to issue common stock in the future to fund our operations or future obligations.

         Effective September 1, 2001, we completed the sale of our septic services line of business in Orlando, Florida to Seagraves Septic, LLC for $25,000 in cash and $625,000 in a note receivable, payable by Seagraves Septic over five years. One of the two owners of Seagraves Septic was the general manager of EarthAmerica's Orlando service center, which was sold on October 30, 2001. In addition, we subleased the office space and truck maintenance facility in Orlando, Florida to Seagraves Septic. The owners of Seagraves Septic have personally guaranteed the note receivable and the sublease contract.

         On August 8, 2001, we completed the sale of our plumbing and industrial pumping businesses in Georgia to a private company, Tempered Air Systems, and a private individual,

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)


John Hulsey, for $1.0 million in cash and a $300,000 note payable. In addition, we obtained a release from Mr. Hulsey from his employment contract and his contingent consideration agreement.

         During the second quarter of 2001, we were contacted by representatives from two strategic buyers, each interested in acquiring our bulk hauling line of business in Eagle, Pennsylvania, and our service center in Deer Park, New York, respectively. Letters of intent to acquire these businesses were signed on April 17 and May 8, 2001 for the Deer Park and Eagle service centers, respectively. On August 27, 2001, the strategic buyer interested in the Deer Park service centers indicated that they were no longer interested in buying the Deer Park service center. We have terminated negotiations with the strategic buyer interested in the Eagle service center.

         In February 2001, we sold the assets of our Pompano Beach, Florida service center to RGR Environmental, a private company owned by the former owners of this service center, for $950,000 in cash. We used the cash proceeds to pay down our senior credit facility.

         During the fourth quarter of 2000, we sold our environmental compliance software company, Allen Tate Commercial Software, to a private company owned by William Addy, one of our executive officers.

         Our common stock was delisted from the Nasdaq National Market on June 5, 2001, because, among other reasons, our common stock had not traded above the minimum $5 bid price, did not have a current market capitalization exceeding $35 million, and had not had a market value for shares held by non-affiliates exceeding $15 million.

         On April 2, 2001, we acquired the equipment and intangible assets of Palm Carting, Inc., a non-hazardous solid waste collection company located in Palm Beach County, Florida for $350,000 in cash and future consideration of up to $250,000 to be paid in shares of our common stock if certain revenue targets are met, with the number of shares based upon the closing price of our common stock on the dates of measurement. In addition, we assumed $1.1 million of existing notes payable for equipment. Palm Carting's operations were integrated into our former Solid Waste division.

         On March 5, 2001, we entered in to an agreement to acquire all of the outstanding shares of LandComp Corporation, which owns and operates a solid waste landfill in LaSalle County, Illinois. As an inducement to enter into this transaction, we loaned $1,055,000 to LandComp and agreed to a series of option payments that gave EarthCare the right to complete this acquisition by the end of September 2001, which amounted to $845,000 as of September 30, 2001. We were not able to complete this transaction by September 30, 2001. Following negotiations with the shareholders of LandComp during the fourth quarter of 2001, the shareholders of LandComp informed us that they were canceling the agreement with EarthCare to acquire all of the outstanding shares of LandComp. We wrote off the value of these option payments to selling, general and administrative expense during the third quarter of 2001.

         Our independent accountants have expressed substantial doubt about our ability to continue as a going concern. We believe that EarthCare is a going concern. Until recently, we believed that we had implemented a plan that would allow us to continue as a going concern focused on the solid waste industry. We currently have plans to continue as a going concern in

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)

the liquid waste industry, which plans include improving the cash flow from operations and reducing our debt level by the following actions: (i) reducing the operating expenses, including the integration of certain management and administrative functions; (ii) managing working capital to improve cash flow from operating activities; (iii) selling our EarthLiquids division; (iv) refinancing certain existing debt; and (v) raising additional debt and equity capital.

         As indicated above, prior to April 30, 2002, we now intend to attempt to refinance our remaining indebtedness under our senior credit facility and retain our Liquid Waste division.

3.       DISCONTINUED OPERATIONS

         On October 11, 2001, our board of directors approved the sale of our Solid Waste division to General Waste Corporation, the sale of substantially all the assets of our Southern United States service centers of our former EarthAmerica division to two affiliates of Heritage Propane Partners, L.P and the sale of our EarthLiquids division to USFilter. On April 12, 2001, our board of directors had previously approved of plans to sell our EarthAmerica and EarthLiquids divisions. In five separate transactions from February 2001 to January 2002, we sold substantially all the assets and operations of our former EarthAmerica division's service centers in the Southern United States. On January 8, 2002, we sold our Solid Waste division to General Waste Corporation, a private company owned by Donald Moorehead. We are also currently planning on selling our EarthLiquids division to USFilter in a transaction that is expected to be completed in February 2002. If we are unable to sell this division, we will pursue other buyers for this division, as required by our senior lenders. We have reported the net assets of our former Solid Waste and our EarthLiquids divisions in our condensed consolidated balance sheets as "net assets of discontinued operations." We have reported the operating results of our EarthLiquids and our former Solid Waste and Allen Tate divisions in our condensed consolidated statements of operations as "Income (loss) from discontinued operations" for the period prior to the measurement date, as the results of operations after the measurement date are included in the estimated loss on the sale of these divisions. We have deemed March 31, 2001 to be the measurement date for the sale of our EarthLiquids division and September 30, 2001 to be the measurement date for the sale of our Solid Waste division.

         We have presented the assets of the former EarthAmerica division that have been sold or are expected to be sold as assets held for sale. These assets consist of accounts receivable, prepaid expenses, property, plant and equipment, intangible assets and other long-term assets. During the fourth quarter of 2000, we recorded an expected loss of $32.0 million as we had adopted a plan to sell all of our former EarthAmerica division. As a result of the October 11, 2001 decision by our board of directors to retain the Northeast United States service centers, which now comprise our Liquid Waste division, we restated our financial statements to present our Liquid Waste division and our corporate office as our continuing operations. The estimated loss on the sale of our former EarthAmerica division has been presented as an accrued liability. During the fourth quarter of 2001, we will record the assets held for sale at their fair value. In addition, during the fourth quarter of 2001, we will evaluate whether the carrying value of the Liquid Waste division's long-lived assets exceeds their net realizable value. If necessary, we will reduce the carrying value of the Liquid Waste division's long-lived assets to their net realizable value. Finally, any remaining balance of the accrued loss on the sale of our former EarthAmerica division, less any amounts we estimate should be accrued for severance, litigation, claims and other remaining obligations of our sold assets and lines of

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)


business, will be reversed. Accordingly, the loss on the sale of our former EarthAmerica division will be adjusted and such adjustment will be presented in the loss from discontinued operations.

         We have presented below a summary of the assets held for sale at September 30, 2001 and December 31, 2000.



                                                 September 30, 2001  December 31, 2000
                                                 ------------------  -----------------
Accounts receivable, net                         $       1,019,524   $       1,975,197
Prepaid expenses and other current assets                  236,582             999,356
Property, plant and equipment, net                       4,076,488           7,357,772
Intangible assets, primarily goodwill, net               7,114,685           9,839,309
Other long-term assets                                      16,358              13,844
                                                 -----------------   -----------------

Assets held for sale                             $      12,463,637   $      20,185,478
                                                 =================   =================



         During the nine months ended September 30, 2001, we sold the assets of our former EarthAmerica division's service centers in Pompano and Orlando, Florida and Gainesville, Georgia and received cash proceeds of $1,975,000 and notes receivable of $925,000. We recognized a loss of $5.3 million on these sales and recorded this loss as a reduction of the accrued liability for the loss on the sale of our EarthAmerica division. The assets held for sale at September 30, 2001 consist of the assets shown in the table above and relate to our former EarthAmerica division's service centers in Houston and Dallas, Texas, Atlanta, Georgia and Orlando, Florida. In addition, the assets held for sale include assets related to our liquid waste treatment facility in Orlando, Florida and our portable toilet services lines of business in New York and New Jersey. We sold the assets of our former EarthAmerica division's service centers on October 30, 2001 for $4.0 million and we expect to sell the remaining assets held for sale for approximately $1.1 million. We expect to realize a loss of approximately $8.4 million from these completed or planned sales. We will record the expected loss during the fourth quarter of 2001 by writing down the carrying value of the assets held for sale to the aggregate known and expected fair value, with a corresponding charge to our continuing results of operations.

         We have presented below a summary of the net assets of the discontinued operations as of September 30, 2001 and December 31, 2000.



                                                          September 30, 2001   December 31, 2000
                                                          ------------------   -----------------
Cash                                                      $       1,206,002    $         613,900
Accounts receivable                                               8,599,081            7,519,197
Prepaid expenses and other current assets                         1,642,686            1,176,520
Property, plant and equipment, net                               48,674,423           48,360,162
Intangible assets, net                                           30,718,086           30,294,339
Other assets                                                      2,193,028              539,050
Accounts payable                                                 (3,019,862)          (2,221,875)
Accrued liabilities                                              (2,919,166)          (4,773,892)
Long-term debt including current portion                        (18,571,375)         (13,314,703)
Estimated loss on the planned sale of EarthLiquids              (29,971,967)         (28,380,660)
                                                          -----------------    -----------------

Net assets of discontinued operations                     $      38,550,936    $      39,812,038
                                                          =================    =================



         We did not record any gain from the expected sale of the Solid Waste division. Although we expect that the Solid Waste division will incur a net loss during the period from October 1, 2001 to January 8, 2002, the estimated amount of such loss will be less than the expected gain on the sale of the Solid Waste division. Therefore, we have not recorded a provision for the expected loss from the operations of the Solid Waste division during this period.

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)



         We have presented below a summary of the operating results from the discontinued operations for the nine-month and the three-month periods ended September 30, 2001 and 2000.



                                                               Nine months ended September 30,  Three months ended September 30,
                                                               -------------------------------  --------------------------------
                                                                   2001             2000             2001             2000
                                                               -------------    -------------    -------------    -------------
EarthLiquids:
   Revenues                                                    $  28,662,373    $  26,677,193    $   8,461,422    $   9,436,522
   Cost of operations                                             19,215,806       17,286,278        5,690,686        6,167,486
   Selling, general and administrative expense                     4,459,294        4,813,249        1,415,354        1,569,877
   Depreciation and amortization expense                             740,470        1,958,359               --          688,369
                                                               -------------    -------------    -------------    -------------
   Operating income                                                4,246,803        2,619,307        1,355,382        1,010,790
   Interest and other expense                                      2,371,986        2,476,185          731,337          839,143
   Income included in the accrual for loss on sale                (1,591,307)              --         (624,045)              --
                                                               -------------    -------------    -------------    -------------
   Income (loss) from discontinued operations                  $     283,510    $     143,122    $          --    $     171,647
                                                               =============    =============    =============    =============

Solid Waste division:
   Revenues                                                    $  17,832,642    $     694,400    $   6,059,450    $     114,400
   Cost of operations                                             12,278,237               --        4,422,694               --
   Selling, general and administrative expense                     2,885,159           96,883        1,532,799           96,883
   Depreciation and amortization expense                           1,391,199               --          463,063               --
                                                               -------------    -------------    -------------    -------------
   Operating income (loss)                                         1,278,047          597,517         (359,106)          17,517
   Interest and other expense                                      2,742,158          (34,747)         789,019          (15,218)
                                                               -------------    -------------    -------------    -------------
   Income (loss) from discontinued operations                  $  (1,464,111)   $     632,264    $  (1,148,125)   $      32,735
                                                               =============    =============    =============    =============

Allen Tate division:
   Revenues                                                                     $      91,681                     $      19,524
   Cost of operations                                                                      --                                --
   Selling, general and administrative expense                                      1,316,423                           650,142
   Depreciation and amortization expense                                              279,116                           100,967
                                                                                -------------                     -------------
   Operating loss                                                                  (1,503,858)                         (731,585)
   Interest and other expense                                                          76,319                            53,926
                                                                                -------------                     -------------
   Loss from discontinued operations                                            $  (1,580,177)                    $    (785,511)
                                                                                =============                     =============

Total:
   Revenues                                                    $  46,495,015    $  27,463,274    $  14,520,872    $   9,570,446
   Cost of operations                                             31,494,043       17,286,278       10,113,380        6,167,486
   Selling, general and administrative expense                     7,344,453        6,226,555        2,948,153        2,316,902
   Depreciation and amortization expense                           2,131,669        2,237,475          463,063          789,336
                                                               -------------    -------------    -------------    -------------
   Operating income                                                5,524,850        1,712,966          996,276          296,722
   Interest and other expense                                      5,114,144        2,517,757        1,520,356          877,851
   Income included in the accrual for loss on sale                (1,591,307)              --         (624,045)              --
                                                               -------------    -------------    -------------    -------------
   Loss from discontinued operations                           $  (1,180,601)   $    (804,791)   $  (1,148,125)   $    (581,129)
                                                               =============    =============    =============    =============

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)




4.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies we have followed to prepare the condensed consolidated financial statements are consistent with the accounting policies described in EarthCare's notes to consolidated financial statements for the years ended December 31, 2000, 1999 and 1998 included elsewhere in this proxy.

         INTERIM FINANCIAL INFORMATION

         The accompanying interim financial statements and information are unaudited. We have omitted or condensed certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles, although we believe that the disclosures included herein are adequate to make the information presented not misleading. You should read these interim financial statements in conjunction with EarthCare's consolidated financial statements for the year ended December 31, 2000. We have included in the interim financial statements all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of EarthCare's financial position, its results of operations and its cash flows. We do not believe that the operating results for any particular interim period are necessarily indicative of the operating results for a full year.

         We derived the financial information as of December 31, 2000 from our audited financial statements, which are included elsewhere in this proxy.

         INCOME (LOSS) PER SHARE AND WEIGHTED SHARES

         We have not presented separate basic and diluted net loss per share information because the incremental shares used to determine net loss per share would be anti-dilutive. There is no difference between the basic and diluted weighted average shares for the periods presented. For the nine-month and three-month periods ended September 30, 2001 and 2000, we excluded the following potentially dilutive common stock equivalents from our calculations of diluted shares:



                                                     Nine and three months ended
                                                             September 30,
                                                 ----------------   ----------------
                                                       2001               2000
                                                 ----------------   ----------------
Stock options                                             902,329          1,375,529
Warrants                                                2,430,410          1,439,161
Contingently issuable shares                              200,428            200,428
Shares issuable upon conversion of:
      10% debentures                                   24,336,895          2,458,113
      Series A preferred                               43,050,000                 --
      Bridge loan from Sagemark Capital                 5,000,000                 --
Shares issuable
      to pay interest on 12% notes                             --            283,810
                                                 ----------------   ----------------

                                                       75,920,062          5,757,041
                                                 ================   ================

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)




5.       ACQUISITIONS

         CONTINUING OPERATIONS - LIQUID WASTE DIVISION

         On March 10, 2000, we acquired all of the outstanding capital stock of All County Resource Management Corporation, a non-hazardous liquid waste collection, treatment, transportation and disposal service business with operations in Vernon, New Jersey and Beacon, New York. We acquired All County Resource Management Corporation for $7,800,000 in cash and 598,686 shares of EarthCare's common stock with an aggregate market value of $4,500,000 at issuance. The results of operations for All County have been included in EarthCare's results of continuing operations from the date of acquisition. If Earthcare had acquired All County on January 1, 2000, its pro forma revenue for the nine months ended September 30, 2000 would have been $31.8 million and its net loss and net loss per share from continuing operations for the nine months ended September 30, 2000 would have been $13.6 million and $1.08 per share, respectively.


6.       DEBT

         As of September 30, 2001 and December 31, 2000, our debt consisted of the following:



                                                  September 30,      December 31,
Continuing operations                                  2001              2000
                                                 ---------------   ---------------
EarthCare senior credit facility                 $    48,905,553   $    52,000,000
12% notes                                             20,000,000        20,000,000
10% debentures                                        17,976,984        16,696,765
Other                                                         --           131,551
                                                 ---------------   ---------------

Total debt                                            86,882,537        88,828,316
Less current portion                                  48,905,553        52,131,551
                                                 ---------------   ---------------

Long-term debt                                   $    37,976,984   $    36,696,765
                                                 ===============   ===============



         SENIOR CREDIT FACILITY

         Under our senior credit facility, we may borrow up to $42.5 million at prime (4.75% as of January 9, 2002) plus 3%. The prime rate is based on the published rate of Bank of America, N.A. On November 13, 2001, we executed a fifth amendment to our senior credit facility with our senior lenders. As part of the agreed upon terms for the fifth amendment, we will be required to comply with certain covenants, including the following:

   o Maintaining monthly EBITDA (earnings before interest, taxes, depreciation and amortization) for all of our operations of $300,000 beginning October 2001, with the minimum monthly EBITDA requirement to be adjusted following the sale of our EarthLiquids and Solid Waste divisions,

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)



   o     Completing the sale of our EarthLiquids division by December 31, 2001,

   o Completing the sale of our Solid Waste division by December 31, 2001, and

   o     Completing the sale of our Liquid Waste division by April 30, 2002.

         Since we are required to use the proceeds from the sale of our divisions and the proceeds from any refinancing of our senior credit facility to repay our senior credit facility and since we expect those events to be completed during the next twelve months, we have classified the outstanding balance under our senior credit facility as a current liability. If we are unable to complete the sale of our divisions by the date required by the fifth amendment, we will have to seek an amendment to our senior credit facility or seek other financing to repay our senior credit facility. Other sources of financing might include refinancing our senior credit facility, seeking new debt or equity financing or seeking other buyers for our divisions. We may not be able to complete the sale of our EarthLiquids division and we may not be able to obtain debt or equity financing to replace our senior credit facility on satisfactory terms or at all. If we are unable to refinance our senior credit facility, we will be required to sell all the components of our newly formed Liquid Waste division, which would be our only remaining operating division following the sale of our EarthLiquids division. We do not expect that the proceeds obtainable at this time from the sale of the EarthLiquids division, together with the sale of the Liquid Waste division, would be sufficient to retire all existing indebtedness of EarthCare and its subsidiaries. Accordingly, if we were unable to obtain debt or equity financing to repay our senior credit facility, we may be unable to maintain our operations and, accordingly, EarthCare would be liquidated.

         In the fifth amendment, our senior lenders also waived our lack of compliance with certain restrictive covenants in the fourth amendment to our senor credit facility, including the monthly EBITDA requirement, the requirement to sell certain of our divisions by certain dates and the requirement that Donald Moorehead and Raymond Cash provide certain minimum levels of collateral.

         We have not paid our senior lenders $800,000 in fees and approximately $350,000 in deferred interest, which amounts were due on the earlier of December 31, 2001 or when we sold our EarthLiquids division. As part of the fifth amendment, our senior lenders agreed to defer the payment of the fees and all deferred interest until December 31, 2001. We have informed our senior lenders that we expect to close the sale of our EarthLiquids division shortly after the special meeting of stockholders in February 2002. Our senior lenders have orally agreed to waive the deadline for selling our EarthLiquids division until that time and to defer the payment of the fees and all deferred interest until the sale of our EarthLiquids division is completed.

         Our failure to comply with our senior credit facility could allow our senior lenders to accelerate the date for repayment of all amounts incurred under our senior credit facility, which would materially and adversely affect our business and your investment in our stock.

         We have entered into one short-term fixed-interest rate swap contract covering $10,000,000 in notional debt. We are obligated to pay the interest on $10.0 million of notional debt at a fixed rate of 7.35% less the LIBOR rate, or at a net rate of 5.27% as of December 3, 2001, under the terms of this fixed rate interest swap contract that expires in May 2003. During the third quarter of 2001, we recorded a charge of $809,000 to interest expense in order to recognize the estimated fair market value of our obligation under this contract.

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)



         12% NOTES

         On February 16, 2000, we completed a $20,000,000 private placement of our 12% Subordinated Debentures Due March 30, 2008, also referred to as "12% notes," including issuance of warrants to purchase 400,000 shares of our common stock. We placed the 12% notes with the following related parties:

   o     Donald Moorehead - $7,500,000,

   o Moorehead Charitable Remainder Unit Trust, for which Donald Moorehead is the trustee - $1,500,000,

   o     Cash Family Limited Partnership, an affiliate of Raymond Cash -
         $7,500,000,

   o     Founders Equity Group - $1,000,000,

   o     George Moorehead, brother of Donald Moorehead - $1,500,000, and

   o An individual investor who has provided collateral for our senior credit facility - $1,000,000.

         The 12% notes mature March 30, 2008 and accrue interest at 12% per year from the date of the private placement, payable semi-annually on September 30 and March 30 of each year. The first interest payment due September 30, 2000 was deferred to March 31, 2001, and in return for such deferral, we issued additional warrants to purchase 400,000 shares of our common stock. We may pay interest on the 12% notes by issuing our common stock. The number of shares issued is determined by dividing the interest payable by the closing price of our common stock on the day that the interest is due. On March 31, 2001, we determined that 3,090,966 shares of our common stock were to be issued at a market value of $1.047 per share for the first interest payment on the 12% notes. We issued these shares on April 25, 2001. On September 28, 2001, we determined that 3,607,164 shares of our common stock were to be issued at a market value of $0.30 per share. We issued these shares on September 28, 2001.

         In connection with the sale of our Solid Waste division to General Waste Corporation, we received $5,711,000 of 12% notes held by Donald Moorehead as consideration for the sale and we cancelled the notes.

         8% NOTES

         As part of the sale of our Solid Waste division to General Waste Corporation, we issued new 8% Subordinated Notes due March 30, 2008, also referred to as "8% notes," with a principal value of $3,289,000 to Donald Moorehead and an affiliate to replace the 12% notes held by them. The terms of the 8% notes are similar to the terms of the 12% notes. However, EarthCare's board of directors may, at its option, if EarthCare is unable to repay or refinance the 8% notes, require that the notes be converted to shares of our common stock at a conversion price of $1.00 per share.

         10% DEBENTURES

         On October 11, 2000, we completed a $15,000,000 private placement of our 10% Convertible Subordinated Debentures due October 31, 2006. We placed $7,887,000 of our 10% debentures with the following related parties:

   o     Donald Moorehead and his immediate family - $3,537,000,

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)



   o     Raymond Cash - $2,000,000,

   o     George Moorehead - $1,250,000,

   o Certain principals and their immediate families of the investment bank that arranged for the placement of the debentures, Sanders Morris Harris - $1,075,000, and

   o Founders Equity Group, an investment bank to whom Donald Moorehead provided debt financing - $25,000.

         Interest is payable quarterly at the rate of 10% per year on the 10% debentures. From the closing through October 2001, interest is payable in kind by issuing additional 10% debentures. For the two years ending October 2003, interest may be paid in cash if permitted by our senior lenders, otherwise interest is payable in additional debentures. For the last three years, interest is payable in cash. The holders of the 10% debentures may convert the 10% debentures into shares of our common stock at a current rate of $0.90 per share. Based on the $14,093,222 balance of the 10% debentures at January 9, 2002, if the holders converted their 10% debentures, they would receive 15,659,136 shares of our common stock.

         On September 30, 2001, June 30, 2001 and March 31, 2001, we issued an additional $441,978, $426,540 and $411,701 of our 10% debentures as interest payments. We may call the 10% debentures at any time and we are required to redeem the 10% debentures on October 31, 2006.

         8% DEBENTURES

         As part of the sale of our Solid Waste division to General Waste Corporation, we issued new 8% Subordinated Convertible Debentures due October 31, 2006, also referred to as "8% debentures" with a principal value of $4,336,861 to Donald Moorehead and an affiliate to replace the 10% debentures held by them. The terms of the 8% debentures are similar to the terms of the 10% debentures. However, EarthCare's board of directors may, at its option, if EarthCare is unable to repay or refinance the 8% debentures, require that the notes be converted to shares of our common stock at a conversion price of $1.00 per share. In addition, the conversion price for the 8% debentures is fixed at $1.00 per share.

         DISCONTINUED OPERATIONS - SOLID WASTE DIVISION

         As part of the sale of the Solid Waste division, the debt of the Solid Waste division was assumed by General Waste Corporation. As of September 30, 2001 and December 31, 2000, our debt for our discontinued operations, all of which is debt of our discontinued Solid Waste division, consisted of the following amounts, which are included in the net assets of discontinued operations.

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)





                                        September 30,      December 31,
Discontinued operations                      2001              2000
                                       ---------------   ---------------
Earth Resource Management
- Senior credit facility               $     7,275,385   $     7,817,693
- Bridge loan                                3,000,000         3,000,000
- Equipment and mortgage notes               3,390,024         2,497,010

Earth Resource Management
   of South Florida:
- Bridge loans                               4,000,000                --
- Equipment notes                              905,966                --
                                       ---------------   ---------------

Total debt - all current               $    18,571,375   $    13,314,703
                                       ===============   ===============



         EARTH RESOURCE MANAGEMENT SENIOR DEBT

         We have a revolving line of credit and a mortgage note payable agreement with CIB Marine Bank with a total availability of $10.0 million. We may borrow up to $4.0 million under the revolving line of credit based on certain asset levels. In addition, we have a $4.0 million mortgage facility. We pay interest monthly in cash at an annual rate of prime plus 1 1/2%. We also have $2.0 million available for letters of credit, of which we have approximately $1.8 million of letters of credit outstanding at September 30, 2001. In addition, we are obligated to make monthly payments of $55,600 on the mortgage note payable. We have provided CIB Marine with a security interest in all of the assets of Earth Resource Management, except for the stock of, and the assets owned by, Earth Resource Management of South Florida, Inc. and EarthCare Acquisition Sub, Inc., both wholly owned subsidiaries of Earth Resource Management. In addition, we have provided CIB Marine with a security interest in 57% of the outstanding common stock of Earth Resource Management. We have provided EarthCare's senior lenders with a security interest in 43% of the outstanding common stock of Earth Resource Management. We are obligated to maintain an EBITDA to debt service coverage of 1.25 for each year. We did not comply with certain covenants in the Earth Resource Management senior debt agreement relating to certain financial ratios for the year ended December 31, 2000 and the nine months ended September 30, 2001. The Earth Resource Management debt owed to CIB Marine was due September 30, 2001 and we have included the Earth Resource Management debt to CIB Marine in the current portion of long-term debt. The CIB Marine senior debt was assumed by General Waste Corporation as part of its acquisition of our Solid Waste division.

         EARTH RESOURCE MANAGEMENT - BRIDGE LOAN

         On December 3, 2000, we borrowed $3,000,000 pursuant to a subordinated loan from Donald Moorehead, as part of a related financing transaction. At the same time, Donald Moorehead borrowed $3,000,000 from Solid Waste Resources, a private company owned by Glen Miller. The terms of our subordinated loan are identical to the terms of the loan from the private company. We used the proceeds from this loan to pay down our senior credit facility. We are obligated to pay interest at the rate of 24% per year under this loan. We were also obligated to pay $150,000 in fees and an additional $218,000 in interest because we did not repay this loan

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)



in April 2001. We paid the $150,000 placement fee in June 2001 to Solid Waste Resources. This bridge loan was assumed by General Waste Corporation as part of its acquisition of our Solid Waste division.

         EARTH RESOURCE MANAGEMENT OF AND EARTH RESOURCE MANAGEMENT OF SOUTH FLORIDA - EQUIPMENT AND MORTGAGE NOTES PAYABLE

We have several separate notes payable used to finance vehicle and equipment purchases. The vehicles and equipment that were financed collateralize all these notes. We pay interest on these notes at annual rates ranging from 5.5% to 21% per year. Donald Moorehead guarantees one of these notes. In November 2000, we obtained a mortgage note payable for $400,000 to finance the acquisition of our principal operating location in Tampa, Florida. We pay interest monthly at an annual rate of 9.75% per year and the land and building acquired collateralize the mortgage note payable. These equipment and mortgage notes payable were assumed by General Waste Corporation as part of its acquisition of our Solid Waste division.

         EARTH RESOURCE MANAGEMENT OF SOUTH FLORIDA - BRIDGE LOANS

         On March 5, 2001, Earth Resource Management of South Florida obtained a $2,500,000 loan from a private placement by Sanders Morris Harris. We agreed to pay interest at 14% per year, payable monthly in cash. Because we did not repay this bridge loan on April 30, 2001, we pay interest at a rate of 18% per year, payable monthly in cash. We issued the private lenders 100,000 shares of our common stock at the time of the loan closing. For each month after April 30, 2001 that any amount remains payable under the Sanders bridge loan, we are obligated to issue an additional 100,000 shares of our common stock. Because we have not repaid the Sanders bridge loan by the required date, as of January 9, 2002, we have issued 900,000 shares of our common stock to the holders of the Sanders bridge loan. Donald Moorehead has personally guaranteed the Sanders bridge loan and has provided collateral of $500,000. In addition, we have provided the common stock of Earth Resource Management of South Florida and EarthCare Acquisition Sub as collateral for the Sanders bridge loan, as well as a security interest in all of the assets of these two subsidiaries. We have also provided the note receivable from LandComp Corporation as collateral for this bridge loan. As part of the sale of our Solid Waste division, we issued a warrant to purchase 300,000 shares of our common stock at $0.0001 to the holders of the Sanders bridge loan. The Sanders bridge loan was assumed by General Waste Corporation as part of its acquisition of our Solid Waste division. We remain obligated to issue up to 100,000 shares of EarthCare's common stock for each month this loan is not fully repaid.

         On April 11, 2001, Earth Resource Management of South Florida obtained a $1,500,000 convertible bridge loan from Sagemark Capital in a private placement. The Sagemark loan may be converted into our common stock at a current conversion price of $0.11 per share, which conversion price is protected against dilution. Donald Moorehead is a limited partner in Sagemark Capital, although he does not control Sagemark Capital and would not have any beneficial interest in our common shares into which the loan may be converted. We agreed to pay interest at an annual rate of 14% payable monthly in cash. In addition, we issued to the lender a warrant to purchase 680,000 shares of our common stock at $0.001 per share, which warrant is fully vested. Donald Moorehead has personally guaranteed the Sagemark loan and we have agreed not to pledge any additional assets of Earth Resource Management of South Florida or EarthCare Acquisition Sub. As part of the sale of our Solid Waste division, General Waste Corporation assumed this loan, we paid Sagemark Capital a fee of $25,000 and we issued

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)



500,000 shares of our common stock. We also agreed to file a registration statement with the Securities and Exchange Commission relating to these shares, the shares that may be issued upon the exercise of the warrant and the shares into which the bridge loan may be converted.

7.       STOCKHOLDERS' EQUITY

         Our articles of incorporation currently authorize the issuance of 70,000,000 shares of common stock. As of January 9, 2002, we had issued and outstanding 22,780,125 shares of common stock and 300,000 shares of Series A preferred stock. In addition, a total of 1,800,000 shares of common stock are reserved for issuance under our stock-based compensation plans. We also have a number of commitments to issue common stock in connection with our 8% notes, 8% debentures, 10% debentures, 12% notes, Series A preferred stock, bridge loans and warrants. Based on the foregoing, as of January 9, 2002, we have outstanding, or are presently obligated to issue, up to an aggregate of 123,179,606 shares of common stock, or more than 52,000,000 shares in excess of the number of shares authorized by our certificate of incorporation. We have filed a definitive proxy with the Securities and Exchange Commission that includes a proposal to our stockholders to increase our authorized capital, which requires an amendment to our certificate of incorporation that must be approved by our stockholders. If the proposed amendment to our certificate of incorporation is not approved, we may be forced to default on some of our obligations to issue common stock, which could accelerate the obligations to reduce debt and result in lawsuits against EarthCare. In addition, if we do not increase the number of shares available for issuance, we will not be able to issue common stock in the future to fund our operations or future obligations.

         In January 2001, we issued 766 shares of our common stock to a holder of our 10% debentures in connection with the conversion of $2,756 of our 10% debentures.

         OPTIONS

         As of January 9, 2002, options to purchase 902,329 shares of our common stock were outstanding at an average exercise price of $10.15. From January 1, 2001 through September 30, 2001, options to purchase 118,500 shares of our common stock were cancelled in connection with the resignations of certain employees.

         WARRANTS

         As of January 9, 2002, warrants to purchase 2,566,435 shares of our common stock were outstanding at an average exercise price of $1.35 per share.

7.       SEGMENT INFORMATION

         During 2001, our continuing operations consisted of our Liquid Waste division, which constitutes a single segment. As a result, we have not provided separate segment disclosures.

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)





8.       PROPERTY, PLANT AND EQUIPMENT

         Our property, plant and equipment consists of the following as of September 30, 2001 and December 31, 2000:



                                                 September 30,      December 31,
                                                      2001               2000
                                                ---------------    ---------------
Land and improvements                           $     2,124,451    $     2,124,451
Buildings and improvements                            2,812,292          2,801,442
Machinery and equipment                               9,468,877         10,049,043
Office equipment, furniture & fixtures                1,336,803          1,352,671
Construction-in-progress                                527,056            333,194
                                                ---------------    ---------------
                                                     16,269,479         16,660,801
Less accumulated depreciation                        (3,424,063)        (2,444,380)
                                                ---------------    ---------------

                                                $    12,845,416    $    14,216,421
                                                ===============    ===============



10.      ACCRUED LIABILITIES

         Our accrued liabilities consist of the following as of September 30, 2001 and December 31, 2000:



                                                  September 30,       December 31,
                                                     2001                2000
                                                ---------------    ---------------
Payroll, bonuses, taxes and benefits            $     1,399,319    $     1,299,086
Interest                                                954,688          2,623,235
Insurance                                             2,528,817          2,661,097
Severance, legal and indemnification                  1,572,446          2,129,344
Environmental matters                                 2,800,000          2,800,000
Accrual for loss on sale of division                 31,540,973         30,453,044
Other                                                 1,109,648          3,829,806
                                                ---------------    ---------------

Total accrued liabilities                       $    41,905,891    $    45,795,612
                                                ===============    ===============

                                EARTHCARE COMPANY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2001
                            (Unaudited and continued)




11.      RELATED PARTY TRANSACTIONS

         Included in other assets of our discontinued Solid Waste division at September 30, 2001 and December 31, 2000 is a $500,000 note receivable from Solid Waste Ventures, Inc., a private company that is owned 100% by a private investor and which is in part financed by Donald Moorehead, although he does not have any ownership interest in the company. Solid Waste Ventures was the former majority stockholder of Earth Resource Management of Florida.

         Accounts receivable at September 30, 2001 and December 31, 2000 included approximately $127,000 and $24,000, respectively, due from ISN Software, a private company owned in part by William Addy, a former executive officer and a director. During the nine-month and three-month periods ended September 30, 2001, we incurred fees of $607,000 and $202,500, respectively, for information services provided by ISN Software. In addition, during the nine-month and three-month periods ended September 30, 2001, we incurred costs of $1,216,000 and $404,000, respectively, for telecommunication charges and employees leased by ISN Software from EarthCare, which costs were billed to ISN Software.

         Effective September 30, 2001, William Addy resigned as an officer of EarthCare. We have entered into a release agreement with him that requires us to pay him $13,750 per month through September 30, 2004. The liability for this release agreement is included in our accrued liabilities at September 30, 2001.

                                EARTHCARE COMPANY
                           CONSOLIDATED BALANCE SHEETS




                                                                                              December 31,
                                                                                     ------------------------------
                                                                                         2000             1999
                                                                                     -------------    -------------
                                     ASSETS

Current assets:

   Cash and cash equivalents                                                         $   1,170,461    $     281,995
   Accounts receivable, net of allowance for doubtful
        accounts of $722,000 and $354,000, respectively                                  4,610,732        5,867,896
   Prepaid expenses and other current assets                                               922,455          747,961
   Assets held for sale                                                                 20,185,478        2,785,547
   Net assets of discontinued operations                                                39,812,038          220,374
                                                                                     -------------    -------------
        Total current assets                                                            66,701,164        9,903,773

Property, plant and equipment, net                                                      14,216,421        8,676,685
Intangible assets, net                                                                  23,908,362       17,963,718
Other long-term assets                                                                   3,545,079        2,077,840
Assets held for sale                                                                            --       16,350,928
Net assets of discontinued operations                                                           --       19,290,362
                                                                                     -------------    -------------

              Total assets                                                           $ 108,371,026    $  74,263,306
                                                                                     =============    =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                                                                  $   5,356,421    $   4,391,781
   Accrued liabilities                                                                  45,795,612        2,807,195
   Current portion of long-term debt                                                    52,131,551          278,434
                                                                                     -------------    -------------
        Total current liabilities                                                      103,283,584        7,477,410

Long-term debt                                                                          36,696,765       47,170,172

Commitments and contingencies

Mandatory redeemable convertible preferred stock                                        10,800,248               --

Stockholders' equity (deficit):
   Preferred stock, $.0001 par value; 30,000,000 shares
        authorized, none issued                                                                 --               --
   Common stock, $.0001 par value; 70,000,000 shares
        authorized, 14,569,349 and 11,250,793 shares
        issued, respectively                                                                 1,457            1,125
   Additional paid-in capital                                                           60,013,157       37,661,400
   Accumulated deficit                                                                (102,424,185)     (18,046,801)
                                                                                     -------------    -------------
        Total stockholders' equity (deficit)                                           (42,409,571)      19,615,724
                                                                                     -------------    -------------

              Total liabilities and stockholders' equity (deficit)                   $ 108,371,026    $  74,263,306
                                                                                     =============    =============



          See accompanying notes to consolidated financial statements.

                                EARTHCARE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                           Year ended December 31,
                                                               -----------------------------------------------
                                                                    2000            1999              1998
                                                               -------------    -------------    -------------
Revenues                                                       $  47,897,856    $  38,403,882    $  25,690,672

Expenses:
     Cost of operations                                           32,680,272       25,409,930       17,907,036
     General and administrative                                   20,361,468       12,633,590        7,509,375
     Impairment loss on long-lived assets                          3,350,574       11,261,000               --
     Depreciation and amortization                                 3,596,210        2,327,094        1,348,357
                                                               -------------    -------------    -------------
          Operating expenses                                      59,988,524       51,631,614       26,764,768
                                                               -------------    -------------    -------------

Operating loss                                                   (12,090,668)     (13,227,732)      (1,074,096)

Interest expense                                                   6,437,627        1,625,590          657,455
Other expense                                                        528,999          199,493            2,101
                                                               -------------    -------------    -------------

Net loss before income tax provision (benefit)                   (19,057,294)     (15,052,815)      (1,733,652)

Income tax provision (benefit)                                            --          571,060         (304,562)
                                                               -------------    -------------    -------------

Loss from continuing operations                                  (19,057,294)     (15,623,875)      (1,429,090)

Discontinued operations:
     Income (loss) from discontinued operations:
          EarthLiquids division                                      503,023         (344,182)              --
          Solid Waste division                                       871,844               --               --
          Allen Tate division                                     (2,239,454)        (478,119)              --
                                                               -------------    -------------    -------------
               Loss from discontinued operations                    (864,587)        (822,301)              --
                                                               -------------    -------------    -------------

     Loss from sale of discontinued operations:
          EarthAmerica division                                  (32,043,044)              --               --
          EarthLiquids division                                  (28,380,660)              --               --
          Allen Tate division                                     (4,021,018)              --               --
                                                               -------------    -------------    -------------
               Loss from sale of discontinued operations         (64,444,722)              --               --
                                                               -------------    -------------    -------------

Loss from discontinued operations                                (65,309,309)        (822,301)              --
                                                               -------------    -------------    -------------

Loss before extraordinary item                                   (84,366,603)     (16,446,176)      (1,429,090)

Extraordinary item - gain on early retirement of debt
     (net of income taxes of $53,000)                                     --           86,817               --
                                                               -------------    -------------    -------------

Net loss                                                         (84,366,603)     (16,359,359)      (1,429,090)
Dividends and accretion of discount on 10% Preferred                 (62,632)              --               --
                                                               -------------    -------------    -------------

Net loss available to common stockholders                      $ (84,429,235)   $ (16,359,359)   $  (1,429,090)
                                                               =============    =============    =============

Net loss per share - basic and diluted:
     Continuing operations                                     $       (1.45)   $       (1.51)   $       (0.17)
     Discontinued operations                                           (4.99)           (0.08)              --
     Dividends, accretion of discount on preferred
          and extraordinary item                                          --               --               --
                                                               -------------    -------------    -------------
     Net loss                                                  $       (6.44)   $       (1.59)   $       (0.17)
                                                               =============    =============    =============

Weighted average number of common shares                          13,101,022       10,321,164        8,427,407




          See accompanying notes to consolidated financial statements.

                                EARTHCARE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                  Year ended December 31,
                                                                    --------------------------------------------------
                                                                         2000              1999              1998
                                                                    --------------    --------------    --------------
Cash flows from operating activities:

       Net loss                                                     $  (84,366,603)   $  (16,359,359)   $   (1,429,090)
       Adjustments to reconcile loss to net cash
            used in operating activities:
            Net loss from sale of discontinued operations               64,444,722                --                --
            Impairment loss on long-lived assets                         3,350,574        11,261,000                --
            Depreciation and amortization                                3,596,210         2,327,094         1,348,357
            Gain on early extinguishment of debt                                --          (139,817)               --
            Deferred income taxes                                               --           624,060          (460,428)
            Non cash interest expense                                    4,753,099           226,510                --
            Provision for bad debt expense                               1,158,163           390,781           280,497
            Other non-cash expenses                                        285,000           150,000            36,521
            Loss on disposition of assets                                       --           225,845                --
            Changes in assets and liabilities,
                 excluding effects of acquired businesses:
                 Accounts receivable                                       583,674        (2,826,499)       (4,115,240)
                 Other current assets                                     (230,349)         (842,158)         (450,456)
                 Other assets                                           (1,830,886)         (351,408)         (189,358)
                 Accounts payable                                           47,672             6,005         2,723,677
                 Accrued expenses and other, net                         8,747,865          (193,677)          784,837
            Net change from discontinued operations                     (1,845,194)            6,930                --
                                                                    --------------    --------------    --------------
       Net cash used in operating activities                            (1,306,053)       (5,494,693)       (1,470,683)
                                                                    --------------    --------------    --------------

Cash flows from investing activities:
       Capital expenditures                                             (4,803,143)       (4,089,911)       (1,044,067)
       Business acquisitions                                            (7,800,000)      (15,172,324)      (19,056,428)
       Issuance of notes receivable                                     (1,437,536)       (1,553,037)               --
       Collection of notes receivable                                       17,072            66,293                --
       Increase in other assets                                                 --          (336,780)               --
       Proceeds from sale of assets                                             --           539,245                --
       Escrow deposits for business acquisitions                                --                --        (1,360,000)
       Net change from discontinued operations                         (33,613,081)      (12,674,516)               --
                                                                    --------------    --------------    --------------
       Net cash used in investing activities                           (47,636,688)      (33,221,030)      (21,460,495)
                                                                    --------------    --------------    --------------

Cash flows from financing activities:
       Borrowings under senior credit facility and other debt          145,500,000        36,862,731        15,632,187
       Payments on senior credit facility and other debt              (126,893,685)      (13,100,166)       (9,740,954)
       Proceeds from issuance of 10% debentures                          1,037,500        13,962,500                --
       Proceeds from issuance of 12% notes                              20,000,000                --                --
       Sale of common stock                                              8,880,000                --        15,500,000
       Sale of Series A preferred                                        3,000,000                --                --
       Payment of debt issue costs                                      (1,692,708)         (872,131)               --
       Exercise of stock options and warrants                                  100         1,105,190         2,383,987
                                                                    --------------    --------------    --------------
       Net cash provided by financing activities                        49,831,207        37,958,124        23,775,220
                                                                    --------------    --------------    --------------

Net increase (decrease) in cash and cash equivalents                       888,466          (757,599)          844,042
Cash and cash equivalents, beginning of period                             281,995         1,039,594           195,552
                                                                    --------------    --------------    --------------
Cash and cash equivalents, end of period                            $    1,170,461    $      281,995    $    1,039,594
                                                                    ==============    ==============    ==============

Supplemental cash flow information:
       Cash paid for interest                                       $    5,165,727    $    1,777,714    $      657,455
                                                                    ==============    ==============    ==============



          See accompanying notes to consolidated financial statements.

                                EARTHCARE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000




                                                                 Common stock
                                                       ---------------------------- Additional paid   Accumulated
                                                          Shares          Amount       in capital       deficit          Total
                                                       -------------  ------------- ---------------  -------------   -------------
Balance, December 31, 1997                                 4,401,695  $         441  $   1,070,364   $    (258,352)  $     812,453

  Sale of common stock                                     3,753,397            375     15,499,625              --      15,500,000
  Common stock issued for acquisitions of businesses         460,000             46      1,544,454              --       1,544,500
  Exercise of stock options                                  627,500             63        473,062              --         473,125
  Exercise of warrants                                       328,941             32      1,910,830              --       1,910,862
  Issuance of warrant for debt issuance costs                     --             --        100,000              --         100,000
  Issuance of options for non-employee compensation               --             --        104,220              --         104,220
  Net loss                                                        --             --             --      (1,429,090)     (1,429,090)
                                                       -------------  -------------  -------------   -------------   -------------

Balance, December 31, 1998                                 9,571,533            957     20,702,555      (1,687,442)     19,016,070

  Common stock issued for acquisitions of businesses       1,493,437            149     15,485,930              --      15,486,079
  Exercise of stock options                                  178,750             18      1,065,165              --       1,065,183
  Exercise of warrants                                         7,073              1         40,008              --          40,009
  Issuance of warrant for debt issuance costs                     --             --         70,714              --          70,714
  Issuance of options for non-employee compensation               --             --        297,028              --         297,028
  Net loss                                                        --             --             --     (16,359,359)    (16,359,359)
                                                       -------------  -------------  -------------   -------------   -------------

Balance, December 31, 1999                                11,250,793          1,125     37,661,400     (18,046,801)     19,615,724

  Common stock issued for acquisitions of businesses       2,228,164            223     13,532,294              --      13,532,517
  Sale of common stock in a private placement              1,599,807            160      8,879,840              --       8,880,000
  Exchange of common stock for preferred stock              (599,807)           (60)    (1,874,337)             --      (1,874,397)
  Exercise of warrants                                            17             --             99              --              99
  Issuance of warrants                                            --             --      1,362,000              --       1,362,000
  Conversion of 10% subordinated notes                        30,375              3        109,347              --         109,350
  Common stock issued for earn-out obligations                40,000              4        227,516              --         227,520
  Common stock issued for litigation settlement               20,000              2        114,998              --         115,000
  Accretion of discount on Series A preferred                     --             --             --         (10,781)        (10,781)
  Net loss                                                        --             --             --     (84,366,603)    (84,366,603)
                                                       -------------  -------------  -------------   -------------   -------------

Balance, December 31, 2000                                14,569,349  $       1,457  $  60,013,157   $(102,424,185)  $ (42,409,571)
                                                       =============  =============  =============   =============   =============



          See accompanying notes to consolidated financial statements.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

1. BUSINESS AND BASIS OF PRESENTATION (SEE NOTE 4 FOR SUBSEQUENT EVENTS REGARDING OUR DISCONTINUED OPERATIONS.)

         EarthCare Company (the "Company" or "EarthCare") is a publicly traded company whose common stock is currently traded on the Nasdaq National Market under the symbol "ECCO". EarthCare and its subsidiaries are engaged in three non-hazardous waste divisions. Our EarthCare Solid Waste division provides collection, transfer and disposal of non-hazardous solid waste in Hillsborough County, Florida, the adjoining counties and Palm Beach County, Florida. Our EarthAmerica division provides non-hazardous liquid waste collection, processing, treatment, disposal, bulk transportation, pumping, plumbing and maintenance services from its operating locations in New York, New Jersey, Pennsylvania, Florida, Georgia and Texas. Our EarthLiquids division provides non-hazardous liquid waste used oil and oily wastewater recovery and treatment services in Florida, Delaware, Louisiana, Maryland, New Jersey and Pennsylvania. EarthLiquids also sells refined oil derived from used oil and oily wastewater.

         As a result of our discontinued operations, we have restated the consolidated financial statements for the years ended December 31, 1999 and 1998 to reflect the discontinued operations of our EarthAmerica, EarthLiquids and Allen Tate divisions. Our discontinued operations are discussed further in Note
4. All other notes relate only to continuing operations, except for the acquisitions and disposal described in Note 6 and the debt described in Note 9.

2. RECENT DEVELOPMENTS (SEE NOTE 4 FOR SUBSEQUENT EVENTS REGARDING OUR DISCONTINUED OPERATIONS.)

         During the third quarter of 2000, our management group and Board of Directors decided to focus EarthCare's future management and financial resources principally on the non-hazardous solid waste business. As part of this change of focus, we sold our environmental compliance software company, Allen Tate Commercial Software LLP ("Allen Tate"), during the fourth quarter of 2000 to a private company owned by William Addy, one of our executive officers.

         We amended our credit agreement ("senior credit facility") in October 2000 (the "second amendment"). As part of the amendment, Bank of America N.A. and Fleet Bank N.A. ("senior lenders") waived our lack of compliance with certain financial covenants in the credit agreement. The second amendment also reduced the total availability under the senior credit facility by $5 million and revised the financial covenants to require that we maintain monthly earnings before interest, taxes, depreciation and amortization ("EBITDA") of $500,000. In addition, the second amendment suspended the application of certain other financial covenants, including minimum net worth, interest coverage and debt to capitalization, until the quarterly period beginning July 1, 2001.

         As of December 31, 2000, we were not in compliance with certain financial covenants under the second amendment, including the monthly EBITDA requirement. We began exploring certain financing and strategic alternatives for our EarthAmerica and EarthLiquids divisions. On April 12, 2001, our Board of Directors approved a plan to sell both divisions. We are currently negotiating the sale of each division to two different strategic buyers, and we expect to complete these sales, subject to normal terms and conditions, by the end of the second quarter of 2001 for EarthAmerica and by the end of the third quarter of 2001 for EarthLiquids.

         On April 16, 2001, we entered into the third amendment to our senior credit facility (the "Third amendment"). Pursuant to the Third amendment, our lenders waived our lack of

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



compliance with certain financial covenants, including (i) the monthly EBITDA requirement and (ii) the requirement that our chairman provide the remainder of his required $25.0 million of collateral by December 31, 2000 pursuant to the terms of certain guaranty agreements. In addition, the Third amendment requires us to sell both (x) our EarthAmerica division by April 30, 2001 and (y) our EarthLiquids division by May 31, 2001. If we have not sold our EarthLiquids division by May 31, 2001, the Third amendment requires us to hire a financial advisor to assist us with an orderly sale of this division. The Third amendment also requires that any net proceeds from the sale of our EarthAmerica and EarthLiquids divisions, expected to be approximately $54.0 million in the aggregate, be used to pay down the outstanding balance of our senior credit facility ($50.7 million as of April 13, 2001).

         Based on the expected net sales prices for the EarthAmerica and EarthLiquids divisions, we have recorded a loss on the expected sale of these divisions of approximately $60.4 million. Our senior lenders have indicated that they will not provide additional debt financing to support our acquisition strategy in the non-hazardous solid waste industry if we have not sold our EarthAmerica and our EarthLiquids divisions. If we are unable to sell our EarthAmerica and our EarthLiquids divisions to the current prospective buyers, we will pursue other buyers for the divisions, as required by the Third amendment. If we are unable to sell our EarthAmerica division by April 30, 2001 and our EarthLiquids division by May 31, 2001, we will not be in compliance with our senior credit facility. To the extent that our management is required to devote additional effort to the sale of these two divisions, our ability to develop our non-hazardous solid waste business will be limited.

         After the sale of the EarthAmerica and the EarthLiquids divisions, our company will consist of our EarthCare Solid Waste Division and our corporate office. We plan to either amend our existing senior credit facility or seek new senior debt financing to assist with the financing of our strategic and acquisition growth plans in the non-hazardous solid waste industry. We also intend to raise additional equity or debt capital to support our growth plans. We can provide no assurance that we will be able to raise the necessary capital to support our non-hazardous solid waste growth plans. If we are unable to raise the necessary capital to support our non-hazardous solid waste growth plans, then we will continue to operate our EarthCare Solid Waste division and focus on internal growth funded by our operating cash flow. If our operating cash flow from our Solid Waste Division is not adequate to fund our internal growth, we will be required to reduce our operating expenses, most likely with personnel reductions and reductions in our corporate general and administrative expense. We may also be required to sell certain operating assets.

         We have received a notice from the Nasdaq National Market that our common stock may be delisted because our common stock has not traded above the minimum $5 bid price, has not been traded actively by four market makers and has not had a market value for shares held by non-affiliates exceeding $15 million. We have requested a hearing with Nasdaq to present our position on these matters. We are not able to give any assurance that we will continue to be listed on the Nasdaq National Market after the hearing. We have applied for listing with Nasdaq's Small Cap Market ("Nasdaq Small Cap") and with the American Stock Exchange ("Amex"); however, our common stock does not currently satisfy the Nasdaq Small Cap or Amex listing requirements. As a result, there can be no assurance that our common stock listing applications will be accepted by the Amex or the Nasdaq Small Cap or that we will be listed on any exchange or able to develop any market for our shares.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


         During the second quarter of 2001, we intend to evaluate our existing capital structure. We are evaluating an exchange offer to the holders of our 10% debentures, our 12% notes and our Series A preferred. This exchange offer would consist of two parts. Holders of our 10% debentures and our 12% notes would be offered two exchange choices. One exchange would consist of receiving Series A preferred with a conversion price lower than the current conversion price for the 10% debentures of $1.05 per share. A second exchange choice would consist of a new series of convertible preferred stock with no redemption feature but with a lower conversion price than the first exchange offer. This second exchange offer would also be made to the current holders of our Series A preferred. Although we have not formalized these plans, we expect that our exchange offers may be attractive enough to convince our current holders of 10% debentures, 12% notes and Series A preferred to convert their securities to a new series of preferred stock. There can be no assurances that we will be successful in exchanging our 10% debentures, our 12% notes and our Series A preferred on favorable terms to all.


3. MANAGEMENT'S PLANS WITH REGARD TO CAPITAL DEFICIENCY AND WORKING CAPITAL DEFICIENCY

         BASIS OF PRESENTATION

         We have prepared the accompanying financial statements assuming that EarthCare is a going concern. EarthCare has experienced net losses of $84.4 million in 2000, $16.4 million in 1999 and $1.4 million in 1998 and has an accumulated deficit of $102.4 million as of December 31, 2000. In addition, the working capital deficiency was $36.6 million and total debt amounted to $102.1 million as of December 31, 2000. Due to requirements of our amended senior credit facility, we currently are negotiating with two strategic buyers to sell our EarthAmerica and our EarthLiquids divisions, the proceeds of which are required to reduce our existing debt. We expect to complete these transactions, subject to normal terms and conditions, by the end of the second quarter of 2001 for the sale of EarthAmerica and the third quarter of 2001 for the sale of EarthLiquids. Although we believe that these transactions will be completed, we cannot provide any assurance that these transactions will be completed or that they will be completed at favorable terms.

         Due to our history of net operating losses, our capital and working capital deficiency, the uncertainty surrounding the completion of the sale of EarthAmerica and EarthLiquids and uncertainty about our future operating results, our independent accountants have expressed substantial doubt about EarthCare's ability to continue as a going concern.

         We believe that we have a plan that will allow EarthCare to continue as a going concern focused on the solid waste industry. Our plans relating to our capital structure are discussed in Note 2. Our plans include the steps shown below to improve the cash flow from operations and reduce our debt level.

o EarthAmerica - Reduce the operating expenses, including personnel reductions that have occurred in the fourth quarter of 2000 and including the integration of certain management and administrative functions,

o aggressively manage working capital to improve the cash flow from operating activities,

o sell the EarthAmerica and EarthLiquids divisions to strategic or financial buyers,

o        refinance certain existing debt, and

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)

o        raise additional debt and equity capital.

         The financial statements do not include any adjustments that might result from the outcome of the uncertainties related to management plans with regard to capital deficiency and working capital deficiency.

         CASH FLOW AND LIQUIDITY

         In order for EarthCare to continue to meet its current obligations and prior to selling the two divisions, the operating results and cash flows for its EarthAmerica division must improve from the 2000 results and the operating results and cash flows of its EarthLiquids and EarthCare Solid Waste must remain at the levels attained in 2000.

         EarthCare's debt has risen significantly from $9.3 million at December 31, 1998 to $102.1 million at December 31, 2000. The capital raised by this increase in debt has been used to finance $47.0 million and $33.2 million of cash used to pay for acquisitions and, to a lesser extent, capital expenditures. We spent $35.8 million in 2000 and $27.2 million in 1999 to acquire businesses and $7.5 million in 2000 and $4.8 million in 1999 on capital expenditures. Although operating activities have needed $1.3 million in 2000, $5.5 million in 1999 and $1.5 million in 1998, such needs have been financed with debt or equity capital. We have been able to service our cash interest expense during 2000. We expect to be able to continue to service our cash interest expense during 2001. We will not be able to reduce the outstanding principal balance of our debt unless we sell the EarthAmerica and the EarthLiquids divisions, unless we raise additional debt or equity capital or unless we refinance certain of our existing debt.

         Approximately $36.7 million of our debt is subordinated and we do not currently pay interest in cash on this debt. Therefore, although we will incur approximately $4.0 million in interest expense on this debt during 2001, we will not be required to pay this interest in cash.

         WORKING CAPITAL DEFICIENCY

         At December 31, 2000, we had a working capital deficiency of approximately $36.6 million. However, this working capital deficiency is in large part due to the fact that we have included $52.0 million of our senior credit facility as current indebtedness because we are required to repay such debt following the sale of the EarthAmerica and the EarthLiquids divisions. As of December 31, 2000, our working capital deficiency included $39.8 million of net assets for our discontinued EarthAmerica, Solid Waste and EarthLiquids divisions, which included $13.3 million of debt outstanding in our Solid Waste division, and $52.0 million outstanding under our senior credit facility.

         In addition, the current portion of long-term debt at December 31, 2000 includes amounts that management plans to refinance during 2001 on a long-term basis. This includes $7.8 million due to one of EarthCare Resource Management of Florida's senior lenders, $4.0 million in bridge loans, and $3.0 million in subordinated debt due to Donald Moorehead, our chairman.

         As of December 31, 2000, the following items are not expected to be paid in full during the next year but have been classified as current liabilities for the reasons described:

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


o $2.3 million for insurance - This represents insurance premium assessments due as the result of insurance audits. We are currently negotiating a payment plan for this liability, which if successfully negotiated would allow us to repay this amount over two to four years.

o $2.1 million in accrued interest on our 12% subordinated debentures - This interest is payable in common stock and will not affect our cash flow.

o $2.8 million accrual for environmental remediation costs - This amount consists primarily of an estimate for an environmental liability recorded as part of the acquisition of EarthLiquids' subsidiary, International Petroleum Corporation. At the time the purchase price was finalized, we recorded this liability for the estimated remediation costs associated with various sites, as the amount was reasonably estimable and probable of being paid. We have not been able to determine when such liability will be discharged and, as a result, have included the liability as a current liability.

         CAPITAL DEFICIENCY

         As of December 31, 2000, we had a capital deficiency of approximately $42.4 million as compared to positive stockholder's equity of approximately $19.6 million at December 31, 1999. Our accompanying statement of changes in stockholders' equity describes the principal changes that led to the capital deficiency at December 31, 2000.

         From December 31, 1998 to December 31, 2000, our accumulated deficit increased $100.7 million from approximately $1.7 million to $102.4 million principally for the following reasons:

o During 2000, we recognized a loss on the planned sale of our EarthAmerica and EarthLiquids divisions of approximately $60.4 million. This loss was a non-cash loss.

o During 2000, we recognized a loss on the sale of approximately $4.0 million on the sale of our Allen Tate division. This loss was also a non-cash loss.

o As part of the operating results for our discontinued operations during 2000 and 1999, we recognized an aggregate impairment loss on long-lived assets of our EarthAmerica division of approximately $14.6 million. This loss was also a non-cash loss.

The cumulative amount of the non-cash losses identified above is $79.0 million.

         OPERATING RESULTS

         During 2000 and 1999, we incurred a loss from operations of both our continuing and our discontinued operations of approximately $19.9 million and $16.4 million, respectively. After deducting the loss recognized on impairment of EarthAmerica's long-lived assets of $3.4 million and $11.3 million, we incurred a net loss from operating activities of $16.5 million and $5.1 million, respectively. It should be noted that during the same period, our cash used by these operating activities was $1.3 million in 2000 and $5.5 million in 1999. The differences between the net loss from operating activities and the cash needs for operating activities are principally caused by the following factors:

o Depreciation and amortization expense - $6.7 million in 2000 and $2.7 million in 1999,

o        Non cash interest expense of $4.8 million in 2000, and

o Net changes in working capital from all of our operations that generated cash of $2.3 million in 2000 and used cash of $3.9 million in 1999.

Despite the significant losses sustained during 2000 and 1999, we were able to manage our levels of working capital to reduce the need for cash to fund our operating activities. To the extent that

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


cash was needed to fund operating activities during 2000 and 1999, we raised equity capital or we borrowed from our lenders to finance these needs.

         Our operating results for our EarthLiquids, Solid Waste and Allen Tate divisions are presented in Note 4 for the years ended December 31, 2000, 1999 and 1998. These operating results have been reported as one amount for each year and are presented in the net income (loss) from discontinued operations line on our consolidated statements of operations. The results of our discontinued operations have been negatively affected by the performance of the Allen Tate division.

4.       DISCONTINUED OPERATIONS

         On April 12, 2001, our board of directors approved plans to sell our EarthAmerica and our EarthLiquids divisions. On October 11, 2001, our board of directors approved the sale of our Solid Waste division to General Waste Corporation.

         On October 11, 2001, our board of directors approved a resolution that our Liquid Waste division and our corporate office would be our continuing operations and that the Liquid Waste division's operations in the Northeastern United States would not be sold. In connection with this decision and with the sale of our former EarthAmerica division's Southern United States service centers, we changed the name of our EarthAmerica division to the Liquid Waste division. As a result of the action by our board of directors, we have reclassified the financial information for our Liquid Waste division, consisting of our former EarthAmerica division, from discontinued to continuing operations and included the Solid Waste division in our discontinued operations. Our corporate office remains classified in our continuing operations.

         As a result of the decision by our board of directors on October 11, 2001, we have restated our financial statements and the information in Notes 3, 7, 8, 12, 13, 17 and 18 for the years ended December 31, 2000, 1999 and 1998. We have presented our Liquid Waste division and our corporate office as our continuing operations and we have presented our EarthLiquids division, our Solid Waste division, and our former Allen Tate division as discontinued operations. We have presented the assets of our Liquid Waste division that have been or are expected to be sold as assets held for sale. Such assets consist primarily of the accounts receivable, prepaid expenses, property, plant and equipment and intangible assets of the Liquid Waste's division's former service centers in Dallas and Houston, Texas, Orlando and Pompano, Florida, and Gainesville and Atlanta, Georgia, as well as our portable toilet services assets in New York and New Jersey. In the fourth quarter of 2000, we had recorded a $32.0 million expected loss on the sale of our former EarthAmerica division and included this expected loss in the results of our discontinued operations. As part of restating our balance sheet at December 31, 2000, we have presented the expected loss on the sale of our former EarthAmerica division in our accrued liabilities. During the fourth quarter of 2001, we will record the assets held for sale at their fair value. In addition, during the fourth quarter of 2001, we will reverse the portion of the accrued loss on the sale of the EarthAmerica division that does not relate to the assets that have been sold or are expected to be sold. In addition, during the fourth quarter of 2001, we will review the carrying value of the remaining long-lived assets of the Liquid Waste division to determine whether a loss for a permanent impairment in their carrying value should be recorded.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


            As of December 31, 2000 and 1999, our assets held for sale included the following assets:



                                                            December 31,
                                                   -----------------------------
                                                       2000             1999
                                                   -------------   -------------
Accounts receivable, net                           $   1,975,197   $   1,866,514
Prepaid expenses and other current assets                999,356         919,033
Property, plant and equipment, net                     7,357,772       5,259,322
Intangible assets, primarily goodwill, net             9,839,309       9,545,201
Other long-term assets                                    13,844       1,546,405
                                                   -------------   -------------

Assets held for sale                               $  20,185,478   $  19,136,475
                                                   =============   =============



         On October 31, 2000, we sold Allen Tate, our environmental compliance software division, to ISN Software, a private company owned by William Addy, one of our executive officers, and recorded a loss of $4.0 million. We sold the division for an unsecured note of $3,000,000, bearing interest to be paid in kind at 10% per year. Payments on the note are to be made based on 10% of the revenue of ISN Software. To date, no payments have been received on the note. We amended the note so that no payments will be due under the note unless ISN Software is sold within two years and the proceeds from the sale of ISN Software exceed $1,500,000. Given the uncertainty surrounding future collectibility of the note, we have provided a full reserve on the note.

         We also entered into an information services outsourcing agreement with ISN Software pursuant to which we pay $67,500 per month to ISN Software. Our monthly fee covers information services for our computer hardware and software and telecommunication charges. For the last two months of 2000 and all of 2001 to date, ISN Software's employees remain EarthCare employees and are leased to ISN Software at our cost. ISN Software's management has the right to hire, retain or terminate any of these employees and is fully liable for any costs associated with these employees.

         We have presented the results of operations for our EarthLiquids, Solid Waste and Allen Tate divisions in our consolidated statements of operations as "income (loss) from discontinued operations." We have included in the losses from discontinued operations the interest expense associated with financing provided to our EarthLiquids, Solid Waste and Allen Tate divisions. We have not included any allocation for our corporate general and administrative expenses in the losses from discontinued operations. We have not included in the "loss from the sale of discontinued operations" any future losses from the operations of our EarthLiquids and Solid Waste divisions, as we did not have a reasonable basis upon which to predict what the future losses would be for these divisions.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)




         We have presented below a summary of the operating results from the discontinued operations for the years ended December 31, 2000, 1999 and 1998:




                                                                         Year ended December 31,
                                                           -----------------------------------------------------
                                                                2000               1999               1998
                                                           ---------------    ---------------    ---------------
EarthLiquids division:
       Net sales                                           $    36,735,909    $     3,128,673
       Cost of operations                                       24,170,842          1,910,565
       Selling, general and administrative expense               5,960,241            760,497
       Depreciation and amortization expense                     2,800,280            238,812
                                                           ---------------    ---------------
       Operating income                                          3,804,546            218,799
       Interest and other expense                                3,301,523            562,981
       Income tax provision (benefit)                                   --                 --
                                                           ---------------    ---------------
       Income (loss) from discontinued operations          $       503,023    $      (344,182)
                                                           ===============    ===============

Solid Waste division:
       Net sales                                           $       702,477
       Cost of operations                                               --
       Selling, general and administrative expense                      --
       Depreciation and amortization expense                            --
                                                           ---------------
       Operating income                                            702,477
       Interest and other expense                                 (169,367)
       Income tax provision (benefit)                                   --
                                                           ---------------
       Income  from discontinued operations                $       871,844
                                                           ===============

Allen Tate:
       Net sales                                           $        87,661    $            --
       Cost of operations                                           59,829                 --
       Selling, general and administrative expense               1,644,133            355,834
       Depreciation and amortization expense                       330,598             97,380
                                                           ---------------    ---------------
       Operating loss                                           (1,946,899)          (453,214)
       Interest and other expense                                  292,555             24,905
       Income tax provision (benefit)                                   --                 --
                                                           ---------------    ---------------
       Loss from discontinued operations                   $    (2,239,454)   $      (478,119)
                                                           ===============    ===============

Total:
       Net sales                                           $    37,526,047    $     3,128,673    $            --
       Cost of operations                                       24,230,671          1,910,565                 --
       Selling, general and administrative expense               7,604,374          1,116,331                 --
       Depreciation and amortization expense                     3,130,878            336,192                 --
                                                           ---------------    ---------------    ---------------
       Operating income (loss)                                   2,560,124           (234,415)                --
       Interest and other expense                                3,424,711            587,886                 --
       Income tax provision (benefit)                                   --                 --                 --
                                                           ---------------    ---------------    ---------------
       Loss from discontinued operations                   $      (864,587)   $      (822,301)   $            --
                                                           ===============    ===============    ===============

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



         We have presented below a summary of the net assets (assets to be sold and liabilities to be assumed) of the discontinued operations as of December 31, 2000 and 1999.



                                                                 Year ended December 31,
                                                           --------------------------------
                                                                2000               1999
                                                           --------------    --------------
Cash                                                       $      613,900    $           --
Accounts receivable                                             7,519,197           850,167
Prepaid expenses and other current assets                       1,176,520           231,102
Property, plant and equipment, net                             48,360,162        17,259,823
Intangible assets, net                                         30,294,339         2,036,211
Other assets                                                      539,050               955
Accounts payable                                               (2,221,875)         (482,366)
Accrued liabilities                                            (4,773,892)         (385,156)
Long-term debt, including current portion                     (13,314,703)               --
Estimated loss on the planned sale of EarthLiquids            (28,380,660)               --
                                                           --------------    --------------
Net assets of discontinued operations                      $   39,812,038    $   19,510,736
                                                           ==============    ==============



5.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CONSOLIDATION

         Our consolidated financial statements include the accounts of EarthCare and its majority-owned subsidiaries. We eliminate intercompany transactions and balances in our consolidated financial statements.

         CASH AND CASH EQUIVALENTS

         We consider all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents. We maintain cash in bank deposit accounts, which balances may at times exceed the federal insurance limits. As of December 31, 2000 and 1999, we had $2,123,000 and $711,000, respectively, of cash in bank accounts in excess of federal depository insurance limits.

         ACCOUNTS RECEIVABLE

         We grant short-term credit to our customers for which collateral is generally not required and, as a result, carry accounts receivable at the end of each of our reporting periods. We consider the credit risk on our accounts receivable to be limited due to the variety of industries served and the geographic dispersion of our customers. All our EarthCare Solid Waste division's customers are located in the state of Florida.

         ACCOUNTING FOR ACQUISITIONS

         We record the excess of the total purchase price for acquisitions over the fair market value of the tangible and identified intangible assets acquired and the liabilities assumed as

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



goodwill. We include the operating results of the companies acquired from the date of their acquisition.

            PROPERTY, PLANT AND EQUIPMENT

            We record property, plant and equipment at cost. We provide for depreciation on a straight-line basis over the following estimated useful lives of the property, plant and equipment:



            Machinery and equipment..................................       5 to 12 years
            Office equipment.........................................       3 to 7 years
            Buildings and improvements...............................       20 years
            Leasehold improvements...................................       Shorter of the term of the lease or the useful life



         INTANGIBLE ASSETS

         Our intangible assets consist principally of goodwill, which we amortize on a straight-line basis over 40 years.

         LONG-LIVED ASSETS

         Each reporting period when deemed necessary, we evaluate the net realizable value of our long-lived assets. We project the net cash flows from EarthCare Solid Waste, without discounting, for the expected period of time we expect to operate the division. We compare the operating cash flows to the carrying value of our long-lived assets. If the carrying value of our long-lived assets exceeds the projected operating cash flows for EarthCare Solid Waste, then we project the discounted operating cash flows for the division and compare this figure to the carrying value of the division's long-lived assets. If the carrying value of the division's long-lived assets exceeds the projected discounted cash flows, then we record a permanent reduction in the carrying value of the long-lived assets. Initially, this reduction is recorded against intangible assets and any remainder is recorded against other long-lived assets, primarily property, plant and equipment.

         DEFERRED FINANCING COSTS

         Our deferred financing costs include the costs for bank fees, attorney fees and the fair market value of securities issued to lenders. We amortize deferred financing costs on a straight-line basis over the term of the debt agreements and include this amortization in our interest expense.

         CLOSURE AND POST CLOSURE LIABILITY

         We accrue for the final closure and post closure costs as the airspace for the landfill site is consumed with the disposal of solid waste at our landfill site in Hillsborough County, Florida. Costs to close the landfill cells are charged to the closure and post closure liability as incurred.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



         ENVIRONMENTAL REMEDIATION LIABILITY

         We have recognized approximately $2.8 million in environmental remediation liabilities as of December 31, 2000, primarily in connection with certain identified environmental matters in our EarthLiquids division that were identified at the time of the acquisition of one of the companies that forms this division. We do not expect that a buyer for the EarthLiquids division will assume such liabilities; therefore these liabilities are presented as part of our continuing operations. We periodically review and evaluate our exposure for environmental matters and adjust the level of environmental liabilities. During 2000, we did not incur any significant charges to our environmental remediation liabilities.

         REVENUE RECOGNITION

         We recognize revenue as we provide services. If we bill for services rendered in advance, we record the amounts billed as deferred revenue.

         ADVERTISING COSTS

         We charge advertising costs to operating results as incurred.

         INCOME TAXES

         We record a current income tax provision for the federal and state income tax liability based on each period's taxable income. We record a deferred income tax provision each period for the federal and state income tax effects of the changes in our deferred tax assets and liabilities between the beginning and end of each year. We calculate the deferred tax assets and liabilities based on the temporary differences between the financial reporting and the tax bases of our assets and liabilities. Temporary differences are those differences that originate in one year and reverse in another year. We do not calculate deferred taxes on permanent differences.

         Each year we evaluate the likelihood that we will realize the future benefits of our net deferred tax assets. If it is more likely than not that we do not expect to realize the future benefits of our net deferred tax assets, then we record a valuation allowance for the amount of the net deferred tax assets that we do not expect to realize. Any changes in the valuation allowance, other than those that originate as a result of purchase price allocations, are recorded as a component of our deferred tax provision or benefit.

         STOCK BASED COMPENSATION

         We have adopted the disclosure only method for accounting for options granted to purchase common shares when the options are granted at an exercise price that equals or is less than their fair market value. If we grant options at a fair value that exceeds the exercise price, then we record compensation expense over the vesting period for the stock options.

         EARNINGS PER SHARE

         We present earnings per share by dividing our net income or loss, adjusted for dividends on preferred stock and accretion of preferred stock discount, by the number of basic and diluted common shares. We calculate the number of basic common shares by using a weighted average

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



calculation of the number of our common shares actually issued for each day of each reporting period. We calculate the number of diluted common shares by adding to the basic number of common shares the number of common share equivalents that would be outstanding during each period. We consider common share equivalents to be any security that may be converted or exercised into common shares. For each reporting period, we calculate the average closing price of our publicly traded common stock. For each reporting period, we assume conversion of the potentially dilutive common stock equivalents if their conversion or exercise price is less than the average closing price of our common stock. If the common stock equivalents are assumed to be converted, then we assume that any proceeds from conversion are used to repurchase our common stock at the average closing price during the reporting period. In addition, if we will derive a tax benefit from the exercise of the common stock equivalents, then we assume that the tax benefit proceeds that we also assume are used to repurchase our common shares at the average closing price during the reporting period. We calculate the net number of additional common shares to be issued as the number of common shares converted less the number of common shares repurchased. We add this net number to the number of basic common shares to arrive at the diluted number of common shares. Whenever the number of diluted shares would result in a calculation of higher earnings per share or lower loss per share than the number of basic shares, this is considered to be anti-dilutive. In such cases, we set the diluted number of common shares to equal the number of basic common shares. For all three years included in these financial statements, the number of basic and diluted common shares is equal because of the net losses incurred in each of these years.

         For the years ended December 31, 2000, 1999 and 1998, we excluded the following potentially dilutive common stock equivalents from our calculations of diluted shares:



                                                              Year ended December 31,
                                                 ---------------------------------------------------
                                                       2000              1999              1998
                                                 ---------------   ---------------   ---------------
Stock options and warrants                             2,585,233         2,976,140         2,304,009
Contingently issuable shares                             465,567           460,271            70,000
Shares issuable upon conversion of:
         10% debentures                                4,483,101         1,304,348                --
         Series A preferred                            3,587,500                --                --
Shares issuable                                               --                --
         to pay interest on 12% notes                  2,471,366
                                                 ---------------   ---------------   ---------------
                                                      13,592,767         4,740,759         2,374,009
                                                 ===============   ===============   ===============



         REPORTABLE SEGMENTS (SEE NOTE 4 FOR SUBSEQUENT EVENTS REGARDING OUR DISCONTINUED OPERATIONS)

         We operate in one business segment, EarthCare Solid Waste. Prior to 2001, we operated in three additional business segments that were discontinued. On April 12, 2001, our Board of Directors approved a plan to dispose of our EarthAmerica and EarthLiquids divisions, which are being reported as discontinued operations.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


         USE OF ESTIMATES

         As we have prepared these consolidated financial statements in conformity with generally accepted accounting principles, we have made estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amount of revenues and expenses during each reporting period. Our actual results may differ materially when we realize the actual amounts. Our estimates and assumptions affect the following significant balance sheet and statement of operations accounts:

         o        Accounts receivable - allowance for uncollectible amounts,

         o        Prepaid expenses - amortization period and methods,

         o Property, plant and equipment - estimated useful lives of assets and depreciation methods,

         o Intangible assets - estimated useful lives and amortization methods,

         o Long-lived assets - estimated future net cash flows and estimated net realizable value,

         o Accrued expenses - amount of expenses in each reporting period,

         o Operating costs - amount of expenses accrued in each reporting period,

         o Depreciation and amortization expense - estimated useful lives of assets, depreciation and amortization methods,

         o Income tax expense - amount of tax expense accrued in each period,

         o Environmental liabilities - amount of reserve needed to cover known exposure, and

         o Discontinued operations - estimated sales price, costs to complete transactions and reserves for future costs to be incurred.

         RECLASSIFICATIONS AND RESTATEMENTS

         We have made certain reclassifications, none of which affected our net loss, to the 1999 and 1998 financial statements to conform to the presentation followed in the 2000 financial statements.

6.       ACQUISITIONS AND DISPOSALS

         CONTINUING OPERATIONS - LIQUID WASTE DIVISION

         On March 10, 2000, we acquired all of the outstanding capital stock of All County Resource Management Corporation ("All County"), a non-hazardous liquid waste collection, treatment, transportation and disposal services company located in Vernon, New Jersey. We acquired All County for $7,800,000 in cash and 598,686 shares of EarthCare's common stock with an aggregate market value of $4,500,000 at issuance. Our Liquid Waste division's service center in Vernon, New Jersey includes the former operations of All County.

         On November 16, 1999, we acquired all of the outstanding capital stock of Hulsey Plumbing, Heating & Cooling, Inc. and Hulsey Environmental Services, Inc., each a Georgia corporation (collectively "Hulsey"). Hulsey was engaged in the non-hazardous liquid waste and plumbing business in and around Gainesville, Georgia. We acquired Hulsey for $1,406,250 in cash, 28,005 shares of EarthCare's common stock and up to $586,750 in assumed liabilities. Our

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


EarthAmerica division's former service center in Gainesville included the former operations of Hulsey.

         On November 3, 1999, we acquired all of the outstanding stock of Food Service Technologies, Inc., a Texas corporation engaged in the grease trap services business in and around Dallas, Texas. We issued 80,383 shares of common stock and assumed up to $85,000 in liabilities as consideration for this acquisition. Our EarthAmerica division's former service center in Dallas, Texas included the former operations of Food Service Technologies, Inc.

         On May 1, 1999, we acquired the assets of Rooter Plus, Inc. ("Rooter Plus"), a Georgia corporation, in exchange for $2,600,000 in cash and the issuance of 100,000 shares of EarthCare's common stock. Rooter Plus was a residential and commercial sewer and drain services company servicing customers in Georgia. Rooter Plus was part of our EarthAmerica division's service center in Austell, Georgia, a suburb of Atlanta, Georgia.

         On April 1, 1999, we acquired all of the outstanding capital stock of National Plumbing & Drain, Inc. ("National"), a Georgia corporation, in exchange for $1,325,000 in cash and the issuance of 125,159 shares of EarthCare's common stock. National was a residential and commercial sewer and drain services company with customers in Georgia. National was a part of our EarthAmerica division's service center in Austell, Georgia, a suburb of Atlanta, Georgia.

         On March 1, 1999, we acquired all of the outstanding capital stock of Reifsneider Transportation, Inc. ("Reifsneider"), a Pennsylvania corporation. Reifsneider was engaged in the non-hazardous liquid waste transportation, management and disposal business in and around Pennsylvania, New Jersey, New York, Maryland and Delaware. We paid $5,050,000 in cash, issued 350,000 shares of common stock, assumed a note payable for $200,000 and assumed a working capital liability for $715,000 as consideration for this acquisition. Our Liquid Waste division's service center in Eagle, Pennsylvania includes Reifsneider's former operations.

         On March 31, 1999, we acquired all of the outstanding capital stock of Brehm's Cesspool, Inc. ("Brehm's"), a Pennsylvania corporation. Brehm's was engaged in the septic waste collection, transportation, management and disposal business in and around eastern Pennsylvania. We paid $1,000,000 in cash and issued 35,367 shares of common stock as consideration for this acquisition. Our Liquid Waste division's service center in Eagle, Pennsylvania, a suburb of Philadelphia, includes Brehm's former operations.

         On May 8, 1998, we acquired certain assets of Eldredge Wastewater Management, Inc. ("Eldredge"), a Pennsylvania corporation. Eldredge provided non-hazardous liquid waste septic waste, collection, management and disposal services in and around Philadelphia, Pennsylvania. We paid $2,040,000 in cash and we issued 85,000 shares of EarthCare's common stock as consideration for this acquisition. In 1999, we paid $360,000 in cash and issued 15,000 shares of common stock as contingent consideration for this acquisition. Our Liquid Waste division's service center in Eagle, Pennsylvania includes Eldredge's former operations.

         On May 1, 1998, we acquired certain assets of RGM Liquid Waste Removal Corporation and Affiliates ("RGM"), consisting of four New York corporations. RGM was engaged in the non-hazardous liquid and septic waste collection, transportation, management and disposal business in and around Long Island, New York. We paid $4,500,000 in cash and issued 105,000 shares of common stock. Subsequently in 1999, we paid contingent consideration of $1,000,000

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



and issued 55,000 shares of common stock. Our Liquid Waste division's service center in Deer Park, New York includes RGM's former operations.

         On March 6, 1998, we acquired the assets of Seagraves, Inc. (d/b/a Brownie Environmental) and Grease-Tec, Inc. (collectively "Brownie"), two Florida corporations. Brownie was engaged in non-hazardous septic and liquid waste collection, transportation, management and disposal in and around Orlando, Florida. We paid $3,250,000 in cash, issued a note payable of $2,000,000 and issued 60,000 shares of common stock. Our EarthAmerica division's former service center in Orlando, Florida included Brownie's former operations.

         On February 17, 1998, we acquired the assets of Quality Plumbing and Septic, Inc. ("Quality"), a Georgia corporation. Quality was engaged in non-hazardous septic waste collection, transportation, management and disposal business in and around Douglasville, Georgia. We paid $2,000,000 in cash and, subsequently in June 1998, paid additional contingent consideration of $250,000 in cash and 10,000 shares of common stock. Our EarthAmerica division's former service center in Austell, Georgia included Quality's former operations.

         On February 13, 1998, we acquired the assets of A Rapid Rooter Sewer & Drain Service, Inc. ("A Rapid"), a Florida corporation. A Rapid was engaged in non-hazardous septic waste collection, transportation, management and disposal services in and around Pompano Beach, Florida. We paid $3,990,120 in cash and issued 100,000 shares of common stock as consideration for this acquisition.

         On January 22, 1998, we acquired the assets of Ferrero Wastewater Management, Inc. ("Ferrero"), a Pennsylvania corporation. Ferrero was engaged in non-hazardous septic waste collection, transportation, management and disposal services in and around Ambler, Pennsylvania, a suburb of Philadelphia. We paid $2,240,100 in cash and issued 90,000 shares of common stock. During the fourth quarter of 1998, we paid $248,930 in cash and issued 10,000 shares of common stock as contingent consideration. Our Liquid Waste division's service center in Eagle, Pennsylvania includes the former operations of Ferrero.

         ASSETS HELD FOR SALE - LIQUID WASTE DIVISION

         On February 28, 2001, we sold the property, equipment and intangible assets of our service center in Pompano Beach, Florida, to a privately owned company for $950,000 in cash. We retained the cash, accounts receivable, accounts payable and accrued liabilities for this service center.

         DISCONTINUED OPERATIONS - SOLID WASTE DIVISION

         On March 31, 2000, we entered into a management agreement with Liberty Waste, Inc. ("Liberty Waste"), a privately owned Florida corporation engaged in the collection, transfer and disposal of non-hazardous solid waste in Hillsborough County, Florida and the adjoining counties. We agreed to provide management services such as accounting services, investment banking advisory services, bid and bond advice, municipal contract assistance and advice with commercial banking services. Under the terms of this agreement, we recognized $702,477 in management fee revenue during the year ended December 31, 2000, after eliminating our share of the earnings of Liberty Waste. Liberty Waste was a majority owned subsidiary of Solid Waste Ventures, Inc. ("Solid Waste Ventures"), a privately owned company. Donald Moorehead has

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)

provided subordinated debt financing to Solid Waste Ventures and has personally guaranteed the senior debt of Solid Waste Ventures. Mr. Moorehead does not have an ownership interest in Solid Waste Ventures, Inc.

         On July 7, 2000, we acquired a 43% minority interest in Liberty Waste by issuing 356,000 shares of our common stock to certain minority stockholders of Liberty Waste. We issued common shares with an aggregate market value of $2,358,464. From July 7, 2000 until December 30, 2000, we recorded our share in the earnings of Liberty Waste and included such amount in other income and expense in our results from continuing operations.

         On December 30, 2000, we acquired the remaining shares of Liberty Waste from Solid Waste Ventures and a minority stockholder by issuing 520,100 shares of our common stock with an aggregate market value of $1,267,952. During the fourth quarter of 2000, Liberty Waste changed its name to EarthCare Resource Management of Florida, Inc.

         We preliminarily allocated the total consideration to the fair market value of EarthCare Resource Management of Florida's assets and liabilities as follows:



Aggregate consideration for acquisition of                             $   9,641,392
         EarthCare Resource Management of Florida Allocated to assets and liabilities at estimated fair values:
         Cash                                                                613,900
         Accounts receivable                                               1,982,177
         Other current assets                                                789,631
         Property, plant and equipment                                    15,405,397
         Accounts payable and accrued expenses                            (3,146,220)
         Long-term debt                                                  (13,314,703)
                                                                       -------------

         Goodwill                                                      $   7,311,210
                                                                       =============



         On April 2, 2001, we acquired the equipment and intangible assets of Palm Carting, Inc., a non-hazardous solid waste collection company located in Palm Beach County, Florida for $350,000 in cash and future earn outs of up to $250,000 to be paid in shares of our common stock if certain revenue targets are met, with the number of shares determined by the closing price on the dates of measurement.

         DISCONTINUED OPERATIONS - EARTHLIQUIDS DIVISION

         On February 15, 2000, we acquired all of the outstanding capital stock of World Fuel Services Corporation's ("WFS") oil recycling services subsidiary, International Petroleum Corporation. International Petroleum Corporation operates used oil recycling and treatment centers in Wilmington, Delaware, Plant City, Florida and New Orleans, Louisiana. In addition, International Petroleum Corporation operates satellite collection centers located near its customer base. International Petroleum Corporation collects and receives, directly from customers, nonhazardous used oil, oil filters and oily wastewater. We acquired International Petroleum Corporation for $28,000,000 in cash and 750,458 shares of our common stock with an aggregate market value of $5,000,000 at the time of issuance.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


         On September 1, 1999, we acquired all of the outstanding capital stock of Magnum Environmental, Inc. ("Magnum"), a Florida corporation, for $12,000,000 in cash and 310,000 shares of our common stock. In addition, we issued 275,000 shares of common stock, which were being held in escrow upon the attainment of certain financial performance targets after the acquisition. The aggregate market value of the common stock issued, including those shares in escrow, was $7,605,000 at the time of issuance. Since the acquisition, we have released 137,500 shares from escrow. Magnum's core business is the transportation, treatment and disposal of used oil and petroleum wastewater streams.

         DISCONTINUED OPERATIONS - ALLEN TATE DIVISION

         On August 1, 1999, we acquired certain assets of Allen Tate Commercial Software LLP ("Allen Tate"), a Texas limited liability partnership, in exchange for 75,000 shares of common stock and the assumption of up to $200,000 in liabilities. In addition, we agreed to issue up to 120,000 additional shares of common stock if certain earnings targets were achieved. As of March 31, 2001, we had issued 60,000 of such additional shares. Allen Tate specialized in environmental software development and Internet services for industrial companies. On October 31, 2000, we sold the assets of Allen Tate to a private company owned by one of our executive officers, William Addy.

         PRO FORMA RESULTS (UNAUDITED)

         Our unaudited pro forma results of continuing operations for the years ended December 31, 2000 and 1999 are shown below. In addition to our historical consolidated results of operations, we have included the following information in these unaudited pro forma results of operations:

         o Historical results of operations of All County for the periods in 2000 and 1999 prior to its acquisition,

         o Historical results of operations of Reifsneider, Brehm's, Food Service Technologies, Rooter Plus and National in 1999 prior to their acquisition,

         o Adjustments for goodwill amortization, interest expense and income tax provision.



                                                        Year ended December 31,
                                                     ------------------------------
                                                         2000             1999
                                                     -------------    -------------
Revenue                                              $  49,420,140    $  55,892,603

Net loss from continuing operations                  $ (18,976,580)   $ (15,385,759)

Net loss from continuing operations per share        $       (1.30)   $       (1.06)

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)





7.       PROPERTY, PLANT AND EQUIPMENT

         As of December 31, 2000 and 1999, our property, plant and equipment consisted of the following:



                                                 December 31,
                                      ----------------------------------
                                           2000                1999
                                      ---------------    ---------------
Land                                  $     2,124,451    $     1,666,951
Buildings and improvements                  2,801,442          2,097,181
Machinery and equipment                    10,049,043          4,651,873
Office equipment                            1,352,671          1,241,033
Construction-in-progress                      333,194            107,199
                                      ---------------    ---------------
                                           16,660,801          9,764,237
Less accumulated depreciation              (2,444,380)        (1,087,552)
                                      ---------------    ---------------

                                      $    14,216,421    $     8,676,685
                                      ===============    ===============




8.       INTANGIBLE ASSETS

         Our intangible assets consist of the following at December 31, 2000 and 1999.




                                                 December 31,
                                      --------------------------------
                                          2000               1999
                                      --------------    --------------
Goodwill                              $   25,251,201    $   18,219,998
Non-competition agreements                   855,102           385,000
                                      --------------    --------------
                                          26,106,303        18,604,998
Less accumulated amortization             (2,197,941)         (641,280)
                                      --------------    --------------

                                      $   23,908,362    $   17,963,718
                                      ==============    ==============

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)






9.       DEBT

         CONTINUING OPERATIONS

         As of December 31, 2000 and 1999, our debt consisted of the following:




                                            December 31,     December 31,
Continuing operations                           2000             1999
---------------------                      --------------   --------------
EarthCare senior credit facility           $   52,000,000   $   33,100,000
12% notes                                      20,000,000               --
10% debentures                                 16,696,765       13,962,500
Other                                             131,551          386,106
                                           --------------   --------------

Total debt                                     88,828,316       47,448,606
Less current portion                           52,131,551          278,434
                                           --------------   --------------

Long-term debt                             $   36,696,765   $   47,170,172
                                           ==============   ==============





         SENIOR CREDIT FACILITY

         Our senior credit facility currently provides that, as of March 1, 2001, we may borrow up to $51,100,000 at prime plus 1 1/2%. The prime rate was
9.5 % at December 31, 2000 and was 8.0% as of April 13, 2001. The prime rate is based on the published rate of Bank of America N.A. On April 16, 2001, we entered into a third amendment to our senior credit facility, with our senior lenders, Bank of America N.A. and Fleet Bank N.A, due to non-compliance with certain covenants as of December 31, 2000. The key terms of this amendment include the following:

o Until we sell our EarthAmerica division, we must maintain a monthly EBITDA level of $500,000, excluding the operating results of EarthCare Resource Management of Florida but including the results of our discontinued operation. This requirement is reduced to $375,000 after the planned sale of the EarthAmerica division. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

o We must remit the proceeds from any asset sale, including the sale of our EarthAmerica and EarthLiquids divisions, directly to our senior lenders.

o We issued warrants to purchase 75,000 shares of our common stock at an exercise price of $3.60 to each of our senior lenders.

         As part of our third amendment, we agreed with our senior lenders to sell our EarthAmerica division by April 30, 2001 and our EarthLiquids division by May 31, 2001. If we are unable to sell both divisions by such dates, we will not be in compliance with our senior credit facility. Also, if we have not sold the EarthLiquids division May 31, 2001, we will be required to hire a financial advisor acceptable to our senior lenders to assist us with the sale of that division. Any net proceeds from the sale of either division, less $1.5 million for the sale of EarthAmerica and $2.0 million for the sale of EarthLiquids, must be used to pay down our senior credit facility.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


         Because our senior lenders are requiring us to sell our EarthAmerica division and our EarthLiquids division, and because we expect that both divisions will be sold by the third quarter of 2001, we have included the entire outstanding balance in our senior credit facility as current indebtedness.

         Our senior credit facility is personally guaranteed in its entirety by our chairman and is personally guaranteed for $20,000,000 by our vice chairman. In addition, our chairman has provided approximately $17,000,000 of collateral, our vice chairman has provided approximately $10,000,000 of collateral and a private investor has provided approximately $3.0 million in collateral to support our senior credit facility.

         We were not in compliance with various covenants in our senior credit facility for each quarter of 2000. We agreed to amendments of our senior credit agreements after each quarter that included waivers of non-compliance up to such dates. Prior to the third amendment, we were not in compliance with multiple covenants in our senior credit facility.

         We have entered into various short-term fixed interest rate swap contracts covering $30,000,000 of our senior credit facility. We record and pay interest expense at the fixed rate provided of 10.0%. Fees associated with these swap contracts are charged to interest expense as incurred.

         12% NOTES

         On February 16, 2000, we completed a $20,000,000 private placement of our 12% Subordinated Notes Due March 30, 2008 (the "12% notes"), including issuance of warrants to purchase 400,000 shares of EarthCare's common stock. We placed the 12% notes with the following related parties:

o Donald Moorehead, chairman and chief executive officer, and his immediate family - $7,500,000,

o Moorehead Charitable Remainder Unit Trust, for which Donald Moorehead is the trustee - $1,500,000,

o        Cash Family Limited Partnership, an affiliate of Raymond Cash -
         $7,500,000,

o Founders Equity Group, an investment firm in Dallas to which Donald Moorehead has provided debt financing but in which Donald Moorehead has no equity ownership - $1,000,000,

o        George Moorehead, brother of Donald Moorehead - $1,500,000, and

o An individual investor who has provided collateral for our senior credit facility - $1,000,000

         The 12% notes mature March 30, 2008 and accrue interest at 12% per year from the date of the sale, payable semi-annually on September 30 and March 30 of each year. The first interest payment due September 30, 2000 was deferred to March 31, 2001, and in return for such deferral, we issued additional warrants to purchase 400,000 shares of our common stock. We may pay interest on the 12% notes by issuing our common stock. The number of shares issued is determined by dividing the interest payable by the closing price of our common stock on the day the interest is paid. On March 31, 2001, we were obligated to issue 3,090,966 shares of EarthCare's common stock at a market value of $1.047 per share for the first interest payment on the 12% notes. We used the proceeds from this sale to finance acquisitions and for general working capital.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


         10% DEBENTURES

         On October 11, 1999, we completed a $15,000,000 private placement of our 10% Convertible Subordinated Debentures Due October 31, 2006 ("10% debentures"). We placed $7,887,000 of our 10% debentures with the following related parties:

o Donald Moorehead, chairman and chief executive officer, and his immediate family - $3,537,000,

o        Raymond Cash, vice chairman - $2,000,000,

o        George Moorehead, brother of Donald Moorehead - $1,250,000,

o Certain principals of the investment bank which placed the majority of the 10% debentures, Sanders Morris Harris, and their immediate families
         - $1,075,000, and

o        Founders Equity Group - $25,000.

         Interest is payable quarterly at the rate of 10% per year on the 10% debentures. From the closing through October 2001, interest is payable in kind by issuing additional 10% debentures. For the two years ending October 2003, interest may be paid in cash if permitted by our senior lenders, otherwise interest is payable in additional debentures. For the last three years, interest is payable in cash. The holders of the 10% debentures may convert the 10% debentures into shares of our common stock at a rate of $1.05 per share. Based on the balance of the 10% debentures at March 31, 2001, if the holders converted their 10% debentures, they would have received 16,293,778 shares of our common stock. The conversion price is protected against dilution and may be lowered.

         Through March 31, 2001, we issued an additional $2,220,571 of our 10% debentures as interest payments ($1,839,427 at December 31, 2000). We may call the 10% debentures at any time, and we are required to redeem the 10% debentures on October 31, 2006.

         DISCONTINUED OPERATIONS - SOLID WASTE DIVISION

         The debt of our discontinued Solid Waste division at December 31, 2000, which is included in the net assets of discontinued operations, consists of the following




                                             December 31,
                                                 2001
                                           ----------------
Earth Resource Management
   of Florida:
- Senior credit facility                   $      7,817,693
- Bridge loan                                     3,000,000
- Equipment and mortgage notes                    2,497,010
                                           ----------------

                                           $     13,314,703
                                           ================

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



         EARTHCARE RESOURCE MANAGEMENT OF FLORIDA SENIOR DEBT

         We have a revolving line of credit and a mortgage note payable ("senior debt") agreement with CIB Marine Bank ("CIB Marine"). We may borrow up to $6,000,000 under the revolving line of credit based on certain asset levels. We pay interest at prime plus 1 1/2% monthly in cash. In addition, we are obligated to make monthly payments of $55,600 on the mortgage note payable. We have provided CIB Marine with a security interest in all of the assets of EarthCare Resource Management of Florida, except for the stock of and the assets owned by EarthCare Resource Management of South Florida, Inc. and EarthCare Acquisition Sub, Inc., both wholly owned subsidiaries of EarthCare Resource Management of Florida. In addition, we have provided CIB Marine with a security interest in 57% of the outstanding common stock of EarthCare Resource Management of Florida. We have provided EarthCare's senior lenders with a security interest in 43% of the outstanding common stock of EarthCare Resource Management of Florida. We are obligated to maintain an EBITDA to debt service coverage of 1.25 for each year. We did not comply with certain covenants in the CIB Marine senior debt agreement relating to certain financial ratios for the year ended December 31, 2000. The senior debt was due June 30, 2001. Since the senior debt is due within one year, we have included the senior debt as a current liability in the net assets of our discontinued operations.

         EARTHCARE RESOURCE MANAGEMENT OF FLORIDA BRIDGE LOAN

         On December 4, 2000, we agreed to borrow $3,000,000 pursuant to a bridge loan from Donald Moorehead as part of a related financing transaction. At the same time Donald Moorehead borrowed $3,000,000 from Solid Waste Resources, Inc., a private company owned by Glen Miller. The terms of our bridge loan are identical to the terms of the bridge loan from Solid Waste Resources to Donald Moorehead. We used the proceeds from this bridge loan to pay down our senior credit facility. We are obligated to pay interest at the rate of 10.9% per year under this loan until June 13, 2001, after which time we are obligated to pay interest at 24% per year. We are also obligated to pay $150,000 in fees and an additional $218,000 in interest in April 2001. We are also obligated to pay a $150,000 placement fee in April 2001 to a private individual who arranged this loan.

         EQUIPMENT AND MORTGAGE NOTES

         We have four separate notes payable used to finance vehicle and equipment purchases. The vehicles and equipment that were financed collateralize all the notes. We pay interest on these notes ranging from 7.82% to 10% per year. The president of EarthCare Resource Management of Florida provided $35,000 of financing for one of the notes payable. Donald Moorehead guarantees one of the notes payable.

         In November 2000, we obtained a mortgage note payable for $400,000 to finance the acquisition of our principal operating location in Tampa, Florida. We pay interest monthly at a rate of 9.75% per year and the land and building in Tampa, Florida collateralize the mortgage note payable.

         EARTHCARE RESOURCE MANAGEMENT OF SOUTH FLORIDA BRIDGE LOANS

         On March 5, 2001, EarthCare Resource Management of South Florida obtained a $2,500,000 bridge loan (the "Sanders bridge loan") in a private placement by Sanders Morris

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



Harris. We agreed to pay interest at 14% per year payable monthly in cash. If we did not repay the loan by April 30, 2001, interest will be payable at a rate of 18% per year payable monthly in cash. We issued the private lenders 100,000 shares of our common stock at the time of the loan closing. For each month after April 30, 2001 that any amount remains payable under the Sanders bridge loan, we are obligated to issue an additional 100,000 shares of our common stock. Donald Moorehead has personally guaranteed the Sanders bridge loan and has provided collateral of $500,000. In addition, we have provided the common stock of EarthCare Resource Management of South Florida and EarthCare Acquisition Sub, Inc., as collateral for the Sanders bridge loan. We have also provided a security interest in all the assets of these two subsidiaries, not otherwise pledged or secured.

         On April 11, 2001, EarthCare Resource Management of South Florida obtained a $1,500,000 convertible loan from Sagemark Capital (the "Sagemark bridge loan") in a private placement. We agreed to pay interest at 14% per year payable monthly in cash. The Sagemark bridge loan may be converted into shares of our common stock at an initial conversion price of $1.05 and the conversion price is protected against dilution. In addition, we issued a warrant to purchase 680,000 shares of common stock at $0.001 per share. The warrant vested one half at closing and the remainder will vest on October 3, 2001 if the loan is not fully repaid at that time. Donald Moorehead has personally guaranteed the Sagemark Loan and we have agreed not to pledge any additional assets of EarthCare Resource Management of South Florida or EarthCare Acquisition Sub. Donald Moorehead is a limited partner in Sagemark Capital, but does not have any beneficial interest in the shares of EarthCare's common stock into which the Sagemark bridge loan may be converted.

         QUANTITATIVE AND QUALITATIVE RISK FOR INTEREST RATE AND CONVERSION
PRICES

         Our senior credit facility and our CIB Marine senior debt bear interest rates that are based on the prime-lending rate, as published at various times by our banks. A portion of our combined outstanding balance of our senior credit facility, our CIB Marine senior debt and our mortgage loan amounted to approximately $29.7 million as of December 31, 2000. If the prime lending rate moves up or down by 1%, we will incur an increase or a decrease in annual interest expense of approximately $297,000. We have $3.0 million in subordinated debt and $4.0 million in bridge loans that are subject to an increase in interest rates if these loans are not repaid at the end of April 2001 and June 2001. The increase in interest rates provided for in these loan agreements will mean that we would pay additional annual cash interest expense of approximately $280,000. In addition, we are obligated to issue 100,000 shares of common stock for each month after April 2001 if the Sanders bridge loan is not fully repaid. Also, warrants issued under the Sagemark bridge loan will vest an additional 340,000 shares if the Sagemark bridge loan is not fully repaid on October 3, 2001. The remainder of our debt is set at fixed rates and is not subject to changes in interest rates.

         Our 10% debentures and our Series A preferred contain conversion rights that allow the holders of such instruments to convert the face amount of the instruments into our common stock at a conversion price of $1.05 per share. If we issue common stock for less than $1.05 per share or we issue any convertible debt instrument or equity security with a conversion or exercise price of less than $1.05 per share, the conversion price for our 10% debentures and our Series A preferred will be reduced.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



         Our 12% notes provide for semi-annual payments of interest at 12%, payable in shares of our common stock on March 30 and September 30. On March 31, 2001, we were obligated to issue 3,090,966 shares of our common stock as the first interest payment on our 12% notes at a market value per share of $1.047. If the market price of our common stock is $1.00 lower at the time of the next scheduled interest payments on September 30, 2001 and March 30, 2002, we would be obligated to issue approximately 48.8 million additional shares above the approximately 2.3 million shares we would issue if the market price per common share remained at the $1.047 level on March 31, 2001.

         FUTURE PRINCIPAL PAYMENTS

         We are obligated to make the following principal payments on our debt during the next five years:

   o     2001 - $63,177,353

   o     2002 - $321,747

   o     2003 - $427,020

   o     2004 - $256,864

   o     2005 - $281,231

   o     Future years - $37,678,804

10.      MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK

         On December 4, 2000, we sold $7,000,000 of our 10% Series A preferred stock in a private placement to Donald Moorehead. In exchange for 7,000,000 shares of our Series A preferred, we received $3,000,000 in cash and 599,807 shares of our common stock, which shares have been cancelled. We sold the Series A preferred for $4,874,397, representing a discount of $2,125,603 and an effective yield of 17.37%. The Series A preferred is reported at its net value. The unamortized discount is being recognized using the effective interest rate method over the redemption period of the Series A preferred.

         On December 30, 2000, we issued $5,915,000 of our Series A preferred to Solid Waste Ventures in exchange for $5,915,000 of subordinated debt owed by Earth Resource Management of Florida to Solid Waste Ventures.

         We may declare a 10% quarterly dividend at the end of each fiscal quarter. No dividends have been declared to date on our Series A preferred. Our Series A preferred is convertible at the holder's option into our common stock at a current conversion price of $1.05 per share. The conversion price is protected against dilution and is lowered upon the sale of common shares with a sales price lower than $1.05 or the issuance of convertible securities with a conversion price lower than $1.05. The holders of the Series A preferred are entitled to vote with our common stockholders based on the number of common shares into which the Series A preferred would convert. We are required to redeem the Series A preferred on December 31, 2005.

11.      FAIR MARKET VALUE OF DEBT AND PREFERRED SECURITIES

         Our debt and preferred securities do not currently trade in an established market as they are all privately held or held by lending institutions. We believe that the carrying value of our senior debt did not differ materially from the fair market value of our senior debt. We derived

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



this belief based on the interest rates charged on our senior debt and the fact that all our senior debt is personally guaranteed by our chairman, Donald Moorehead, partly guaranteed by our vice chairman, Raymond Cash, and supported by collateral provided by both individuals. We believe that the carrying value of our other debt instruments did not differ materially from their fair market value based on the interest rates charged, the value of the equity securities provided, the collateral provided directly by EarthCare or by our chairman and the personal guarantees provided by our chairman on substantially all such debt. We believe that the carrying value of our Series A preferred did not differ materially from its fair market value due to the increasing value of the Series A preferred over time from its pay in kind dividends and due to the future growth prospects of the Company in the non-hazardous solid waste industry.

12.      STOCKHOLDERS' EQUITY

         PREFERRED STOCK

         We have 17,085,000 shares of $0.0001 par value preferred stock available for future issuance. Our board of directors decides the terms of the series of preferred stock as to dividend rights, preferences, conversion privileges, participation in earnings and redemption. Any preferred stock issued may vote along with our common shares based upon the number of common shares that would be issued if converted to common stock.

         COMMON STOCK

         On March 5, 2001, we issued 100,000 unregistered shares of our common stock to the holders of the Sanders bridge loan, all of whom are affiliated with Sanders Morris Harris, in connection with the $2,500,000 Sanders bridge loan. If the Sanders bridge loan is not repaid by April 30, 2001, we will be obligated to issue 100,000 shares of our common stock for each month that the Sanders bridge loan is not repaid in full.

         On September 30, 2000, we sold 1,000,000 shares for $5,000,000 in cash, at $5.00 per share, which represented a 9.3% discount from the closing price on that date, to Donald Moorehead.

         On June 30, 2000, we sold for $4,000,000 cash 599,807 shares of our common stock at $6.669 per share, which represented an 8.9% discount from the closing price on that date, to Founders Equity Group in a transaction on behalf of Donald Moorehead. We also paid Founders Equity Group a cash fee of $120,000 for arranging this transaction.

         During March and April 1998, we sold 2,500,000 shares of our common stock through private placements for total cash proceeds of $15,500,000.

         On January 30, 1998, we declared a 1.25-for-1 stock split effected in the form of a stock dividend. All share amounts have been restated for this stock split.

         On January 12, 1998, we sold 1,250,000 shares of our common stock to a group of investors for $1,000,000 in cash or $0.80 per common share.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)




         WARRANTS

         As of April 16, 2001, warrants to purchase 2,399,404 shares of our common stock were outstanding at an average exercise price of $1.71. At December 31, 2000, warrants to purchase 1,569,404 shares were outstanding at an average exercise price of $5.55. These warrants are generally exercisable for a period of four to five years. We issued these warrants as follows:

o April 16, 2001 - warrants to purchase up to 150,000 shares of our common stock with a current exercise price of $1.05 per share were issued to our senior lenders, Bank of America N.A. and Fleet Bank N.A., in connection with the third amendment to our senior credit facility. These warrants contain dilution protection.

o April 4, 2001 - warrants to purchase up to 680,000 shares of our common stock with an exercise price of $0.001 per share were issued to Sagemark Capital in connection with the Sagemark bridge loan. These warrants vested one half in April 2001 and the remainder was to vest equally over the four months ending October 1, 2001.

o September 30, 2000 - warrants to purchase up to 400,000 shares of our common stock with a current exercise price of $1.05 per common share were issued to the holders of our 12% debentures. These warrants were issued in connection with a deferral of the interest payment on the 12% debentures due September 30, 2000. These warrants contain dilution price protection. The original exercise price was $5.00 per share.

o July 1, 2000 - warrants to purchase 50,000 shares of our common stock with an exercise price of $7.81 per common share were issued to a former employee and consultant in connection with the settlement of a litigation matter.

o June 30, 2000 - warrants to purchase up to 200,000 shares of our common stock with a current exercise price of $1.05 per common share were issued to Founders Equity Group, an investment bank, in connection with a private placement of 599,807 shares of our common stock. These warrants contain dilution price protection. The original exercise price was $6.67 per share.

o May 25, 2000 - warrants to purchase up to 75,000 shares of our common stock with an exercise price of $7.00 per common share were issued to three current directors and two former directors. The warrants issued to former directors replaced options previously held by those directors.

o February 16, 2000 - warrants to purchase up to 400,000 shares of our common stock with a current exercise price of $1.05 per share were issued to the holders of our 12% notes. These warrants were issued in connection with our private placement of our 12% notes. These warrants contain dilution protection. The original exercise price was $6.63 per share.

o November 1999 and January 2000 - warrants to purchase up to 117,424 shares of our common stock were issued to Sanders Morris Harris, at an exercise price of $1.05 per common share. The warrants contain dilution protection. The original exercise price was $11.50 per common share.

o November 1999 and January 2000 - warrants to purchase up to 13,011 shares of our common stock were issued to Founders Equity Group, at a current exercise price of $1.05 per common share. The warrants contain dilution protection. The original exercise price was $11.50 per common share.

o May 1, 1999 - warrants to purchase up to 10,000 shares of our common stock were issued to one of our senior lenders, Fleet Bank N.A. As part of our third amendment, the exercise price for these warrants was reduced to $1.05 per share. The original exercise price was $15.50 per common share.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



o April 1, 1999 - warrants to purchase up to 35,000 shares of our common stock were issued to one of our senior lenders, Bank of America N.A. As part of the third amendment to our senior credit facility, the exercise price for these warrants was reduced to $1.05 per share. The original exercise price was $14.00 per common share.

o June 1, 1998 - warrants to purchase up to 50,000 shares of our common stock were issued to one of our senior lenders, Bank of America N.A. As part of the third amendment to our credit facility, the exercise price for these warrants was reduced to $1.05 per share. The original exercise price was $13.00 per common share.

o April 1, 1998 - warrants to purchase 500,000 shares of our common stock at an exercise price of $5.80 per common share were issued to former shareholders of our predecessor company, Microlytics, Inc., in connection with our reverse merger. As of March 31, 2001, 163,969 warrants are still outstanding. Since April 1, 1998, the holders of these warrants have exercised their rights to purchase 336,031 shares of common stock for cash.

o January 1, 1998 - warrants to purchase 55,000 shares of our common stock at an exercise price of $14.50 were issued to shareholders of a private company in Houston in order to acquire the right to use the name "EarthCare" and its derivatives on a non-exclusive basis.

         OPTIONS

         INCENTIVE STOCK OPTION PLAN

         On September 22, 1998, our board of directors adopted an incentive stock option plan, which provides for the issuance of options to purchase up to 1,800,000 shares of our common stock to key employees and directors. Incentive stock options granted under this plan are generally granted with an exercise price equal to the fair market value of our common stock at the date of grant, vest over a four-year period, and are exercisable for a period of ten years from the date of grant, except that the term of an incentive stock option granted under this plan to any stockholder owning more than 10% of our outstanding common stock must not exceed five years. The exercise price of an incentive stock option granted to such a stockholder must not be less than 110% of the fair market value of our common stock on the date of grant.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)







STOCK OPTION ACTIVITY

         The following table shows the activity for the Option Plan for the three-year period ended December 31, 2000.




                                 Beginning of                                                                    Exercisable at
    Option holders                   year           Granted        Exercised       Cancelled      End of year     end of year
    --------------               -------------   -------------   -------------   -------------   -------------   --------------
YEAR ENDED DECEMBER 31, 2000

Employees                              483,250         220,000              --         226,773         476,477         113,245
Non-employees                          527,200              --          25,000         426,200          76,000          38,000
Executive officers
        and Directors                1,706,704         225,000              --       1,468,352         463,352         133,588
                                 -------------   -------------   -------------   -------------   -------------   -------------

        Total                        2,717,154         445,000          25,000       2,121,325       1,015,829         284,833
                                 =============   =============   =============   =============   =============   =============

YEAR ENDED DECEMBER 31, 1999
Employees                              350,750         155,000           3,750          18,750         483,250          86,750
Non-employees                          527,200          20,000              --          20,000         527,200         394,300
Executive officers
        and Directors                1,205,000       1,071,704         175,000         395,000       1,706,704         200,838
                                 -------------   -------------   -------------   -------------   -------------   -------------

        Total                        2,082,950       1,246,704         178,750         433,750       2,717,154         681,888
                                 =============   =============   =============   =============   =============   =============

YEAR ENDED DECEMBER 31, 1998
Employees                                   --         478,250          15,000         112,500         350,750
Non-employees                               --         527,200              --              --         527,200
Executive officers                          --
        and Directors                  612,500       1,395,000         612,500         190,000       1,205,000
                                 -------------   -------------   -------------   -------------   -------------

        Total                          612,500       2,400,450         627,500         302,500       2,082,950
                                 =============   =============   =============   =============   =============

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)




         During the three-year period ended December 31, 2000, our stock option activity by exercise price has been as follows:



Fair value at the date of    Exercise     Beginning of                                                         Exercisable at
        grant                  price         year         Granted      Exercised     Cancelled    End of year    end of year
-------------------------    --------      ---------     ---------     ---------     ---------    -----------  --------------
YEAR ENDED DECEMBER 31, 2000

     $  3.75                 $   3.75             --        75,000            --            --        75,000            --
     $  6.00                 $   6.00        275,000        25,000            --            --       300,000       137,500
     $  6.87                 $   6.87             --        95,000            --        10,000        85,000            --
     $  7.00                 $   7.00             --        85,000            --        15,000        70,000            --
     $  7.13                 $   7.13             --       150,000            --       150,000            --            --
     $  7.81                 $   7.81             --        15,000            --            --        15,000            --
     $  6.00                 $  10.00        175,000            --            --       100,000        75,000        37,500
     $ 13.00                 $  13.00         50,000            --            --        22,500        27,500         6,875
     $ 13.56                 $  13.56        200,000            --            --       200,000            --            --
     $ 14.00                 $  14.00        230,000            --        25,000       205,000            --            --
     $ 14.50                 $  14.50        286,704            --            --        20,000       266,704        66,676
$6.00 to $15.00              $  15.00        697,950            --            --       626,325        71,625        28,782
     $ 15.88                 $  15.88         65,000            --            --        35,000        30,000         7,500
$6.00 to $15.00              $  20.00        300,000            --            --       300,000            --            --
$6.00 to $15.00              $  25.00        437,500            --            --       437,500            --            --
                                           ---------     ---------     ---------     ---------     ---------     ---------
                                           2,717,154       445,000        25,000     2,121,325     1,015,829       284,833
                                           =========     =========     =========     =========     =========     =========

YEAR ENDED DECEMBER 31, 1999

     $  5.00                 $   5.00          3,750            --         3,750            --            --            --
     $  6.00                 $   6.00        460,000            --       175,000        10,000       275,000        68,750
     $  6.00                 $  10.00        175,000            --            --            --       175,000        50,000
     $ 13.00                 $  13.00             --        50,000            --            --        50,000            --
     $ 13.56                 $  13.56             --       200,000            --            --       200,000            --
     $ 14.00                 $  14.00             --       230,000            --            --       230,000            --
     $ 14.50                 $  14.50             --       286,704            --            --       286,704        53,338
$6.00 to $15.00              $  15.00        809,200        75,000            --       186,250       697,950       406,050
     $ 15.88                 $  15.88             --        65,000            --            --        65,000            --
$6.00 to $15.00              $  20.00        100,000       200,000            --            --       300,000        25,000
$6.00 to $15.00              $  23.50         20,000            --            --        20,000            --            --
$6.00 to $15.00              $  25.00        515,000       140,000            --       217,500       437,500        78,750
                                           ---------     ---------     ---------     ---------     ---------     ---------
                                           2,082,950     1,246,704       178,750       433,750     2,717,154       681,888
                                           =========     =========     =========     =========     =========     =========

YEAR ENDED DECEMBER 31, 1998

     $ 0.65                 $    0.65        612,500            --       612,500                          --
     $ 5.00                 $    5.00             --       131,250        15,000       112,500         3,750
     $ 6.00                 $    6.00             --       500,000            --        40,000       460,000
     $ 6.00                 $   10.00             --       175,000            --            --       175,000
$6.00 to $15.00             $   15.00             --       859,200            --        50,000       809,200
$6.00 to $15.00             $   20.00             --       100,000            --            --       100,000
$6.00 to $15.00             $   23.50             --        20,000            --            --        20,000
$6.00 to $15.00             $   25.00             --       615,000            --       100,000       515,000
                                           ---------     ---------     ---------     ---------     ---------

                                             612,500     2,400,450       627,500       302,500     2,082,950
                                           =========     =========     =========     =========     =========






         We estimated the fair values of options granted during 2000, 1999 and 1998 using the Black-Scholes Model in 2000 and 1999 and the minimum value approach in 1998. Our stock volatility was 77% in 2000, 76% in 1999 and 110% in 1998. We assumed that our dividend yield

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)



was zero, as we do not pay cash dividends on our common shares. In addition, we assumed that our risk free interest rates were 5.8% to 6.6% in 2000, 6.0% in 1999 and 5.9% in 1998. The weighted average estimated fair values of employee stock options were $4.31 in 2000, $8.90 in 1999 and $5.23 in 1998. The estimated fair values of options granted were $1,812,105 in 2000, $10,190,236 in 1999 and $8,184,352 in 1998.

         STOCK BASED COMPENSATION

         We have adopted the disclosure only provisions for accounting for stock based compensation. Accordingly, we have not recorded any compensation costs for our stock options granted to employees. If we had recorded compensation expense for our grants of stock options based on the fair value of the options, our net loss from continuing operations would have increased to the pro forma net loss from continuing operations shown below.




                                                                Year ended December 31,
                                                  ---------------------------------------------------
                                                      2000                1999              1998
                                                  -------------      -------------      -------------
Net loss from continuing operations
         As reported                              $ (19,057,294)     $ (15,623,875)     $  (1,429,090)
         Pro forma                                $ (20,584,195)     $ (22,246,694)     $  (3,242,183)
Pro forma net loss per share                      $       (1.57)     $       (2.16)     $       (0.38)




13.      INCOME TAXES

         The components of our income tax provision (benefit) relating to continuing operations are shown below:




                                                     Year ended December 31,
                                        -------------------------------------------------
                                            2000              1999               1998
                                        -------------     -------------     -------------
Current provision (benefit)             $          --     $          --     $          --
Deferred tax provision (benefit)                   --           571,060          (304,562)
                                        -------------     -------------     -------------

Income tax provision (benefit)          $          --     $     571,060     $    (304,562)
                                        =============     =============     =============





         Our reconciliation of the federal income tax provision (benefit) relating to continuing operations at the statutory income tax rate to the actual income tax provision (benefit) is shown below:




                                                                     Year ended December 31,
                                                       ---------------------------------------------------
                                                           2000                1999              1998
                                                       -------------      -------------      -------------
Statutory federal tax rate                             $  (6,479,480)     $  (5,397,539)     $    (589,442)
State income taxes, net of federal tax benefit              (762,292)          (628,655)           (68,653)
Change in valuation allowance                              6,939,371          6,552,230            223,423
Other, primarily goodwill amortization                       302,401             45,024            130,110
                                                       -------------      -------------      -------------

                                                       $          --      $     571,060      $    (304,562)
                                                       =============      =============      =============

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)





         The following table reflects the sources of differences between the financial accounting and the tax bases of our assets and liabilities that give rise to the deferred tax assets and liabilities as of December 31, 2000 and 1999:




                                                            December 31,
                                                  --------------------------------
                                                       2000              1999
                                                  -------------      -------------
Deferred tax assets (liabilities):
       Allowance for doubtful accounts            $     231,743      $          --
       Intangible assets                                     --                 --
       Accrued expense                                3,411,509                 --
       Net operating loss carryforward                2,703,635          3,129,900
       Depreciation                                          --                 --
       Discontinued operations                       32,648,242          3,645,753
       Valuation allowance                          (38,995,129)        (6,775,653)
                                                  -------------      -------------

Net deferred tax asset                            $          --      $          --
                                                  =============      =============



         As of December 31, 2000 and 1999, our deferred tax assets include tax operating loss carryforward amounts of approximately $7,100,000 and $8,700,000, respectively, which are available to offset future taxable income through 2021. Our ability to realize the future benefit of such tax carryforward losses is dependent on our ability to generate future taxable income. Based on our past operating results, we have determined that we are not able to reasonably estimate when we will be able to realize the future benefit of our tax carryforward losses, and we have determined that it is more than likely that we will not be able to realize the future benefit of our tax carryforward loss during the foreseeable future. As a result, we have provided a full valuation allowance on our net deferred tax assets.

         The results of our discontinued operations for the years ended December 31, 2000, 1999 and 1998 included an income tax provision of zero for each year due to the net operating losses, for financial and tax reporting purposes, incurred by our discontinued operations.

14.      RELATED PARTY TRANSACTIONS

         ADVANCE TO AND LOANS FROM CHAIRMAN

         On December 30, 2000, we advanced $400,000 to our chairman as a short-term non-interest bearing loan. This advance was repaid in full on January 4, 2001. From May to June 2000, we obtained a loan of $1,800,000 from our chairman, which loan was repaid in full on June 30, 2000, including interest of $13,852.

         GUARANTEES AND COLLATERAL FROM CHAIRMAN AND VICE CHAIRMAN

         Our chairman has personally guaranteed the majority of our debt, except for our 10% debentures and our 12% notes. In addition, he has provided collateral with an approximate value of

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


$17,000,000 to our senior lenders, has provided collateral with an approximate value of $8,000,000 for our CIB Marine senior debt and has provided collateral with an approximate value of $500,000 for our Sanders bridge loan. Our vice chairman has personally guaranteed $20,000,000 of our senior credit facility and has provided $10,000,000 as collateral for our senior credit facility. We have not provided any compensation to either individual for their guarantees or collateral.

         OUTSOURCING AGREEMENT FOR INFORMATION SYSTEMS

         On October 31, 2000, we entered into an information services outsourcing agreement with ISN Software, a private company owned by an executive officer, whereby we agreed to pay $67,500 per month to cover information services support, office rent and telecommunications charges. In addition, we currently are leasing certain of our employees to ISN Software at our cost for these employees. During 2000, we charged ISN Software $76,983 relating to employee leasing and certain other operating costs, which amount was outstanding at December 31, 2000 and subsequently paid in February 2001.

         Additional related party transactions are disclosed in Notes 4, 6, 9, 10, 11, 12 and 15.

15.      COMMITMENTS AND CONTINGENCIES

         LEASES

         We lease certain buildings, machinery, equipment and automobiles under non-cancelable operating leases. Under certain of these leases, we are required to pay property taxes, insurance, repairs and other costs related to the leased property. At December 31, 2000, we were obligated for the following future minimum lease payments under non-cancelable lease agreements in excess of one year as follows: $1,219,000 in 2001; $1,080,000 in 2002; $761,000 in 2003;
$462,000 in 2004 and $484,000 in 2005 and future years. We incurred rent expense for all leases of our operations of $1,472,577 in 2000, $799,245 in 1999 and $604,413 in 1998.

         LITIGATION

         In March 2001, EarthCare and World Fuel Services settled a dispute in arbitration. EarthCare and World Fuel Services agreed to settle any known and unknown claims against each other. As part of such settlement, on April 12, 2001, we paid $1.75 million to WFS, which was fully accrued at December 31, 2000.

         In November 2000, EarthAmerica Houston, Inc., a company owned by Donald Moorehead, EarthCare's chairman, chief executive officer and a director, acquired all the tangible and intangible assets of Sewer Management, Inc. The intangible assets that were acquired included the rights to a lawsuit filed by Sewer Management, Inc. in the State of Texas relating to the use of the name EarthCare and its derivatives. We anticipated that this lawsuit would be dismissed.

         Except for the two matters described above, we are not involved in any material litigation matters at the time of the filing of this report. We become involved in claims, disputes and litigation matters during the ordinary course of our business. These matters typically involve litigation with current or former employees, customers, vendors and various governmental authorities. While we are currently involved in several matters like we just described, we do not

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)


believe that any of these matters individually or in the aggregate will have a material effect on our financial condition, results of operations or cash flows.

         EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with certain of our executive officers and other key employees. Our employment agreements run from one to three years and are generally renewable for an additional year at the end of each year. Our annual salary commitment to these executive officers and employees amounts to approximately $2,900,000. Upon an employee's termination without cause or, in the case of our executive officers upon a change in control of ownership of our Company, we are obligated to pay from one to three years' compensation to these individuals. During 1999, we recognized an aggregate of $338,000 in expense for salaries, stock options and other benefits associated with the termination of two executive officers. During 2000, we recognized $1,151,000 in expense associated with the termination of one executive officer and certain key employees.

         CLOSURE AND POST-CLOSURE LIABILITY

         We have financial commitments aggregating $708,000 for costs associated with the final closure and post-closure operation of our Solid Waste division's landfill site in Hillsborough County, Florida. We have obtained performance bonds from a surety company for these commitments as required by our operating permit with Hillsborough County.

16.      ENVIRONMENTAL REGULATIONS

         We are subject to extensive and evolving federal, state and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. In the normal course of business, we will make capital expenditures necessary to comply with the environmental laws and regulations. To the best of our knowledge, we are in compliance, in all material respects, with the environmental laws and regulations affecting our business.

         As part of our acquisition of IPC, which is part of our EarthLiquids division, we provided a reserve of approximately $2,800,000 to cover the estimated costs to resolve various environmental matters, including remediation costs. There has been no activity in this reserve during 2000.

                                EARTHCARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                   (Continued)




17.      ACCRUED LIABILITIES

         Our accrued liabilities consist of the following as of December 31, 2000 and 1999:




                                                            December 31,
                                                   -------------------------------
                                                       2000               1999
                                                   -------------     -------------
Payroll, bonuses, payroll taxes and benefits       $   1,299,086     $   1,275,627
Interest                                               2,623,235           428,806
Insurance                                              2,661,097           146,798
Severance, legal and indemnification                   2,129,344                --
Environmental matters                                  2,800,000                --
Accrual for loss on sale of EarthAmerica              30,453,044
Other                                                  3,829,806           955,964
                                                   -------------     -------------

Total accrued liabilities                          $  45,795,612     $   2,807,195
                                                   =============     =============






18.      QUARTERLY OPERATING RESULTS (UNAUDITED)

         Our unaudited quarterly operating results for the years ended December 31, 2000 and 1999 are shown below.





                                                                        Quarter ended
                                        ------------------------------------------------------------------------------
                                          December 31          September 30           June 30             March 31
                                        ---------------      ---------------      ---------------      ---------------
Year ended December 31, 2000

Revenues                                $    10,125,095      $    12,671,434      $    13,208,365      $    11,892,962

Operating loss                          $    (7,226,193)     $    (1,435,962)     $    (2,957,966)     $      (470,547)

Net loss                                $   (75,093,555)     $    (4,057,343)     $    (3,357,127)     $    (1,858,578)

Net loss per share *                    $         (5.20)     $         (0.30)     $         (0.27)     $         (0.16)

Weighted shares                              14,452,561           13,545,218           12,606,613           11,608,473


Year ended December 31, 1999

Revenues                                $    10,527,341      $    10,009,427      $    10,051,475      $     7,815,639

Operating income (loss)                 $   (13,547,957)     $       253,803      $       112,741      $       (46,319)

Net loss                                $   (15,482,112)     $      (336,164)     $      (266,240)     $      (274,843)

Net loss per share *                    $         (1.42)     $         (0.03)     $         (0.03)     $         (0.03)

Weighted shares                              10,923,210           10,487,586           10,162,162            9,698,531



* As a result of shares issued during each year, the aggregate loss per share for each year's four quarters does not equal the annual loss per share.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of EarthCare Company

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of EarthCare Company and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered recurring losses from operations and has a working capital and net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 2 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma

April 17, 2001, except for the subsequent event described in Note 4 as to which the date is January 7, 2002

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


BUSINESS

         EarthCare Company ("EarthCare") is a publicly traded company whose common stock is currently traded on the OTC Bulletin Board under the symbol "ECCO.OB". EarthCare and its subsidiaries are currently engaged in two non-hazardous waste divisions: our continuing Liquid Waste division and our discontinued EarthLiquids division that is expected to be sold by January 31, 2002. Our Liquid Waste division, which we renamed in October 2001 and is our former EarthAmerica division, provides non-hazardous liquid waste collection, processing, treatment, disposal, bulk transportation, pumping, plumbing and maintenance services from our operating locations in New York, New Jersey and Pennsylvania. Our EarthLiquids division provides non-hazardous used oil and oily wastewater recovery and treatment services in Florida, Delaware, Louisiana, Maryland, New Jersey and Pennsylvania. EarthLiquids also sells refined oil derived from used oil and oily wastewater. On January 8, 2002, we sold our Solid Waste division to General Waste Corporation, a private company wholly owned by Donald Moorehead, our chairman, chief executive officer and largest stockholder. Our former Solid Waste division provided collection, transfer and disposal of non-hazardous solid waste in Hillsborough County, Florida, the adjoining counties and Palm Beach County, Florida.

RECENT DEVELOPMENTS

         On January 8, 2002, we sold our Solid Waste division to General Waste Corporation, a private company wholly owned by Donald F. Moorehead, our chairman, chief executive officer and significant stockholder. Our former Solid Waste division provided collection, transfer and disposal of non-hazardous solid waste in Hillsborough County, Florida, the adjoining counties, and Palm and Broward counties in Florida. As part of this sale, we entered into a plan of reorganization and merger agreement with General Waste Corporation to sell our Solid Waste division. We sold the common stock of our wholly owned subsidiary, Earth Resource Management, Inc., and its two wholly owned subsidiaries, Earth Resource Management of South Florida, Inc. and EarthCare Acquisition Sub, Inc. to General Waste Corporation. In addition, we also sold our West Palm Beach, Florida real property to Fairgrounds Road Property, LLC, an affiliate of Raymond Cash, our former vice chairman and a significant stockholder, for $2.5 million in cash, in a transaction related to the sale of our Solid Waste division. These transactions resulted in a reduction in the amounts owed under our senior credit facility of $5 million, and the return to EarthCare of $12,615,000 in aggregate face value of our Series A preferred stock and $5,711,000 in principal amount of our 12% Subordinated Notes Due March 30, 2008. We sometimes refer to the 12% Subordinated Notes Due March 30, 2008 as "12% notes." General Waste Corporation also assumed $18,674,000 in other indebtedness of our Earth Resource Management subsidiaries, which subsidiaries comprised our Solid Waste division, and issued to EarthCare a warrant to acquire 8% of General Waste Corporation's common stock issued and outstanding as of the closing. The warrant is exercisable at $24.00 per share and may be exercised during the two-year period from January 8, 2004 to January 8, 2006. These transactions, which were approved by our senior lenders, did not require approval of our stockholders.

         As part of the sale of the Solid Waste division, we issued $3,289,000 of new 8% notes for an equal amount of 12% notes and $4,336,881 of new 8% debentures for an equal amount of 10% debentures to Donald Moorehead and his affiliates. The new 8% notes and 8% debentures were issued with terms similar to the 12% notes and the 10% debentures, with certain exceptions as

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


summarized in this paragraph. EarthCare's board of directors may, at its option, if EarthCare is unable to repay or refinance the 8% notes or 8% debentures by their respective due dates of March 30, 2008 and October 31, 2006, require the conversion of the 8% notes and 8% debentures into shares of EarthCare's common stock at a fixed conversion price of $1.00 per share. In addition, the conversion price for the 8% debentures is fixed at $1.00 per share.

         On January __, 2002, we signed a definitive agreement to sell our EarthLiquids division to US Filter Recovery Systems (Mid-Atlantic), Inc. ("USFilter") for $35.0 million in cash at closing and up to $5.0 million in additional consideration contingent on the future price of oil products sold by the EarthLiquids division. As of November 30, 2001, we estimate that there will be a $4.6 million working capital adjustment that will result in a decrease to the purchase price. In addition, we may receive additional contingent payments of up to $5 million to the extent that the price of oil products sold by the EarthLiquids locations exceeds $0.50 per gallon in the two years after the sale and $0.56 in the third year after the sale. USFilter will hold back approximately $3.8 million of the purchase price for one year after the closing of the sale to satisfy certain indemnification obligations, including indemnification for expenses related to compliance with environmental matters, should they arise. We expect that we will complete this transaction by the end of January 2002, subject to normal terms and conditions, including completion of due diligence, stockholder approval and debenture holder approval. Donald Moorehead, our chairman, chief executive officer and largest stockholder, Raymond Cash, our former vice chairman and second largest stockholder, and certain significant stockholders have orally indicated that they will vote in favor of this transaction. We have received oral commitments to vote over 56% of our common and preferred stock in favor of this transaction.

         On November 13, 2001, we executed a fifth amendment to our senior credit facility. As part of the agreed upon terms for the fifth amendment, we are required to comply with certain covenants, including the following:

     o Maintaining monthly EBITDA (earnings before interest, taxes, depreciation and amortization) for all of our operations, of $300,000 beginning October 2001, with the minimum monthly EBITDA requirement to be adjusted following the sale of our EarthLiquids and Solid Waste divisions,

     o    Completing the sale of our EarthLiquids division by December 31, 2001,

     o Completing the sale of our Solid Waste division by December 31, 2001, and

     o    Completing the sale of our Liquid Waste division by April 30, 2002.

         Since we are required to use the proceeds from the sale of our divisions and the proceeds from any refinancing of our senior credit facility to repay our senior credit facility and since we expect those events to be completed during the next twelve months, we have classified the outstanding balance under our senior credit facility as a current liability. If we are unable to complete the sale of our divisions by the dates required by the fifth amendment, we will have to seek an amendment to our senior credit facility or seek other financing to repay our senior credit facility. Other sources of financing might include refinancing our senior credit facility, seeking new debt or equity financing or seeking other buyers for our divisions. We may not be able to complete the sale of our EarthLiquids division and we may not be able to obtain debt or equity financing to replace our senior credit facility on satisfactory terms or at all. If we are unable to refinance our senior credit facility, we will be required to sell all the components of our newly formed Liquid Waste division, which would be our only remaining operating division following the sale of our EarthLiquids division. We do not expect that the proceeds obtainable at this time from the sale of the EarthLiquids division, together with the sale of the Liquid Waste division,

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


would be sufficient to retire all existing indebtedness of EarthCare and its subsidiaries. Accordingly, if we were unable to obtain debt or equity financing to repay our senior credit facility, we may be unable to maintain our operations, resulting in the liquidation of EarthCare.

         In the fifth amendment, our senior lenders also waived our lack of compliance with certain restrictive covenants in the fourth amendment to our senor credit facility, including the monthly EBITDA requirement, the requirement to sell certain of our divisions by certain dates and the requirement that Donald Moorehead and Raymond Cash provide certain minimum levels of collateral.

         We have not paid our senior lenders $800,000 in fees and approximately $350,000 in deferred interest, which amounts were due on the earlier of December 31, 2001 or when we sold our EarthLiquids division. As part of the fifth amendment, our senior lenders agreed to defer the payment of the fees and all deferred interest until December 31, 2001. We have informed our senior lenders that we expect to close the sale of our EarthLiquids division shortly after the special meeting of stockholders in February 2002. Our senior lenders have orally agreed to waive the deadline for selling our EarthLiquids division until that time and to defer the payment of the fees and all deferred interest until the sale of our EarthLiquids division is completed.

         Our failure to comply with our senior credit facility could allow our senior lenders to accelerate the date for repayment of all amounts incurred under our senior credit facility, which would materially and adversely affect our business and your investment in our stock.

         On January 4, 2002, we completed the sale of the assets of our portable toilet services line of business in New York to a private company for $225,000 in cash, which was used to pay down our senior credit facility.

         On October 30, 2001, we completed the sale of the assets of our former EarthAmerica division's service centers in Houston and Dallas, Texas, Atlanta, Georgia and Orlando, Florida to two affiliates of Heritage Propane for $4.0 million in cash. As part of this sale, $1.5 million in cash was held back pending the resolution of certain working capital matters and for general claims. In addition, in connection with that sale, we changed the name of our EarthAmerica division to the Liquid Waste division.

         On October 11, 2001, our board of directors approved the sale of our Solid Waste division to General Waste Corporation, the sale of our EarthLiquids division to USFilter, and the sale of certain assets and operations of former EarthAmerica division's service centers in the Southern United States to two affiliates of Heritage Propane Partners. L.P. In addition, our board of directors decided that the Liquid Waste division, which currently comprises our service centers in Deer Park, New York, Vernon, New Jersey and Eagle, Pennsylvania, and our corporate office will comprise our continuing operations and that the Liquid Waste division would not be sold. The Liquid Waste division had previously been reported as a discontinued operation, as a component of our former EarthAmerica division. We have restated our historical financial statements to present our Liquid Waste division and our corporate office as continuing operations and to present our EarthLiquids division and our former Solid Waste and Allen Tate divisions as discontinued operations.

         Following the sale of our EarthLiquids division, we expect to have approximately $20.0 million of debt outstanding under our senior credit facility with annual interest expense, payable monthly, of approximately $2.0 million. We currently pay interest monthly under our senior

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


credit facility at the rate of prime (4.75% at January 9, 2002) plus 1.5%. Additional interest payable of 1.5% has been deferred until the sale of our EarthLiquids division. In addition, we are obligated to pay the interest on $10.0 million of notional debt at a fixed rate of 7.35% less the LIBOR rate, or at a net rate of 5.27% for the three months ended March 2, 2002, under the terms of a fixed rate interest swap contract that expires in May 2003. During the third quarter of 2001, we recorded a charge to interest expense for $809,000 to recognize the estimated fair market value of this derivative instrument. The cash flow from the Liquid Waste division is expected to be sufficient during 2002 to cover interest payments on our senior credit facility and to cover our corporate costs.

         Prior to April 30, 2002, we intend to attempt to refinance our remaining indebtedness under our senior credit facility and retain our Liquid Waste division. We cannot assure you that we will sell our Solid Waste division or our EarthLiquids division, or that we will obtain debt or equity financing to replace our senior credit facility on satisfactory terms or at all. If we are unable to refinance our senior credit facility, we will be required to sell all remaining components of our Liquid Waste division, which would be our only remaining operating division following the sale of our EarthLiquids division. We do not expect that the proceeds obtainable at this time from the sale of the EarthLiquids division would be sufficient to retire all existing indebtedness of EarthCare and its subsidiaries. Accordingly, if we were unable to obtain debt or equity financing to replace our senior credit facility, you would lose all of your investment in our common stock.

         Our articles of incorporation currently authorize the issuance of 70,000,000 shares of common stock. As of January 9, 2002, we had issued and outstanding 22,780,125 shares of common stock and 300,000 shares of Series A preferred stock. In addition, a total of 902,329 shares of common stock are reserved for issuance under our stock-based compensation plans. We also have a number of commitments to issue common stock in connection with our 10% debentures, our 12% notes, Series A preferred stock, bridge loans and warrants. Based on the foregoing, as of January 9, 2002, we have outstanding, or are presently obligated to issue, up to an aggregate of 122,679,606 shares of common stock, or more than 52,000,000 shares in excess of the number of shares authorized by our certificate of incorporation. An increase in our authorized capital requires an amendment to our certificate of incorporation, which must be approved by our stockholders. If the proposed amendment to our certificate of incorporation is not approved, we may be forced to default on some of our obligations to issue common stock, which could accelerate the obligations to reduce debt and result in lawsuits against EarthCare. In addition, if we do not increase the number of shares available for issuance, we will not be able to issue common stock in the future to fund our operations or future obligations.

         Effective September 1, 2001, we completed the sale of our septic services line of business in Orlando, Florida to Seagraves Septic, LLC for $25,000 in cash and $625,000 in a note receivable, payable by Seagraves Septic over five years. One of the two owners of Seagraves Septic was the general manager of EarthAmerica's Orlando service center, which was sold on October 30, 2001. In addition, we subleased the office space and truck maintenance facility in Orlando, Florida to Seagraves Septic. The owners of Seagraves Septic have personally guaranteed the note receivable and the sublease contract.

         On August 8, 2001, we completed the sale of our plumbing and industrial pumping businesses in Georgia to a private company, Tempered Air Systems, and a private individual, John Hulsey, for $1.0 million in cash and a $300,000 note payable. In addition, we obtained a

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


release from Mr. Hulsey from his employment contract and his contingent consideration agreement.

         During the second quarter of 2001, we were contacted by representatives from two strategic buyers each interested in acquiring our bulk hauling line of business in Eagle, Pennsylvania, and our service center in Deer Park, New York. Letters of intent to acquire these businesses were signed on April 17 and May 8, 2001 for the Deer Park and Eagle service centers, respectively. On August 27, 2001, the strategic buyer interested in the Deer Park service center indicated that they were no longer interested in buying our Deer Park service center. We have terminated negotiations with the strategic buyer interested in our Eagle service center.

         In February 2001, we sold the assets of our Pompano Beach, Florida service center to RGR Environmental, a private company owned by the former owners of this service center, for $950,000 in cash. We used the cash proceeds to pay down our senior credit facility.

         During the fourth quarter of 2000, we sold our environmental compliance software company, Allen Tate Commercial Software, to a private company owned by William Addy, a director and one of our former executive officers.

         Our common stock was delisted from the Nasdaq National Market on June 5, 2001, because, among other reasons, our common stock had not traded above the minimum $5 bid price, did not have a current market capitalization exceeding $35 million, and had not had a market value for shares held by non-affiliates exceeding $15 million.

         On April 2, 2001, we acquired the equipment and intangible assets of Palm Carting, Inc., a non-hazardous solid waste collection company located in Palm Beach County, Florida for $350,000 in cash and future consideration of up to $250,000 to be paid in shares of our common stock if certain revenue targets are met, with the number of shares based upon the closing price of our common stock on the dates of measurement. In addition, we assumed $1.1 million of existing notes payable for equipment.

         On March 5, 2001, we entered in to an agreement to acquire all of the outstanding shares of LandComp Corporation, which owns and operates a solid waste landfill in LaSalle County, Illinois. As an inducement to enter into this transaction, we loaned $1,055,000 to LandComp and agreed to a series of option payments that gave EarthCare the right to complete this acquisition by the end of September 2001, which amounted to $845,000 as of September 30, 2001. We were not able to complete this transaction by September 30, 2001. Following negotiations with the shareholders of LandComp during the fourth quarter of 2001, the shareholders of LandComp informed us that they were canceling the agreement with EarthCare to acquire all of the outstanding shares of LandComp. We wrote off the value of these option payments to selling, general and administrative expense during the third quarter of 2001.

         Our independent accountants have expressed substantial doubt about our ability to continue as a going concern. We believe that EarthCare is a going concern. Until recently, we believed that we had implemented a plan that would allow us to continue as a going concern focused on the solid waste industry. We currently have plans to continue as a going concern in the liquid waste industry, which plans include improving the cash flow from operations and reducing our debt level by the following actions: (i) reducing the operating expenses, including the integration of certain management and administrative functions; (ii) managing working capital to improve cash flow from operating activities; (iii) selling our EarthLiquids and Solid

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


Waste divisions; (iv) refinancing certain existing debt; and (v) raising additional debt and equity capital.

         As indicated above, prior to April 30, 2002, we now intend to attempt to refinance our remaining indebtedness under our senior credit facility and retain our Liquid Waste division.

RESULTS OF OPERATIONS

         We are presenting our discussion of the results of operations separately for the continuing operations, our Liquid Waste division and our corporate office, and our discontinued operations, our EarthLiquids division and our former Solid Waste and Allen Tate divisions.

         CONTINUING OPERATIONS - LIQUID WASTE DIVISION AND CORPORATE OFFICE

         NINE MONTHS ENDED SEPTEMBER 30, 2001 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 2000

         We have presented below a summary of the historical operating results for the Liquid Waste division for the nine months ended September 30, 2001 and 2000:




                                                      Nine months ended September 30,                          Change
                                         ---------------------------------------------------------    ---------------------------
                                                                                                                       As a % of
                                                         As a % of                     As a % of                         2000
                                             2001         revenue           2000        revenue          Amount         amount
                                         ------------  ------------     ------------  ------------    ------------   ------------
Revenues                                 $ 30,282,540         100.0%    $ 37,718,761         100.0%   $ (7,436,221)         (19.7)%

Expenses:
   Cost of operations                      20,335,463          67.2%      24,809,933          65.8%     (4,474,470)         (18.0)%
   Selling, general and administrative     12,150,907          40.1%      15,152,808          40.2%     (3,001,901)         (19.8)%
   Depreciation and amortization            2,866,567           9.5%       2,620,495           6.9%        246,072            9.4%
                                         ------------                   ------------                  ------------
      Operating expenses                   35,352,937         116.7%      42,583,236         112.9%     (7,230,299)         (17.0)%
                                         ------------                   ------------                  ------------

Operating loss                             (5,070,397)        (16.7)%     (4,864,475)        (12.9)%      (205,922)           4.2%

Interest expense                            8,011,591          26.5%       4,750,927          12.6%      3,260,664           68.6%
                                         ------------                   ------------                  ------------

Loss from continuing operations          $(13,081,988)        (43.2)%   $ (9,615,402)        (25.5)%  $ (3,466,586)          36.1%
                                         ============                   ============                  ============




         Our revenues for 2001 decreased by $7.5 million. We increased our revenue by $1.1 million due to the acquisition of our service center in Vernon, New Jersey. As a result of the sales of our service centers in Pompano, Florida and Gainesville, Georgia and the sale of our septic services line of business in Orlando, Florida, our revenues decreased by $3.5 million. Our revenues from our existing operations decreased by $5.1 million, with the increases (decreases) by line of business shown below:

            o Septic pumping                            $ (3.1) million
            o Restaurant services                       $  2.2 million
            o Plumbing and construction                 $ (4.5) million
            o Bulk transfer                             $ (0.3) million
            o Other pumping services                    $  0.6 million

During 2001, we continued to see reduced demand for our septic pumping services from residential customers. While we believe that this may be in part due to lingering effects from ineffective yellow page advertising programs implemented in 2000 and modified in 2001, we also changed our business strategy in 2001 for this line of business. We eliminated our sales and

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


marketing force that was responsible for this line of business and focused on handling in bound calls from customers and on contacting customers by mail for renewal of their bi-annual or tri-annual residential pumping services. During 2001, we focused our direct sales force at our restaurant services line of business and significantly increased the number of national, regional and local restaurant and food service customers. Our plumbing and construction business declined as we have focused this line of business on projects that meet our profitability targets. Our revenues from our bulk hauling line of business declined based on lower volumes, primarily in our Eagle, Pennsylvania market. In addition, we increased our suction vacuum pumping services to commercial customers in 2001.

         Our cost of operations increased by 11% due to changes in the mix of pumping services we provided and also to higher insurance, labor and fuel costs. Our costs of operations in dollars declined during 2001 as a result of lower revenue, lower volumes of gallons pumped and lower job costs for plumbing and construction projects. Our selling, general and administrative expenses decreased in dollars and remained relatively constant as a percentage of revenue. Our selling, general and administrative costs declined during 2001 due primarily to the non-recurrence of a $2.5 million charge recorded during the second quarter of 2000 for asset recovery, severance and litigation costs. Our selling, general and administrative costs for the Liquid Waste division remained relatively constant. We experienced a decrease in these costs as a result of the sale of our service centers and lines of business in 2001 offset by an increase in these costs from the acquisition of our Vernon service center.

         Our depreciation and amortization expense increased in 2001 due to the acquisition of our Vernon service center and due to new equipment acquired in 2000 and 2001. The table shown above does not include the reversal of our loss from the operating results of the Liquid Waste division for the second and third quarters of 2001, while such reversal of $1,911,773 is included in our consolidated statement of operating results for 2001.

         THREE MONTHS ENDED SEPTEMBER 30, 2001 VERSUS THREE MONTHS ENDED SEPTEMBER 30, 2000

         We have presented below a summary of the historical operating results for the Liquid Waste division for the three months ended September 30, 2001 and 2000:




                                                     Three months ended September 30,                             Change
                                        ---------------------------------------------------------     ---------------------------
                                                                                                                       As a % of
                                                        As a % of                      As a % of                         2000
                                            2001        revenue            2000        revenue           Amount         amount
                                        ------------  ------------     ------------  ------------     ------------   ------------
Revenues                                $  9,094,694         100.0%    $ 12,617,434         100.0%    $ (3,522,740)         (27.9)%

Expenses:
   Cost of operations                      6,249,355          68.7%       8,701,718          69.0%      (2,452,363)         (28.2)%
   Selling, general and administrative     4,192,513          46.1%       4,426,209          35.1%        (233,696)          (5.3)%
   Depreciation and amortization           1,880,383          20.7%         925,469           7.3%         954,914          103.2%
                                        ------------                   ------------                   ------------
      Operating expenses                  12,322,251         135.5%      14,053,396         111.4%      (1,731,145)         (12.3)%
                                        ------------                   ------------                   ------------

Operating loss                            (3,227,557)        (35.5)%     (1,435,962)        (11.4)%     (1,791,595)         124.8%

Interest expense                           3,711,838          40.8%       1,977,623          15.7%       1,734,215           87.7%
                                        ------------                   ------------                   ------------

Loss from continuing operations         $ (6,939,395)        (76.3)%   $ (3,413,585)        (27.1)%   $ (3,525,810)         103.3%
                                        ============                   ============                   ============

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         Our revenues for 2001 decreased by $3.5 million. As a result of the sales of our service centers in Pompano, Florida and Gainesville, Georgia and the sale of our septic services line of business in Orlando, Florida, our revenues decreased by $2.4 million. Our revenues from our existing operations decreased by $1.1 million, with the increases (decreases) by lines of business as shown below:

            o Septic pumping                            $ (0.5) million
            o Restaurant services                       $  0.6 million
            o Plumbing and construction                 $ (1.1) million
            o Bulk transfer                             $ (0.3) million
            o Other pumping services                    $  0.2 million

During 2001, we continued to see reduced demand for our septic pumping services from residential customers. While we believe that this may be in part due to lingering effects from ineffective yellow page advertising programs implemented in 2000 and modified in 2001, we also changed our business strategy in 2001 for this line of business. We eliminated our sales and marketing force that was responsible for this line of business and focused on handling in bound calls from customers and on contacting customers by mail for renewal of their bi-annual or tri-annual residential pumping services. During 2001, we focused our direct sales force at our restaurant services line of business and significantly increased the number of national, regional and local restaurant and food service customers. Our plumbing and construction business declined as we have focused this line of business on projects that meet our profitability targets. Our revenues from our bulk hauling line of business declined based on lower volumes, primarily in our Eagle, Pennsylvania market. In addition, we increased our suction vacuum pumping services to commercial customers in 2001.

         Our cost of operations remained relatively constant as a percentage of revenue. Our costs of operations declined in dollar amount due to the sales of our service centers in Pompano, Florida and Gainesville, Georgia during 2001 and due to the lower level of pumping services and fewer plumbing and construction jobs during 2001. We continue to review our operating cost structure with a goal towards reducing our operating costs. Our selling, general and administrative expenses increased both by 11.0% as a percentage of revenue and declined by $0.2 million. Our selling, general and administrative costs for our Liquid Waste division increased $0.2 million primarily as a result of increased personnel costs associated with an expansion of our sales and marketing force at our Vernon service center. Our corporate general and administrative costs decreased by $0.6 million primarily due to costs for executive personnel who were not employees for all or part of 2000 or did not receive a salary in 2000 and in part due to severance and termination costs and higher insurance costs.

         Our depreciation and amortization expense increased in 2001 due to the acquisition of our Vernon service center and due to new equipment acquired in 2000 and 2001. The table shown above does not include the reversal of our loss from the operating results of the Liquid Waste division for the third quarter of 2001, while such reversal of $1,322,657 is included in our consolidated statement of operating results for 2001.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         YEAR ENDED DECEMBER 31, 2000 VERSUS YEAR ENDED DECEMBER 31, 1999

         We have presented below a summary of the historical operating results for the Liquid Waste division for the years ended December 31, 2000 and 1999:




                                                    Year ended December 31,
                               -------------------------------------------------------------
                                           2000                             1999                   Change from 1999 to 2000
                               ----------------------------     ----------------------------     ----------------------------
                                                                                                                    As a
                                                   As a                                              As a         percentage
                                                percentage                                        percentage        of 1999
                                  Amount        of revenue         Amount        of revenue         Amount          amount
                               ------------    ------------     ------------    ------------     ------------    ------------
Revenues                       $ 47,897,856           100.0%    $ 38,403,882           100.0%    $  9,493,974            24.7%

Operating expenses:
    Cost of operations           32,680,272            68.2%      25,409,930            66.2%       7,270,342            28.6%
    Selling, general and
       administrative            20,361,468            42.5%      12,633,590            32.9%       7,727,878            61.2%
    Depreciation and
       amortization               3,596,210             7.5%       2,327,094             6.1%       1,269,116            54.5%
                               ------------                     ------------                     ------------
    Operating
       expenses                  59,988,524           125.2%      51,631,614           134.4%       8,356,910            16.2%
                               ------------                     ------------                     ------------

Operating loss                  (12,090,668)          (25.2)%    (13,227,732)          (34.4)%      1,137,064            (8.6)%

Interest expense                  6,437,627            13.4%       1,625,590             4.2%       4,812,037           296.0%
Other (income)
    expense                         528,999             1.1%         199,493             0.5%         329,506           165.2%
                               ------------                     ------------                     ------------

Loss from
    continuing
    operations                 $(19,057,294)          (39.8)%   $(15,052,815)          (39.2)%   $ (4,004,479)           26.6%
                               ============                     ============                     ============




         The changes in the operating results from the year ended December 31, 1999 to the year ended December 31, 2000 were significantly affected by the timing of our acquisitions of the companies that formed our service centers in Vernon, New Jersey in 2000 and in Eagle, Pennsylvania, Dallas, Texas and Austell and Gainesville, Georgia in 1999. For a more detailed description of these acquisitions, please read Note 6 to our financial statements for the years ended December 31, 2000, 1999 and 1998 included elsewhere in this proxy.

         We increased our revenue in 2000 by $9.5 million. We increased our revenue by $14.4 million as a result of our acquisitions. Our revenues from our existing operations during 2000 declined by $4.9 million due to increases (decreases) in the following lines of business:

            o Septic pumping                            $ (2.0) million
            o Restaurant services                       $  0.2 million
            o Plumbing and construction                 $ (3.5) million
            o Other services                            $  0.4 million

         During 2000, we suffered a decline in septic and plumbing revenue as a result of an ineffective yellow page advertising program implemented in 2000. Our plumbing and construction business also declined due to our efforts to focus on generating recurring revenue from the septic and restaurant lines of business, while de-emphasizing the plumbing and

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


construction business. In addition, significant turnover in service center management and supervisory personnel negatively affected our plumbing business.

         We increased our cost of operations in 2000 by $7.3 million primarily as a result of our acquisitions. Our selling, general and administrative costs in 2000 increased by $7.7 million due primarily to our acquisitions. In addition, during the second quarter of 2000 we recorded a $2.5 million charge for asset recovery, severance and litigation costs. Our depreciation and amortization expense increased as a result of our acquisitions and our capital expenditures for new trucks and trailers.

         YEAR ENDED DECEMBER 31, 1999 VERSUS YEAR ENDED DECEMBER 31, 1998

         We have presented below a summary of the historical operating results for the Liquid Waste division for the years ended December 31, 1999 and 1998:




                                                 Year ended December 31,
                               -------------------------------------------------------------
                                           1999                            1998                    Change from 1998 to 1999
                               ----------------------------     ----------------------------     ----------------------------
                                                                                                                    As a
                                                  As a                             As a                           percentage
                                                percentage                       percentage                        of 1998
                                  Amount        of revenue         Amount        of revenue         Amount         amount
                               ------------    ------------     ------------    ------------     ------------    ------------
Revenues                       $ 38,403,882           100.0%    $ 25,690,672           100.0%    $ 12,713,210            49.5%

Operating expenses:
    Cost of operations           25,409,930            66.2%      17,907,036            69.7%       7,502,894            41.9%
    Selling, general and
       administrative            12,633,590            32.9%       7,509,375            29.2%       5,124,215            68.2%
    Depreciation and
       amortization               2,327,094             6.1%       1,348,357             5.2%         978,737            72.6%
                               ------------                     ------------                     ------------
    Operating
       expenses                  51,631,614           134.4%      26,764,768           104.2%      24,866,846            92.9%
                               ------------                     ------------                     ------------

Operating loss                  (13,227,732)          (34.4)%     (1,074,096)           (4.2)%    (12,153,636)         1131.5%

Interest expense                  1,625,590             4.2%         657,455             2.6%         968,135           147.3%
Other (income)
    expense                         199,493             0.5%           2,101             0.0%         197,392          9395.1%
                               ------------                     ------------                     ------------

Loss from
    continuing
    operations                 $(15,052,815)          (39.2)%   $ (1,733,652)           (6.7)%   $(13,319,163)          768.3%
                               ============                     ============                     ============




         The changes in the operating results from the year ended December 31, 1998 to the year ended December 31, 1999 were significantly affected by the timing of our acquisitions of the companies that formed our service centers in Deer Park, New York, Orlando and Pompano, Florida and Austell, Georgia in 1998 and Eagle, Pennsylvania, Austell and Gainesville, Georgia and Dallas, Texas in 1999. For a more detailed description of these acquisitions, please read Note 6 to our financial statements for the years ended December 31, 2000, 1999 and 1998 included elsewhere in this proxy. The changes in our revenue, operating costs and selling, general and administrative costs are primarily the result of the companies we acquired in 1999 and 1998.

         During the fourth quarter of 1999, we recorded an impairment loss to write off the intangible assets of our Orlando, Pompano and Austell service centers. Depreciation and

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


amortization expense increased as a result of our acquisitions and our capital expenditures in 1999 and 1998.

         DISCONTINUED OPERATIONS - EARTHLIQUIDS DIVISION

         NINE MONTHS ENDED SEPTEMBER 30, 2001 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 2000

         We have presented below a summary of the historical operating results for the EarthLiquids division for the nine months ended September 30, 2001 and 2000:




                                                           Nine months ended September 30,                        Change
                                              ------------------------------------------------------    --------------------------
                                                                                                                        As a % of
                                                             As a % of                    As a % of                      2000
                                                  2001        revenue         2000         revenue        Amount         amount
                                              -----------   -----------    -----------   -----------    -----------    -----------
Revenues                                      $28,662,373         100.0%   $26,677,193         100.0%   $ 1,985,180           7.4%

Expenses:
    Cost of operations                         19,215,806          67.0%    17,286,278          64.8%     1,929,528          11.2%
    Selling, general and administrative         4,459,294          15.6%     4,813,249          18.0%      (353,955)         (7.4)%
    Depreciation and amortization                 740,470           2.6%     1,958,359           7.3%    (1,217,889)        (62.2)%
                                              -----------                  -----------                  -----------
       Operating expenses                      24,415,570          85.2%    24,057,886          90.2%       357,684           1.5%
                                              -----------                  -----------                  -----------

Operating income                                4,246,803          14.8%     2,619,307           9.8%     1,627,496          62.1%

Interest expense                                2,371,986           8.3%     2,476,185           9.3%      (104,199)         (4.2)%
                                              -----------                  -----------                  -----------

Income (loss) from discontinued operations    $ 1,874,817           6.5%   $   143,122           0.5%   $ 1,731,695        1209.9%
                                              ===========                  ===========                  ===========




         Revenue for the EarthLiquids division increased by $2.0 million, which consisted of a $3.5 million increase as a result of our acquisition of International Petroleum Corporation effective February 1, 2000 and a $1.5 million decrease from EarthLiquids operating activities. During 2001, the volume of oil that we sold decreased by 7.7 million gallons or 19.8%, while the average price per gallon of the oil sold increased by $0.15 per gallon or 36.8%. Our cost of operations increased by $1.9 million, which consisted of an increase of $2.6 million relating to our acquisition of International Petroleum Corporation and a decrease of $0.7 million due primarily to the lower volume of oil sales. As a percentage of revenue, our operating costs increased by 3.2% primarily as a result of the increased cost of oil purchases, and in part as a result of higher labor, fuel and insurance costs. Our selling, general and administrative costs declined by $0.3 million, which consisted of a $0.3 million increase due to the acquisition of International Petroleum Corporation and a reduction of $0.6 million primarily from integration of the operations of the Magnum and International Petroleum Corporation companies.

         Our depreciation and amortization expense was lower in 2001 because of the accounting for the discontinued operations of this division. We have not recorded any depreciation and amortization expense since March 31, 2001, the measurement date for the sale of this division. Interest expense for 2001 is lower than for 2000 as a result of a change in the method of allocating interest expense in 2001 among continuing and discontinued operations.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         THREE MONTHS ENDED SEPTEMBER 30, 2001 VERSUS THREE MONTHS ENDED SEPTEMBER 30, 2000

         We have presented below a summary of the historical operating results for the EarthLiquids division for the three months ended September 30, 2001 and 2000:




                                                         Three months ended September 30,                        Change
                                             ------------------------------------------------------    --------------------------
                                                                                                                        As a % of
                                                            As a % of                    As a % of                        2000
                                                 2001        revenue          2000        revenue        Amount          amount
                                             -----------   -----------    -----------   -----------    -----------    -----------
Revenues                                     $ 8,461,422         100.0%   $ 9,436,522         100.0%   $  (975,100)         (10.3)%

Expenses:
    Cost of operations                         5,690,686          67.3%     6,167,486          65.4%      (476,800)          (7.7)%
    Selling, general and administrative        1,415,354          16.7%     1,569,877          16.6%      (154,523)          (9.8)%
    Depreciation and amortization                     --           0.0%       688,369           7.3%      (688,369)        (100.0)%
                                             -----------                  -----------                  -----------
       Operating expenses                      7,106,040          84.0%     8,425,732          89.3%    (1,319,692)         (15.7)%
                                             -----------                  -----------                  -----------

Operating income                               1,355,382          16.0%     1,010,790          10.7%       344,592           34.1%

Interest expense                                 731,337           8.6%       839,143           8.9%      (107,806)         (12.8)%
                                             -----------                  -----------                  -----------

Income (loss) from discontinued operations   $   624,045           7.4%   $   171,647           1.8%   $   452,398          263.6%
                                             ===========                  ===========                  ===========




         Revenue for the EarthLiquids division decreased by $1.0 million, primarily as a result of an increase in the volume of oil sold of 0.4 million gallons offset by a reduction in the average price of oil sold by $0.09 per gallon or 16.3%. As a percentage of revenue, our operating costs increased by 1.9% primarily as a result of the increased cost of oil purchases. Our selling, general and administrative costs declined by $0.2 million, primarily due to reductions in personnel.

         Our depreciation and amortization expense was lower in 2001 because of the accounting for the discontinued operations of this division. We have not recorded any depreciation and amortization expense since March 31, 2001, the measurement date for the sale of this division. Interest expense for 2001 is lower than for 2000 as a result of a change in the method of allocating interest expense in 2001 among continuing and discontinued operations.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         YEAR ENDED DECEMBER 31, 2000 VERSUS YEAR ENDED DECEMBER 31, 1999

         We have presented below a summary of the historical operating results for the EarthLiquids division for the years ended December 31, 2000 and 1999.



                                                Year ended December 31,
                                 -------------------------------------------------------
                                           2000                         1999                Change from 1999 to 2000
                                 -------------------------    --------------------------    -------------------------
                                                                                                              As a
                                                   As a                          As a                      percentage
                                                percentage                    percentage                    of 1999
                                   Amount       of revenue       Amount       of revenue       Amount        amount
                                 -----------   -----------    -----------    -----------    -----------   -----------
Revenues                         $36,735,909         100.0%   $ 3,128,673          100.0%   $33,607,236        1074.2%

Operating expenses:
   Cost of operations             24,170,842          65.8%     1,910,565           61.1%    22,260,277        1165.1%
   Selling, general and
       administrative              5,960,241          16.2%       760,497           24.3%     5,199,744         683.7%
   Depreciation and
       amortization                2,800,280           7.6%       238,812            7.6%     2,561,468        1072.6%
                                 -----------                  -----------                   -----------
   Operating
       expenses                   32,931,363          89.6%     2,909,874           93.0%    30,021,489        1031.7%
                                 -----------                  -----------                   -----------

Operating income                   3,804,546          10.4%       218,799            7.0%     3,585,747        1638.8%

Interest expense                   3,301,523           9.0%       562,981           18.0%     2,738,542         486.4%
Other (income)
   expense                                --           0.0%            --            0.0%            --           n/a
                                 -----------                  -----------                   -----------

Income (loss) from
   discontinued
   operations                    $   503,023           1.4%   $  (344,182)        (11.0)%    $   847,205       (246.2)%
                                 ===========                  ===========                   ===========




         Overall, the majority of the change in the operating results is due to our acquisition of the International Petroleum Corporation companies on February 15, 2000 and the acquisition of the Magnum Environmental Services companies on September 1, 1999. Our revenue increased by $27.7 million as a result of our acquisition of IPC and by $6.8 million as a result of our acquisition of Magnum. Magnum's revenue for the last four months of 2000 declined by $0.9 million as compared to the same period in 1999 due to lower volumes of used oil and oily wastewater collected and lower volumes of refined oil products sold. Our cost of operations increased by $22.7 million as a result of these acquisitions, while our operating costs declined $0.4 million for the last four months of 2000, as compared to same period in 1999, due in part to the integration of the IPC and Magnum operations and in part to the lower volumes of oil products collected and sold by Magnum. Our selling, general and administrative expenses increased by $4.6 million as a result of our acquisitions. The remainder of the increase in the selling, general and administrative expenses was primarily the result of adding division management and sales personnel as we formed our EarthLiquids division.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         DISCONTINUED OPERATIONS - SOLID WASTE DIVISION

         NINE MONTHS ENDED SEPTEMBER 30, 2001 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 2000

         We have presented below a summary of the historical operating results for the Solid Waste division for the nine months ended September 30, 2001 and of the pro forma operating results for the Solid Waste division for the nine months ended September 30, 2000. The pro forma operating results for 2000 consist of the historical operating results of Liberty Waste, Inc., the company that we acquired in December 2000 that became our Solid Waste division. The pro forma results of operations include the following adjustments to the historical operating results:

     o Elimination of the management fee expense related to management fees paid to EarthCare,

     o Adjustments to goodwill amortization as if we had acquired Liberty Waste on January 1, 2000.




                                                             Nine months ended September 30,                         Change
                                           -------------------------------------------------------------    -----------------------
                                                                                                                        As a % of
                                                              As a % of                                  As a % of        2000
                                           2001 Historical    revenue      2000 Pro Forma   revenue        Amount        amount
                                           ---------------   ----------    -------------- -----------   ------------  ------------
Revenues                                    $ 17,832,642          100.0%   $ 13,483,226         100.0%  $  4,349,416          32.3%

Expenses:
    Cost of operations                        12,278,237           68.9%      9,265,687          68.7%     3,012,550          32.5%
    Selling, general and administrative        2,885,159           16.2%      2,078,572          15.4%       806,587          38.8%
    Depreciation and amortization              1,391,199            7.8%        973,339           7.2%       417,860          42.9%
                                           ---------------                 --------------               ------------
       Operating expenses                     16,554,595           92.8%     12,317,598          91.4%     4,236,997          34.4%
                                           ---------------                 --------------               ------------

Operating income                               1,278,047            7.2%      1,165,628           8.6%       112,419           9.6%

Interest expense                               2,742,158           15.4%        752,787           5.6%     1,989,371         264.3%
                                           ---------------                 --------------               ------------

Income (loss) from discontinued operations  $ (1,464,111)          (8.2)%  $    412,841           3.1%  $ (1,876,952)       (454.6)%
                                           ===============                 ==============               ============




         Revenue for the Solid Waste division increased by $4.3 million, which consisted of a $0.8 million increase as a result of our acquisition of Palm Carting, a solid waste commercial collection operation in Palm Beach County, Florida, and a $3.5 million increase in revenues from our existing solid waste operations in the greater Tampa, Florida market and surrounding counties. Of our 26.5% increase in revenue during 2001 from our existing solid waste operations in the greater Tampa, Florida market, approximately 25% was due to increased volume and 1.5% was due to pricing increases. Of our $3.5 million increase in revenue, we realized an increase of $1.0 million from our construction and demolition landfill site in Hillsborough County, Florida, $2.1 million from our commercial customers, primarily from permanent roll off and front-end collection services, and $0.4 million from our residential customers. Our cost of operations remained relatively constant as a percentage of revenue. Our cost of operations increased $0.7 million as a result of our acquisition of Palm Carting and increased $2.3 million as a result of higher disposal, labor and operating costs relating to higher collection volumes from our commercial and residential customers. Our selling, general and administrative costs increased by $0.8 million, primarily as a result of the write off $0.8 million in option fees paid to LandComp. Other than this item, the selling, general and administrative expenses remained relatively constant in dollar amounts, while decreasing as a percentage of revenue, as we were able to increase our

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


revenues without expanding the size of our Solid Waste division's organization structure. Depreciation and amortization expense increased during 2001, in part due to the acquisition of Palm Carting, but primarily due to additional equipment purchased during 2000 and 2001 to support the higher level of revenue.

         THREE MONTHS ENDED SEPTEMBER 30, 2001 VERSUS THREE MONTHS ENDED SEPTEMBER 30, 2000

         We have presented below a summary of the historical operating results for the Solid Waste division for the three months ended September 30, 2001 and of the pro forma operating results for the Solid Waste division for the three months ended September 30, 2000. The pro forma operating results for 2000 consist of the historical operating results of Liberty Waste, Inc., the company that we acquired in 2000 that became our Solid Waste division. The pro forma results of operations include the following adjustments to the historical operating results:

     o Elimination of the management fee expense related to management fees paid to EarthCare,

     o Adjustments to goodwill amortization as if we had acquired Liberty Waste on January 1, 2000.



                                                    Three months ended September 30,                             Change
                                               ------------------------------------------------------   --------------------------
                                                                                                                        As a % of
                                                               As a % of                    As a % of                     2000
                                               2001 Historical  revenue     2000 Pro Forma   revenue      Amount         amount
                                               --------------- ----------   --------------  ---------   -----------    -----------
    Revenues                                     $ 6,059,450      100.0%     $ 4,746,427     100.0%     $ 1,313,023       27.7%

    Expenses:
        Cost of operations                         4,422,694       73.0%       3,281,563      69.1%       1,141,131       34.8%
        Selling, general and administrative        1,532,799       25.3%         757,073      16.0%         775,726      102.5%
        Depreciation and amortization                463,063        7.6%         345,651       7.3%         117,412       34.0%
                                                 -----------                 -----------                -----------
           Operating expenses                      6,418,556      105.9%       4,384,287      92.4%       2,034,269       46.4%
                                                 -----------                 -----------                -----------

    Operating income                                (359,106)      (5.9)%        362,140       7.6%        (721,246)    (199.2)%

    Interest expense                                 789,019       13.0%         271,186       5.7%         517,833      191.0%
                                                 -----------                 -----------                -----------

    Income (loss) from discontinued operations   $(1,148,125)     (18.9)%    $    90,954       1.9%     $(1,239,079)   (1362.3)%
                                                 ===========                 ===========                ===========



         Revenue for the Solid Waste division increased by $1.3 million, which consisted of a $0.3 million increase as a result of our acquisition of Palm Carting, a solid waste commercial collection operation in Palm Beach County, Florida, and a $1.0 million increase in revenues from our existing solid waste operations in the greater Tampa, Florida market and surrounding counties. Of our 21% increase in revenue during 2001 from our existing operations in the greater Tampa, Florida market, approximately 17.2% was due to increased volume and 3.8% was due to pricing increases. Of our $1.0 million increase in revenue, we realized an increase of $0.4 million from our construction and demolition landfill site in Hillsborough County, Florida, $0.5 million from our commercial customers, primarily from permanent roll off and front-end loading services, and $0.1 million from our residential customers. Our cost of operations increased $0.4 million as a result of our acquisition of Palm Carting and increased $0.7 million as a result of higher disposal, labor and operating costs to support higher collection volumes from our commercial and residential customers. As a percentage of revenue, our costs of operations increased by 3.9% primarily as a result of higher labor and disposal costs. During the third

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


quarter of 2001, we wrote off $0.8 million of option fees relating to LandComp. Otherwise, our selling, general and administrative costs remained relatively constant in dollar amounts, while decreasing as a percentage of revenue, as we were able to increase our revenues without expanding our Solid Waste division's organization size. Depreciation and amortization expense increased during 2001, in part due to the acquisition of Palm Carting, but primarily due to additional equipment purchased during 2000 and 2001 to support the higher level of revenue.

         YEAR ENDED DECEMBER 31, 2000

         We have presented a summary of the historical operating results of the Solid Waste division in Note 4 to our financial statements for the years ended December 31, 2000, 1999 and 1998, which financial statements are contained elsewhere in this proxy. The revenue from the Solid Waste division represents the management fee revenue of EarthCare recognized during 2000 under the terms of a management fee agreement in place during 2000.

         DISCONTINUED OPERATIONS - ALLEN TATE DIVISION

         We acquired the Allen Tate division on August 1, 1999 and sold the Allen Tate division on October 31, 2000. During the period we owned the Allen Tate division, its operations consisted of developing an operating system that was used by our EarthAmerica and Liquid Waste divisions and developing an environmental compliance software system for sale to third parties. In addition, the Allen Tate division provided information systems support to EarthCare for our software systems, hardware maintenance and telecommunication services. In addition, the Allen Tate division performed software-consulting services for third parties. Subsequent to the sale of the Allen Tate division, we entered into an information services outsourcing agreement for a monthly fee of $67,500.

         The results of operations for the Allen Tate division are summarized in
Note 3 to our financial statements for the nine months ended September 30, 2001 and Note 4 to our financial statements for the years ended December 31, 2000, 1999 and 1998, which financial statements are contained elsewhere in this proxy. The revenue generated by the Allen Tate division consisted of software consulting services. Its costs of operations and selling, general and administrative expenses consisted primarily of personnel costs for the staff of the division. The depreciation and amortization expense relates to the depreciation of the computer and office equipment used by the Allen Tate division.

         INTEREST EXPENSE

         In 2000, 1999 and 1998, interest expense for continuing and discontinued operations was allocated based on the original cash investment in each division and line of business as adjusted for the cash flow after capital expenditures and interest generated by each division and line of business. For the first quarter of 2001, we followed this same interest allocation method. For the second and third quarter of 2001 interest expense for discontinued operations was allocated based on the actual or expected cash sales prices for the discontinued operations using our average senior credit facility-lending rate. We allocated the remaining interest expense to our continuing operations.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         Interest expense on a consolidated basis has increased each year due to the increased level of debt incurred by EarthCare, which was used to finance acquisitions, capital expenditures and the negative cash flows generated by our operating activities.

         INCOME TAXES

         During 1998 we recorded a deferred income tax benefit of $305,000 and during 1999 we recorded a deferred income tax provision of $571,000, which included an increase in our valuation allowance to reserve deferred tax assets previously recorded. Due to the net losses incurred by EarthCare in 1999, for financial reporting purposes, we concluded it was more likely than not that the deferred tax assets previously recorded would not be realized. For the year ended December 31, 2000, we did not record an income tax provision due to the continued net losses of EarthCare, for financial reporting purposes.

LIQUIDITY AND CAPITAL RESOURCES

         CASH FLOW - OPERATING ACTIVITIES

         NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

         In order for EarthCare to continue to meet its current obligations prior to selling the EarthLiquids division, the operating results and cash flows from its Liquid Waste and EarthLiquids divisions must remain at or improve from the levels attained during 2001. During the nine month period ended September 30, 2001, we have generated enough cash flow from our operations and our cash balances on hand to fund our corporate costs and to service the interest payments on our senior credit facility. During the first nine months of 2001, we have continued to manage aggressively our working capital in order to help generate an adequate level of cash for operating needs and to service our debt. We have deferred certain capital expenditures that are not critical to support known revenue, maintenance or safety needs.

         During the nine month period ended September 30, 2001, we used the cash flow generated by our Liquid Waste division service centers in the Northeastern United States, our discontinued EarthLiquids division and our cash on hand to fund the operating cash flow needs of our former EarthAmerica division service centers in the Southern United States. From February 2001 to October 2001, we sold our former EarthAmerica division's service centers in Houston and Dallas, Texas, Orlando and Pompano, Florida and Austell and Gainesville, Georgia. The operations of these service centers were not profitable and did not generate enough cash flow to meet their operating needs. Our discontinued Solid Waste division generated enough cash flow from its operations to fund its operating activities and to service the principal and interest payments on its debt obligations.

         We expect that our Liquid Waste division will generate enough cash flow from its operations in 2002 to fund its operating needs, to fund our corporate costs and to service our debt.

         Once we have completed the sale of our EarthLiquids division, our company will consist of our Liquid Waste division and our corporate office. In order to continue our operations, we will be required to either amend our existing senior credit facility or seek new senior debt financing to finance our ongoing operations and our strategic and acquisition growth plans in the non-hazardous liquid waste industry. Our senior credit facility currently requires us to sell substantially all of our operations by April 30, 2002. We also intend to raise additional equity or

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


debt capital to support our growth plans. We can provide no assurance that we will be able to raise the capital necessary to support our non-hazardous liquid waste growth plans. If we are unable to raise the necessary capital we will continue to operate our Liquid Waste division and focus on internal growth funded by our operating cash flow. If our operating cash flow from our Liquid Waste division is not adequate to fund our internal growth, we will be required to reduce our operating expenses, most likely with personnel reductions and reductions in our corporate general and administrative expense. We may also be required to sell certain operating assets.

         During the nine months ended September 30, 2001, we generated $2.5 million in cash for all our operating activities. We generated $4.4 million in cash from our discontinued EarthLiquids and Solid Waste divisions. We used $6.9 million of cash in our continuing corporate office and Liquid Waste division, primarily used by the former EarthAmerica service centers that have been sold and did not generate cash from their operating activities. We incurred a loss of $11.2 million from our continuing operations. Our Liquid Waste division, comprising the remaining operations of our former EarthAmerica division, generated adequate cash to fund its operating needs and our corporate operations. Our discontinued Solid Waste division generated adequate cash to fund its operating needs and service its debt. Our EarthLiquids and Liquid Waste divisions provided sufficient combined cash flow to fund their operating needs, on a combined basis. The cash flows generated from our continuing and discontinued operations were adequate to service our debt.

         During the nine month period ended September 30, 2000, we used $8.1 million in cash for all our operating activities. We used $1.1 million in cash for our discontinued EarthLiquids and Solid Waste divisions. We used $7.0 million in cash for our continuing corporate and Liquid Waste operations, including the former EarthAmerica service centers that have been sold and did not generate cash from their operating activities. We funded the operating cash needs with a combination of borrowing under our senior credit facility and sales of our common stock. We incurred a loss of $7.8 million from our continuing operations.

         YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

         Our operating activities required net cash funding of $1.3 million in 2000, $5.5 million in 1999 and $1.5 million in 1998. This requirement was principally due to the losses sustained by our divisions on a combined basis. We financed the cash needs of our operating activities with a combination of debt and equity capital as more fully described below. In addition, we relied upon our management of working capital in order to partly offset the cash needs of our operating activities. These efforts included increased collection efforts and a lengthening of vendor payment terms.

         During 2000, the operating results and cash flows of the EarthLiquids division and the management fees from our Solid Waste division helped to support the operating cash flow needs of our Liquid Waste division and our former EarthAmerica and Allen Tate divisions.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         WORKING CAPITAL DEFICIENCY

         As of September 30, 2001, we had a working capital deficiency of approximately $41.0 million. Because the fifth amendment to our senior credit facility requires us to sell our EarthLiquids and Solid Waste divisions, because we have sold our Solid Waste division and we anticipate that we will sell our EarthLiquids division during the next twelve months and because of our non-compliance with certain covenants in our senior credit facility, we have included the entire outstanding balance of our senior credit facility as current indebtedness. Our working capital deficiency includes $12.5 million of assets held for sale and $38.6 million of net assets from our discontinued EarthLiquids and Solid Waste divisions, including $48.9 million of debt outstanding under our senior credit facility and $18.6 million of debt owed by our Solid Waste division subsidiaries.

         As of September 30, 2001, our accrued liabilities amounted to $41.9 million and included the following items that are not expected to be paid during 2001 or 2002, are intended to be refinanced during 2002 on a long-term basis or are expected to be reversed during the fourth quarter of 2001, but have been classified as current liabilities for the reasons described:

o $2.0 million for insurance - which represents insurance premium assessments due as the result of insurance audits. We are currently negotiating a payment plan for this liability, which if successfully negotiated would allow us to repay this amount over two to four years.

o $2.8 million in accrued environmental remediation costs - which amount consists primarily of environmental liabilities accrued for as part of the acquisition of EarthLiquids' subsidiary, International Petroleum Corporation. At the time the purchase price was finalized, we recorded a reserve for the estimated remediation costs associated with various sites, as the amount was estimable and probable of being paid. We have not been able to determine when such liability will be discharged and, as a result, have included the liability as a current liability.

o $31.5 million for the accrued loss on the sale of our former EarthAmerica division. During the fourth quarter of 2001, we expect to reverse this accrual in the caption "discontinued operations" based on the following courses of action: (i) reduction of the accrual for the completed sales of the former EarthAmerica division's service centers in the Southern United States and the completed sale of the portable toilet services line of business; and (ii) reversal of the remaining balance in the accrual with a corresponding reduction in the loss on the sale of the former EarthAmerica division. The reversal of the accrual may be offset in our continuing results of operations by an impairment provision for assets held for sale or for the remaining long-lived assets of the Liquid Waste division.

         If we are unable to refinance our debt obligations that are due in 2002, or if we are unable to defer the payment of our insurance or environmental liabilities mentioned above with cash during 2001 and 2002, and if the cash flows from our operating activities are not adequate to fund these cash requirements, we will be unable to maintain our current operations without obtaining alternate sources of debt or equity capital, significantly reducing our operating expenses or selling certain of our remaining operating assets. Although we intend to refinance some of our debt that is due during 2002 and we intend to defer cash payments on our insurance and environmental liabilities during 2001, we can provide no assurance that we will be able to do so.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         CASH FLOW - INVESTING ACTIVITIES

         NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

         During the last two quarters in 2000 and during 2001 to date, we reduced the level of our capital expenditures significantly. During the remainder of 2001 and during 2002, we expect that we will limit our capital expenditures to those items that are needed to directly support known revenue growth and to meet existing critical safety, maintenance or environmental needs. If we are able to generate adequate levels of operating cash flows or if we are able to obtain alternate sources of debt or equity capital, we would expect to increase the level of our capital expenditures, if permitted under our senior credit facility agreement at that time. If we are unable to generate an adequate level of operating cash flows or are unable to obtain alternate debt or equity capital, we will reduce the level of our capital expenditures. If we are forced to reduce the planned level of capital expenditures, this may negatively affect the future revenue growth of our divisions and the current operations of certain of our facilities.

         During the nine month period ended September 30, 2001, we used $2.7 million in cash for all our investing activities. We used $1.2 million for capital expenditures for equipment for our Liquid Waste division. We generated $2.0 million in cash from the sale of our former EarthAmerica division's service centers in the Southern United States. We also received notes receivable of $925,000 relating to the sales of the Gainesville service center and the Orlando septic services business.

         During the nine months ended September 30, 2001, we used $2.6 million of cash for the investing activities of our discontinued operations. We used $350,000 to acquire Palm Carting. We used $1.1 million for an inducement note receivable from LandComp in connection with a planned acquisition of this landfill company. We also used $845,000 as consideration to the LandComp shareholders for the option to acquire LandComp. We used $814,000 for capital expenditures, primarily related to our Solid Waste division. We generated $500,000 from the sale of surplus property.

         During the nine month period ended September 30, 2000, we used $49.9 million in cash for all our investing activities. We used $7.8 million in cash to acquire All County Resource Management Corporation, which became part of our continuing Liquid Waste division. We also used $5.7 million for capital expenditures, primarily the acquisition of trucks and trailers, for our Liquid Waste division. We used $1.4 million for increases in a note receivable relating to a deep injection well project, which note receivable we fully wrote off during the fourth quarter of 2000.

         We used $35.3 million for our discontinued operations for business acquisitions and capital expenditures. We used $30.0 million in cash to acquire the International Petroleum Corporation companies from World Fuel Services. We used the remaining $5.3 million principally for capital expenditures for our EarthLiquids division.

         YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

         During 2000, we used proceeds from the issuance of our 10% debentures ($1.0 million), the issuance of our 12% notes ($20.0 million) and borrowings under our senior credit facility to finance the acquisitions of IPC and All County for $37.8 million and to finance approximately $8.1 million in capital expenditures. In addition, we used the sale of our 10% preferred ($3.0

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


million) and the sale of 1,599,807 shares of common stock ($8.9 million) to pay down our senior credit facility. In 2000, we also used $1.4 million in cash to fund our investment in a deep injection well project, which has since been abandoned. During 1999, we used proceeds from our senior credit facility and proceeds from the issuance of our 10% debentures to finance the acquisition of Magnum, Reifsneider, Brehm's, Allen Tate, Food Service Technologies, Rooter Plus and National Plumbing for $27.2 million and to fund approximately $4.8 million of our capital expenditures. We also used $1.5 million to fund our investment in a note receivable related to a deep injection well project. Proceeds from the exercise of stock options and warrants were used to fund general working capital and capital expenditures. During 1998, we used proceeds from the sale of common stock ($15.5 million), proceeds from the exercise of stock options and warrants ($2.4 million) and proceeds from debt borrowings to finance the acquisitions of businesses ($20.4 million) and our capital expenditures ($1.0 million) during the year.

         CASH FLOW - FINANCING ACTIVITIES

         NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

         Since September 30, 2001, we have paid down our senior credit facility by $7.2 million from the sale of substantially all the remaining assets of our EarthAmerica division and the sale of our Solid Waste division. We expect to use net cash proceeds of approximately $0.7 million from the planned sale of our liquid waste treatment facility in Orlando to further pay down our senior credit facility. We also expect to use the net cash proceeds from the sale of our EarthLiquids division, currently estimated at $22.2 million, to pay down our senior credit facility.

         During the nine month period ended September 30, 2001, we used $686,000 in cash for our financing activities. We paid down our senior credit facility by $3.2 million from the sale of the assets of our Pompano service center, the sale of our plumbing and industrial pumping lines of business in Georgia, the sale of our septic services line of business in Orlando and the sale of surplus real property.

         Our discontinued operations generated $2.5 million in cash from financing activities. We obtained $4.0 million in bridge loans for our Solid Waste division. We raised $2.5 million of cash through a private placement of the Sanders bridge loan, the proceeds from which were used to finance the note receivable to LandComp, to pay acquisition option fees to the LandComp shareholders and to provide working capital for Earth Resource Management. In April 2001, we completed the acquisition of a collection company in Florida and used $350,000 from the Sanders bridge loan to finance this acquisition. In April 2001, we obtained a $1.5 million bridge loan from Sagemark Capital and used the net proceeds plus funds generated by our operating activities to pay $1.75 million to World Fuel Services as settlement of an arbitration dispute. In addition, we repaid $1.5 million of our outstanding equipment and mortgage notes payable.

         During the nine month period ended September 30, 2000, we generated $57.7 million in cash from our financing activities. We borrowed a net amount of $29.2 million under our senior credit facility. We completed the private placement of our 10% debentures and raised $1.0 million. We also completed a private placement of our 12% notes and raised $20.0 million. The proceeds from borrowings under our senior credit facility, our 10% debentures and 12% notes were used to fund acquisitions, to finance capital expenditures, pay debt issuance costs and to finance our operating and investing activities during 2000. In addition, we raised $8.9 million in net cash proceeds from the sale of approximately 1,600,000 shares of common stock, which net

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


proceeds were used to repay our senior credit facility ($5.0 million), a loan from Donald Moorehead ($1.8 million) and to fund our working capital needs ($2.1 million).

         YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

         EarthCare's debt rose significantly from $9.3 million at December 31, 1998 to $102.1 million at December 31, 2000. The capital raised by this increase in debt has been used to finance $47.0 million and $33.2 million of cash used to pay for acquisitions and, to a lesser extent, capital expenditures. We spent $35.8 million in 2000 and $27.2 million in 1999 to acquire businesses and $8.1 million in 2000 and $4.8 million in 1999 on capital expenditures. Although operating activities have needed $1.3 million in 2000, $5.5 million in 1999 and $1.5 million in 1998, such needs have been financed with debt or equity capital. We were able to service our interest expense during 2000.

         12% notes

         On February 16, 2000, we completed a $20,000,000 private placement of our 12% notes, including the issuance of warrants to purchase 400,000 shares of EarthCare's common stock. We may pay interest on the 12% notes by issuing our common shares. The number of common shares issued is determined by dividing the interest payable by the closing price of our common stock on the day the interest is paid. We issued 3,090,966 and 3,607,164 shares of our common stock on April 25, 2001 and September 28, 2001, respectively, in order to pay the interest due at the end of the first and third quarters of 2001.

         10% Debentures

         On October 11, 1999, we completed a $15,000,000 private placement of our 10% debentures. Interest is payable quarterly at the rate of 10% per year on the 10% debentures. From the closing through October 2001, interest is payable in kind by issuing additional 10% debentures. For the two years ending October 2003, interest may be paid in cash if permitted by our senior lenders, otherwise interest is payable in additional debentures. For the last three years, interest is payable in cash. To date, we have paid all the interest on the 10% debentures by issuing additional 10% debentures. Since the private placement of these debentures we have issued approximately $3.1 million in additional 10% debentures to pay the quarterly interest obligations.

         Sanders Bridge Loan

         On March 5, 2001, Earth Resource Management of South Florida, Inc., a wholly-owned subsidiary of Earth Resource Management, obtained a $2,500,000 loan (the "Sanders bridge loan") in a private placement by Sanders Morris Harris, an investment banking firm located in Houston, Texas. We agreed to pay interest at 14% per year payable monthly in cash. Since we did not repay the loan in full by April 30, 2001, interest is payable at 18% per year payable monthly in cash. We issued the lenders 100,000 shares of our common stock at the time of the loan closing. For each month after April 30, 2001 that any balance remains outstanding, we are obligated to issue an additional 100,000 shares of our common stock. Through January 9, 2002, we have issued 900,000 shares of our common stock to the holders of the bridge loan. Donald Moorehead has personally guaranteed the Sanders bridge loan and has provided collateral of $500,000 to support this loan. In addition, we have provided the common stock of Earth

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


Resource Management of South Florida and EarthCare Acquisition Sub, Inc., wholly owned subsidiaries of Earth Resource Management, as collateral for the Sanders bridge loan. We have also provided a security interest in all the assets of these two subsidiaries not otherwise pledged or secured. This bridge loan was assumed by General Waste Corporation as part of its acquisition of our Solid Waste division. Until this loan is fully repaid, we have a continuing obligation to issue 100,000 shares each month to the holders of the bridge loan.

           We used the proceeds from the Sanders Bridge Loan as follows:

o    We loaned $1,055,000 to a privately owned landfill company,

o We paid $445,000 to the shareholders of the same landfill company for an option to acquire all the capital stock of the landfill company,

o We used $350,000 to purchase the equipment and the intangible assets of a collection company in Palm Beach County, Florida,

o    We paid $85,000 in fees to Sanders Morris Harris, and

o We retained the remaining $565,000 for general working capital for Earth Resource Management of South Florida, which owns the solid waste business in Palm Beach County, Florida.

         Sagemark bridge loan

         On April 11, 2001, Earth Resource Management of South Florida obtained a $1,500,000 convertible loan from Sagemark Capital (the "Sagemark bridge loan") in a private placement. We agreed to pay interest at 14% per year payable monthly in cash. This loan may be converted into shares of our common stock at a current price of $0.11 and contains dilution protection. In addition, we issued a warrant to purchase 680,000 shares of common stock at $0.001 per share. The warrant is fully vested. Donald Moorehead is a limited partner in Sagemark Capital, does not control Sagemark Capital and does not have any beneficiary interest in the shares into which this loan may be converted or the shares that may be issued upon the exercise of the warrant. Donald Moorehead has personally guaranteed the Sagemark bridge loan and we have agreed not to pledge any additional assets of Earth Resource Management of South Florida or EarthCare Acquisition Sub. This bridge loan was assumed by General Waste Corporation as part of its acquisition of our Solid Waste division, although we still have certain continuing obligations related to this loan, which consist of an obligation to issue shares of EarthCare's common stock if this loan is converted and to file a registration statement by March 31, 2002 for the shares into which this loan may be converted and other shares and warrants held by Sagemark Capital.






SEASONALITY AND INFLATION

         Our Liquid Waste division's operating results are subject to variations in the weather patterns in the Northeastern United States. Revenue and operating results will tend to be lower during the fourth quarter and first quarter of each year due to the effect of winter weather.

         Our former EarthAmerica division's operating results were subject to variations in the weather patterns in the southern regions of the United States. Revenue and operating results will tend to be higher during the fourth and first quarter of each year due to the influx of seasonal inhabitants to this region in the fall and winter months. Revenue and operating results during the second, third and fourth quarters of each year will also be directly affected by the amount of rainfall in the region.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


         Our discontinued EarthLiquids division is subject to variations in the prices of virgin and used oil products. Our pricing for our refined products varies in relation to the prices for virgin oil and natural gas products. To the extent that the pricing for virgin oil products varies over time, the revenues we generate from the sales of used oil products will also vary and may have a significant effect on the results of our operations.

         In addition, our cost to operate our vehicles in all our divisions is directly affected by the prices of diesel fuel, finished oil and other refined petroleum products.

NEW ACCOUNTING PRONOUNCEMENTS

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Accounting for Business Combinations ("SFAS No. 141"), and Statement of Financial Accounting Standards No. 142, Accounting for Goodwill and Other Intangible Assets ("SFAS No. 142"). SFAS No. 141 requires that all business combinations be accounted for using the purchase method of accounting and prohibits the pooling-of-interests method for business combinations initiated after June 30, 2001. According to SFAS No. 142, goodwill that arises from purchases after June 30, 2001 cannot be amortized. In addition, SFAS No. 142 requires the continuation of the amortization of goodwill and all intangible assets through December 31, 2001, but provides that amortization of existing goodwill will cease on January 1, 2002. Entities must use their current goodwill impairment approach through December 31, 2001, and begin to apply the new impairment approach on January 1, 2002. EarthCare has six months from the date it initially applies SFAS No. 142 to test goodwill for impairment and any impairment charge resulting from the initial application of the new rule must be classified as the cumulative effect of a change in accounting principle. Thereafter, goodwill should be tested for impairment annually and impairment losses should be presented in the operating section of the income statement unless they are associated with a discontinued operation. In those cases, any impairment losses will be included, net of tax, within the results of discontinued operations.

         EarthCare will use the purchase method of accounting for its future business combinations in accordance with SFAS No. 141. Management does not expect that the adoption of SFAS Nos. 141 and 142 will have a significant impact on its consolidated financial statements in 2002, other than the elimination of annual goodwill amortization expense of approximately $1,250,000.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"). SFAS No. 143 covers all legally enforceable obligations associated with the retirement of tangible long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS No. 143 is effective for EarthCare beginning January 1, 2003. We have yet to determine the impact that the adoption of SFAS No. 143 will have on EarthCare's consolidated financial statements.

         In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"), which supersedes Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 144 establishes a single accounting method for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and extends the presentation of

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


discontinued operations to include more disposal transactions. SFAS No. 144 also required that an impairment loss be recognized for assets held-for-use when the carrying amount of an asset (group) is not recoverable. The carrying amount of an asset (group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (group), excluding interest charges. Estimates of future cash flows used to test the recoverability of a long-lived asset (group) must incorporate the entity's own assumptions about its use of the asset (group) and must factor in all available evidence. SFAS No. 144 is effective for EarthCare for the quarter ending March 31, 2002. We have yet to determine the impact that the adoption of SFAS No. 144 will have on EarthCare's consolidated financial statements.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Our senior credit facility bears interest at rates that are based on the prime-lending rate, as published at various times by our banks. Our combined outstanding balance of our senior credit facility and our Earth Resource Management senior debt amounted to approximately $42.3 million as of January 9, 2002. If the prime lending rate moves up or down by 1%, we will incur an increase or a decrease in annual interest expense of approximately $423,000.

         We are obligated to pay interest at 7.35% on $10.0 million of notional amount of debt under a fixed rate interest rate swap contract that expires in May 2003. We pay interest quarterly at the net amount of 7.35% and a LIBOR rate, which is fixed every three months. If the LIBOR rate increases or decreases by 1.0%, our interest payments will decrease or increase by approximately $100,000 per year.

         We are obligated to issue 100,000 shares of common stock for each month after April 2001 that the Sanders bridge loan is not fully repaid. To date we have issued 900,000 shares to the holders of the Sanders bridge loan. The remainder of our debt is set at fixed rates and is not subject to changes in interest rates.

         Under the terms of our Series A preferred stock, we are obligated, under certain conditions, to reduce the conversion price for these securities if we issued more than $1.0 million of common stock for less than $0.30 per share or we issued any convertible debt instrument or equity security with a conversion or exercise price of less than $0.30 per share. On September 28, 2001, we issued 3,607,164 shares of EarthCare's common stock to pay the interest due on our 12% notes. As a result of this issuance, the conversion price for our Series A preferred stock and certain of our warrants was reduced to $0.30, the closing price on September 28, 2001, the date on which the number of shares was calculated. This change in conversion price from $1.05 to $0.30 increased the number of shares into which the Series A preferred stock might convert from 285,714 to 1,000,000. If the conversion price for the Series A preferred stock is lowered by $0.10 to $0.20, the number of shares that would be issued upon conversion of the Series A preferred stock is 1,500,000, an increase of 500,000 shares or 50%.






         As part of the sale of our Solid Waste division, General Waste Corporation assumed a $1.5 million bridge loan from Sagemark Capital; however, EarthCare retains certain ongoing obligations relating to this loan until it is fully repaid. The Sagemark loan contains conversion rights that allow the holder to convert the face amount of this instrument, $1,500,000, into our common stock at a conversion price of $0.11. If the holder elects to convert this debt instrument, we would be obligated to issue 13,636,364 additional shares of common stock. The conversion

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS
                                   (Continued)


price is protected against dilution. If the conversion price were lowered by $0.05 to $0.06 then we would be obligated to issue 25,000,000 shares of common stock if the holder elected to convert this debt instrument, which represents an increase of 11,363,636 shares or 83.3%.

         Our 12% notes provide for semi-annual payments of interest at 12%, payable in shares of our common stock on March 30 and September 30. On September 28, 2001, we determined that 3,607,124 shares of our common stock were required for the first interest payment on our 12% notes at a market value per share of $0.30. These shares were issued on September 28, 2001. If the market price of our common stock remains at $0.30 on March 31, 2002, the next date when an interest payment is due on the 12% notes, we will be obligated to issue 2,200,000 shares on or shortly after March 31, 2002. If the market price of our common stock is $0.10 lower on March 31, 2002 or $0.20, we will be obligated to issue 3,300,000 shares of our common stock for the next interest payment, an increase of 1,100,000 shares or 50%.

         We have 1,430,435 warrants outstanding as of January 9, 2002 with an exercise price of $0.90 and $0.11 per common share and dilution protection. If we reduce the conversion price on any of our convertible securities or we issue common stock at a price less than $0.90, the exercise price for 730,435 of the warrants will be reduced based on a weighted average formula and the exercise price for 700,000 of the warrants will be reset to the price at which we issue our shares of common stock.

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                             COMBINED BALANCE SHEETS
                                   (Unaudited)


                                                         September 30,    December 31,   December 31,
                                                             2001             2000           1999
                                                         -------------    ------------   ------------
                                     ASSETS

Current assets:
   Cash and cash equivalents                              $    12,205     $   159,843     $   254,746
   Accounts receivable, net of allowance for doubtful
       accounts of $289,000, $212,000 and $58,000,
       respectively                                         4,165,451       5,537,020         850,158
   Inventories                                              1,052,632         681,854         147,564
   Prepaid expenses and other current assets                  216,139         212,756          81,039
                                                          -----------     -----------     -----------
       Total current assets                                 5,446,427       6,591,473       1,333,507

Property, plant and equipment, net                         31,128,927      32,954,765      16,723,158
Intangible assets, net                                     22,252,789      22,983,129         959,785
Other long-term assets                                         33,889          31,329             955
                                                          -----------     -----------     -----------

           Total assets                                   $58,862,032     $62,560,696     $19,017,405
                                                          ===========     ===========     ===========

                        LIABILITIES AND DIVISION SURPLUS

Current liabilities:
   Accounts payable                                       $ 2,131,070     $ 1,341,087     $   402,258
   Accrued liabilities                                      3,971,745       5,880,338         386,753
                                                          -----------     -----------     -----------
       Total current liabilities                            6,102,815       7,221,425         789,011

Commitments and contingencies

Division surplus                                           52,759,217      55,339,271      18,228,394
                                                          -----------     -----------     -----------

           Total liabilities and division surplus         $58,862,032     $62,560,696     $19,017,405
                                                          ===========     ===========     ===========



            See accompanying notes to combined financial statements.

                             EARTH LIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
             COMBINED STATEMENTS OF OPERATIONS AND DIVISION SURPLUS
                                   (Unaudited)




                                                                                                           For the period
                                                                                                           from September
                                                        Nine months       Nine months       Year ended    1, 1999 (date of
                                                      ended September   ended September    December 31,     inception) to
                                                          30, 2001         30, 2000            2000       December 31, 1999
                                                      ---------------   ---------------   -------------   -----------------
Revenues                                                $ 28,662,373      $ 26,677,193     $ 36,735,909     $  3,128,673

Expenses:
   Cost of operations                                     19,215,806        17,286,278       24,170,842        1,910,565
   Selling, general and administrative                     4,459,294         4,813,249        5,960,241          760,497
   Depreciation and amortization                           2,297,362         1,956,359        2,800,280          238,812
                                                        ------------      ------------     ------------     ------------
       Operating expenses                                 25,972,462        24,055,886       32,931,363        2,909,874
                                                        ------------      ------------     ------------     ------------

Operating income                                           2,689,911         2,621,307        3,804,546          218,799

Interest expense                                           2,371,986         2,476,142        3,301,523          562,981
                                                        ------------      ------------     ------------     ------------

Income (loss) before income tax provision (benefit)          317,925           145,165          503,023         (344,182)

Income tax provision (benefit)                                    --                --               --               --
                                                        ------------      ------------     ------------     ------------

Net income (loss)                                            317,925           145,165          503,023         (344,182)

Division surplus:
   Beginning of the period                                55,339,271        18,228,394       18,228,394               --
   Cash provided by (sent to) EarthCare Company           (2,897,979)        1,031,439          823,064        1,299,163
   Acquisitions financed by EarthCare Company
       and other contributions                                    --        35,784,790       35,784,790       17,273,413
                                                        ------------      ------------     ------------     ------------
   End of the period                                    $ 52,759,217      $ 55,189,788     $ 55,339,271     $ 18,228,394
                                                        ============      ============     ============     ============




            See accompanying notes to combined financial statements.

                             EARTH LIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                        COMBINED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                                              For the period
                                                                                                              from September
                                                                Nine months     Nine months                  1, 1999 (date of)
                                                                  ended           ended        Year ended      inception) to
                                                               September 30,    September 30,  December 31,    December 31,
                                                                   2001            2000           2000             1999
                                                               ------------    ------------    ------------    ------------
Cash flows from operating activities:
   Net income (loss)                                           $    317,925    $    145,165    $    503,023    $   (344,182)
   Adjustments to reconcile loss to net cash
       provided (used) in operating activities:
       Depreciation expense                                       1,494,683       1,310,540       1,867,245         238,812
       Amortization expense                                         802,679         645,819         933,035              --
       Impairment loss                                                   --              --              --              --
       Provision for bad debts                                      133,673         137,286         142,395           4,670
       Changes in assets and liabilities,
           excluding effects of acquired businesses:
           Accounts receivable                                    1,129,896      (2,628,120)     (2,519,405)        157,161
           Other current assets                                    (374,161)        (36,242)        150,779              18
           Other assets                                              (2,560)         (7,807)         (6,264)             --
           Accounts payable                                         789,983       1,573,138         226,669        (336,725)
           Accrued expenses and other, net                       (1,872,932)     (1,561,499)     (1,169,909)       (638,266)
                                                               ------------    ------------    ------------    ------------
       Net cash provided by (used in) operating activities        2,419,186        (421,720)        127,568        (918,512)
                                                               ------------    ------------    ------------    ------------

Cash flows from investing activities -
   sale of property (capital expenditures)                          331,155        (769,154)     (1,045,535)       (125,905)

Cash funding provided by (sent to) EarthCare Company             (2,897,979)      1,031,439         823,064       1,299,163
                                                               ------------    ------------    ------------    ------------

Net increase in cash and cash equivalents                          (147,638)       (159,435)        (94,903)        254,746
Cash and cash equivalents, beginning of period                      159,843         254,746         254,746              --
                                                               ------------    ------------    ------------    ------------
Cash and cash equivalents, end of period                       $     12,205    $     95,311    $    159,843    $    254,746
                                                               ============    ============    ============    ============



            See accompanying notes to combined financial statements.

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)


1.       BUSINESS AND BASIS OF PRESENTATION

         Our EarthLiquids division ("EarthLiquids") provides non-hazardous used oil and oily wastewater recovery and treatment services in Florida, Delaware, Louisiana, Maryland, New Jersey and Pennsylvania. EarthLiquids also sells refined oil derived from used oil and oily wastewater. EarthLiquids is a division of EarthCare Company, a company that provides non-hazardous liquid and solid waste services. EarthCare Company's common stock is publicly traded on the Over The Counter Bulletin Board under the symbol "ECCO.OB".

         On January __, 2002, EarthCare Company signed a definitive agreement with to sell the EarthLiquids Division to USFilter for $35.0 million in cash and $5.0 million future cash consideration payable over three years based on the price of oil products sold by the EarthLiquids locations after the acquisition by USFilter. We will sell substantially all the assets of the EarthLiquids division to USFilter and USFilter will assume accounts payable and certain other liabilities. Subject to normal terms, conditions, including certain due diligence procedures, approval of EarthCare Company's stockholders and approval of the holders of EarthCare's 8% and 10% debentures and 8% and 12% notes, we expect to complete this transaction during February 2002. Two of EarthCare Company's significant stockholders, Mr. Moorehead, EarthCare Company's Chairman, and Mr. Cash, EarthCare Company's former Vice Chairman, and their affiliates, have orally indicated their intention to vote in favor of this transaction, which represents over 56% of the voting power of EarthCare Company's voting securities.

         We have presented the combined financial statements of our EarthLiquids Division as if EarthLiquids were a continuing operation. We have not included any adjustments to reflect the planned transaction with USFilter.

         Our EarthLiquids division consists of the following companies, all of which are wholly owned subsidiaries of EarthCare Company.

     o    EarthLiquids Company

     o    International Petroleum Corporation

     o    International Petroleum Corporation of Delaware, Inc.

     o    International Petroleum Corporation of Maryland, Inc.

     o    International Petroleum Corporation of Louisiana, Inc.

     o    International Petroleum Corporation of Lafayette, Inc.

     o    International Petroleum Corporation of Florida, Inc.

     o    International Petroleum Corporation of Georgia, Inc.

     o    International Petroleum Corporation of Pennsylvania, Inc.

     o    Magnum Environmental Services, Inc.

     o    Magnum World Enterprises, Inc.

     o    Magnum Property Development Corporation

     o    Magnum N.E. Properties, Ltd.

     o    Magnum East Coast Properties, Ltd.

     o    Magnum West Coast Properties, Ltd.

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Unaudited and continued)


2.       SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of cash balances in EarthLiquids' bank accounts and cash on hand.

         REVENUE RECOGNITION

         EarthLiquids recognizes revenue at the time that oil products are delivered to its customers or when oil collection and oily wastewater recovery services are performed.

         ACCOUNTS RECEIVABLE AND CONCENTRATION OF CREDIT RISK

         We grant short-term credit to our customers for which collateral is generally not required and, as a result, carry accounts receivable at the end of each of our reporting periods. EarthLiquids' customers consist primarily of commercial, industrial and governmental entities located primarily in Florida, Louisiana, Delaware, Maryland, Pennsylvania and New Jersey. One customer accounted for 20% of our revenue in 2001 and 17% of our revenue in 2000. No other single customer accounts for more than 10% of EarthLiquids' revenue. Management periodically reviews the collectibility of its accounts receivable and adjusts the carrying amount of its allowance for doubtful accounts as needed. We consider the credit risk on our accounts receivable to be limited due to the variety of industries served and the geographic dispersion of our customers.

         PROPERTY, PLANT AND EQUIPMENT

         We record property, plant and equipment at cost. As we incur repair and maintenance costs, we record such costs as expenses during the period incurred. We capitalize costs that extend the useful life of our plant and equipment. We recognize gains and losses from the sale or disposition of property, plant and equipment in the period in which the sale or disposition is completed. We record depreciation expense over the estimated useful lives of our property, plant and equipment as follows:

         Buildings and improvements 40 years or life of the lease Machinery and plant equipment 2 to 20 years Trucks and trailers 3 to 15 years Office equipment, furniture and fixtures 3 to 10 years

         ACCOUNTING FOR ACQUISITIONS

         We record the excess of the total purchase price for acquisitions over the fair market value of the tangible and identified intangible assets acquired and the liabilities assumed as goodwill. We include the operating results of the companies acquired from the dates of their acquisition.

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Unaudited and continued)


         GOODWILL

         We amortize goodwill on a straight-line basis over estimated useful lives of 20 to 40 years.

         There are two recently issued accounting standards that relate to business combinations and intangible assets. These new standards will not take effect for the EarthLiquids division until January 1, 2002. Upon implementation of the new accounting standards, we will no longer be required to record amortization expense for goodwill; however, we will be required to perform an annual impairment analysis relating to the carrying value of the goodwill.

         LONG-LIVED ASSETS

         Each reporting period when deemed necessary, we evaluate the net realizable value of our long-lived assets. We project the net cash flows from our EarthLiquids division, without discounting, for the expected period of time we expect to operate the division. We compare the net cash flows to the carrying value of our long-lived assets. If the carrying value of our long-lived assets exceeds the projected net cash flows for the EarthLiquids division, then we project the discounted net cash flows for the division and compare this figure to the carrying value of the division's long-lived assets. If the carrying value of the division's long-lived assets exceeds the projected discounted cash flows, then we record a permanent reduction in the carrying value of the long-lived assets. Initially, this reduction is recorded against intangible assets and any remainder is recorded against other long-lived assets, primarily property, plant and equipment.

         ENVIRONMENTAL REMEDIATION LIABILITY

         We have recognized approximately $2,800,000 in environmental remediation liabilities as of September 30, 2001 and December 31, 2000, primarily in connection with certain identified environmental matters in the division that were identified at the time of the acquisition of the IPC companies. We periodically review and evaluate our exposure for environmental matters and adjust the level of environmental liabilities. During 2001 and 2000, we did not incur any charges to our environmental remediation liabilities.

         ADVERTISING COSTS

         We charge advertising costs to operating results as incurred.

         INTEREST EXPENSE

         EarthCare Company allocates interest expense to EarthLiquids. For 1999, 2000 and the first three months of 2001, EarthCare Company allocated interest expense to EarthLiquids based on the initial cash used to acquire the IPC and Magnum companies increased by the cash flow funded by EarthCare Company or reduced by the cash flow provided to EarthCare Company from EarthLiquids. For the last six months in 2001, EarthCare Company allocated interest expense to EarthLiquids based on the net cash proceeds expected to be received upon the sale of EarthLiquids to USFilter. The weighted average interest rate used by EarthCare Company to charge EarthLiquids was 10.0% for the last six months of 2001 through September 30, 2001, 13.5% for the first quarter of 2001, 10.8% for 2000 and 4.8% for 1999.

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Unaudited and continued)


         INCOME TAXES

         The EarthLiquids division is included in the consolidated federal and state income tax returns of EarthCare Company. Income taxes are calculated on a separate company basis for financial statement purposes. We record a current income tax provision for the federal and state income tax liability based on each period's taxable income. The current income tax provision (benefit) is transferred each period to EarthCare Company. We record a deferred income tax provision each period for the federal and state income tax effects of the changes in our deferred tax assets and liabilities between the beginning and end of each year. We calculate the deferred tax assets and liabilities based on the temporary differences between the financial reporting and the tax bases of our assets and liabilities. Temporary differences are those differences that originate in one year and reverse in another year. We record a valuation allowance against our deferred tax assets when we believe that it is more likely than not that the deferred tax assets will not be realized.

         REPORTABLE SEGMENTS

         We operate in one business segment, the collection, processing and sale of used oil and oily wastewater.

         USE OF ESTIMATES

         As we have prepared these combined financial statements in conformity with generally accepted accounting principles, we have made estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amount of revenue and expenses during each reporting period. Our actual results may differ materially when we realize the actual amounts. Our estimates and assumptions affect the following significant balance sheet and statement of operations accounts:

            o Accounts receivable - allowance for uncollectible amounts,

            o Inventories - costing method and estimation of market value,

            o Prepaid expenses - amortization period and methods,

            o Property, plant and equipment - estimated useful lives of assets and depreciation methods,

            o Goodwill - estimated useful lives and amortization methods,

            o Long-lived assets - estimated future net cash flows,

            o Operating costs - amount of expenses accrued in each reporting period,

            o Depreciation and amortization expense - estimated useful lives of assets, depreciation and amortization methods and,

            o Environmental liabilities - amount of reserve needed to cover known exposure.

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Unaudited and continued)


         PLEDGING OF EARTHLIQUIDS DIVISION ASSETS

         We have pledged all the assets of the EarthLiquids division and all of the common stock of the EarthLiquids division companies to Bank of America, N.A. under the terms of EarthCare Company's senior credit facility. In addition, each of the EarthLiquids division companies is a guarantor of EarthCare Company's senior credit facility.

3.       ACQUISITIONS

         On September 1, 1999, we acquired all of the outstanding capital stock of Magnum Environmental, Inc. and its subsidiaries ("Magnum"), all Florida corporations and partnerships, for $12,000,000 in cash and 310,000 shares of EarthCare Company's common stock. In addition, EarthCare Company issued 275,000 shares of its common stock, which were held in escrow upon the attainment of certain financial performance targets after the acquisition. The aggregate market value of the common stock issued, including those shares in escrow, was $7,605,000 at the time of issuance. Since the acquisition, EarthCare Company has released 137,500 shares from escrow.

         On February 15, 2000, we acquired all of the outstanding stock of World Fuel Services Corporation's oil recycling services subsidiary, International Petroleum Corporation ("IPC"). IPC operates used oil recycling and treatment centers in Florida, Louisiana, Maryland, New Jersey, Delaware and Pennsylvania. In addition, IPC operates satellite collection centers located near its customer base. IPC collects and receives, directly from customers, non-hazardous used oil, oil filters and oily wastewater. We acquired IPC for $28,000,000 in cash and 754,458 shares of EarthCare Company's common stock, which had an aggregate market value of $5,000,000 at the time of issuance. In addition, we separately acquired from an officer of World Fuel Services Corporation for $2,013,000 in cash, the land on which the IPC New Orleans, Louisiana and Plant City, Florida plants are located.

         Our pro forma results of operations for 2000 and 1999 are shown below. These pro forma results of operations include the historical results of operations of IPC and Magnum as if the acquisitions had been completed on September 1, 1999. The historical results of operations of IPC and Magnum have been adjusted for interest expense related to the cash used for the acquisitions and for the amortization of goodwill.



                                                              For the period from
                                                               September 1, 1999
                                              Year ended        to December 31,
                                          December 31, 2000         1999
                                          -----------------    ------------------
   Revenue                                 $     39,009,250    $     11,002,337
   Net income (loss)                       $     (3,088,493)   $       (924,805)

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Unaudited and continued)


         EarthCare Company purchased the IPC and Magnum companies for the following consideration and allocated the purchase price to the following assets and liabilities based on the fair market values of the assets and liabilities at the dates of the acquisitions:




                                            International
                                              Petroleum            Magnum
                                             Corporation       Environmental
                                           ---------------    ---------------
Consideration:
   Cash                                    $    30,013,000    $    12,000,000
   Common stock of EarthCare Company             5,000,000          7,605,000
                                           ---------------    ---------------
       Total consideration                 $    35,013,000    $    19,605,000
                                           ===============    ===============

Net assets and liabilities acquired:
   Accounts receivable                     $     2,432,852    $       931,989
   Inventories                                     660,000            140,000
   Other assets                                    180,896             89,576
   Property, plant & equipment                  17,053,317         18,711,553
   Goodwill                                     20,480,152          1,495,222
   Accounts payable                               (712,160)          (738,983)
   Accrued liabilities                          (5,082,057)        (1,024,357)
                                           ---------------    ---------------
                                           $    35,013,000    $    19,605,000
                                           ===============    ===============





4.       PROPERTY, PLANT AND EQUIPMENT

         Our property, plant and equipment consisted of the following:



                                                  September 30,      December 31,       December 31,
                                                     2001               2000               1999
                                                ---------------    ---------------    ---------------
Land                                            $     7,052,639    $     7,556,617    $     4,620,000
Trucks and trailers                                   6,491,280          6,535,280          2,618,229
Machinery and equipment                               6,300,440          6,300,440          1,403,097
Buildings and improvements                           13,585,298         13,585,298          8,263,005
Furniture, fixtures and office equipment                220,922            220,921             32,932
Construction-in-progress                              1,067,731            861,188             24,045
                                                ---------------    ---------------    ---------------
                                                     34,718,310         35,059,744         16,961,308
Less accumulated depreciation                        (3,589,383)        (2,104,979)          (238,150)
                                                ---------------    ---------------    ---------------

                                                $    31,128,927    $    32,954,765    $    16,723,158
                                                ===============    ===============    ===============




5.       COMMITMENTS AND CONTINGENCIES

         LEASES

         We have certain satellite service centers, trucks and equipment under non-cancelable operating leases. Under certain of these leases we are required to pay property taxes, insurance, repairs and other

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Unaudited and continued)


costs related to the leased property. At September 30, 2001, we were obligated for the following future minimum lease payments under non-cancelable lease agreements in excess of one year as follows: $260,000 in 2002: $165,000 in 2003; $34,000 in 2004; and $6,000 in 2005. We incurred $553,490, $676,696, and $70,206 for rental expense during the nine months ended September 30, 2001 and each of the years ended December 31, 2000 and 1999, respectively.

         LITIGATION

         In March 2001, EarthCare Company and World Fuel Services Corporation settled a dispute in arbitration. EarthCare Company and World Fuel Services Corporation agreed to settle any known and unknown claims against each other. As part of such settlement, on April 12, 2001, we paid $1,750,000 to World Fuel Services Corporation, which was fully accrued at December 31, 2000.

         During the first quarter of 2001, EarthCare Company filed a lawsuit in the Florida state court against the former owners of the Magnum companies for damages incurred by EarthLiquids. The former owners of the Magnum companies have filed a lawsuit to be tried in federal court in Florida claiming that EarthCare Company has not complied with the terms of their employment agreements. These lawsuits are in their early stages. EarthCare Company intends to vigorously pursue its claim for damages and defend itself against the claim from the former Magnum owners. While EarthCare Company cannot evaluate the outcome of these lawsuits, EarthCare Company does not expect that these lawsuits will have a material effect on the results of operations, balance sheet or cash flows of its EarthLiquids division.

         EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with certain of EarthLiquids' officers and other key employees. The employment agreements run from one to two years and are generally renewable for an additional year at the end of each year. Our annual salary commitment to these officers and key employees amounts to approximately $300,000.

6.       ENVIRONMENTAL REGULATIONS

         We are subject to extensive and evolving federal, state and local environmental laws and regulations that have been enacted in response to technological advances and the public's increased concern over environmental issues. In the normal course of business, we will make capital expenditures to comply with the environmental laws and regulations. To the best of our knowledge, we are in compliance, in all material respects, with the environmental laws and regulations affecting our business.

         As part of our acquisition of IPC, we provided a reserve of approximately $2,800,000 to cover the estimated costs to resolve various environmental matters, including remediation costs. There has been no significant activity in this reserve during 2001 and 2000.

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Unaudited and continued)


7.       ACCRUED LIABILITIES

         Our accrued liabilities consist of the following:



                                                 September 30,  December 31,   December 31,
                                                     2001          2000           1999
                                                 -------------  -----------    ------------
Payroll, vacation, benefits and related taxes     $  297,162     $  257,175     $  100,822
Taxes and other operating costs                      874,583      1,073,163        285,931
Environmental remediation                          2,800,000      2,800,000             --
Arbitration settlement                                    --      1,750,000             --
                                                  ----------     ----------     ----------
                                                  $3,971,745     $5,880,338     $  386,753
                                                  ==========     ==========     ==========



8.       INCOME TAXES

         Our income tax provision and reconciliation from statutory to effective income tax provision are shown below:



                                                                                For the period from
                                                                 Year ended      September 1, 1999
                                            Nine months ended    December 31,   (date of inception)
                                            September 30, 2001      2000        to December 31, 1999
                                            ------------------  ------------    --------------------
Current income tax provision (benefit)          $(1,029,567)     $        --      $  (417,460)
Deferred income tax provision (benefit)           1,029,567               --          417,460
                                                -----------      -----------      -----------
     Total income tax provision (benefit)       $        --      $        --      $        --
                                                ===========      ===========      ===========


Income tax provision (benefit) at
     statutory rate of 34%                      $   108,095      $   171,028      $  (144,997)
Reconciling items to arrive at effective
     tax provision (benefit):
     Non-deductible expenses, primarily
         amortization of goodwill                    26,313           36,132            2,085
     Changes in valuation allowance                (147,126)        (227,280)         159,970
     Effect of state income taxes and other          12,718           20,120          (17,058)
                                                -----------      -----------      -----------

Effective income tax provision (benefit)        $        --      $        --      $        --
                                                ===========      ===========      ===========



         The effective income tax rate for our EarthLiquids division differs from the statutory income tax rate due primarily to goodwill amortization, changes in the valuation allowance and the effect of state income taxes.

                              EARTHLIQUIDS DIVISION
                         A DIVISION OF EARTHCARE COMPANY
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Unaudited and continued)


         The components of our deferred income tax assets are as follows:



                                                September 30, 2001 December 31, 2000  December 31, 1999
                                                ------------------ -----------------  -----------------
Cumulative temporary differences:
     Allowance for uncollectible accounts           $   289,169       $   211,390       $    58,000
     Book versus tax valuation of property,
         plant, equipment and intangible assets      (3,981,018)       (2,746,618)       (1,000,000)
     Accrued liabilities                              3,940,399         5,880,338           386,753
     Net operating loss                               2,867,635           158,247         1,098,579
                                                    -----------       -----------       -----------
                                                      3,116,185         3,503,357           543,332

Effective income tax rate                                  38.0%             38.0%             38.0%
                                                    -----------       -----------       -----------

Deferred tax asset - gross                            1,184,150         1,331,276           206,466

Valuation allowance                                  (1,184,150)       (1,331,276)         (206,466)
                                                    -----------       -----------       -----------

Deferred tax asset - net                            $        --       $        --       $        --
                                                    ===========       ===========       ===========



         During 2001, we expect that the EarthLiquids division will generate a taxable loss. In addition, we determined that it was more likely than not that the EarthLiquids division would not be able to realize the benefit of its deferred tax assets in the future. Therefore, we have provided a full valuation allowance at September 30, 2001 against the deferred tax assets. During 1999, EarthLiquids realized a tax operating loss and we determined that it was more likely than not that such losses would continue in the future. Therefore, we provided a full valuation allowance against the deferred tax assets. During 2000, the EarthLiquids division was able to benefit from its tax operating looses from 1999. However, we evaluated that it was more likely than not that the deferred tax assets would not be realized and we fully reserved the deferred tax assets.

                                     ANNEX A


                       STOCK AND ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               EARTHCARE COMPANY,

               THE WHOLLY OWNED SUBSIDIARIES OF EARTHCARE COMPANY:

           EARTHLIQUIDS COMPANY, MAGNUM ENVIRONMENTAL SERVICES, INC., MAGNUM WORLD ENTERPRISES, INC., MAGNUM PROPERTY DEVELOPMENT CORPORATION, MAGNUM NORTHEAST PROPERTIES, LTD., MAGNUM WEST COAST PROPERTIES, LTD., MAGNUM EAST COAST PROPERTIES, LTD.,
          INTERNATIONAL PETROLEUM CORPORATION, INTERNATIONAL PETROLEUM
                CORPORATION OF MARYLAND, INTERNATIONAL PETROLEUM
         CORPORATION OF LOUISIANA, INTERNATIONAL PETROLEUM CORPORATION
          OF DELAWARE, INTERNATIONAL PETROLEUM CORPORATION OF GEORGIA,
               INTERNATIONAL PETROLEUM CORPORATION OF LAFAYETTE,
              INTERNATIONAL PETROLEUM CORPORATION OF PENNSYLVANIA,
                   INTERNATIONAL ENVIRONMENTAL SERVICES, INC.

                                       AND

               U.S. FILTER RECOVERY SERVICES (MID-ATLANTIC), INC.

                        FOR THE PURCHASE OF SUBSTANTIALLY

                            ALL OF THE ASSETS OF THE

                   EARTHLIQUIDS DIVISION OF EARTHCARE COMPANY

                                      DATED

                                JANUARY ___, 2002

                                TABLE OF CONTENTS



                                                                                                               Page
                                                                                                               ----

ARTICLE I DEFINITIONS; CONSTRUCTION.............................................................................A-2
         1.1      Definitions...................................................................................A-2
         1.2      Construction..................................................................................A-7

ARTICLE II THE TRANSACTION......................................................................................A-7
         2.1      Sale and Purchase of Stock and Assets.........................................................A-7
                  (a)      Sale and Purchase of IPC Delaware Stock..............................................A-7
                  (b)      Sale and Purchase of Assets..........................................................A-7
         2.2      Retained Assets...............................................................................A-8
         2.3      Assumption of Liabilities.....................................................................A-9
         2.4      Retained Liabilities..........................................................................A-9
         2.5      Purchase Price...............................................................................A-11
         2.6      Closing......................................................................................A-11
         2.7      Payment of Purchase Price....................................................................A-11
                  (a)      At Closing..........................................................................A-11
                  (b)      Post-Closing Purchase Price Adjustment..............................................A-11
         2.8      Post-Closing Purchase Price Adjustment.......................................................A-12
         2.9      Closing Balance Sheets.......................................................................A-12
                  (a)      Preliminary Closing Balance Sheet...................................................A-12
                  (b)      Adjusted Closing Balance Sheet......................................................A-12
                  (c)      Arbitration.........................................................................A-12
                  (d)      Final Closing Balance Sheet.........................................................A-13
         2.10     Allocation of Purchase Price.................................................................A-13
         2.11     Contingent Payments..........................................................................A-13
                  (a)      Generally; Amount...................................................................A-13
                  (b)      Method of Calculating Contingent Payments...........................................A-13
                  (c)      Limitations.........................................................................A-15
                  (d)      Dispute Resolution..................................................................A-15
         2.12     Title........................................................................................A-16
         2.13     Certain Consents.............................................................................A-16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANIES....................................................A-16
         3.1      Organization and Authority...................................................................A-16
         3.2      Authorization; Enforceability................................................................A-17
         3.3      EarthCare SEC Filings........................................................................A-17
         3.4      No Violation of Laws or Agreements; Consents.................................................A-17
         3.5      Financial Information........................................................................A-18
                  (a)      Records.............................................................................A-18
                  (b)      Financial Statements................................................................A-18
         3.6      Undisclosed Liabilities......................................................................A-19
         3.7      No Changes...................................................................................A-19
         3.8      Taxes........................................................................................A-20

                  (a)      Tax Returns; Payment................................................................A-20
                  (b)      Withholding.........................................................................A-21
         3.9      Inventory....................................................................................A-21
         3.10     Receivables..................................................................................A-21
         3.11     Condition of Assets; Business; Title.........................................................A-21
                  (a)      Condition of Assets; Business.......................................................A-21
                  (b)      Title...............................................................................A-22
         3.12     No Pending Litigation or Proceedings.........................................................A-22
         3.13     Contracts; Compliance........................................................................A-22
         3.14     Permits; Compliance With Law.................................................................A-24
         3.15     Real Property................................................................................A-24
         3.16     Transactions With Related Parties............................................................A-25
         3.17     Labor Relations..............................................................................A-25
         3.18     Products Liabilities; Warranties.............................................................A-25
         3.19     Insurance....................................................................................A-26
         3.20     Intellectual Property Rights.................................................................A-26
         3.21     Employee Benefits............................................................................A-27
                  (a)      Benefit Plans.......................................................................A-27
                  (b)      Compliance..........................................................................A-27
         3.22     Environmental Matters........................................................................A-27
                  (a)      Compliance; No Liability............................................................A-27
                  (b)      Treatment; CERCLIS..................................................................A-28
                  (c)      Notices; Existing Claims; Certain Regulated Materials; Storage Tanks................A-28
                  (d)      Disclosure by the Companies.........................................................A-29
         3.23     Customer Relations...........................................................................A-29
         3.24     Finders' Fees................................................................................A-29
         3.25     Disclosure...................................................................................A-29

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER.............................................................A-29
         4.1      Organization.................................................................................A-30
         4.2      Authorization; Enforceability................................................................A-30
         4.3      No Violation of Laws; Consents...............................................................A-30
         4.4      No Pending Litigation or Proceedings.........................................................A-30
         4.5      Investment Intent; Accredited Investor.......................................................A-30
         4.6      Finders' Fees................................................................................A-31
         4.7      Financing....................................................................................A-31

ARTICLE V CERTAIN COVENANTS....................................................................................A-31
         5.1      Conduct of Business Pending Closing..........................................................A-31
                  (a)      Ordinary Course; Compliance.........................................................A-31
                  (b)      Prohibited Transactions.............................................................A-31
         5.2      Preparation of Proxy Statement...............................................................A-32
         5.3      Meeting of Stockholders......................................................................A-33
         5.4      Access, Information and Documents............................................................A-33
         5.5      Certain Tax Matters..........................................................................A-33
                  (a)      Tax Returns.........................................................................A-33

                  (b)      Assistance..........................................................................A-34
         5.6      Fulfillment of Agreements....................................................................A-34
         5.7      Assistance...................................................................................A-34
         5.8      Severance and Termination Payments...........................................................A-34
         5.9      Employees of the Division....................................................................A-34
         5.10     Certain Transition Matters...................................................................A-34
                  (a)      Collection of Accounts Receivable...................................................A-35
                  (b)      Endorsement of Checks...............................................................A-35
                  (c)      Assumed Liabilities Controlled by Buyer.............................................A-35
                  (d)      Insurance...........................................................................A-35
         5.11     Workers' Compensation and Disability Claims..................................................A-35
                  (a)      Companies' Liability................................................................A-35
                  (b)      Buyer's Liability...................................................................A-35
         5.12     Covenant Not to Compete......................................................................A-35
                  (a)      Restriction.........................................................................A-35
                  (b)      No Interference with Restricted Customers...........................................A-36
                  (c)      No Interference With Employees......................................................A-36
                  (d)      Enforcement.........................................................................A-36
         5.13     Indebtedness.................................................................................A-37
         5.14     No Solicitation..............................................................................A-37
         5.15     Confidentiality..............................................................................A-37
         5.16     WARN Act.....................................................................................A-37

ARTICLE VI CONDITIONS TO CLOSING; TERMINATION..................................................................A-38
         6.1      Conditions Precedent to Obligations of Buyer.................................................A-38
                  (a)      Stockholder Approval................................................................A-38
                  (b)      Bringdown of Representations and Warranties; Covenants..............................A-38
                  (c)      Litigation..........................................................................A-38
                  (d)      No Material Adverse Change..........................................................A-38
                  (e)      Compliance with Environmental Laws..................................................A-38
                  (f)      Closing Certificate.................................................................A-39
                  (g)      Noncompetition Agreements...........................................................A-39
                  (h)      Closing Documents...................................................................A-39
                  (i)      Other Assessments and Reviews.......................................................A-39
                  (j)      Estoppel Certificates...............................................................A-39
                  (k)      Title Insurance.....................................................................A-39
                  (l)      Other Deliveries....................................................................A-39
                  (m)      Consents............................................................................A-40
                  (n)      Loans and Other Obligations.........................................................A-40
                  (o)      Board Approvals.....................................................................A-40
                  (p)      Contracts in Force..................................................................A-40
                  (q)      Consent to Amended and Restated Credit Agreement....................................A-40
                  (r)      Consent of Debentures...............................................................A-40
         6.2      Conditions Precedent to Obligations of the Companies.........................................A-40
                  (a)      Bringdown of Representations and Warranties; Covenants..............................A-40

                  (b)      Litigation..........................................................................A-41
                  (c)      Closing Certificate.................................................................A-41
                  (d)      Closing Documents...................................................................A-41
         6.3      Deliveries at the Closing by the Companies...................................................A-41
         6.4      Deliveries at the Closing by Buyer...........................................................A-42
         6.5      Termination..................................................................................A-43
                  (a)      Termination.........................................................................A-43
                  (b)      Casualty Damage.....................................................................A-44

ARTICLE VII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.......................................................A-44
         7.1      Survival of Representations..................................................................A-44
         7.2      Indemnification by the Companies.............................................................A-44
         7.3      Indemnification by Buyer.....................................................................A-45
         7.4      Limitation of Liability......................................................................A-46
                  (a)      Threshold...........................................................................A-46
                  (b)      Ceiling.............................................................................A-46
                  (c)      Time Period.........................................................................A-46
                  (d)      Fraud; Intentional Misrepresentation................................................A-46
         7.5      Notice of Claims.............................................................................A-47
         7.6      Third Party Claims...........................................................................A-47
         7.7      Security Deposit.............................................................................A-47
                  (a)      Delivery, Generally.................................................................A-48
                  (b)      Interest............................................................................A-48
                  (c)      Payment.............................................................................A-48
         7.8      Appointment of Representative................................................................A-48

ARTICLE VIII MISCELLANEOUS.....................................................................................A-48
         8.1      Costs and Expenses...........................................................................A-48
         8.2      Proration of Expenses........................................................................A-48
         8.3      Further Assurances...........................................................................A-48
         8.4      Notices......................................................................................A-49
         8.5      Offset; Assignment; Governing Law............................................................A-50
         8.6      Amendment and Waiver; Cumulative Effect......................................................A-50
         8.7      Entire Agreement; No Third Party Beneficiaries...............................................A-50
         8.8      Severability.................................................................................A-50
         8.9      Good Faith Efforts to Settle Disputes; Mediation.............................................A-51
         8.10     Counterparts.................................................................................A-51
         8.11     Attorneys' Fees..............................................................................A-51
         8.12     Bulk Sales...................................................................................A-52

                                LIST OF SCHEDULES



Schedule 1.1P.....         --       Permitted Encumbrances
Schedule 2.1(i)...         --       Purchased Assets:  Machinery and Equipment
Schedule 2.1(ii)..         --       Purchased Assets:  Inventory
Schedule 2.1(iii).         --       Purchased Assets:  Other Tangible Property
Schedule 2.1(v)...         --       Purchased Assets: Intellectual Property
Schedule 2.2......         --       Retained Assets
Schedule 2.3......         --       Assumed Liabilities
Schedule 2.4......         --       Other Retained Liabilities
Schedule 2.7......         --       Creditors to be Paid at Closing
Schedule 2.10.....         --       Allocation of Purchase Price
Schedule 3.4......         --       Violations of Laws or Agreements
Schedule 3.6......         --       Undisclosed Liabilities
Schedule 3.8......         --       Taxes
Schedule 3.10.....         --       Receivables
Schedule 3.11.....         --       Condition of Assets; Title
Schedule 3.12.....         --       Litigation
Schedule 3.13.....         --       Contracts; Compliance
Schedule 3.14.....         --       Permits
Schedule 3.15.....         --       Real Property
Schedule 3.16.....         --       Transactions with Related Parties
Schedule 3.18.....         --       Product Liabilities; Warranties
Schedule 3.19.....         --       Insurance
Schedule 3.20.....         --       Intellectual Property Rights
Schedule 3.21.....         --       Employee Benefit Plans
Schedule 3.22.....         --       Environmental Matters
Schedule 3.23.....         --       Customer Relations
Schedule 5.12(a)..         --       Restrictive Covenant


                                LIST OF EXHIBITS


Exhibit A.........         --       Financial Statements of the Company as of November 30, 2001.
Exhibit B.........         --       Form of Consent to Amended and Restated Credit Agreement
Exhibit C.........         --       Form of Opinion of Becker & Poliakoff, P.A., counsel to the Companies
Exhibit D.........         --       Form of Opinion of Thomas Witt, counsel to Buyer

         This Stock and Asset Purchase Agreement (the "AGREEMENT") is dated as of the ___ day of January, 2002 and is by and among U.S. FILTER RECOVERY SERVICES (MID-ATLANTIC), INC., a Delaware corporation ("BUYER"), and EARTHCARE COMPANY, a Delaware corporation (the "EARTHCARE"), EARTHLIQUIDS COMPANY, a Texas corporation ("EL CO"); MAGNUM ENVIRONMENTAL SERVICES, INC., a Florida corporation ("MAGNUM"); MAGNUM WORLD ENTERPRISES, INC., a Florida corporation ("MAGNUM WORLD"); MAGNUM PROPERTY DEVELOPMENT CORPORATION, a Florida corporation ("MAGNUM PROPERTY"); MAGNUM NORTHEAST PROPERTIES, LTD., a Florida limited partnership ("MAGNUM NE"); MAGNUM WEST COAST PROPERTIES, LTD., a Florida limited partnership ("MAGNUM WEST COAST"); MAGNUM EAST COAST PROPERTIES, LTD., a Florida limited partnership ("MAGNUM EAST COAST"); INTERNATIONAL PETROLEUM CORPORATION, a Florida corporation ("IPC"), INTERNATIONAL PETROLEUM CORPORATION OF MARYLAND, a Maryland corporation ("IPC MARYLAND"); INTERNATIONAL PETROLEUM CORPORATION OF LOUISIANA, a Louisiana corporation ("IPC LOUISIANA"); INTERNATIONAL PETROLEUM CORPORATION OF DELAWARE, a Delaware corporation ("IPC DELAWARE"); INTERNATIONAL PETROLEUM CORPORATION OF GEORGIA, a Georgia Corporation ("IPC GEORGIA"); INTERNATIONAL PETROLEUM CORPORATION OF LAFAYETTE, a Louisiana corporation ("IPC LAFAYETTE"); INTERNATIONAL PETROLEUM CORPORATION OF PENNSYLVANIA, a Pennsylvania corporation ("IPC PENNSYLVANIA", and INTERNATIONAL ENVIRONMENTAL SERVICES, INC., a Louisiana corporation ("IPC ENVIRONMENTAL"). For purposes of this Agreement, EL Co., Magnum, Magnum World, Magnum Property, Magnum NE, Magnum West Coast, Magnum East Coast, IPC, IPC Maryland, IPC Louisiana, IPC Delaware, IPC Georgia, IPC Lafayette, IPC Pennsylvania and IPC Environmental are collectively referred to as the "EARTHLIQUIDS SUBSIDIARIES" and each individually as an "EARTHLIQUIDS SUBSIDIARY," and EarthCare and the EarthLiquids Subsidiaries are collectively referred to as the "COMPANIES" and each individually as a "COMPANY." All of the Companies, other than IPC Delaware, are collectively referred to as the "ASSET COMPANIES."

         The Companies own or lease all of the assets used by the EarthLiquids Division of EarthCare which engages in the business of used oil recovery and oily wastewater management (the "DIVISION"). The Asset Companies desire to sell and assign to Buyer, and Buyer desires to purchase and assume from the Asset Companies, substantially all of the assets utilized by and the business of the Division, on the terms and subject to the conditions set forth below. In addition, EarthCare desires to sell and assign to Buyer, and Buyer desires to purchase and assume from EarthCare, all of the issued and outstanding shares of capital stock of IPC Delaware (the "IPC DELAWARE STOCK"), on the terms and subject to the conditions set forth below. In consideration of the representations, warranties, covenants and agreements contained herein, Buyer and the Companies, each intending to be legally bound hereby, agree as set forth below.

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION


    1.1 DEFINITIONS. As used in this Agreement, the following terms have the meanings specified in this Section 1.1. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         "AAA" has the meaning given that term in Section 8.9.

         "ADJUSTED CLOSING BALANCE SHEET" has the meaning given that term in
Section 2.9(b).

         "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         "AGREEMENT" means this Stock and Asset Purchase Agreement, as it may be amended from time to time.

         "ASSET COMPANIES" has the meaning given that term in the introductory paragraph of this Agreement.

         "ASSUMED LIABILITIES" has the meaning given that term in Section
2.3(a).

         "AVERAGE PRICE" has the meaning given that term in Section 2.11(b).

         "BENEFIT PLAN" has the meaning given that term in Section 3.21(a).

         "BUYER" means U.S. Filter Recovery Services (Mid-Atlantic), Inc., a Delaware corporation.

         "BUYER DAMAGES" has the meaning given that term in Section 7.2.

         "BUYER INDEMNITEES" has the meaning given that term in Section 7.2.

         "CERCLIS" means the United States Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund.

         "CLOSING" has the meaning given that term in Section 2.6.

         "CLOSING DATE" has the meaning given that term in Section 2.6.

         "CODE" means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

         "COMPANY" and "COMPANIES" have the meanings given in the introductory paragraph of this Agreement.

         "COMPANY DAMAGES" has the meaning given that term in Section 7.3.

         "COMPANY INDEMNITEES" has the meaning given that term in Section 7.3.

         "COMPANY PLAN" has the meaning given that term in Section 3.21(a).

         "COMPANY STOCKHOLDERS MEETING" has the meaning given that term in
Section 5.2.

         "CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT" means that certain Consent to Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time), by and among EarthCare, the Banks (as that term is defined in the Credit Agreement), Bank of America, N.A., as Administrative Agent, and Fleet National Bank, as Syndication Agent.

         "CONTINGENT PAYMENT" has the meaning given that term in Section
2.11(a).

         "CONTRACT" and "CONTRACTS" have the respective meanings given those terms in Section 3.13.

         "CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of February 15, 2000 (as amended, supplemented or otherwise modified from time to time) by and among EarthCare, the Banks (as that term is defined in the Credit Agreement), Bank of America, N.A., as Administrative Agent, and Fleet National Bank, as Syndication Agent.

         "DAMAGES" means Buyer Damages or Company Damages, as the case may be.

         "DGCL" means the Delaware General Corporation Law, as amended, and the rules and regulations promulgated thereunder.

         "DIVISION" has the meaning given that term in the introductory paragraph of this Agreement.

         "EARTHCARE" has the meaning given that term in the introductory paragraph of this Agreement.

         "EARTHLIQUIDS SUBSIDIARY" and "EARTHLIQUIDS SUBSIDIARIES" have the meanings given those terms in the introductory paragraph of this Agreement.

         "ENCUMBRANCE" means any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever or any item similar or related to the foregoing.

          "ENVIRONMENTAL LAW" means any applicable Law relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "FASB" means the United States Financial Accounting Standards Board or its successor.

         "FINAL CLOSING BALANCE SHEET" has the meaning given that term in
Section 2.9(d).

         "FINANCIAL STATEMENTS" has the meaning given that term in Section
3.5(b).

         "GAAP" means United States generally accepted accounting principles in effect for the relevant time period.

         "GOVERNING DOCUMENTS" means, with respect to any Person who is not a natural Person, the certificate or articles of incorporation, bylaws, deed of trust, formation or governing agreement and other charter documents or organizational or governing documents or instruments of such Person.

         "GOVERNMENTAL BODY" means any court, government department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality, whether federal, state, local or foreign.

         "INDEMNIFIED PARTY" has the meaning given that term in Section 7.5.

         "INDEMNIFYING PARTY" has the meaning given that term in Section 7.5.

         "INTELLECTUAL PROPERTY" has the meaning given that term in Section
3.20.

         "IRS" means the United States Internal Revenue Service.

          "IPC DELAWARE STOCK" means all of the issued and outstanding capital stock of IPC Delaware.

         "KNOWLEDGE" means that information which is known by a Person; provided, however, that such Person has previously conducted a diligent and comprehensive examination and investigation of all facts relating to the subject matter of the inquiry. In the case of a Company, "Knowledge" is limited to such information that is in the possession of the directors, executive officers, general managers and managers of the Company.

         "LAW" means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation or order of any kind or nature whatsoever including any public policy, judgment or order of any Governmental Body or principle of common law.

         "LIABILITIES" means, with respect to any Person, all debts, liabilities and obligations of such Person of any nature or kind whatsoever, whether due or to become due, accrued, fixed, absolute, matured, determined, determinable or contingent, whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service or otherwise.

         "LITIGATION" has the meaning given that term in Section 3.12.

         "MINIMUM PRICE" has the meaning given that term in Section 2.11(b).

         "OTHER AGREEMENT" means each other agreement or document contemplated hereby to be executed and delivered in connection with the transactions contemplated by this Agreement on or before the Closing.

         "PCBS" means polychlorinated biphenyls.

         "PERMIT" and "PERMITS" have the respective meanings given those terms in Section 3.14.

         "PERMITTED ENCUMBRANCES" means (i) liens for current taxes not yet due,
(ii) liens of public record on personal property, including liens of financial lenders having business relationships with the Companies, all only as identified on Schedule 1.lP, and (iii) with respect to the Real Property, easements, covenants, rights-of-way, zoning restrictions and other encumbrances or restrictions of record identified on Schedule 1.1P; provided, however, that any Encumbrances in clauses (i), (ii) and (iii) do not or will not either individually or in the aggregate materially adversely affect the value of the property encumbered or prohibit or interfere with the operation of the Division.

         "PERSON" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, any other legal entity and a Governmental Body.

         "POST-CLOSING PURCHASE PRICE ADJUSTMENT" is the post-Closing adjustment to the Purchase Price pursuant to Section 2.8.

         "PRE-CLOSING PERIOD" has the meaning given that term in Section 5.5(a).

         "PRELIMINARY CLOSING BALANCE SHEET" has the meaning given that term in
Section 2.9(a).

         "PROXY STATEMENT" has the meaning given that term in Section 5.2.

         "PURCHASE PRICE" has the meaning given that term in Section 2.5.

         "PURCHASED ASSETS" has the meaning given that term in Section 2.1(b).

         "REAL PROPERTY" has the meaning given that term in Section 3.15.

         "RECEIVABLES" means all trade and other accounts receivable of the Division.

         "REGULATED MATERIAL" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance as defined by any Environmental Law and any other substance, waste or material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof, PCBs, and friable asbestos.

         "RELATED PARTY" means (i) the Companies, (ii) any Affiliate of the Companies, (iii) any officer or director of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

         "REPRESENTATIVE" has the meaning given that term in Section 7.8.

         "RESOLVING ACCOUNTANTS" has the meaning given that term in Section 2.9(c).

         "RETAINED ASSETS" has the meaning given that term in Section 2.2.

         "RETAINED LIABILITIES" has the meaning given that term in Section 2.4.

         "SCHEDULE DELIVERY DATE" has the meaning given that term in the introductory paragraph of Article III.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SECURITY ACCOUNT" has the meaning given that term in Section 7.7(a).

         "SECURITY AGREEMENT" has the meaning given that term in Section 7.7(a).

         "SECURITY DEPOSIT" has the meaning given that term in Section 7.7(a).

         "SECURITY RIGHT" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security, including without limitation, any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and including rights conferred by statute, by the issuer's Governing Documents or by agreement.

         "SOFTWARE" has the meaning given that term in Section 3.20.

          "SUBSIDIARY" means any corporation, partnership, joint venture or other entity of which a Person owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

         "SUPERFUND" means the United States Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended.

         "TAX" means any tax, levy, customs duty, impost, fee or other assessment, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other charge of any kind whatsoever, including any interest or penalty thereon or addition thereto, whether disputed or not, imposed by any Governmental Body, whether federal, state, county, local or foreign.

         "TAX RETURN" means any return, declaration, report, estimate, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

         "WARN ACT" means the Worker Adjustment and Retraining Act (29 U.S.C.
Section 1201 et seq.), as amended, and any regulations promulgated thereunder.

         "YEAR ONE," "YEAR TWO" and "YEAR THREE" shall each have the respective meanings given those terms in Section 2.11(b).

         1.2 CONSTRUCTION. As used herein, unless the context otherwise requires: (i) all references to "Article" or "Section" are to an article or section hereof; (ii) all references to "Exhibits" and "Schedules" herein are to exhibits and schedules attached hereto and incorporated herein by reference and made a part hereof; (iii) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof, and (v) the singular includes the plural, the plural includes the singular and the gender of any pronoun includes the other genders.

                                   ARTICLE II
                                 THE TRANSACTION

         2.1 SALE AND PURCHASE OF STOCK AND ASSETS.


             (a) SALE AND PURCHASE OF IPC DELAWARE STOCK. Upon the terms and subject to the conditions of this Agreement and in consideration of the Purchase Price, at the Closing, EarthCare shall sell, assign, transfer and deliver the IPC Delaware Stock to Buyer, and Buyer shall purchase from EarthCare and take delivery of the IPC Delaware Stock free from all Encumbrances, except Permitted Encumbrances.

             (b) SALE AND PURCHASE OF ASSETS. Upon the terms and subject to the conditions of this Agreement and in consideration of the Purchase Price, at the Closing, the Asset Companies shall sell and transfer to Buyer, and Buyer shall purchase from the Asset Companies all of the Asset Companies' right, title and interest in and to the properties, business as a going concern, goodwill and assets, on the premises of the Asset Companies, or on the premises of customers, utilized by the Division, of every kind, nature and description, existing on the Closing Date, whether real, personal or mixed, tangible or intangible, in electronic form or otherwise, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in the books or financial statements of the Division, except those assets specifically excluded pursuant to Section 2.2, free and clear of any and all Encumbrances, other than Permitted Encumbrances. The properties, business, goodwill and assets of the Asset Companies utilized by the Division to be transferred hereunder (collectively, the "PURCHASED ASSETS") shall include, but not be limited to, the following:

                 (i) All of the machinery, equipment, tools and supplies utilized by the Division, including the items identified on Schedule 2.1(i);

                 (ii) All of the inventory of raw materials, work-in-process, and finished goods utilized by the Division, wherever located and whether or not obsolete or carried on the Division's books of account, including the items identified on Schedule 2.1(ii);

                 (iii) All of the other tangible assets utilized by the Division, including office furniture, office equipment and supplies, computer hardware and software, leasehold improvements and vehicles, as identified on
Schedule 2.1(iii);

                 (iv) Except as set forth in Section 2.2(iii), all of the records, manuals, documents, books of account, correspondence, sales and credit reports, customer lists, literature, brochures, advertising materials and similar items of the Division;

                 (v) All of the goodwill and rights in and to the Division, including the names "EarthLiquids," "International Petroleum" and "Magnum" and all rights of the Asset Companies in any other trade name, trademark, fictitious name or service mark, or any variant of any of them, and any applications therefor or registrations thereof, and any other forms of Intellectual Property utilized by the Division, including the items identified on Schedule 2.1(v);

                 (vi) All of the rights of the Asset Companies with respect to the Division under leases for real or personal property and under all other leases, contracts, agreements, purchase and sale orders, service maintenance contracts and warranties and guaranties given, made or issued by any contractors, suppliers, manufacturers, installers and the like, and all of the rights of the Asset Companies with respect to the Division in any governmental authorizations, permits, licenses, certifications and similar intangible assets;

                 (vii) All of the trade and other notes and accounts receivable, advance payments, deposits, prepaid items and expenses, rights of offset, credits and claims for refund of the Asset Companies in respect of the Division;

                 (viii) All of those lots and pieces of ground, together with the buildings and improvements thereon, and all easements, rights and privileges appurtenant thereto, of all real property owned by the Asset Companies utilized by the Division, all as more particularly set forth in Schedule 3.15;

                 (ix) All of the claims, choses in action, causes of action and judgments of related to the Division; and

                 (x) All of the rights to the Division.

         2.2 RETAINED ASSETS. The Companies shall retain, and the Purchased Assets shall not include, the following assets (collectively, the "RETAINED ASSETS"):

                 (i) all assets of the Companies not utilized by the Division;

                 (ii) the consideration to be delivered to the Companies pursuant to this Agreement;

                 (iii) all of the cash, cash in banks, cash equivalents, bank and mutual fund accounts;

                 (iv) all claims, choses in action, causes of action and judgments not assumed by Buyer or with respect to any Retained Liability;

                 (v) the names "EarthCare," "EarthAmerica" or any variant of either of them, other than "EarthLiquids" and any variant of EarthLiquids;

                 (vi) the real properties, buildings and improvements, easements, rights and privileges appurtenant thereto, and the personal property, including equipment, furniture and fixtures, and the intangible assets, all thereon located at 9401 Fairgrounds Road, West Palm Beach, Florida, and 238 Jerome Road, Lafayette, Louisiana; and

                 (vi) those other assets specifically listed on Schedule 2.2.

         2.3 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall, pursuant to an assignment and assumption agreement, in a form agreed to by the parties, assume and agree to perform, pay or discharge, when due, to the extent not theretofore performed, paid or discharged, the following Liabilities related to the Division and only such Liabilities; provided, however, such Liabilities do not result from breach or nonperformance thereof that predates the Closing; provided, further, that Buyer does not assume any obligations to deliver goods, services or other items with respect to which payments were made prior to the Closing Date unless the amount of such payment has been remitted to Buyer (collectively, the "ASSUMED LIABILITIES"):

                 (i) those specific Liabilities in the amounts accrued on the Final Closing Balance Sheet, incurred as a result of operations in the ordinary course of business from the date of the Financial Statements as trade and other accounts payable; and

                 (ii) those Liabilities set forth on Schedule 2.3.

         2.4 RETAINED LIABILITIES. Except for the Assumed Liabilities, Buyer does not hereby assume and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other Liability of the Companies or related to the Division, whether existing on, before or after the Closing Date or arising out of any transactions entered into, or any state of facts existing on, prior to or after the Closing Date (the "RETAINED LIABILITIES"), and the Companies agree to pay and satisfy, when due, all Retained Liabilities. Without limiting the foregoing, except for the Assumed Liabilities, the term "Retained Liabilities" shall include, without limitation, Liabilities:

                 (i) for or in connection with any dividends, distributions, redemptions, or Security Rights with respect to any security of a Company occurring, declared or payable before the Closing or occurring, declared or payable after Closing with respect to an Asset Company;

                 (ii) arising out of any transaction affecting, or obligation incurred after the Closing by, an Asset Company;

                 (iii) for expenses incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all legal and accounting fees and all brokers or finders fees or commissions incurred by a Company;

                 (iv) of a Company under or arising out of this Agreement;

                 (v) to any Related Party;

                 (vi) to indemnify any of the officers, directors, employees or agents of a Company with respect to matters occurring, arising or relating to periods before the Closing or occurring or arising after the Closing with respect to an Asset Company;

                 (vii) against which an Asset Company or, before the Closing, IPC Delaware, is insured or otherwise indemnified (other than pursuant to this Agreement) or which would have been covered by insurance (or indemnification) but for a claim by the insurer (or the indemnitor) that the insured (or the indemnitee) had breached its obligations under the policy of insurance (or the contract of indemnity) or had committed fraud in the insurance application;

                 (viii) for any product manufactured, distributed or installed or service performed by a Company related to the Division prior to the Closing, whether or not such Liability relates to products that are defective or improperly designed or maintained or any product or service in breach of any express or implied product or service warranty;

                 (ix) for, related to or arising in connection with any Benefit Plan or other Company Plan, the administration thereof or any distributions or other benefits due thereunder;

                 (x) under Environmental Laws, relating in any way to actions or conditions existing prior to the Closing Date, including but not limited to, matters disclosed on Schedule 3.22;

                 (xi) other than the Assumed Liabilities, Liabilities of a Company related to the Division incurred prior to the Closing Date or relating to circumstances in existence prior to the Closing Date;

                 (xii) for payments owed to employees of a Company related to the Division on or before the Closing Date, whether or not on account of the transactions contemplated hereby, including without limitation any severance obligations owing to employees of a Company related to the Division on or before the Closing;

                 (xiii) for Taxes, including without limitation, income, withholding, sales and use and payroll Taxes, of a Company; and

                 (xiv) those other liabilities set forth on Schedule 2.4

         2.5 PURCHASE PRICE. The aggregate purchase price for the IPC Delaware Stock and Purchased Assets shall be $35,000,000, subject to the Post-Closing Purchase Price Adjustment (the "PURCHASE PRICE"), plus the assumption of the Assumed Liabilities.

         2.6 CLOSING. The consummation of the purchase and sale of the IPC Delaware Stock and Purchased Assets, the assumption of the Assumed Liabilities and the consummation of the other transactions contemplated hereby (the "CLOSING") shall take place at the offices of Sutherland Asbill and Brennan LLP, 1275 Pennsylvania Avenue, NW, Washington, DC 20004-2415, 10:00 a.m., local time, within five (5) business days after the date on which the last of the conditions set forth in Sections 6.1 and 6.2 shall have been satisfied or waived, or at such other time, date and/or place as the parties agree (the "CLOSING DATE"); provided, however, the Closing Date shall not take place prior to seven (7) days after the Schedule Delivery Date.

         2.7 PAYMENT OF PURCHASE PRICE.

             (a) AT CLOSING. The Purchase Price shall be paid by Buyer at Closing by:

                 (i) assumption of the Assumed Liabilities;

                 (ii) delivery to the Companies of $35,000,000, less the amounts finally determined and established for clauses (iii), (iv) and (v) of this Section 2.7(a), by wire transfer of immediately available federal funds;

                 (iii) delivery to the creditors of the Companies of the amounts set forth on Schedule 2.7, as updated immediately prior to the Closing, for past due payables of the Companies in respect of the Division and for certain other amounts due in respect of the Division;

                 (iv) holding back by the Buyer of $3,800,000, as the Security
             Deposit pursuant to Section 7.7; and

                 (v) delivery to Bank of America, N.A., as "Administrative
             Agent" for the Banks (as that term is defined in the Credit Agreement) of the amounts required to be paid to the Administrative Agent pursuant to the Consent to Amended and Restated Credit Agreement.

             (b) POST-CLOSING PURCHASE PRICE ADJUSTMENT. Within five (5) business days after the determination of the Post-Closing Purchase Price Adjustment is made, EarthCare or Buyer, as the case may be, shall deliver to the other the amount of such adjustment by wire transfer of federal funds.

         2.8 POST-CLOSING PURCHASE PRICE ADJUSTMENT. If the net working capital of the Division as of the close of business on the Closing Date, which shall be calculated as those current assets constituting part of the Purchased Assets and assets of IPC Delaware (excluding cash and cash equivalents) less those current Liabilities constituting part of the Assumed Liabilities and Liabilities of IPC Delaware as of such date, does not equal $4,647,068, then the Purchase Price shall be increased or decreased, as applicable, on a dollar-for-dollar basis, by the amount of such excess or shortfall (the "POST CLOSING PURCHASE PRICE ADJUSTMENT"). The net working capital of the Division, as of the close of business on the Closing Date, shall be derived from the Final Closing Balance Sheet which shall be determined in accordance with Section 2.9.

         2.9 CLOSING BALANCE SHEETS.

             (a) PRELIMINARY CLOSING BALANCE SHEET. As soon as practicable following the Closing, but in no event later than thirty (30) days thereafter, Buyer (in consultation with EarthCare and with such assistance as Buyer shall reasonably request of EarthCare) shall prepare a statement of assets acquired and liabilities assumed including those of IPC Delaware, as of the close of business on the Closing Date, reflecting, among other things, the net working capital of the Purchased Assets and assets of IPC Delaware and Assumed Liabilities and Liabilities of IPC Delaware (the "PRELIMINARY CLOSING BALANCE SHEET"). The Preliminary Closing Balance Sheet shall consist solely of the Purchased Assets and assets of IPC Delaware and Assumed Liabilities and Liabilities of IPC Delaware and shall be prepared in accordance with GAAP, applied on a basis consistent with the Financial Statements, except that (i) only the Purchased Assets and assets of IPC Delaware and the Assumed Liabilities and Liabilities of IPC Delaware shall be included therein, and (ii) no item shall fail to be included therein or excluded therefrom on the basis of materiality, individually or collectively. EarthCare and its representatives shall be provided complete access to all work papers and other information used by Buyer in preparing the Preliminary Closing Balance Sheet.

             (b) ADJUSTED CLOSING BALANCE SHEET. EarthCare shall examine and review the Preliminary Closing Balance Sheet in accordance with generally accepted auditing standards and, based upon such examination, make such adjustments, if any, to the Preliminary Closing Balance Sheet as shall in its judgment be required to cause the Preliminary Closing Balance Sheet to reflect fairly those items required to be reflected therein in accordance with GAAP (after examination and any adjustment, the "ADJUSTED CLOSING BALANCE SHEET"). Within forty-five (45) days after Buyer has delivered to EarthCare the Preliminary Closing Balance Sheet, the Adjusted Closing Balance Sheet shall be delivered by EarthCare to Buyer. Buyer and its representatives shall be provided complete access to all work papers and other information used by EarthCare in preparing the Adjusted Closing Balance Sheet. The Adjusted Closing Balance Sheet, when delivered by EarthCare to Buyer, shall be deemed conclusive and binding on the parties for purposes of determining the Post-Closing Purchase Price Adjustment unless Buyer notifies EarthCare in writing within ten (10) days after receipt of the Adjusted Closing Balance Sheet of its disagreement therewith, which notice shall state with reasonable specificity the reasons for any disagreement and identify the items and amounts in dispute.

             (c) ARBITRATION. If any disagreement concerning the Post-Closing Purchase Price Adjustment is not resolved by Buyer and EarthCare within thirty
(30) days following the
receipt by Buyer of the Adjusted Closing Balance Sheet, the undisputed amount shall be paid in accordance with Section 2.7(b), and Buyer and EarthCare shall promptly engage (on standard terms and conditions for a matter of such nature) a nationally recognized firm of certified public accountants to resolve such dispute (the "RESOLVING ACCOUNTANTS"). The Resolving Accountants shall be proposed in writing by Buyer to EarthCare. In the absence of prompt agreement on the identity of the Resolving Accountants, the Dallas, Texas office of the accounting firm of Ernst & Young shall be engaged by Buyer and EarthCare. The engagement agreement with the Resolving Accountants shall require the Resolving Accountants to make their determination with respect to the items in dispute within ninety (90) days following the receipt by Buyer of the Adjusted Closing Balance Sheet. Buyer, on the one hand, and EarthCare, on the other hand shall equally split and pay the fees and expenses of the Resolving Accountants at the time of payment of the Post Closing Purchase Price Adjustment. The resolution by the Resolving Accountants of any dispute concerning the Post Closing Purchase Price Adjustment shall be final, binding and conclusive upon the parties and shall be the parties' sole and exclusive remedy regarding any dispute concerning the Post Closing Purchase Price Adjustment; provided, however, that the limitations set forth in this Section shall not impair or affect the rights of any of the parties to seek in any forum equitable relief, including (without limitation) specific performance or injunctive relief with respect hereto, or affect the rights of any of the parties to seek redress in any forum for any Damages arising out of fraud by any other party in connection herewith.

             (d) FINAL CLOSING BALANCE SHEET. The Adjusted Closing Balance Sheet, as modified by the parties' agreement and by any determination by the certified public accountants as described in this Section 2.9, shall be the "FINAL CLOSING BALANCE SHEET."

         2.10 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets and the IPC Delaware Stock in accordance with the allocation set forth in Schedule 2.10, which shall be adjusted as necessary to conform to the Final Closing Balance Sheet, and in accordance with the principles of Section 1060 of the Code and any applicable treasury regulations thereunder. Buyer and each Company shall report the federal, state and local income and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any Litigation or otherwise.

         2.11 CONTINGENT PAYMENTS.

              (a) GENERALLY; AMOUNT. In addition to the Purchase Price described in this Article II, EarthCare will be eligible to receive and Buyer will pay to EarthCare, in accordance with the further provisions of this Section 2.11, a contingent payment up to a maximum of $1,666,666.67 after the first anniversary ("YEAR ONE"), second anniversary ("YEAR TWO") and third anniversary ("YEAR THREE") of the Closing Date (each a "CONTINGENT PAYMENT"), for a total maximum for all Contingent Payments, if payable, not to exceed $5,000,000.00.

              (b) METHOD OF CALCULATING CONTINGENT PAYMENTS. A Contingent Payment will be payable by Buyer to EarthCare within 45 days after each of Year One, Year Two and Year Three only if the average price for used oil, including transportation costs, sold from the Plant City, Florida, Ft. Pierce, Florida, Pompano Beach, Florida, Baltimore, Maryland,

Wilmington, Delaware and New Orleans, Louisiana facilities (the "AVERAGE PRICE") for Year One is greater than $0.50 per gallon, for Year Two is greater than $0.50 per gallon and for Year Three is greater than $0.56 per gallon (each, respectively, the "MINIMUM PRICE"). For purposes of this Section 2.11, the average price for used oil shall be calculated (i) by dividing (A) the total revenue for processed oil for all of the above described facility locations by
(B) the total volume (in gallons) of processed oil sold during such 12 month period for all of such facility locations, and (ii) excluding from such calculations all transactions, on a case by case basis, among Affiliates if such transaction would have the effect of reducing the Average Price if such transaction were otherwise included in the calculation. If the Average Price for the relevant 12 month period of Year One or Year Two, respectively, exceeds the Minimum Price for that year, then the Contingent Payment with respect to such 12 month anniversary period will be payable as follows:



 Average     Contingent     Average       Contingent     Average      Contingent
  Price        Payment       Price         Payment        Price        Payment
 -------     ----------     -------       ----------     -------      ----------

  $0.501   $ 18,518.52     $  0.531     $  574,074.08    $0.561    $1,129,629.63
  $0.502   $ 37,037.04     $  0.532     $  592,592.59    $0.562    $1,148,148.15
  $0.503   $ 55,555.56     $  0.533     $  611,111.11    $0.563    $1,166,666.67
  $0.504   $ 74,074.07     $  0.534     $  629,629.63    $0.564    $1,185,185.19
  $0.505   $ 92,592.59     $  0.535     $  648,148.15    $0.565    $1,203,703.71
  $0.506   $111,111.11     $  0.536     $  666,666.67    $0.566    $1,222,222.22
  $0.507   $129,629.63     $  0.537     $  685,185.19    $0.567    $1,240,740.74
  $0.508   $148,148.15     $  0.538     $  703,703.71    $0.568    $1,259,259.26
  $0.509   $166,666.67     $  0.539     $  722,222.22    $0.569    $1,277,777.78
  $0.510   $185,185.19     $  0.540     $  740,740.74    $0.570    $1,296,296.30
  $0.511   $203,703.70     $  0.541     $  759,259.26    $0.571    $1,314,814.82
  $0.512   $222,222.22     $  0.542     $  777,777.78    $0.572    $1,333,333.34
  $0.513   $240,740.74     $  0.543     $  796,296.30    $0.573    $1,351,851.85
  $0.514   $259,259.26     $  0.544     $  814,814.82    $0.574    $1,370,370.37
  $0.515   $277,777.78     $  0.545     $  833,333.34    $0.575    $1,388,888.89
  $0.516   $296,296.30     $  0.546     $  851,851.85    $0.576    $1,407,407.41
  $0.517   $314,814.82     $  0.547     $  870,370.37    $0.577    $1,425,925.93
  $0.518   $333,333.33     $  0.548     $  888,888.89    $0.578    $1,444,444.45
  $0.519   $351,851.85     $  0.549     $  907,407.41    $0.579    $1,462,962.97
  $0.520   $370,370.37     $  0.550     $  925,925.93    $0.580    $1,481,481.48
  $0.521   $388,888.89     $  0.551     $  944,444.45    $0.581    $1,500,000.00
  $0.522   $407,407.41     $  0.552     $  962,962.96    $0.582    $1,518,518.52
  $0.523   $425,925.93     $  0.553     $  981,481.48    $0.583    $1,537,037.04
  $0.524   $444,444.45     $  0.554     $1,000,000.00    $0.584    $1,555,555.56
  $0.525   $462,962.96     $  0.555     $1,018,518.52    $0.585    $1,574,074.08
  $0.526   $481,481.48     $  0.556     $1,037,037.04    $0.586    $1,592,592.60
  $0.527   $500,000.00     $  0.557     $1,055,555.56    $0.587    $1,611,111.11
  $0.528   $518,518.52     $  0.558     $1,074,074.08    $0.588    $1,629,629.63
  $0.529   $537,037.04     $  0.559     $1,092,592.59    $0.589    $1,648,148.15
  $0.530   $555,555.56     $  0.560     $1,111,111.11    $0.590    $1,666,666.67

         If the Average Price for the relevant 12 month period of Year Three exceeds the Minimum Price for that year, then the Contingent Payment with respect to such 12 month anniversary period will be payable as follows:


 Average       Contingent     Average       Contingent       Average       Contingent
  Price         Payment        Price          Payment         Price          Payment
 -------       ----------     -------       ----------       -------       ----------
 $0.561    $   55,555.56      $0.571    $     611,111.11     $0.581    $   1,166,666.67
 $0.562    $  111,111.11      $0.572    $     666,666.67     $0.582    $   1,222,222.22
 $0.563    $  166,666.67      $0.573    $     722,222.22     $0.583    $   1,277,777.78
 $0.564    $  222,222.22      $0.574    $     777,777.78     $0.584    $   1,333,333.33
 $0.565    $  277,777.78      $0.575    $     833,333.33     $0.585    $   1,388,888.89
 $0.566    $  333,333.33      $0.576    $     888,888.89     $0.586    $   1,444,444.44
 $0.567    $  388,888.89      $0.577    $     944,444.44     $0.587    $   1,500,000.00
 $0.568    $  444,444.44      $0.578    $   1,000,000.00     $0.588    $   1,555,555.56
 $0.569    $  500,000.00      $0.579    $   1,055,555.56     $0.589    $   1,611,111.11
 $0.570    $  555,555.56      $0.580    $   1,111,111.11     $0.590    $   1,666,666.67




              (c) LIMITATIONS. The Contingent Payment calculation shall be done on an individual year by year basis. No Contingent Payment shall be payable with respect to any given year if the Average Price for such year is less than the Minimum Price for that year. Likewise, no additional Contingent Payment greater than $1,666,666.67 shall be payable in any given year if the Average Price for such year is greater than $0.59. There shall not be any carrying forward from one anniversary period to a following anniversary period of excess Average Price in the event the Average Price for such 12 month period exceeds $0.59. Likewise, there shall be no carrying back from one anniversary period to a preceding anniversary period of excess Average Price in the event the Average Price for such 12 month period exceeds $0.59.

              (d) DISPUTE RESOLUTION. If any disagreement concerning a Contingent Payment is not resolved by Buyer and EarthCare within thirty (30) days following the receipt by EarthCare of the proposed Contingent Payment amount from Buyer, the undisputed amount shall be paid in accordance with this
Section 2.11, and Buyer and EarthCare shall promptly engage (on standard terms and conditions for a matter of such nature) the Resolving Accountants to resolve such dispute. The engagement agreement with the Resolving Accountants shall require the Resolving Accountants to make their determination with respect to the items in dispute within ninety (90) days following the receipt by EarthCare of the proposed Contingent Payment amount from Buyer. Buyer, on the one hand, and EarthCare on the other hand, shall equally split and pay the fees and expenses of the Resolving Accountants promptly after the Resolving Accountants determination. The resolution by the Resolving Accountants of any dispute concerning a Contingent Payment shall be final, binding and conclusive upon the parties and shall be the parties' sole and exclusive remedy regarding any dispute concerning a Contingent Payment; provided, however, that the limitations set forth in this Section 2.11 shall not impair or affect the rights of any of the parties to seek in any forum equitable relief, including (without limitation) specific performance or injunctive relief with respect hereto, or affect the rights of any of the parties to seek redress in any forum for any Damages arising out of fraud by any other party in connection herewith.

         2.12 TITLE. Title to the IPC Delaware Stock and Purchased Assets shall pass from the Companies to Buyer at Closing, subject to the terms and conditions of this Agreement, free and clear of any and all Encumbrances, other than Permitted Encumbrances. Buyer assumes no risk of loss to the IPC Delaware Stock or Purchased Assets prior to the Closing Date.

         2.13 CERTAIN CONSENTS. Nothing in this Agreement shall be construed as an attempt to transfer the rights or obligations under any contract, agreement, Permit, franchise or claim of the Companies that are by their terms or in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by the Companies would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, to provide Buyer with the full realization and value of every contract, agreement, Permit, franchise and claim of the character described in the immediately preceding sentence, each Company agrees that on and after the Closing Date, it will, at the request and under the direction of Buyer, take all reasonable action (including without limitation the appointment of Buyer as attorney-in-fact for such Company) and do or cause to be done all such things as shall in the opinion of Buyer or its counsel be reasonably necessary or proper
(i) to assure that the rights of the Company under such contracts, agreements, Permits, franchises and claims shall be preserved for the benefit of Buyer and
(ii) to facilitate receipt of the consideration to be received by the Company in and under every such contract, agreement, Permit, franchise and claim, which consideration shall be held for the benefit of, and shall be delivered to, Buyer. Nothing in this Section shall in any way diminish the obligation of the Companies hereunder to obtain all consents and approvals and to take all such other actions prior to or at Closing as are necessary to enable the Companies to convey or assign valid title to all of the Purchased Assets to Buyer and for EarthCare to convey and assign valid title to all of the IPC Delaware Stock to Buyer, all free and clear of any and all Encumbrances, other than Permitted Encumbrances.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANIES

         The parties to this Agreement recognize and acknowledge that the Schedules called for by the terms of this Agreement have not been attached to this Agreement as of the date of the signing of this Agreement.

         As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Companies, jointly and severally, represent and warrant to Buyer, as of (i) the date of execution of this Agreement and (ii) again as of the Closing, as follows (with indemnification for breaches of this Article III governed by Section 7.2(i)):

         3.1 ORGANIZATION AND AUTHORITY. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties, carry on the business of the Division as now conducted by it, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder. Copies of the

Articles of Incorporation, bylaws and/or other Governing Documents of the Companies, as amended to date, have been delivered to Buyer, and such copies are complete and correct. Such instruments, as so amended, are in full force and effect.

         3.2 AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which a Company is a party have been duly executed and delivered by and constitute a legal, valid and binding obligation of such Company, enforceable against it in accordance with their respective terms. Each Other Agreement to which a Company is to become a party pursuant to the provisions hereof, when executed and delivered by such Company, will constitute the legal, valid and binding obligation of such Company, enforceable against it in accordance with the terms of such Other Agreement. All actions contemplated by this Section and this Agreement have been duly and validly authorized by all necessary proceedings by the Companies.

         3.3 EARTHCARE SEC FILINGS. EarthCare has filed all forms, reports, schedules, statements and other documents required to be filed by it (collectively, as supplemented and amended since the time of filing, the "EARTHCARE SEC REPORTS") with the SEC. The EarthCare SEC Reports (i) were prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any EarthCare SEC Report filed prior to the date of this Agreement which was superseded by a subsequent EarthCare SEC Report filed prior to the date of this Agreement. No Subsidiary of EarthCare is required to file any report, form or other document with the SEC.

         3.4 NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS. Except as will not have a material adverse effect on the Division or the Purchased Assets, or except as disclosed on Schedule 3.4, neither the execution and delivery of this Agreement or any Other Agreement to which a Company is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by a Company will:

                  (i) contravene any provision of the Governing Documents of any Company;

                  (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any Purchased Asset or the IPC Delaware Stock, including any Permit, Intellectual Property, license, franchise, indenture, or any other contract, agreement or instrument to which any Company is a party or by which any of the Purchased Assets or the IPC Delaware Stock may be bound or affected;

                  (iii) result in the creation, maturation or acceleration of any liability of the Division or any Company (or give to any other Person the right to cause such a creation, maturation or acceleration);

                  (iv) violate any Law or violate any judgment or order of any Governmental Body to which any Company is subject or by which any of the Purchased Assets or the IPC Delaware Stock may be bound or affected;

                  (v) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets or the IPC Delaware Stock or give to any other Person any interest or right therein; or

                  (vi) cause Buyer to become subject to, or liable for, the payment of any Tax.

         No consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution or delivery by any Company of this Agreement or any of the Other Agreements to which it is or is to become a party pursuant to the provisions hereof or in connection with the consummation by the Companies of the transactions contemplated hereby or thereby except for (i) the filing with the SEC of the Proxy Statement and such reports under sections 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable exchanges upon which EarthCare's securities are traded and under state securities laws, and (iii) the approval of each Company's stockholders or partners. To the extent required, the Companies will obtain (without payment or expense by Buyer) all necessary consents, approvals, authorizations, registrations and filings, or obtain a waiver of the requirements therefor.

         3.5 FINANCIAL INFORMATION.

             (a) RECORDS. Except for the books of account and related records, including the Financial Statements, pertaining to the period of time preceding EarthCare's ownership (either directly or indirectly) of the Purchased Assets and IPC Delaware Stock, as to which books, records and Financial Statements the Companies make no representations or warranties, the books of account and related records of the Companies related to the Division reflect accurately in all material respects the assets, Liabilities, revenues, expenses and other transactions of the Companies pertaining to the Division.

             (b) FINANCIAL STATEMENTS. The consolidated balance sheets and income statements of the Division at December 31, 2000, December 31, 1999, and December 31, 1998, and for the years then ended, and the balance sheet and income statement of the Division at November 30, 2001 and for the period then ended (collectively, the "FINANCIAL STATEMENTS" all of which are unaudited) have been delivered to Buyer, and a copy of the November 30, 2001 balance sheet of the Division is attached hereto as Exhibit A. Except for the books of account and related records, including the Financial Statements, pertaining to the period of time preceding EarthCare's ownership (either directly or indirectly) of the Purchased Assets and IPC Delaware Stock, as to which books, records and Financial Statements the Companies make no representations or warranties, the Financial Statements (i) are derived from the books of account and records of the Companies and the Division; (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, except that the interim financial statements contain no cash flow statement, statement of changes in Division equity, notes, footnotes or year end adjustments; and (iii) present fairly the financial condition, assets and Liabilities and results of operation of the Companies related to the Division at the dates and for the relevant periods indicated.

         3.6 UNDISCLOSED LIABILITIES. EarthCare, in respect of the Division, and the EarthLiquids Subsidiaries have no Liabilities, except and to the extent of:
(i) those reflected or reserved against on the Financial Statements in the amounts shown therein; (ii) those not required under GAAP to be reflected or reserved against in the Financial Statements; (iii) those disclosed on Schedule 3.6; and (iv) those of the same nature as those set forth on the Financial Statements that have arisen in the ordinary course of business after the date of the latest Financial Statements, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, has had or will have a material adverse effect on the business, financial condition or prospects of the Companies with respect to the Division.

         3.7 NO CHANGES. Since the date of the most recent Financial Statements, and through the date hereof, the Companies have conducted the business of the Division only in the ordinary course. Without limiting the generality of the foregoing sentence, since the date of the most recent Financial Statements, there has not been, in respect of or affecting the Division, any:

                 (i) material adverse change in the Purchased Assets or the assets of IPC Delaware, Assumed Liabilities, the Liabilities of IPC Delaware, financial condition, net worth, business or prospects of the Division;

                 (ii) material damage or destruction to any Purchased Asset or any asset of IPC Delaware, whether or not covered by insurance;

                 (iii) strike or other material labor trouble;

                 (iv) creation of any material Encumbrance on any Purchased Asset or any asset of IPC Delaware;

                 (v) except in the ordinary course of business and consistent with past business practices, increase in the salary, wage or bonus of any employee or increase in the number of such employees;

                 (vi) asset acquisition or capital expenditure in excess of $25,000, in the aggregate, other than the purchase of inventory in the ordinary course of business;

                 (vii) material change in any Company Plan and only to the extent that a change in any Company Plan effects the Division or its employees;

                 (viii) material change in any method of accounting;

                 (ix) material payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on Schedule 3.16;

                 (x) disposition of any asset or assets (other than inventory in the ordinary course of business) for more than $25,000, individually or in the aggregate, or for less than fair market value;

                 (xi) material write-offs or write-downs of any asset;

                 (xii) creation, termination or amendment of, or waiver of any right under, any material agreement or any material agreement affecting the Purchased Assets or any of the assets of IPC Delaware; or

                 (xiii) material agreement or commitment to do any of the foregoing.

         3.8 TAXES.

             (a) TAX RETURNS; PAYMENT. The Companies have filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis, all material Tax Returns that are required to be filed by them prior to or on the Closing Date with respect to the Division or the Purchased Assets or the assets of IPC Delaware, pursuant to the Law of each Governmental Body with taxing power over it. All such Tax Returns were or will be, as the case may be, correct and complete in all material respects. The Companies have paid or will timely pay all Taxes that have or will become due prior to or on the Closing Date, including all Taxes relating to the operation of the Division or the Purchased Assets or the assets of IPC Delaware, as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns, except such Taxes, if any, as are being contested in good faith and disclosed on
Schedule 3.8 or except as are not individually or in the aggregate material. Except as disclosed on Schedule 3.8, the Companies have not requested nor are the Companies currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by a taxing authority of a jurisdiction where a Company does not file a Tax Return that a Company is or may be subject to taxation in that jurisdiction. No material deficiency for any Tax has been proposed, asserted or assessed against a Company that has not been resolved or paid in full, and no examination or audit with respect to any Tax is in progress. No power of attorney has been granted by a Company with respect to any matters related to Taxes that is currently in force. Except as disclosed on
Schedule 3.8, no special elections regarding Taxes have been filed by a Company with any taxing authority. No Company has waived or been requested to waive any statute of limitations in respect of Taxes. No Company is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code. None of the Purchased Assets or assets of IPC Delaware is "tax-exempt use property" within the meaning of Section 168(h) of the Code. No Company has liability for any Taxes of any person or entity under Treasury Regulation Section 1.1502-6 or any similar provision of federal, state, local or foreign law, or as a transferee or successor, by contract or otherwise, and no Company is a party to a Tax allocation or Tax sharing agreement. Without limiting the foregoing, neither EarthCare, in respect of the Division, nor any of the EarthLiquids Subsidiaries has any Liability for any Tax except (x) Taxes disclosed on Schedule 3.8, (y) Taxes fully reserved on the most recent Financial Statements or (z) are not material individually or in the aggregate.

             (b) WITHHOLDING. The Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing by the Companies to any employee, independent contractor, creditor, stockholder, partner or other third party.

         3.9 INVENTORY. All of the inventory of the Division is valued on the books and records of the Companies and in the Financial Statements at the lower of cost or market, the cost thereof being determined on an average cost basis in accordance with GAAP. All of the inventory of IPC Delaware and all of the inventory included in the Purchased Assets is in good, merchantable and usable condition and is saleable in the ordinary course of business within a reasonable time and at normal profit margins, and all of the raw materials and work in process inventory of IPC Delaware and that included in the Purchased Assets can reasonably be expected to be consumed in the ordinary course of business within a reasonable period of time. None of the inventory of IPC Delaware or that included in the Purchased Assets is obsolete, slow-moving, has been consigned to others or is on consignment from others.

         3.10 RECEIVABLES. Schedule 3.10 discloses all Receivables of the Companies related to the Division outstanding as of the date listed on Schedule 3.10, presented on an aged basis, and separately identifies the name of each account debtor and the total amount of each related Receivable. All Receivables, whether reflected on the Financial Statements, disclosed on Schedule 3.10 or created after the date of the most recent Financial Statements, arose from bona fide sale transactions of the Companies related to the Division, and to the Companies' Knowledge and except as disclosed on Schedule 3.10, no portion of any Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute. Except to the extent of the recorded reserves for doubtful accounts specified on the Financial Statements, to the Companies' Knowledge, all of the Receivables are collectible in the ordinary course of business and will be fully collected within 90 days after having been created using commercially reasonable efforts; provided, however, certain Receivables specifically identified on
Schedule 3.10 shall be collected within the periods specifically identified on
Schedule 3.10. After the Closing Date, payments received from customers on Receivables will be applied to the oldest balance first unless the payment references or the customer directs that a payment be credited against a specific invoice.

         3.11 CONDITION OF ASSETS; BUSINESS; TITLE.

             (a) CONDITION OF ASSETS; BUSINESS. Schedule 3.11 correctly describes all of the Purchased Assets and assets of IPC Delaware with a book value in excess of $25,000, with the status of each item (i.e. owned, leased or licensed) designated thereon. The Purchased Assets and assets of IPC Delaware are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are currently used by the Division. None of the Purchased Assets or assets of IPC Delaware are subject to any Encumbrance or impairment, whether due to their condition, utility, collectability or otherwise, other than Permitted Encumbrances. All of the Purchased Assets and assets of IPC Delaware are reflected on the Financial Statements or, under GAAP, are not required to be reflected thereon. Except as specifically set forth on Schedule 3.11, the Purchased Assets and assets of IPC Delaware include all the assets that are necessary for use in and operation of the Division.

             (b) TITLE. The Companies have good, marketable and exclusive title to all of the Purchased Assets and EarthCare has good, marketable and exclusive title to all of the IPC Delaware Stock, free and clear of any and all Encumbrances, other than Permitted Encumbrances.

         3.12 NO PENDING LITIGATION OR PROCEEDINGS. Except as described on
Schedule 3.12, to the Companies' Knowledge, no action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Body or arbitrator ("LITIGATION") is pending or, to the Knowledge of the Companies, threatened against or affecting EarthCare, in respect of the Division, the EarthLiquids Subsidiaries, any of the Purchased Assets, the assets of IPC Delaware, Assumed Liabilities or the Liabilities of IPC Delaware, or any of the transactions contemplated by this Agreement or any Other Agreement. Neither EarthCare, in respect of the Division, nor any of the EarthLiquids Subsidiaries, has been a party to any other Litigation since the first date that EarthCare acquired (directly or indirectly) any of the Purchased Assets or the IPC Delaware Stock. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting EarthCare, in respect of the Division, any of the EarthLiquids Subsidiaries, any of the Purchased Assets, the assets of IPC Delaware, Assumed Liabilities or the Liabilities of IPC Delaware, or any of the transactions contemplated by this Agreement or any Other Agreement. Except as described on
Schedule 3.12, neither EarthCare, in respect of the Division, nor any of the EarthLiquids Subsidiaries, has any pending Litigation against any third party in respect of the Division.

         3.13 CONTRACTS; COMPLIANCE. Disclosed on Schedule 3.13 is a list of each contract, lease, indenture, mortgage, instrument, commitment or other agreement, arrangement or understanding, oral or written, formal or informal, included in the Purchased Assets, by which the Purchased Assets may be affected or which will be assumed by Buyer by virtue of the acquisition of the IPC Delaware Stock (except for service agreements with an annual contract price of less than $10,000), and that

                 (i) is material to the Division, the Purchased Assets, IPC Delaware or the operations of the Division;

                 (ii) involves the purchase, sale or lease (including capital lease) of any assets, materials, supplies, inventory or services in excess of $10,000 per year;

                 (iii) has an unexpired term of more than six (6) months from the date hereof, taking into account the effect of any renewal options;

                 (iv) relates to the borrowing or lending of any money or guarantee of any obligation;

                 (v) limits the right of any of the Companies (or after Closing, Buyer) to compete in any line of business related to the Division or otherwise restricts any right a Company (or after Closing, Buyer) may have in respect of the Division;

                 (vi) is an employment or consulting contract involving payment of compensation and benefits;

                 (vii) involves sales, distribution or similar issues and provides for payments in excess of $10,000 per year;

                 (viii) forms any partnership, joint venture or other arrangement;

                 (ix) grants any option, license, franchise or similar agreement;

                 (x) relates to any Intellectual Property;

                 (xi) provides for payments based on results;

                 (xii) grants terms to a customer that are more materially favorable than those generally available to the Division's customers;

                 (xiii) grants material special arrangements, whether providing for discounts, incentive awards or otherwise;

                 (xiv) involves any Governmental Body or other governmental authority, whether federal, state, local or foreign; or

                 (xv) was not entered into in the ordinary course of business

(each, a "CONTRACT" and collectively, the "CONTRACTS"). Each Contract is a legal, valid and binding obligation and is in full force and effect. The Companies and, to the Knowledge of the Companies, each other party to each Contract, has performed in all material respects all obligations required to be performed by it thereunder, is not in breach or default and is not alleged to be in breach or default in any respect thereunder. To the Knowledge of the Companies no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, that would give any Person the right to cause such a termination or that would cause an acceleration of any obligation thereunder, and no Contract provides for any prepayment penalty or premium or restricts in any way a Company's ability (or after Closing, Buyer's ability) to enjoy the full benefits of the Purchased Assets or the assets of IPC Delaware. No Company is currently renegotiating any Contract nor has a Company received any notice of non-renewal or price increase or sales or production allocation with respect to any Contract. No Company has notice that any other party with respect to any Contract is subject to, or reasonably could be expected to become subject to, any bankruptcy, insolvency or similar proceeding. Except as disclosed on Schedule 3.13, no Contract requires a Company to maintain any performance bond, letter of credit or other security arrangement.

         3.14 PERMITS; COMPLIANCE WITH LAW. Except as disclosed on Schedule 3.14, the Companies hold, and the Purchased Assets include, all material permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under any applicable Law or otherwise advisable in connection with the operation of IPC Delaware, the Purchased Assets and the Division (each, a "PERMIT" and collectively, "PERMITS"). Each Permit is valid, subsisting and in full force and effect. The Companies in all material respects are in compliance with and have fulfilled and performed their respective obligations under each Permit held by them and no event or condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that could constitute a breach or default under any such Permit. Except as disclosed on Schedule 3.14, during the period of time pertaining to its ownership of the Purchased Assets and the IPC Delaware Stock, the Companies have received any notice of non-renewal of any Permit. No Company in respect of their Division has received any notice of a violation of Law in respect of or related to the Division or the Purchased Assets, and to the Knowledge of the Companies, no Company is currently in violation of any Law relating to the Division or the Purchased Assets. To the Knowledge of the Companies, no event has occurred and no condition or state of facts exists that could give rise to any violation of Law relating to the Division or the Purchased Assets. EarthCare, in respect of the Division, and all of the EarthLiquids Subsidiaries are in compliance with all government procurement laws, including without limitation the Federal Contract Procurement Act and any similar state, local or foreign Laws.

         3.15 REAL PROPERTY. Schedule 3.15 discloses and summarizes all real properties currently owned, used or leased by the Companies related to the Division or in which any Company has an interest, in connection with the Division (collectively, the "REAL PROPERTY") and identifies the record title holder of each parcel of Real Property. Each Company has good and marketable fee simple title to all Real Property shown as owned by it on Schedule 3.15, free and clear of any Encumbrances, other than Permitted Encumbrances, other than minor imperfections of title or encumbrances that do not materially detract from the value of the property or impair the Company's operations related to the Division, and the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal terms, of the lease or similar agreement relating thereto. Copies of all title insurance policies and surveys relating to the Real Property available to the Companies have been delivered to Buyer. The use and operation of all Real Property conforms to all applicable building, zoning, safety and subdivision Laws, Environmental Laws and other Laws, and all restrictive covenants and restrictions and conditions affecting title. Except as disclosed on Schedule 3.15, no portion of any Real Property is located in a flood plain, flood hazard area or designated wetlands area. No Company has received any written or oral notice of assessments for public improvements against any Real Property or any written or oral notice or order by any Governmental Body, any insurance company that has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations, claims any defect or deficiency with respect to any of such properties or requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Property. All public utilities (including water, gas, electric, storm and sanitary sewage and telephone utilities) required to operate the facilities located at the Real Properties are available to such facilities, and such utilities enter the boundaries of such facilities through adjoining public streets, easements or rights-of-way of record in favor of the general public or a Company. Such public utilities are all connected pursuant to valid Permits, are all in good working order, are adequate to service the operations of such facilities as currently conducted and permit full compliance with all requirements of Law. All public utility assessments with respect to periods prior to Closing have been paid. No Company has received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any of the Real Properties.

         3.16 TRANSACTIONS WITH RELATED PARTIES. Commencing upon the acquisition of the Purchased Assets by EarthCare (either directly or indirectly) and the acquisition of the IPC Delaware Stock, no Related Party has been or is a party to any transaction, agreement or understanding with a Company in respect of the Division except pursuant to arrangements disclosed on Schedule 3.16. No Related Party uses any of the Purchased Assets or assets of IPC Delaware except directly in connection with the Division, and no Related Party owns or has any interest in any Purchased Asset or assets of IPC Delaware. No Related Party has any claim of any nature, including any inchoate claim, against the Purchased Assets or assets of IPC Delaware, or EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries. Except as otherwise expressly provided hereby or by any Other Agreement or as otherwise may be mutually agreed after Closing, (i) no Related Party will at any time after Closing for any reason, directly or indirectly, be or become entitled to receive any payment or transfer of money or other property of any kind from Buyer, and (ii) Buyer will not at any time after Closing for any reason, directly or indirectly, be or become subject to any obligation to any Related Party.

         3.17 LABOR RELATIONS. No employees of a Company who provide services to the Division are represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the Knowledge of the Companies, threatened against, involving, affecting or potentially affecting EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries. No complaint against EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries, is pending or, to the Knowledge of the Companies, threatened, before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee who provides services to the Division. None of the Companies has any Liability for sick leave, vacation time, severance pay or any similar item not reserved on the Financial Statements. To the Knowledge of the Companies, no Company has any Liability for any occupational disease of any of its employees, former employees or others who have provided or who provide services to the Division. Neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the transactions contemplated hereby will trigger any severance pay (or pay in lieu of notice) obligation of a Company under any Contract or under any Law.

3.18 PRODUCTS LIABILITIES; WARRANTIES. Buyer shall have no liability after the Closing Date not fully covered by insurance or warranties relating to any product manufactured, distributed or sold by any of the Companies related to the Division, or any service performed by any of the Companies relating to the Division, prior to the Closing Date, whether or not such liability relates to products that are defective or improperly designed or manufactured or in breach of any express or implied product warranty. Each of the products produced or sold in connection with the Division is, and at all times up to and including the Closing Date has been, (i) in compliance with all applicable federal, state, local and foreign laws and regulations, (ii) fit for the ordinary purposes for which it is intended to be used and (iii) in conformance with any promises or affirmations of fact made on the container or label for such product or in connection with its sale. Schedule 3.18 discloses and describes the terms of all express product or service warranties under which EarthCare, in respect of the Division, and the EarthLiquids Subsidiaries, their respective subcontractors or agents, in performing work or services, or any materials installed, manufactured, distributed, sold or provided by any Company in respect of the Division prior to the Closing, may have liability after the Closing Date.

         3.19 INSURANCE. Schedule 3.19 discloses all insurance policies with respect to which a Company is the owner, insured or beneficiary under which any of the Purchased Assets or the assets of IPC Delaware are insured. Such policies are reasonable as determined by the Companies, in both scope and amount, in light of the risks attendant to the Companies in respect of the Division, provide coverage in amounts not less than the actual replacement costs and fully comply with all of the insurance requirements in the Contracts. Buyer will not have any liability after the Closing for retrospective or retroactive premium adjustments. Except as disclosed on Schedule 3.19, there is no claim pending under any of the policies of the Companies in respect of the Purchased Assets or the assets of IPC Delaware or the Division as to which coverage has been questioned, denied or disputed. Except as disclosed on Schedule 3.19, all premiums required to be paid in connection with the insurance policies of the Companies covering any of the Purchased Assets have been paid in full.

         3.20 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.20 discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by any Company in respect of the Division or applicable to the Purchased Assets or applicable to the assets of IPC Delaware. One or more of the Companies has the entire right, title and interest in and to, or the exclusive perpetual royalty-free right to use, the intellectual property rights disclosed on Schedule 3.20 and all other processes, know-how, show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, software and other proprietary rights necessary or applicable to or advisable for use in respect of the Division (collectively, the "INTELLECTUAL PROPERTY"), free and clear of any Encumbrances. No Company is required to make payments or provide other benefits to any third party with respect to its ownership or use of the Intellectual Property, and no Company has granted any third party any rights in the Intellectual Property. The Intellectual Property is valid and not the subject of any interference, opposition, reexamination, cancellation or other Litigation. To the Knowledge of the Companies, no Person is infringing upon nor has any Person misappropriated any Intellectual Property. No act or omission by a Company violates, infringes upon or misappropriates the intellectual property rights of any other Person. The consummation of the transactions contemplated hereby will not alter or impair the rights of any Company (or after Closing, Buyer) to the Intellectual Property. Listed on Schedule 3.20 are all the software products and systems used, developed by or on behalf of or licensed by a Company in respect of the Division (the "SOFTWARE"). Except as set forth on Schedule 3.20, all persons who have contributed to or participated in the conception and development of any of the Software, other than Software licensed by a Company, on behalf of such Company have been full-time employees of such Company, hired to prepare such works within the scope of employment. As a consequence, except as set forth on Schedule 3.20, one or more of the Companies has all ownership interests in the Software.


         3.21 EMPLOYEE BENEFITS.

              (a) BENEFIT PLANS. Schedule 3.21 discloses all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "BENEFIT PLAN"), whether or not funded and whether or not terminated, (i) maintained, sponsored or participated in by EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries, (ii) with respect to which EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries has or may have Liability or is obligated to contribute, (iii) that otherwise covers any of the current or former employees, directors, independent contractors or agents of EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries, or their respective beneficiaries or dependents, or (iv) as to which any such current or former employees, directors, independent contractors or agents of EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries, or their respective beneficiaries or dependents participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "COMPANY PLAN").

              (b) COMPLIANCE. Each of the Company Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable Laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. Except as disclosed on Schedule 3.21, no Company Plan is or is proposed to be under audit or investigation, and no completed audit of any Company Plan has resulted in the imposition of any Tax, fine or penalty. Buyer shall not have any Liability or other obligation following the Closing with respect to any Benefit Plan or Company Plan, whether or not related to the administration thereof, any distributions therefrom or terminations thereof, any benefits due thereunder or otherwise.

         3.22 ENVIRONMENTAL MATTERS.

              (a) COMPLIANCE; NO LIABILITY. Commencing upon the time EarthCare has acquired (either directly or indirectly) the Purchased Assets or the IPC Delaware Stock, the Companies have operated the Division and each parcel of Real Property, and any real property previously owned, used or leased by the Companies in respect of the Division, in compliance with all applicable Environmental Laws. Except as disclosed on Schedule 3.14, except as recorded in the Preliminary Closing Balance Sheet, the Adjusted Closing Balance Sheet and the Final Closing Balance Sheet, and except as recorded in the Financial Statements for past losses, to the Knowledge of the Companies, no Company is subject to any loss, Liability, penalty or expense (including legal fees) and Buyer will not hereafter suffer or incur any loss, Liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law by any Company, any environmental activity conducted by any Company on or with respect to the Real Property or any real property owned, used or leased by any Company at or prior to the Closing Date or any environmental condition existing on or with respect to the Real Property or any real property owned, used or leased by any Company at or prior to the Closing Date, in each case whether or not a Company permitted or participated in such act or omission.

              (b) TREATMENT; CERCLIS. Except as disclosed on Schedule 3.14, to the Knowledge of the Companies, neither EarthCare, in respect of the Division, nor any of the EarthLiquids Subsidiaries has treated, stored, recycled or disposed of any Regulated Material on any real property, and no other Person has treated, stored, recycled or disposed of any Regulated Material on any part of the Real Property or any other real property previously owned, used or leased by EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries (during the period of such ownership, use or lease), nor has there been any release of any Regulated Material at, on or under any Real Property, or any real property previously owned, used or leased by EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries (during the period of such ownership, use or lease). Neither EarthCare, in respect of the Division, nor any of the EarthLiquids Subsidiaries has transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or, to the Knowledge of the Companies, proposed for listing, on the National Priorities List pursuant to Superfund, on CERCLIS or any other location that is the subject of a federal, state or local enforcement action or other investigation that may lead to claims against a Company (or after Closing, Buyer) for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury, including claims under Superfund. None of the Real Property or any other real property previously owned, used or leased by EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries is listed or, to the Knowledge of the Companies, proposed for listing, on the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup.

              (c) NOTICES; EXISTING CLAIMS; CERTAIN REGULATED MATERIALS; STORAGE TANKS. Except as disclosed on Schedule 3.14, during the period of time EarthCare has owned (either directly or indirectly) the Purchased Assets or the IPC Delaware Stock, neither EarthCare, in respect of the Division, nor any of the EarthLiquids Subsidiaries has received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. Neither EarthCare, in respect of the Division, nor any of the EarthLiquids Subsidiaries is required to place any notice or restriction relating to the presence of any Regulated Material at any real property or in any deed to any real property. EarthCare, in respect of the Division, and the EarthLiquids Subsidiaries have provided to Buyer a list of all sites to which they have transported any Regulated Material for recycling, treatment, disposal, handling or otherwise. During the period of time EarthCare has owned (either directly or indirectly) the Purchased Assets or the IPC Delaware Stock, there has been no past, and there is no pending or contemplated, claim by or against a Company under any Environmental Law or Laws based on actions of others that may have impacted on the Real Property, and neither EarthCare, in respect of the Division, nor any of the EarthLiquids Subsidiaries has entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental Liability or expense. All storage tanks located on the Real Property, whether underground or aboveground, are disclosed on Schedule 3.22, and except as disclosed on Schedule 3.22 all such tanks and associated piping are in sound condition, are not leaking and have not leaked during the period of time EarthCare has owned (directly or indirectly) the Purchased Assets and the IPC Delaware Stock.

              (d) DISCLOSURE BY THE COMPANIES. Schedule 3.22 discloses certain matters of which the Companies have knowledge relating to compliance with Environmental Laws by the Companies. This is being provided by the Companies for information purposes only. The Companies hereby represent and warrant to Buyer that Buyer will not incur any loss, liability, damage, cost or expense associated with the items disclosed on Schedule 3.22 or in connection with any actual, threatened, claimed or alleged violation of or noncompliance with Environmental Laws or any investigation relating to the same.

         3.23 CUSTOMER RELATIONS. Since June 30, 2001, no material adverse change has occurred in the business relationship of EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries with any of their respective customers or suppliers, and to the Knowledge of the Companies, other than pursuant to the expiration of contracts in the ordinary course of business, no such customers or suppliers are expected, after the date of this Agreement, to cease purchasing or supplying goods or services or, substantially to reduce purchases from, or sales to, EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries, except as disclosed on Schedule 3.23. Without limiting the foregoing, no such customer of or supplier to EarthCare, in respect of the Division, or any of the EarthLiquids Subsidiaries has given notice that it is subject to any bankruptcy, insolvency or similar proceeding.

         3.24 FINDERS' FEES. Except for obligations to Sanders Morris Harris, neither the Companies nor any of the respective officers, directors or employees of the Companies has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any Other Agreement.

         3.25 DISCLOSURE. To the Knowledge of the Companies, none of the representations and warranties of the Companies contained herein and none of the information contained in the Schedules referred to in Article III is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There are no material facts of which a Company has knowledge that has not been disclosed to Buyer which could in the aggregate reasonably be expected to have a material adverse effect on the Division.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to the Companies to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to the Companies, as of the date of execution of this Agreement and again as of the Closing, as follows:

         4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

         4.2 AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which Buyer is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms. Each Other Agreement to which Buyer is to become a party pursuant to the provisions hereof, when executed and delivered by Buyer, will constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Other Agreement. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Buyer.

         4.3 NO VIOLATION OF LAWS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which Buyer is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Buyer will: (i) contravene any provision of the Governing Documents of Buyer or (ii) violate any Law or any judgment or order of any Governmental Body to which Buyer is subject. Except for the approval of the transactions contemplated hereby by the boards of directors of Buyer and Buyer's parent corporation, United States Filter Corporation, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution or delivery by Buyer of this Agreement or any of the Other Agreements to which Buyer is or is to become a party pursuant to the provisions hereof or the consummation by Buyer of the transactions contemplated hereby or thereby.

         4.4 NO PENDING LITIGATION OR PROCEEDINGS. No Litigation is pending or, to the knowledge of Buyer, threatened against or affecting Buyer in connection with any of the transactions contemplated by this Agreement or any Other Agreement to which Buyer is or is to become a party. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting Buyer in connection with the transactions contemplated by this Agreement or any Other Agreement to which Buyer is or is to become a party.

         4.5 INVESTMENT INTENT; ACCREDITED INVESTOR. Buyer is acquiring the IPC Delaware Stock for investment purposes without a view to the sale, distribution, subdivision, transfer or fractionalization thereof. Buyer acknowledges that the IPC Delaware Stock (a) has not been registered under the Securities Act or any state securities law and there is no commitment to register the IPC Delaware Stock, and (b) cannot be resold, unless it is subsequently registered or an exemption from registration is available. Furthermore, Buyer is an "accredited investor" within the meaning of Regulation D promulgated by the SEC under the Securities Act by reason of the fact Buyer is a corporation with total assets in excess of $5,000,000. Buyer understands that the officers, directors, attorneys and other advisors of the Companies will rely upon the representations and warranties made by the Buyer in this Section 4.5 in order to establish any necessary exemption from the registration provisions of the Securities Act.

         4.6 FINDERS' FEES. Neither Buyer nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

         4.7 FINANCING. Buyer has available, and at the Closing will have available, sufficient funds for Buyer to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses required to be paid by Buyer hereunder.

                                    ARTICLE V
                                CERTAIN COVENANTS

         5.1 CONDUCT OF BUSINESS PENDING CLOSING. From and after the date hereof and until the Closing Date, unless Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Companies shall conduct the affairs of the Division as follows:

              (a) ORDINARY COURSE; COMPLIANCE. The Division shall be conducted only in the ordinary course and consistent with past practice. The Companies shall maintain the Division and the Purchased Assets and assets of IPC Delaware consistent with past practice and shall comply in a timely fashion with the provisions of all Contracts and Permits and all other agreements and commitments. The Companies shall use their commercially reasonable efforts to keep the Division organization intact, keep available the services of the present employees and preserve the goodwill of its suppliers, customers and others having business relations with the Division. The Companies shall maintain in full force and effect their respective policies of insurance disclosed on
Schedule 3.19, subject only to variations required by the ordinary operations of the Division, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

              (b) PROHIBITED TRANSACTIONS. The Companies shall not, without the prior written consent of Buyer, which shall not be unreasonably withheld:

                  (i) with respect to the Division, enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business, the terms of which are consistent with past practice and the total value of which does not exceed $10,000;

                  (ii) with respect to the Division, enter into any employment or consulting contract or arrangement that is not terminable at will and without penalty or continuing obligation;


                  (iii) with respect to the Division, enter into any contract or commitment to acquire any capital asset having a purchase price in excess of $25,000, unless the appropriate Company provides notification of the intended capital acquisition to Buyer, or enter into any contract or commitment to sell any capital asset with a net book value greater than $25,000 unless the appropriate Company provides notification of the intended sale to Buyer;

                  (iv) fail to pay any Tax or other Liability or charge when due, other than Liabilities contested in good faith by appropriate proceedings;

                  (v) mortgage, pledge or otherwise encumber any Purchased Asset or assets of IPC Delaware, except in the ordinary and usual course business for a Company in respect of the Division;

                  (vi) sell, lease, transfer or dispose of any Purchased Assets or any asset of IPC Delaware;

                  (vii) take any action that is reasonably likely to result in the occurrence of any event described in Section 3.7;

                  (viii) take any action or omit to take any action that will cause a breach or termination of any Permit or Contract, other than termination by fulfillment of the terms thereunder;

                  (ix) with respect to those employees who provide services to a Company with respect to the Division, increase any employee's salary, wage, benefits or bonus other than in the ordinary course of business, or materially increase the number of employees; or

                  (x) enter into any agreement to do any of the things described in clauses (i) through (x).

         5.2 PREPARATION OF PROXY STATEMENT. EarthCare has prepared and filed with the SEC the proxy statement to be sent to the stockholders of EarthCare in connection with the meeting of EarthCare's stockholders to consider and to approve this Agreement (the "COMPANY STOCKHOLDERS MEETING") (such proxy statement as amended or supplemented is referred to herein as the "PROXY STATEMENT"). The Proxy Statement as prepared and as mailed to EarthCare's stockholders, complies in all material respects with the applicable requirements of the Exchange Act. The information supplied by each of EarthCare and Buyer for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to EarthCare's stockholders, at the time of the Company Stockholders Meeting and as of the Closing, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. Each of EarthCare and Buyer shall indemnify and hold harmless the other from any obligations, claims or liabilities arising from any statement supplied by such party for inclusion in the Proxy Statement which, at the time such statement was made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statement, in light of the circumstances under which is was made, not false or misleading. If at any time prior to the Closing any event or information should be discovered by EarthCare or Buyer which should be set forth in a supplement to the Proxy Statement, EarthCare or Buyer, as the case may be, will promptly inform the other. The Proxy Statement shall include the declaration of EarthCare's Board of Directors of the advisability of the consummation of the transactions contemplated by this Agreement and its recommendation that EarthCare's stockholders approve this Agreement, unless EarthCare's Board of Directors determines in good faith, after considering the advice of its financial advisor and reputable outside legal counsel experienced in such matters, that withdrawal or modification of its declaration and recommendation is necessary because this Agreement or the transactions contemplated by this Agreement are no longer in the best interests of EarthCare's stockholders. The Proxy Statement shall be reviewed and approved by the Buyer and Buyer's counsel prior to the mailing of such Proxy Statement to EarthCare's stockholders.

         5.3 MEETING OF STOCKHOLDERS. EarthCare shall, promptly after the date hereof, take all action necessary in accordance with the DGCL and its Governing Documents to convene the Company Stockholders Meeting within 30 days of the filing of a definitive Proxy Statement with the SEC. EarthCare shall consult with Buyer regarding the date of the Company Stockholders Meeting. EarthCare shall use commercially reasonable efforts to solicit from stockholders of EarthCare proxies in favor of this Agreement and the transactions contemplated by this Agreement and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required to approve this Agreement, unless EarthCare's Board of Directors determines in good faith, after considering the advice of its financial advisor and reputable outside legal counsel experienced in such matters, that this Agreement and the transactions contemplated by this Agreement are no longer in the best interests of EarthCare's stockholders.

         5.4 ACCESS, INFORMATION AND DOCUMENTS. The Companies shall give to Buyer and to Buyer's employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, Tax Returns, Contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their workpapers of the Companies) of the Division and shall furnish to Buyer all such documents and copies of documents and all information with respect to the properties, Liabilities and affairs of the Division as Buyer may reasonably request; provided, however, that in conducting its inquiries, Buyer shall not disrupt the operations of the Companies or communicate with any employee of the Companies without the prior approval of the Companies.

         5.5 CERTAIN TAX MATTERS.

             (a) TAX RETURNS. The Companies shall prepare and file all Tax Returns (including any amendments thereto) relating to the Division and with respect to the Purchased Assets and the IPC Delaware Stock, for any taxable period ending on or prior to the Closing Date (a "PRE-CLOSING PERIOD") and shall pay all Taxes with respect thereto. Buyer will cooperate with the Companies in the preparation and filing of such Tax Returns and shall grant the Companies access to any applicable records and workpapers relating to the Purchased Assets necessary for preparation of the Tax Returns. No new elections or any changes in current elections with respect to Taxes of the Companies affecting the Division shall be made prior to Closing without the prior written consent of Buyer.

             (b) ASSISTANCE. After the Closing Date, Buyer and the Companies shall provide each other with such assistance as may be reasonably requested in connection with the preparation of any income Tax Return, audit or other examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes of the Companies related to the Division. The party requesting assistance hereunder shall reimburse the other parties for reasonable out-of-pocket expenses incurred in providing such assistance.

         5.6 FULFILLMENT OF AGREEMENTS. Each party hereto shall use its commercially reasonable efforts to cause all of those conditions to the obligations of the other under Article VI that are not beyond its reasonable control to be satisfied at or prior to the Closing and shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         5.7 ASSISTANCE. The Companies shall cooperate with and assist Buyer and its authorized representatives in order to provide, to the extent reasonably requested by Buyer, an efficient transfer of the Purchased Assets and IPC Delaware Stock and to avoid any undue interruption in the activities and operations of the Division following the Closing Date. The Companies and Buyer shall provide each other with such assistance as may be reasonably requested in obtaining all approvals and consents of Governmental Bodies required in connection with the consummation of the transactions contemplated by this Agreement and any Other Agreement.

         5.8 SEVERANCE AND TERMINATION PAYMENTS. Each Company agrees to pay, perform and discharge any and all severance payments and other Liabilities with respect to its employees who perform services for the Division that are owed to such employees on or before the Closing Date or that result from the transfer of the Purchased Assets and Assumed Liabilities or the transfer of the IPC Delaware Stock hereunder or the consummation of the transactions contemplated hereby (including any amounts owed to such employees under any employment or consulting agreements with a Company) and indemnify and hold harmless Buyer and its directors, officers and Affiliates from and against any and all losses, Liabilities, damages, costs and expenses, including reasonable legal fees and disbursements, that any of the aforesaid may suffer or incur by reason of or relating to any Liabilities referred to in this Section 5.8.

         5.9 EMPLOYEES OF THE DIVISION. After the Closing, Buyer shall have the right, in its sole discretion, to hire any of the employees of the Companies who provide services to the Division, but Buyer shall not be obligated to hire any of such employees. Two weeks prior to the Closing, Buyer shall provide to EarthCare a list of those employees of the Companies providing services to the Division that the Buyer does not intend to hire immediately after the Closing. With respect to any such employee hired by Buyer, Buyer does not, by offering such employment, assume any responsibility for or liabilities with respect to such employee prior to Closing or any liability for severance or other benefits owed to such employee by a Company, which shall be paid, satisfied or otherwise discharged by such Company in accordance with the provisions of Section 5.8.

         5.10 CERTAIN TRANSITION MATTERS.

              (a) COLLECTION OF ACCOUNTS RECEIVABLE. The Companies agree that Buyer, from and after the Closing, shall have the right and authority to collect for Buyer's own account all accounts receivable and other items that shall be transferred to Buyer as provided herein.

              (b) ENDORSEMENT OF CHECKS. From and after the Closing, Buyer shall have the right and authority to retain and endorse without recourse the name of a Company on any check or any other evidence of indebtedness received by Buyer on account of the Division or any Purchased Asset transferred to Buyer hereunder.

              (c) ASSUMED LIABILITIES CONTROLLED BY BUYER. From and after the Closing, Buyer shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any Assumed Liability, and Buyer shall have the right to conduct and control all negotiations and proceedings with respect thereto. The Companies shall notify Buyer immediately of any claim made with respect to any Assumed Liability and shall not, except with the prior written consent of Buyer, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such Assumed Liability.

              (d) INSURANCE. Following the Closing Date, the Companies shall, to the extent that coverage under any of the insurance policies extends to include the Division or the Purchased Assets or the assets of IPC Delaware in respect of claims or occurrences on or prior to the Closing Date, (i) take no action to eliminate or reduce such coverage, other than normal elimination or reduction of coverage as occurs by virtue of the filing of claims in the ordinary course under such insurance policies; (ii) pay when due any premiums under such policies for such periods, including retrospective or retroactive premium adjustments; and (iii) use its commercially reasonable efforts to assist in filing and processing claims under, and otherwise cooperate with Buyer to allow it in its own name, or on behalf of the Companies, to obtain all coverage benefits applicable to the Division or the Purchased Assets or the assets of IPC Delaware under such insurance policies. Any proceeds of insurance paid by an insurer to a Company pursuant to the provisions of Section 6.5(b) shall be promptly paid to Buyer.

         5.11 WORKERS' COMPENSATION AND DISABILITY CLAIMS.

              (a) COMPANIES' LIABILITY. The Companies shall remain liable for all Liability for all workers' compensation, disability and occupational diseases of or with respect to all of its employees attributable to injuries, claims, conditions, events and occurrences occurring on or before the Closing Date.

              (b) BUYER'S LIABILITY. Buyer shall be liable for all Liability for all workers' compensation, disability and occupational diseases of or with respect to all former employees of the Companies hired by Buyer attributable to injuries, claims, conditions, events and occurrences first occurring after the Closing Date.

         5.12 COVENANT NOT TO COMPETE.

              (a) RESTRICTION. Except as set forth on Schedule 5.12(a), from and after the Closing Date, no Company shall, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, partner or otherwise with, any entity conducting business under any name similar to the name of the Division, International Petroleum, Magnum Environmental or Buyer (other than for Buyer); provided, however, EarthCare and its Subsidiaries shall be entitled to continue to use the names "EarthCare" and "EarthAmerica" and their respective derivatives. For a period of five (5) years from and after the Closing Date, no Company shall, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as a stockholder, partner or otherwise with, any business that at any relevant time during such period engages in the business of the Division in the United States. Ownership of not more than 5% of the outstanding stock of any publicly traded company shall not be a violation of this Section.

              (b) NO INTERFERENCE WITH RESTRICTED CUSTOMERS. For a period of five (5) years from and after the Closing Date, no Company will, directly or indirectly, either:

                  (i) solicit, divert, take away or accept, or attempt to solicit, divert, take away or accept, from Buyer the business of any Restricted Customer for any product or service of the Division sold (or offered for sale) during the 12-month period prior to the Closing Date; or

                  (ii) attempt or seek to cause any Restricted Customer to refrain, in any respect, from acquiring from or through Buyer any product or service of the Division sold (or offered for sale) during the 12-month period prior to the Closing Date.

"Restricted Customer" means (A) any actual customer to whom goods or services were provided by a Company with respect to the Division during the 12-month period prior to the Closing Date and (B) any potential customer whom a Company in respect of the Division solicited (or actively considered soliciting) in the operation of the Division during the 12-month period prior to the Closing Date. For purposes of this Section 5.12 (b), to the extent a customer of a Company's or Affiliate's solid waste business places used oil in a solid waste container to be serviced by such Company or Affiliate and such Company or Affiliate is not aware of such practice by the customer and/or does not separately charge the customer for disposal of used oil products, such practice shall not be considered to be of the same nature as the products and services of the Division.

              (c) NO INTERFERENCE WITH EMPLOYEES. For a period of five (5) years from and after the Closing Date, no Company will, directly or indirectly, request, induce or seek to induce any employee of Buyer to terminate his employment with Buyer, other than any such employee whose employment is terminated by Buyer (it being understood that general newspaper advertisements or other general circulation materials not specifically targeted at employees of Buyer will not be deemed to be requests or inducements hereunder).

              (d) ENFORCEMENT. The restrictive covenants contained in this Section are covenants independent of any other provision of this Agreement, and the existence of any claim that a Company may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of these covenants. The Companies agree that the remedies of Buyer at law for any breach or threat of breach by a Company of the provisions of this Section will be inadequate and that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer may be entitled at law or in equity. In the event of litigation regarding these covenants not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred in enforcing or defending its rights hereunder. The length of time for which these covenants not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Buyer seeks to enforce these covenants. Should any provision of this Section be adjudged to any extent invalid by any competent tribunal, such provision shall be deemed modified to the extent necessary to make it enforceable.

         5.13 INDEBTEDNESS. Except for customary trade accounts payable incurred in the ordinary course of business, approved by Buyer and fully accrued on the Final Closing Balance Sheet, all other third party indebtedness of EarthCare, in respect of the Division, and the EarthLiquids Subsidiaries, shall be repaid in full, or cancelled, by the Companies prior to or as of the Closing.

         5.14 NO SOLICITATION. Until such time, if any, as this Agreement is terminated pursuant to Article VI, the Companies will not and will not allow any of their respective directors, officers, employees or agent to, directly or indirectly, solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transactions involving the sale of the Division, the Purchased Assets (other than in the ordinary course of business), or any of the capital stock of the EarthLiquids Subsidiaries, or any merger, consolidation, business combination or similar transaction involving any of the EarthLiquids Subsidiaries, the Division or EarthCare in respect of or affecting the EarthLiquids Subsidiaries or the Division.

         5.15 CONFIDENTIALITY. The Companies and Buyer agree that the terms and conditions of this Agreement are to remain confidential, and no party shall issue any press release, make any announcements to the public or otherwise disclose any terms or conditions hereof except (i) to the employees of the Companies, (ii) with the prior written consent of the other party, which shall not be unreasonably withheld, and (iii) to the extent required by the Exchange Act or other applicable laws require public disclosure. Any party making a disclosure shall undertake in good faith to limit the manner and extent of such disclosure, requiring to the extent practical that the person or entity to whom the disclosure is made maintain the confidentiality of the disclosed terms and conditions to the extent possible.

         5.16 WARN ACT. In the event that Buyer intends not to hire employees of the Companies who provide services relating to the Division which exceed the minimum number of employees who may be terminated without requiring notification pursuant to the WARN Act, then Buyer shall notify the Companies of such intended action no later than 60 days prior to the Closing Date. The Companies shall take all actions necessary to comply with the WARN Act, and discharge all of their respective obligations to employees resulting from any termination of employment of such employees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                       CONDITIONS TO CLOSING; TERMINATION

         6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by Buyer at its sole option:

             (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of EarthCare under the DGCL and EarthCare's Governing Documents, and, if necessary, by the requisite vote of the stockholders of each of the EarthLiquids Subsidiaries under its applicable law of incorporation and its Governing Documents.

             (b) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of the Companies contained in this Agreement that are qualified as to materiality shall be true and correct, and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. The Companies shall have performed in all respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them at or before the Closing.

             (c) LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect Buyer's ownership of the Purchased Assets or assumption of the Assumed Liabilities, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or any of the Other Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions.

             (d) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the Division or the Purchased Assets or assets of IPC Delaware, or the commercial relationships, prospects or financial condition of the Division.

             (e) COMPLIANCE WITH ENVIRONMENTAL LAWS. Buyer shall have obtained satisfactory assurances from the Companies that all matters relating to compliance with Environmental Laws by the Companies has been resolved, attended to or otherwise addressed so that the Companies with respect to the Division are in compliance with all applicable Environmental Laws prior to the Closing Date.

             (f) CLOSING CERTIFICATE. The Companies shall have delivered a certificate, dated the Closing Date, in such detail as Buyer shall reasonably request, certifying to the fulfillment of the conditions set forth in subparagraphs (b), (c), (d) and (e) of this Section 6.1. Such certificate shall constitute a representation and warranty of the Companies with regard to the matters therein for purposes of this Agreement.

             (g) NONCOMPETITION AGREEMENTS. Buyer shall have received executed noncompetition agreements from Donald F. Moorehead, Jr. and Harry M. Habets, in form and substance reasonably satisfactory to counsel for Buyer.

             (h) CLOSING DOCUMENTS. Buyer shall have received the other documents referred to in Section 6.3. All agreements, certificates, opinions and other documents delivered by the Companies to Buyer hereunder shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable professional judgment.

             (i) OTHER ASSESSMENTS AND REVIEWS. By the Closing Date, Buyer shall be satisfied with all matters relating to the Division, the Purchased Assets, the IPC Delaware Stock and the assets and Liabilities of IPC Delaware, including without limitation, (i) all contracts, agreements, warranties, leases, licenses, properties and Permits, (ii) all of the books and records of the Division and
(iii) the environmental condition of the Real Property.

             (j) ESTOPPEL CERTIFICATES. Buyer shall have received an estoppel certificate from the lessor of each leasehold estate included in the Real Property, in form and substance satisfactory to Buyer.

             (k) TITLE INSURANCE. Buyer shall have obtained for each parcel of Real Property owned by a Company a final marked commitment to issue to Buyer an owner's policy of title insurance, in a coverage amount equal to the fair market value of such Real Property, insuring good and marketable fee simple title to such Real Property, with mechanic's liens coverage and such endorsements as Buyer may have reasonably requested and with exceptions only for applicable standard printed exceptions (other than mechanic's and materialmen's liens and rights of possession) and Permitted Encumbrances.

             (l) OTHER DELIVERIES. Buyer shall have received from each Company with respect to the Real Property owned by such Company:

                 (i) surveys of such property that conform to the standards set forth in the ALTA/American Congress on Surveying and Mapping Minimum Standard Detail Requirements for Land Title Surveys that disclose no state of facts inconsistent with the representations and warranties of the Company set forth in
Section 3.15 hereof and that are otherwise acceptable to Buyer;

                 (ii) ALTA extended coverage statements/affidavits in form and substance satisfactory to Buyer's title insurer regarding title, mechanic's liens and such other customary matters as may be reasonably requested by Buyer or Buyer's title insurer; and

                 (iii) a certificate, duly executed and acknowledged by an officer of the Company under penalty of perjury, in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2)(iii), stating the name, address and federal tax identification number of the Company and stating that it is not a "foreign person" within the meaning of Section 1445 of the Code.

             (m) CONSENTS. The Companies shall have received the consents, approvals and actions of the Persons referred to in Section 3.4.

             (n) LOANS AND OTHER OBLIGATIONS. Except for customary trade accounts payable incurred in the ordinary course of business approved by Buyer and fully accrued on the Final Closing Balance Sheet, and except for the Companies' indebtedness to Bank of America, N.A. (who shall, as a condition of Closing release any and all of its Encumbrances upon the Purchased Assets at and as of the Closing), all third party indebtedness of the Companies relating to the Division, and any loans or obligations due to or from the Companies, shall be repaid in full or canceled by the Companies at or as of the Closing.

             (o) BOARD APPROVALS. Buyer shall have received approval for the transactions contemplated hereby from its Board of Directors and from the Board of Directors of its parent corporation, United States Filter Corporation. Buyer shall have obtained all necessary consents and approvals for this transaction.

             (p) CONTRACTS IN FORCE. Each of the Contracts shown on Schedule
3.13 shall be in full force and effect as of and on the Closing Date.

             (q) CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT. EarthCare, the Banks (as that term is defined in the Credit Agreement), Bank of America, N.A., as Administrative Agent, and Fleet National Bank, as Syndication Agent shall have entered into the Consent to Amended and Restated Credit Agreement in substantially the form of Exhibit B.

             (r) CONSENT OF DEBENTURES. Evidence of receipt of consent of the necessary number of holders of EarthCare's outstanding debentures.

         6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANIES. The obligation of the Companies to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by the Companies, at their sole option:

             (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Buyer shall have performed all of the covenants and complied in all respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

             (b) LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby.

             (c) CLOSING CERTIFICATE. Buyer shall have delivered a certificate, dated the Closing Date, in such detail as the Companies shall reasonably request, certifying to the fulfillment of the conditions set forth in subparagraphs (a) and (b) of this Section 6.2. Such certificate shall constitute a representation and warranty of Buyer with regard to the matters therein for purposes of this Agreement.

             (d) CLOSING DOCUMENTS. The Companies shall have received the other documents referred to in Section 6.4. All agreements, certificates, opinions and other documents delivered by Buyer to the Companies hereunder shall be in form and substance satisfactory to counsel for the Companies, in the exercise of such counsel's reasonable professional judgment.

         6.3 DELIVERIES AT THE CLOSING BY THE COMPANIES. The Companies shall deliver or cause to be delivered to Buyer at the Closing in form reasonably acceptable to the Buyer and the Companies:

             (a) Stock certificates evidencing the IPC Delaware Stock duly endorsed in negotiable form or accompanied by stock powers duly executed by the recent holders thereof, in blank, with all transfer taxes, if any, paid in full.

             (b) A bill of sale and instrument of assignment for the Purchased Assets duly executed by the Companies.

             (c) A general warranty deed to each parcel of Real Property included in the Purchased Assets duly executed by the appropriate Companies.

             (d) Assignments of all transferable or assignable licenses, Permits and warranties relating to the Purchased Assets and of any trademarks, trade names, patents, patent applications and other Intellectual Property duly executed by the Companies.

             (e) Title certificates to any motor vehicles included in the Purchased Assets, duly executed by the appropriate Companies (together with any other transfer forms necessary to transfer title to such vehicles).

             (f) Certificates of the appropriate public officials to the effect that each of the Companies is a validly existing corporation in good standing in its jurisdiction of incorporation and in each other jurisdiction in which it is qualified to do business, as of a date not more than ten (10) days prior to the Closing Date.

             (g) An incumbency and specimen signature certificate of each of the Companies, dated the Closing Date, signed by the officers of such Company and certified by its Secretary.

             (h) True and correct copies of (i) the Governing Documents (other than the bylaws) of each Company as of a date not more than ten (10) days prior to the Closing Date, certified by the Secretary of State of such Company's jurisdiction of incorporation and (ii) the bylaws of each Company as of the Closing Date, certified by the Secretary of such Company.

             (i) A certificate of the Secretary of each Company (i) setting forth all resolutions of the Board of Directors, and stockholders if necessary, of the Company, authorizing the execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby, and (ii) certifying that the Governing Documents of the Company, delivered pursuant to
Section 6.3(g), were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

             (j) The opinion of Becker & Poliakoff, P.A., legal counsel to the Companies, in substantially the form of Exhibit C.

             (k) Evidence of termination and release, effective at or prior to Closing, of the employment agreements with the following individuals: Dale Shinsky, Deborah Mullen and Mike Wolfe.

             (l) Estoppel certificates and assignments for the leased Real Property, duly executed and delivered.

             (m) Such other agreements and documents as Buyer may reasonably request.

         6.4 DELIVERIES AT THE CLOSING BY BUYER. Buyer shall deliver or cause to be delivered to the Companies at the Closing in form reasonably acceptable to the Buyer and the Companies:

             (a) The Purchase Price.

             (b) An Assumption Agreement with respect to the Assumed
Liabilities.

             (c) A Certificate of the appropriate public official to the effect that Buyer is a validly existing corporation in the State of Delaware as of a date not more than ten (10) days prior to the Closing Date.

             (d) True and correct copies of (i) the Governing Documents (other than the bylaws) of the Buyer as of a date not more than ten (10) days prior to the Closing Date, certified by the Secretary of State of the Buyer's jurisdiction of incorporation and (ii) the bylaws of the Buyer as of the Closing Date, certified by the Secretary of the Buyer.

             (e) A certificate of the Secretary or Assistant Secretary of the Buyer (i) setting forth all resolutions of the Board of Directors of the Buyer, authorizing the execution and delivery of this Agreement and the performance by the Buyer of the transactions contemplated hereby, and (ii) certifying that the Governing Documents of the Buyer, delivered pursuant to Section 6.4(d), were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

             (f) The legal opinion of Thomas Witt, legal counsel to Buyer, in substantially the form of Exhibit D.

             (g) Guaranty of United States Filter Corporation of the indemnification obligations of the Buyer contained in Article VII.

             (h) Such other agreements and documents as the Companies may reasonably request.

         6.5 TERMINATION.

             (a) TERMINATION. This Agreement may be terminated at any time prior to Closing by:

                 (i) mutual consent of Buyer and EarthCare;

                 (ii) Buyer, for any reason whatsoever and in its sole and absolute discretion, within seven (7) days after the delivery by the Companies to Buyer of all of the Schedules called for by the terms of this Agreement, within seven (7) days after the delivery by the Companies to Buyer of any Schedules modifying any previously submitted Schedules;

                 (iii) Buyer, if any of the conditions specified in Section 6.1 hereof shall not have been fulfilled by January 31, 2002 and shall not have been waived by Buyer, or at any time prior thereto if, in the reasonable opinion of Buyer, such conditions will not be fulfilled by such date; and

                 (iv) EarthCare, if any of the conditions specified in Section
6.2 hereof shall not have been fulfilled by January 31, 2002 and shall not have been waived by EarthCare.

         In the event of termination of this Agreement by either Buyer or EarthCare pursuant to clause (iii) or (iv) of the immediately preceding sentence, Buyer, on the one hand, and EarthCare, on the other hand, shall be liable to the other for any breach hereof by such party, which breach led to such termination, and the rights and obligations of the parties set forth in Sections 7.2, 7.3 and 8.1 shall survive such termination; provided, however, in the event this Agreement is terminated pursuant to clause (iii) or (iv) due to the fact the SEC is conducting a review of the Proxy Statement in such a manner as will prevent the Closing from occurring on or before January 31, 2002 shall not constitute a breach of this Agreement by either Buyer or the Companies. Buyer and EarthCare shall also be entitled to seek any other remedy to which such parties may be entitled at law or in equity in the event of such termination, which remedies shall include injunctive relief and specific performance. Notwithstanding the foregoing, in the event that this Agreement is terminated by a party hereto pursuant to clause (iii) or (iv) of the first sentence of this Section solely as a result of a breach by the other party hereto of a representation or warranty of such other party as of a date after the date of this Agreement, which breach could not have been reasonably anticipated by such other party and was beyond the reasonable control of such other party, then the remedy of the party terminating this Agreement shall be limited solely to recovery of all of such party's costs and expenses incurred in connection herewith.

             (b) CASUALTY DAMAGE. Notwithstanding anything else herein to the contrary, if on or prior to Closing, the Purchased Assets and/or assets of IPC Delaware (or any portion thereof) are damaged by fire or any other cause, for which the reasonable estimate of the immediate repair is more than $250,000, Buyer at its sole option, which may be exercised by written notice given to EarthCare within thirty (30) business days after Buyer's receipt of notice of such loss, may declare this Agreement null and void, or may close subject to reduction of the Purchase Price by the amount of any applicable insurance deductible paid by Buyer and assignment to Buyer of the proceeds from any insurance carried by the Companies covering such loss. If prior to Closing the Purchased Assets and/or assets of IPC Delaware (or any portion thereof) are damaged by fire or any other cause, for which the reasonable estimate of the immediate repair is $250,000 or less, such event shall not excuse Buyer from its obligations under this Agreement, but the Purchase Price shall be reduced by the amount of any applicable insurance deductible paid by Buyer and assignment to Buyer of the proceeds from any insurance carried by the Companies covering such loss. Nothing contained in this Section 6.5(b) shall be deemed to abrogate or limit in any manner any of the representations, warranties, covenants and agreements made by the Companies under this Agreement, nor any of Buyer's remedies with respect to the breach of any such representations, warranties, covenants or agreements by the Companies.

                                  ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing. The representations and warranties set forth in Articles III and IV are cumulative, and any limitation or qualification set forth in any one representation and warranty herein shall not limit or qualify any other representation and warranty herein. Except for fraud and equitable relief and except as otherwise specifically set forth in this Agreement, the provisions of this Article VII provide the exclusive remedies of a party for indemnification for a breach of a representation or warranty or covenant or agreement contained in this Agreement.

         7.2 INDEMNIFICATION BY THE COMPANIES. Notwithstanding any term in this Agreement to the contrary, the Companies shall indemnify, defend, save and hold harmless Buyer and its officers, directors, employees, agents and Affiliates (collectively, "BUYER INDEMNITEES") from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious; collectively, "BUYER DAMAGES") asserted against, imposed upon, resulting to, required to be paid or incurred by any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for:

                 (i) a breach of any representation or warranty made by a Company in this Agreement, in any certificate or document furnished pursuant hereto by a Company or in any

Other Agreement to which a Company is or is to become a party; provided, however, notwithstanding any other language to the contrary contained in this Agreement, in any certificate or document furnished pursuant hereto by a Company or in any Other Agreement to which a Company is or is to become a party, for purposes of determining whether a breach of a representation or warranty in this Agreement, in any certificate or document furnished pursuant hereto by a Company or in any Other Agreement to which a Company is or is to become a party has occurred, such representations and warranties shall be read to disregard all materiality and Knowledge qualifiers contained therein and all limitations relating to the period of ownership of any assets by any Company;

                 (ii) a breach or nonfulfillment of any covenant or agreement made by a Company in or pursuant to this Agreement or in any Other Agreement to which a Company is or is to become a party;

                 (iii) any Retained Liability;

                 (iv) noncompliance with or a violation of and any Buyer Damages with respect to Environmental Laws;

                 (v) any Liability under any warranty (express or implied), guarantee or other similar promise, or any contract or agreement given, issued, made or entered into by a Company on or before the Closing Date, or implied with respect to any such warranty, guarantee, contract or agreement; and

                 (vi) other than Assumed Liabilities, any Liability of EarthCare or any of the EarthLiquids Subsidiaries existing on the Closing Date or arising out of any transaction entered into prior to the Closing Date.

         7.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, save and hold harmless the Companies and their respective agents, representatives, successors and permitted assigns (collectively, "COMPANY INDEMNITEES") from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, actions, etc., of third parties are meritorious; collectively, "COMPANY DAMAGES") asserted against, imposed upon, resulting to, required to be paid or incurred by any Company Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for:

                 (i) a breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document furnished pursuant hereto by Buyer or in any Other Agreement to which Buyer is a party;

                 (ii) a breach or nonfulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement or in any Other Agreement to which Buyer is a party; and

                 (iii) any Assumed Liability.

         7.4 LIMITATION OF LIABILITY. Notwithstanding the foregoing, the indemnification obligations of the parties pursuant to this Article VII shall be subject to the following limitations:

             (a) THRESHOLD. No indemnification shall be made under clause (i) of
Section 7.2 or clause (i) of Section 7.3 until Damages in the aggregate reach $110,000, in which event Buyer, or the Companies, as applicable, shall be entitled to the full amount of such Damages, subject to Section 7.4(b) and the exceptions thereto.

             (b) CEILING. No indemnification shall be made under clause (i) of
Section 7.2 or clause (i) of Section 7.3 to the extent that Damages exceed seventy percent (70%) of the Purchase Price and the amount of all Contingent Payments paid pursuant to Section 2.11.

             (c) TIME PERIOD. An Indemnifying Party shall be obligated to indemnify an Indemnified Party with respect to any claim for Damages as follows:

                 (i) by virtue of clause (i) of Section 7.2 or clause (i) of
Section 7.3 only for those Damages as to which the Indemnified Party has given the Indemnifying Party written notice thereof within 18 months after the Closing Date;

                 (ii) by virtue of a breach of any representation or warranty relating to those matters governed by Sections 3.8 or 3.21, the liability of the Companies shall be limited to Buyer Damages as to which such written notice shall have been given within the period of the applicable federal and state statutes of limitations related to such matters;

                 (iii) by virtue of a breach of any representation or warranty relating to those matters governed by Section 3.22 or under clause (iv) of
Section 7.2, the liability shall be limited to Buyer Damages as to which such written notice shall have been given within seven (7) years after the Closing Date;

                 (iv) by virtue of fraud, liability shall be limited as to the period of the applicable statute of limitations;

                 (v) by virtue of the breach of any representation or warranty contained in Article III herein if such representation or warranty was made with actual knowledge that it contained an untrue statement of fact or omitted to state a fact necessary to make the statements of facts contained therein not misleading, the liability of the Companies shall not be limited as to time; and

                 (vi) by virtue of the breach of any representation or warranty relating to those matters governed by Sections 3.1, 3.2, 3.11 (as to title),
3.15 (as to title), 3.20 (as to title) or 3.25, the liability of the Companies shall not be limited as to time.

             (d) FRAUD; INTENTIONAL MISREPRESENTATION. The limitations set forth in Section 7.4(a) and (b) shall not apply to Damages arising out of (i) fraud,
(ii) the breach of any representation or warranty contained herein or pursuant hereto if such representation or warranty was made with actual knowledge that it contained an untrue statement of a fact or omitted to state a fact necessary to make the statements of facts contained therein not misleading, (iii) negligent misrepresentation or (iv) the breach by a Company of the representations and warranties set out in Sections 3.1, 3.2, 3.8, 3.11 (as to title), 3.13, 3.15 (as to title), 3.20 (as to title), 3.21, 3.22 or 3.25.

         7.5 NOTICE OF CLAIMS. If any Buyer Indemnitee or Company Indemnitee (an "INDEMNIFIED PARTY") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this Article VII, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "INDEMNIFYING PARTY") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which an Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this
Article VII or otherwise except to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnifying Party. In the event Buyer makes a claim with respect to the uncollectability of any Receivable pursuant to a breach of a representation or warranty contained in Section 3.10, then upon payment of such claim, Buyer shall turn over such uncollected receivable to EarthCare.

         7.6 THIRD PARTY CLAIMS. The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit that it agrees in writing is subject in full to indemnification pursuant to the terms of this Article VII, and the Indemnifying Party may compromise or settle the same; provided, that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party undertakes to conduct and control the conduct and settlement of such action or suit, (i) the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; (ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; and (iii) the Indemnifying Party shall not consent to any settlement for any amount greater than the total amount that would be available to the Indemnified Party pursuant to a valid claim for indemnification under the terms of this Agreement. To the extent the Indemnifying Party does not agree in writing to conduct or control the conduct and defense of any third party claim, action or suit within a reasonable period of time following receipt of notice thereof or in any event within five (5) days after receipt of such notice, and the Indemnified Party defends against or otherwise conducts such action, suit or claim, the Indemnified Party may retain counsel and control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand. The costs of the Indemnified Party in undertaking such actions shall be included in the indemnification obligation of the Indemnifying Party.

         7.7 SECURITY DEPOSIT.

             (a) DELIVERY, GENERALLY. In order to secure the obligations of the Companies under this Agreement, including those set forth in Section 7.2, as well as payment of any Post-Closing Purchase Price Adjustment (in the event payment is not received pursuant to Article II) and any other obligations of the Companies under this Agreement, Buyer shall be entitled to retain as a security deposit (the "SECURITY DEPOSIT") for the benefit of the Buyer Indemnitees a portion of the Purchase Price in an amount equal to $3,800,000 (the "SECURITY ACCOUNT"), subject to the provisions of a mutually acceptable agreement (the "SECURITY AGREEMENT") between Buyer and EarthCare, for the period of time described in the Security Agreement.

             (b) INTEREST. Interest shall accrue on the amounts held in the Security Account at the rate of 2.25% per annum. All interest accruing on the amounts held in the Security Account shall be paid to the party receiving the funds, in the proportion the amount received bears to the total amount of the Security Deposit. Upon distribution of such funds in accordance with this Agreement and/or the Security Agreement, any taxes due or payable with respect to such interest or earnings shall be paid by the party receiving such funds.

             (c) PAYMENT. Without limiting the obligations of the Companies hereunder, all indemnification payments under this Article VII shall be made first by distributions from the Security Account, and any indemnification payments under this Article VII not covered by the Security Account shall be made promptly in cash or by wire transfer of immediately available funds.

         7.8 APPOINTMENT OF REPRESENTATIVE. William W. Solomon, Jr. has been appointed by the Companies as their representative (the "REPRESENTATIVE") under this Agreement and the Security Agreement, and in such capacity, the Representative shall have the authority to take all actions and make the decisions required to be made by the Companies hereunder and pursuant to the provisions of the Security Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 COSTS AND EXPENSES. Subject to Sections 8.10 and 8.12, Buyer, and the Companies shall each pay their respective expenses, brokers' fees and commissions incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement. All transfer taxes incurred as a result of the transfer of the Purchased Assets and the IPC Delaware Stock shall be paid by the Buyer.

         8.2 PRORATION OF EXPENSES. All accrued expenses associated with the Real Property included in the Purchased Assets or owned by IPC Delaware, such as electricity, gas, water, sewer, telephone, property taxes, security services and similar items, shall be prorated between Buyer and the Companies as of the Closing Date. Buyer and the Companies shall settle such amounts promptly following Closing.

         8.3 FURTHER ASSURANCES. The Companies shall, at any time and from time to time on and after the Closing Date, upon request by Buyer and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Purchased Assets and IPC Delaware Stock to Buyer.

         8.4 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid; (ii) upon delivery, if sent by hand delivery; (iii) upon delivery, if sent by prepaid courier, with a record of receipt; or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

               (i)      if to Buyer, to:
                        U.S. Filter Recovery Services (Mid-Atlantic), Inc.
                      c/o United States Filter Corporation
                        55 Shuman Boulevard
                        Naperville, Illinois 60563
                        Attention: General Counsel
                        Telecopy: (630) 717-4594

                        with a required copy to (which shall not constitute notice):

                         Sutherland Asbill & Brennan LLP
                        999 Peachtree Street, N.E.
                        Atlanta, Georgia 30309
                        Attention: Mark D. Wasserman
                        Telecopy: (404) 853-8806


               (ii)     if to any of the Companies, to:
                        EarthCare Company
                        14901 Quorum Drive, Suite 200
                        Dallas, Texas 75254-6717
                        Attention:  William W. Solomon, Jr.
                        Telecopy:  (972) 858-6024
                        with a required copy to (which shall not constitute notice):

                        Becker & Poliakoff, P.A.
                        401 East Jackson Street
                        Suite 2400
                        Tampa, Florida 33602
                        Attention:  Clifford J. Hunt
                        Telecopy: (813) 222-7519

Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice to the other party hereto in conformity with the foregoing.

         8.5 OFFSET; ASSIGNMENT; GOVERNING LAW. Buyer shall be entitled to offset against or recoup from any amounts due from Buyer to a Company hereunder or under any Other Agreement (other than amounts owing by Buyer pursuant to an employment agreement) any obligations of a Company to Buyer hereunder or under any Other Agreement. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer may make assignments to any Affiliate of Buyer. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law doctrines.

         8.6 AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

         8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Schedules and Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of Sections 7.2 and 7.3 relating to Buyer Indemnitees and Company Indemnitees.

         8.8 SEVERABILITY. Subject to the provisions of Section 5.10, if any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         8.9 GOOD FAITH EFFORTS TO SETTLE DISPUTES; MEDIATION. Subject to the provisions of Article II, Buyer and the Companies agree that, prior to commencing any litigation against any party hereto concerning any matter with respect to which a dispute exists in connection with this Agreement or any Other Agreement (including, without limitation, any matter with respect to which a party intends to claim a right of indemnification under Article VII), representatives of such parties having requisite authority shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute. In the event that the parties are unable to resolve the matter or matters in dispute amicably within thirty (30) days after giving notice of the dispute to the other parties, the parties shall submit all matters still in dispute to mediation by a mediator at a venue chosen by the parties. If the venue for mediation is not chosen within forty (40) days after delivery of the notice of dispute, the mediation shall be held in Dallas, Texas. If the mediator is not selected within forty (40) days after delivery of the notice of dispute, the mediator shall be chosen by the American Arbitration Association ("AAA") of the applicable venue, and the mediator to be appointed by the AAA shall be a lawyer, judge or retired judge who has conducted at least three commercial mediations in the preceding three (3) year period and who has practiced law or presided over at least three (3) cases or mediations in the area of mergers and acquisitions. The mediation shall be conducted under such procedures as the parties may agree, or, failing such agreement, under the Commercial Mediation Rules of the AAA. All costs and expenses of mediation shall be paid by the party incurring such costs and expenses and the costs and expenses of the mediator shall be equally split by EarthCare and the Buyer. The limitations set forth in this Section 8.9 shall not impair or affect the rights of any of the parties to seek in any forum non-monetary equitable relief, including (without limitation) specific performance or injunctive relief, to redress any default or breach of this Agreement or any breach of a representation, warranty, covenant or agreement herein or in any Other Agreement executed in connection herewith and shall not limit or affect the rights of any of the parties to seek redress in any forum for any Damages arising out of fraud by any other party hereto.

         8.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.

         8.11 ATTORNEYS' FEES. If either party commences or is made a party to an action or proceeding to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party all attorneys' fees, costs and expenses incurred in connection with such action or proceeding or any appeal or enforcement of any judgment obtained in such action or proceeding.

         8.12 BULK SALES. The parties hereto waive compliance with the provisions of any bulk sales law applicable to the transactions contemplated hereby, and, notwithstanding any provision in this Agreement to the contrary, the Companies hereby agree to hold Buyer harmless from and against all claims asserted against the Purchased Assets or Buyer pursuant to such bulk sales laws.



                     [Signatures are on the following page.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                          BUYER:

                          U.S. FILTER RECOVERY SERVICES
                          (MID-ATLANTIC), INC.


                          By:___________________________________________________
                              Name: Michael Togneri
                                Title: President



                          By:___________________________________________________
                                   William W. Solomon, Jr.
                                   Vice President and Chief Financial Officer of EarthCare Company, EarthLiquids Company, Magnum Environmental Services, Inc., Magnum World Enterprises, Inc., Director of Magnum Property Development Corporation, Director of Magnum Property Development Corporation, the General Partner of Magnum Northeast Properties, Ltd., Director of Magnum Property Development Corporation, the General Partner of Magnum West Coast Properties, Ltd., Director of Magnum Property Development Corporation, the General Partner of Magnum East Coast Properties, Ltd., Vice President and Chief Financial Officer of International Petroleum Corporation, International
                                   Petroleum Corporation of Maryland,
                                   International Petroleum Corporation of
                                   Louisiana, International Petroleum
                                   Corporation of Delaware, International
                                   Petroleum Corporation of Georgia,
                                   International Petroleum Corporation of
                                   Lafayette, International Petroleum
                                   Corporation of Pennsylvania, and
                                   International Environmental Services, Inc.

                                     ANNEX B

                 FAIRNESS OPINION FROM WM. H. MURPHY & CO., INC.

                     [WM. H. MURPHY & CO., INC. LETTERHEAD]

January 2, 2002

The Special Committee of the
Board of Directors of EarthCare Company
14901 Quorum Drive, Suite 200
Dallas, Texas 75254

To the Special Committee:

         Wm. H. Murphy & Co., Inc. ("Murphy") understands that U.S. Filter Recovery Services (Mid-Atlantic), Inc. (the "Offerer"), intends to make an offer (the "Offer") to acquire from EarthCare Company ("EarthCare") the assets (with certain exceptions) of its EarthLiquids division ("EarthLiquids") and the issued and outstanding shares of capital stock of International Petroleum Corporation of Delaware for an aggregate purchase price equal to $35,000,000.00 (the "Purchase Price") in cash plus potential contingent payments totaling up to $5 million dollars in years 2002-2004, pursuant to the terms of a stock and asset purchase agreement. In addition IPC Delaware, a Delaware corporation and wholly owned subsidiary of EarthCare, will buy a hedge for the estimated oil to be sold next year by EarthLiquids, which is expected to cost approximately $3 million and will be transferred to the Offerer as part of the sale transaction. In order to elicit consent from certain bridge loan lenders, EarthCare will agree to issue warrants for 300,000 shares of common stock at $0.0001 (par value of EarthCare's common stock) to Sanders Morris Harris and issue 500,000 shares of common stock at par value and pay a fee of $25,000 to Sagemark Capital, each upon closing of the sale of EarthCare's Solid Waste division. In addition, EarthCare will agree to file a registration statement by March 31, 2001 for the shares underlying the Sagemark bridge loan and earlier warrant and for the shares issued to Sagemark upon the closing of the sale of EarthCare's Solid Waste division.

         Pursuant to the terms of an engagement letter dated August 1, 2001, a special committee (the "Special Committee") of the Board of Directors (the "Board of Directors") of EarthCare retained the services of Murphy to render an opinion as to the fairness, from a financial point of view, of the Offer.

Credentials

         Murphy is an independent American investment broker dealer, member NASD and SIPC, whose business includes corporate finance, mergers and acquisitions, equity, fixed income sales and investment banking. As part of our investment banking business, we engage in the valuation of businesses and securities. This engagement and the scope of services to be rendered have been approved by the directors of Murphy, each of whom is experienced in merger, acquisition, divestiture, valuation, and fairness opinion matters.

Scope of Review

         In connection with this opinion, we reviewed and relied upon, among other things, the following:

(i) Drafts of the Stock and Asset Purchase Agreement between EarthCare, certain wholly owned subsidiaries of EarthCare, and the Offerer dated July 31, 2001, August 22, 2001, September 28, 2001, October 5, 2001,
         and December 28, 2001, along with comments to each draft made by the Chief Financial Officer of EarthCare;

(ii) EarthCare's publicly available regulatory filings, including audited financial statements for the fiscal years ended December 31, 1998 through December 31, 2000 and quarterly unaudited financial statements for the first quarter ending March 31, 2001, the second quarter ending June 30, 2001 and the third quarter ending September 30, 2001;

(iii) EarthCare's unaudited financial information relating to the ten months ended October 31, 2001;

(iv) Details of EarthCare's options outstanding to executives, directors, employees and others including a detailed option summary as of December 31, 2000;

(v) EarthCare's corporate income tax returns for the years 1998 through 2000;

(vi) Information relating to EarthCare's debt financing from Bank of America and Fleet Bank;

(vii)    EarthCare's employment agreements as appropriate;

(viii) Review of Correspondence between EarthCare's outside counsel relating to outstanding litigation matters as appropriate;

(ix) EarthCare's accounts receivable aging, inventory aging summary, and non-saleable inventory as of December 31, 2000 and nine months ending September 30, 2001;

(x) Information relating to EarthCare's margins and profitability for the year ended December 31, 2000 and nine months ending September 30, 2001;

(xi) EarthLiquids budgets, prepared by management, for the year ended December 31, 2001;

(xii) Strategic plan for EarthLiquids prepared by EarthCare's senior management;

(xiii)   Existing valuation analysis of the EarthLiquids division;

(xiv) Discussions with the Special Committee and EarthCare's senior management;

(xv) Certificate from senior officers at EarthCare attesting to the accuracy and completeness of information provided to Murphy;

(xvi) EarthCare's Consent Solicitation for Solicitation of Consents Relating to Its 12% Subordinated Notes Due March 30, 2008 and the attachments thereto;

(xvii) EarthCare's Consent Solicitation for the Solicitation of Consents Relating to Its 10% Convertible Subordinated Debentures due October 31, 2006 and the attachments thereto;

(xviii) Draft of First Amendment to Convertible Loan Agreement and Waiver and Consent to be entered into among EarthCare, Earth Resource Management, Inc., Earth Resource Management of South Florida, Inc., EarthCare Acquisition Sub, Inc., Sagemark Capital, L.P. and, for the purposes set forth therein, Donald F. Moorehead, Jr. and General Waste Corporation;

(xix) Draft of First Amendment to Letter Loan Agreement and Waiver and Consent to be entered into among EarthCare, Earth Resource Management of South Florida, Inc., EarthCare Acquisition Sub, Inc., Don A. Sanders, the Estate of John E. Drury, Katherine U. Sanders, the Sanders Opportunity Fund, L.P., the Sanders Opportunity Fund (Institutional), L.P., and Don Weir and, for the purposes set forth therein, Earth Resource Management, Inc., Donald F. Moorehead, Jr. and General Waste Corporation; and

(xx) Such other information, discussions, or analyses as we consider appropriate in the circumstances.

Assumptions and Limitations

         We have relied upon and assumed the completeness, accuracy and fair representation of all financial and other information, data, advice, opinions and representations obtained by us from public sources or information provided to us by EarthCare or otherwise pursuant to our review. We have relied as to all legal, accounting, and tax matters with respect to this offer on legal counsel, accountants and other financial advisors of EarthCare. We did not attempt to independently verify the accuracy or completeness of any such information, data, advice, opinions and representations.

         Murphy's opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of the period of the engagement and the conditions and prospects, financial and otherwise, of EarthCare and EarthLiquids as they were represented to Murphy in our discussions with management of EarthCare.

         In connection with our analysis, we made assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved with the Offer. We believe these assumptions to be reasonable with respect to EarthCare and the industry in which it operates.

         In our analysis we have allocated no value to any potential contingent payments and have also deducted the $3.8 million security deposit to be held back from the purchase price by the Offerer as security for EarthCare's obligations under the stock and asset purchase agreement.

         We believe that our opinion must be considered as a whole and that selecting portions, without considering all factors and analyses together, could create a misleading view of the process underlying the opinion rendered, and is not necessarily susceptible to partial analyses or summary descriptions. Any attempt to do so could lead to undue emphasis on any particular factor.

         Our opinion is provided for the use of the Special Committee and the Board of Directors in connection with and for purposes of their respective evaluations of the Offer and other than as provided herein may not be disclosed, referred to or communicated to other persons, without our express prior written consent. Murphy consents to the inclusion of this written opinion in its entirety and any references to such written opinion in any prospectus, proxy statement, information circular or solicitation/recommendation statement, as the case may be, required to be filed with the Securities and

Exchange Commission and distributed to EarthCare's stockholders in connection with the Offer so long as such inclusion or reference is in form and substance reasonably acceptable to us and our counsel.


Methodology

         We used a variety of financial and comparative reviews, including those described below. We did not attribute any particular weight to any specific review or factor considered, but rather made qualitative judgments based on our experience in rendering such opinions and on the circumstances and information as a whole.

         In assessing the Offer, as to whether the consideration to be offered (the "Offer Value") is fair from a financial point of view, we:

         (i) compared the Offer Value to the historical market prices for the other businesses;

         (ii) compared the Offer Value to the value implied by analyses of comparable companies and comparable transactions;

         (iii) compared the Offer Value to the value implied by discounted cash flow analyses;

         (iv) reviewed with EarthCare management the likelihood of a party, other than the Offerer, being interested in acquiring EarthLiquids on terms more favorable than those of the Offer; and

         (v) considered any factors or analyses that we judged, based on our experience, to be relevant.

         Our opinion is limited to the fairness, from a financial point of view, of this Offer. We render no opinion as to the merits of the business decision of EarthCare to sell those assets.

         We have acted as financial advisor to the Special Committee in connection with this Offer. We will receive a fee for our services, including delivery of this opinion; furthermore, EarthCare has agreed to indemnify us for certain liabilities arising out of our engagement.

CONCLUSION

         Based upon, and subject to the foregoing, it is our opinion that, as of the date hereof, the Offer is fair, from a financial point of view, to EarthCare and to its stockholders.


                                       Yours Very Truly,

                                       WM. H. MURPHY & CO., INC.

                                       /s/    William H. Murphy
                                       ---------------------------------
                                       By:  William H. Murphy, President

                                EARTHCARE COMPANY

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY __, 2002

         The undersigned hereby appoints Donald F. Moorehead, Jr. and William W. Solomon, Jr. and each of them, with full power of substitution and resubstitution, as proxies for and in the name of the undersigned, to vote all shares of Common Stock of EarthCare Company ("EarthCare") that the undersigned would be entitled to vote if personally present at the special meeting of Stockholders to be held on February __, 2002, at 10:00 a.m., local time, at EarthCare's offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75254, or at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof.

         THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSAL LISTED BELOW, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREFOR.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

         THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                           (continued on reverse side)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL LISTED BELOW.

         1. To approve the sale of our EarthLiquids division to USFilter Recovery Services (Mid-Atlantic), Inc. pursuant to the stock and asset purchase agreement and the related documents:


                  [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

         2. To amend the EarthCare Certificate of Incorporation to increase the number of authorized shares of common stock that EarthCare has authorization to issue from 70 million to 200 million:


                  [ ] FOR        [ ] AGAINST     [ ] ABSTAIN

                                       Date:______________________ , 2002


                                       -----------------------------------------
                                                      (Signature)


                                       -----------------------------------------
                                               (Signature if held jointly)


                                       -----------------------------------------
                                          (Title or Authority, if applicable)

                                       Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ON FEBRUARY __, 2002. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


                                      P-2